FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207340-01

May 22, 2017*

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$958,985,038

(Approximate Total Mortgage Pool Balance)

$846,304,000

(Approximate Offered Certificates)

UBS 2017-C1

UBS Commercial Mortgage Securitization Corp.
Depositor

UBS AG
Rialto Mortgage Finance, LLC
Natixis Real Estate Capital LLC
Wells Fargo Bank, National Association
Société Générale
CIBC Inc.
Sponsors and Mortgage Loan Sellers

UBS Securities LLC | **Société Générale** | **Wells Fargo Securities**

Co-Lead Managers and Joint Bookrunners

Natixis Securities Americas | **Academy Securities** | **CIBC World Markets**

Co-Managers

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-207340) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-877-713-1030 (8 a.m. – 5 p.m. EST). The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis.

May 22, 2017* FREE WRITING PROSPECTUS STRUCTURAL AND COLLATERAL TERM SHEET $958,985,038 * Reflects updated expected ratings on the Class A-S and Class B Certificates

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of UBS Securities LLC, Wells Fargo Securities, LLC, SG Americas Securities, LLC, Natixis Securities Americas LLC, CIBC World Markets Corp. or Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The certificates described herein are not suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the certificates. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this free writing prospectus.

This free writing prospectus is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this free writing prospectus may not pertain to any securities that will actually be sold. The information contained in this free writing prospectus may be based on assumptions regarding market conditions and other matters as reflected in this free writing prospectus. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this free writing prospectus should not be relied upon for such purposes. The Underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this free writing prospectus may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this free writing prospectus or derivatives thereof (including options). Information contained in this free writing prospectus is current as of the date appearing on this free writing prospectus only. None of UBS Securities LLC, Wells Fargo Securities,

LLC, SG Americas Securities, LLC, Natixis Securities Americas LLC, CIBC World Markets Corp. or Academy Securities, Inc., provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

UBS 2017-C1

Capitalized terms used but not defined herein have the meanings assigned to them in the preliminary prospectus expected to be dated May 22, 2017, relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	UBS Securities LLC SG Americas Securities, LLC Wells Fargo Securities, LLC
Co-Managers:	Academy Securities, Inc. CIBC World Markets Corp. Natixis Securities Americas LLC
Mortgage Loan Sellers:	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) (32.5%), Rialto Mortgage Finance, LLC (“RMF”) (15.5%), Natixis Real Estate Capital LLC (“NREC”) (14.5%), Wells Fargo Bank, National Association (“WFB”) (14.3%), Société Générale (“SG”) (11.8%), and CIBC Inc. (“CIBC”) (11.4%)
Master Servicer:	Wells Fargo Bank, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Special Servicer:	CWCapital Asset Management LLC (with respect to all Mortgage Loans and related Serviced Companion Loans other than the Save Mart Portfolio whole loan) and AEGON USA Realty Advisors, LLC (solely with respect to the Save Mart Portfolio whole loan)
Trustee:	Wilmington Trust, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.
U.S. Credit Risk Retention:

UBS AG is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirement through the purchase by NRFC Income Opportunity Securities Holdings, LLC, as a third party purchaser (as defined in Regulation RR), from the initial purchasers, on the Closing Date, of an “eligible horizontal residual interest”. The aggregate estimated fair value of the “eligible horizontal residual interest” will equal at least 5% of the estimated fair value of all of the Certificates issued by the issuing entity.

The pooling and servicing agreement will include the required provisions applicable to an operating advisor necessary for the securitization to comply with the credit risk retention rules utilizing the “third party purchaser” option. See “Operating Advisor” below.

For additional information, see “Credit Risk Retention” below.

EU Credit Risk Retention	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Determination Date:	The 11th day of each month, or if such 11th day is not a business day, the succeeding business day, commencing in July 2017.
Distribution Date:	4th business day following the Determination Date in each month, commencing in July 2017.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in June 2017 (or, in the case of any mortgage loan that has its first due date after June 2017, the date that would have been its due date in June 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date:	On or about June 12, 2017
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	June 2050
Minimum Denominations:	$10,000 (or $1,000,000 with respect to the Class X-A, Class X-B and Class X-D Certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1.0%

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C1

TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance(1)
UBS AG	17	60	$311,792,500	32.5%
Rialto Mortgage Finance, LLC	12	18	148,172,031	15.5
Natixis Real Estate Capital LLC	10	10	138,914,088	14.5
Wells Fargo Bank, National Association	10	20	137,388,674	14.3
Société Générale	8	8	113,306,926	11.8
CIBC Inc.	10	18	109,410,818	11.4
Total:	67	134	$958,985,038	100.0%

Pooled Collateral Facts:
Initial Outstanding Pool Balance:	$958,985,038
Number of Mortgage Loans:	67
Number of Mortgaged Properties:	134
Average Mortgage Loan Cut-off Date Balance:	$14,313,210
Average Mortgaged Property Cut-off Date Balance:	$7,156,605
Weighted Average Mortgage Rate:	4.858%
Weighted Average Mortgage Loan Original Term to Maturity Date (months):	117
Weighted Average Mortgage Loan Remaining Term to Maturity Date (months):	115
Weighted Average Mortgage Loan Seasoning (months):	2
% of Mortgaged Properties Leased to a Single Tenant:	26.9%
% of Mortgaged Properties Leased to a Single Tenant Excluding Portfolio(2):	18.6%
Credit Statistics(3):
Weighted Average Mortgage Loan U/W NCF DSCR(4):	1.91x
Weighted Average Mortgage Loan Cut-off Date LTV(5):	57.4%
Weighted Average Mortgage Loan Maturity Date LTV(5):	50.3%
Weighted Average U/W NOI Debt Yield:	11.9%
Amortization Overview:
% Mortgage Loans with Amortization through Maturity Date:	43.7%
% Mortgage Loans which pay Interest Only through Maturity Date:	29.0%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date:	27.4%
Weighted Average Remaining Amortization Term (months)(6):	351
Loan Structural Features:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	100.0%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(7):	95.8%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	100.0%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(8):	92.6%
% Mortgage Loans with Upfront Engineering Reserves:	53.5%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	58.3%
% Mortgage Loans with In Place Hard Lockboxes:	47.5%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:	90.9%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:	74.7%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Only After a Lockout Period and Prior to an Open Period:	21.8%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge or Defeasance After a Lockout Period and Prior to an Open Period:	3.5%

Please see footnotes on following page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C1

TRANSACTION HIGHLIGHTS

(1)	Unless otherwise indicated, all references to “% of Outstanding Pool Balance” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to June 2017.

(2)	Excludes mortgage loans secured by multiple properties leased to the same tenant.

(3)	With respect to the Save Mart Portfolio Mortgage Loan, the Moffett Place Google Mortgage Loan, the Apple Sunnyvale Mortgage Loan, the 75 Broad Street Mortgage Loan, the One West 34th Street Mortgage Loan, the Baypoint Commerce Center Mortgage Loan, the Art Van Portfolio Mortgage Loan, the Atlanta and Anchorage Hotel Portfolio Mortgage Loan, the Concorde Portfolio Mortgage Loan, the Lormax Stern Retail Development – Roseville Mortgage Loan and the Sheraton Hotel Greensboro Mortgage Loan, the LTV, DSCR and Debt Yield calculations include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(4)	With respect to the Moffett Place Google Mortgage Loan, the U/W NCF DSCR is calculated based on the aggregate debt service of the 12-month period commencing February 2022 of the respective mortgage loan and the related pari passu companion loans as set forth in the respective non-standard amortization schedule set forth in Annex F to the Preliminary Prospectus.

(5)	With respect to the Moffett Place Google Mortgage Loan, the Cut-off Date LTV and Maturity Date LTV have in certain cases been calculated based on the “As-Stabilized” value. With respect to the Plaza at Milford Mortgage Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio have in certain cases been calculated based on the Mortgage Loan balance net of a holdback reserve in the amount of $3,325,596. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio calculated on the entire Mortgage Loan balance is 57.7% and 57.7%, respectively. For additional information, see “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus and the footnotes to Annex A-1 in the Preliminary Prospectus.

(6)	Excludes mortgage loans that are interest only for the full loan term.

(7)	Includes FF&E Reserves.

(8)	Represents the percent of the allocated aggregate principal balance of the mortgage pool as of the Cut-off Date of retail, office, industrial and mixed use properties only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C1
STRUCTURE OVERVIEW

OFFERED CERTIFICATES

Class(1)	Ratings(2) (Fitch/KBRA/Moody’s)	Initial Certificate Principal Balance or Notional Amount(3)		Initial Subordination Levels	Expected Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
Class A-1	AAAsf / AAA(sf) / Aaa(sf)	$40,505,000		30.000%(7)	2.63	1 - 56	40.2%	17.0%
Class A-2	AAAsf / AAA(sf) / Aaa(sf)	$46,665,000		30.000%(7)	4.78	56 -58	40.2%	17.0%
Class A-SB	AAAsf / AAA(sf) / Aaa(sf)	$52,548,000		30.000%(7)	6.95	58 - 106	40.2%	17.0%
Class A-3	AAAsf / AAA(sf) / Aaa(sf)	$235,000,000		30.000%(7)	9.66	106 - 118	40.2%	17.0%
Class A-4	AAAsf / AAA(sf) / Aaa(sf)	$296,571,000		30.000%(7)	9.86	118 - 119	40.2%	17.0%
Class X-A(8)	AAAsf / AAA(sf) / Aaa(sf)	$671,289,000	(9)	N/A	N/A	N/A	N/A	N/A
Class X-B(8)	A-sf / AAA(sf) / NR	$175,015,000	(9)	N/A	N/A	N/A	N/A	N/A
Class A-S	AAAsf / AAA(sf) / Aa2(sf)	$95,899,000		20.000%	9.93	119 - 119	45.9%	14.9%
Class B	AA-sf / AA(sf) / A2(sf)	$45,551,000		15.250%	9.93	119 - 119	48.6%	14.0%
Class C	A-sf / A(sf) / NR	$33,565,000		11.750%	9.99	119 - 120	50.7%	13.5%

NON-OFFERED CERTIFICATES(10)

Class(1)	Ratings(2) (Fitch/KBRA/Moody’s)	Initial Certificate Principal Balance or Notional Amount(3)		Initial Subordination Levels	Expected Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
Class X-D(8)	BBB+sf / AAA(sf) / NR	$10,069,000	(9)	N/A	N/A	N/A	N/A	N/A
Class D	BBB+sf / A-(sf) / NR	$10,069,000	(11)	10.700%	10.01	120 - 120	51.3%	13.3%
Class D-RR	BBB-sf / BBB-(sf) / NR	$40,278,000	(11)	6.500%	10.01	120 - 120	53.7%	12.7%
Class E-RR	BB-sf / BB(sf) / NR	$19,179,000		4.500%	10.01	120 - 120	54.8%	12.5%
Class F-RR	B-sf / B(sf) / NR	$9,590,000		3.500%	10.01	120 - 120	55.4%	12.3%
Class NR-RR	NR / NR / NR	$33,565,038		0.000%	10.01	120 - 120	57.4%	11.9%

Please see footnotes on following page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C1
STRUCTURE OVERVIEW

(1)	The per annum pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates will equal one of: (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (30-day months) less a specified percentage, which percentage may be zero.

(2)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus. Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(3)	Approximate; subject to a permitted variance of plus or minus 5% on the Closing Date. In addition, the notional amounts of the Class X-A, Class X-B, and Class X-D Certificates may vary depending upon the final pricing of the classes of principal balance certificates and whose certificate principal balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B, and Class X-D Certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the Closing Date of this securitization.

(4)	The principal window is expressed in months following the Closing Date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of the mortgage loans; (iii) payment in full on the stated maturity date; and (iv) no prepayments of the mortgage loans prior to maturity. See the structuring assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(5)	“Certificate Principal to Value Ratio” for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates that are senior to such class, and the denominator of which is the total initial certificate principal balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	“Underwritten NOI Debt Yield” for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of all the principal balance certificates, and the denominator of which is the total initial certificate principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates in the aggregate.

(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date of the Class D certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)	The Class X-A, Class X-B and Class X-D certificates (collectively referred to as the “Class X Certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates.

(10)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

(11)	The approximate initial Certificate Balances of the Class D and Class D-RR Certificates are estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described in “Credit Risk Retention” in the Preliminary Prospectus. The Class D Certificate Balances are expected to fall within a range of $7,672,000 and $13,426,000, with the ultimate Certificate Balance determined, such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all of the classes of certificates (other than the Class R Certificates) issued by the issuing entity. The Class D-RR Certificate Balances are expected to fall within a range of $36,921,000 and $42,675,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all the classes of certificates (other than the Class R Certificates) issued by the issuing entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

Class A-2 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
A-2	Natixis	Apple Sunnyvale	Office	$34,000,000	57	35.7%	3.40x	14.6%
A-2	WFB	Gerber Village	Mixed Use	$11,425,302	58	66.4%	1.54x	10.8%

(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

Principal Distributions:

Payments in respect of principal of the certificates will be distributed, first, to the Class A-SB Certificates, until the certificate principal balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex E to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates, in that order, until the certificate principal balance of each such class is reduced to zero. Notwithstanding the foregoing, if the aggregate certificate principal balances of the Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, or if the aggregate Cumulative Appraisal Reduction Amount equals or exceeds the aggregate certificate principal balances of the Class A-S through Class NR-RR Certificates, distributions in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, on a pro rata basis, based on the certificate principal balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates, in that order, in each case until the certificate principal balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

The Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates; (ii) the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-S, Class B, and Class C Certificates; and (iii) the notional amount of the Class X-D Certificates will be reduced by the principal distributions and realized losses allocated to the Class D Certificates.

Interest Distributions:

On each Distribution Date, interest accrued for each class of the certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, and Class X-D, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates, in that order, in each case until the interest payable to each such class is paid in full.

The per annum pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates for each Distribution Date will equal one of: (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on a 30/360 basis) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on a 30/360 basis) less a specified percentage, which percentage may be zero.

As further described in the Preliminary Prospectus, the per annum pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on a 30/360 basis), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, weighted on the basis of their respective certificate balances outstanding immediately prior to that Distribution Date as described in the Preliminary Prospectus. The per annum pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on a 30/360 basis), over (b) the weighted average of the pass-through rates of the Class A-S, Class B, and Class C Certificates, weighted on the basis of their respective certificate balances outstanding immediately prior to that Distribution Date as described in the Preliminary Prospectus. The per annum pass-through rate on the Class X-D Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on 30/360 basis), over (b) the pass-through rate of the Class D Certificates as described in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.
Realized Loss Allocation:	On each distribution date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that distribution date. Such amount will be applied to the Class NR-RR, Class F-RR, Class E-RR, Class D-RR, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related Certificate Balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.
Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay that yield maintenance charge or prepayment premium in the following manner: (a) to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to such classes of Principal Balance Certificates for that distribution date, (b) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates as described above, and (c) to the holders of the Class X-B certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-D, Class D-RR, Class E-RR, Class F-RR, Class NR-RR or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate - Discount Rate)
(Mortgage Rate - Discount Rate)

Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Save Mart Portfolio, Moffett Place Google, Apple Sunnyvale, 75 Broad Street, One West 34th Street, Baypoint Commerce Center, Art Van Portfolio, Atlanta and Anchorage Hotel Portfolio, Concorde

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Portfolio, Lormax Stern Retail Development – Roseville and Sheraton Hotel Greensboro secure both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. The Save Mart Portfolio whole loan, the Concorde Portfolio whole loan, the Art Van Portfolio whole loan, the Baypoint Commerce whole loan and the Lormax Stern Retail Development – Roseville whole loan will be principally serviced under the pooling and servicing agreement for the UBS 2017-C1 securitization (each, a “Serviced Whole Loan”). The Moffett Place Google whole loan will be serviced under the pooling and servicing agreement for the CD 2017-CD3 securitization. The 75 Broad Street whole loan will be serviced under the trust and servicing agreement for the NCMS 2017-75B securitization. The One West 34th Street whole loan will be serviced under the pooling and servicing agreement for the BANK 2017-BNK4 securitization. The Atlanta and Anchorage Hotel Portfolio whole loan is expected to be serviced under the pooling and servicing agreement for the CFCRE 2017-C8 securitization. The Apple Sunnyvale whole loan and the Sheraton Hotel Greensboro whole loan (each a “Servicing Shift Whole Loan”) are expected to initially be serviced under the UBS 2017-C1 pooling and servicing agreement until the securitization of the related controlling pari passu note (each a “Servicing Shift Securitization Date”), after which the related whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu note (each a “Servicing Shift PSA”). The master servicer and special servicer under the related Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C1 certificates after the securitization of the related controlling pari passu note.

As of the closing date, the pari passu companion loans in the whole loans are expected to be held by the party identified below under “Overview of Mortgage Pool Characteristics—Pari Passu Companion Loan Summary”.

Control Rights and Directing Certificateholder:

The “Directing Certificateholder” (i) with respect to a Servicing Shift Mortgage Loan, will be the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Serviced Mortgage Loan (other than the Servicing Shift Mortgage Loans), will be the Controlling Class Certificateholder (or its representative) selected by more than 50% (by Certificate Balance) of the Controlling Class Certificateholders; provided that (1) absent that selection, (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided that (i) in the case of clause (3), if no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

The Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Certificateholder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

It is expected that NRFC Income Opportunity Securities Holdings, LLC will be the initial Directing Certificateholder with respect to each Serviced Mortgage Loan (other than with respect to the Servicing Shift Mortgage Loans) and any related Serviced Companion Loans.

With respect to the Save Mart Portfolio mortgage loan, the 75 Broad Street mortgage loan and the Apple Sunnyvale mortgage loan, the rights of the Directing Certificateholder will be subject to the rights of the holder of the related subordinate companion loan. For a description of the rights of the holder of each Subordinate Companion Loan with respect to each Serviced AB Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The Apple Sunnyvale Whole Loan” and “—The Serviced Whole Loans—The Save Mart Portfolio Whole Loan” in the Preliminary Prospectus. With respect to the Moffett Place Google mortgage loan, the 75 Broad Street mortgage loan, the One West 34th Street mortgage loan and the Atlanta

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C1
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and Anchorage Hotel Portfolio mortgage loan, the rights of the Directing Certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans as described below. With respect to each of the Servicing Shift Whole Loans, prior to the applicable Servicing Shift Securitization Date, the rights of the Directing Certificateholder described above will be, in each such case, subject to the control rights of the related controlling pari passu companion loan(s) as described below.

Notwithstanding any contrary description set forth above, with respect to the Save Mart Portfolio mortgage loan, the Concorde Portfolio mortgage loan, the Art Van Portfolio mortgage loan, the Baypoint Commerce mortgage loan and the Lormax Stern Retail Development - Roseville mortgage loan, the holder of the related pari passu companion loan(s) in the related whole loan (or its representative, including any directing certificateholder under any securitization of such pari passu companion loan(s)) will have consultation rights with respect to asset status reports and material special servicing actions involving the related whole loan, as provided for in the related intercreditor agreement and as described in the Preliminary Prospectus, and those rights will be in addition to the rights of the directing certificateholder in this transaction described above.

Notwithstanding any contrary description set forth above, with respect to the Moffett Place Google mortgage loan, in general the related whole loan will be serviced under the CD 2017-CD3 pooling and servicing agreement, which grants the directing certificateholder under the CD 2017-CD3 securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the Moffett Place Google whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the CD 2017-CD3 securitization.

Notwithstanding any contrary description set forth above, with respect to the 75 Broad Street mortgage loan, in general the related whole loan will be serviced under the NCMS 2017-75B trust and servicing agreement, which grants the directing certificateholder under the NCMS 2017-75B securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing the 75 Broad Street whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the NCMS 2017-75B securitization.

Notwithstanding any contrary description set forth above, with respect to the One West 34th Street mortgage loan, in general the related whole loan will be serviced under the BANK 2017-BNK4 pooling and servicing agreement, which grants the directing certificateholder under the BANK 2017-BNK4 securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the One West 34th Street whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the BANK 2017-BNK4 securitization.

Notwithstanding any contrary description set forth above, with respect to the Atlanta and Anchorage Hotel Portfolio mortgage loan, in general the related whole loan is expected to be serviced under the CFCRE 2017-C8 pooling and servicing agreement, which grants the directing certificateholder under the CFCRE 2017-C8 securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the Atlanta and Anchorage Hotel Portfolio whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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control or other rights of the directing certificateholder (or equivalent) under the CFCRE 2017-C8 securitization.

Notwithstanding any contrary description set forth above, with respect to each of the Apple Sunnyvale mortgage loan and the Sheraton Hotel Greensboro mortgage loan, in general, the related whole loan will be serviced (i) prior to the applicable Servicing Shift Securitization Date, under the pooling and servicing agreement for this securitization and (ii) after the applicable Servicing Shift Securitization Date, under the related Servicing Shift PSA, each of which grants, or is expected to grant, to the related controlling noteholder control rights that include the right to approve or disapprove various material servicing actions involving the related Whole Loan. The Directing Certificateholder for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing each Servicing Shift Whole Loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the related controlling noteholder, and the securitization of each related controlling pari passu companion loan will not limit the consultation rights of the Directing Certificateholder under this securitization.

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder—Rights of the Directing Certificateholder with respect to the Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans” in the Preliminary Prospectus.

Control Eligible Certificates:	Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates.
Controlling Class:	The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below)) at least equal to 25% of the initial Certificate Balance thereof; provided that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class NR-RR certificates.
Appraised-Out Class:

An “Appraised-Out Class” is any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of the constituent classes. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The Apple Sunnyvale Whole Loan” and “—The Serviced Whole Loans—The Save Mart Portfolio Whole Loan” in the Preliminary Prospectus.

Remedies Available to Holders of an Appraised-Out Class:	The holders of the majority (by Certificate Balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the Special Servicer to order a (or, with respect to a Non-Serviced Mortgage Loan, require the Master Servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any mortgage loan (or Serviced Whole Loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any Serviced Mortgage Loan, the Special Servicer will be required to use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the Master Servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the Special Servicer. Upon receipt of such supplemental appraisal, the Master Servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the Non-Serviced Special Servicer (for Appraisal Reduction

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable intercreditor agreement) and the Special Servicer (for any mortgage loan other than any Non-Serviced Mortgage Loan) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any mortgage loan other than any Non-Serviced Mortgage Loan) receipt of information requested by the Special Servicer from the Master Servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable. The Certificate Administrator, the Operating Advisor and the Special Servicer will be entitled to conclusively rely on the Master Servicer’s calculation or determination of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.
Control Rights:

Subject to the rights of the Subordinate Companion Loan solely with respect to the serviced AB whole loans, described under “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The Apple Sunnyvale Whole Loan” and “—The Serviced Whole Loans—The Save Mart Portfolio Whole Loan” in the Preliminary Prospectus, prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the PSA with respect to certain major decisions and other matters. A “Control Termination Event” will occur when (i) the Class D-RR certificates have an aggregate Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance thereof) of less than 25% of the initial aggregate Certificate Balance of such class; or (ii) a holder of the Class D-RR certificates is the majority Controlling Class Certificateholder has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class D-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class D-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder); provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the PSA.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event,” a Control Termination Event and a Consultation Termination Event will be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means a mortgage loan or whole loan with respect to which the Directing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded Loans as of the Closing Date with respect to this securitization.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the consent and/or consultation rights of a Controlling Class Certificateholder with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each Non-Serviced Whole Loan, the Directing Certificateholder will only have certain consultation rights with respect to certain “major decisions” and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable, and the controlling noteholder (or its representative) will be entitled to similar consent and/or consultation rights with respect to such whole loan.

Operating Advisor Consultation Event	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.
Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder generally may replace the Special Servicer with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible classes of certificates as described in “Replacement of Special Servicer by Vote of Certificateholders” below.

Notwithstanding the foregoing, with respect to a Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights and the holder of such Subordinate Companion Loan will be entitled to replace the Special Servicer with or without cause in accordance with the PSA and the related intercreditor agreement. However, during a Control Appraisal Period with respect to a Serviced AB Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced AB Whole Loan as it does for the other mortgage loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The Apple Sunnyvale Whole Loan” and “—The Serviced Whole Loans—The Save Mart Portfolio Whole Loan” in the Preliminary Prospectus.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” below.

Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights of all classes of certificates entitled to principal (taking into account the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C1
STRUCTURE OVERVIEW

application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the related Special Servicer (other than with respect to a Servicing Shift Whole Loan) with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders of a Rating Agency Confirmation from each applicable Rating Agency, the Certificate Administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the Trustee will be required to immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the Asset Representations Reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each Serviced Whole Loan, any holder of a related pari passu companion loan, following a Servicer Termination Event with respect to the related Special Servicer that remains unremedied and affects such holder, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided that any successor special servicer appointed to replace the Special Servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan, without the prior written consent of such holder of the related Serviced Companion Loan.

With respect to any Non-Serviced Whole Loan, the UBS Commercial Mortgage Trust 2017-C1, as holder of the related mortgage loan, has the right to terminate the Special servicer under the related pooling and servicing agreement if a servicer termination event occurs, with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the Special Servicer (consistent with the servicing standard), following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Cap on Workout and Liquidation Fees:	The Special Servicer will also be entitled (i) liquidation fees, (A) with respect to any mortgage loan other than the Save Mart Portfolio mortgage loan, generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the lesser of (x) 3.0% and (y) such lower rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a Specially Serviced Loan (and any related Serviced Companion Loan) or related REO Property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers (less any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan or REO Property and received by the Special Servicer within the prior 12 months) and (B) with respect to the Save Mart Portfolio mortgage loan, equal to 0.50%; and (ii) workout fees, (a) with respect to any mortgage loan other than the Save Mart Portfolio mortgage loan, generally equal to 1.0% (or, with respect to of interest and principal payments made in respect of a rehabilitated mortgage loan (and any related Serviced Companion Loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO Property and (B) with respect to the Save Mart Portfolio mortgage loan, equal to 0.50%, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicer Compensation”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C1
STRUCTURE OVERVIEW

Special Servicer Compensation:

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a Specially Serviced Loan (and any related Serviced Companion Loan) or as to which the related mortgaged property has become an REO Property at the special servicing fee rate, which will be a rate equal to 0.25% per annum. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related Specially Serviced Loan or REO Property and, then, from general collections on all the mortgage loans (other than a Non-Serviced Mortgage Loan) and any REO Properties.

With respect to any Non-Serviced Mortgage Loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such Non-Serviced Mortgage Loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Operating Advisor:

The Operating Advisor will initially be Pentalpha Surveillance LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Loans. With respect to each mortgage loan or Serviced Whole Loan (in each case, other than a Non-Serviced Mortgage Loan or Servicing Shift Whole Loan), the Operating Advisor will be responsible for:

●    reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan to the extent described in the Preliminary Prospectus and required under the PSA;

●    reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

●    recalculating and verifying the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●    preparing an annual report (if any mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply and (2) any deviations from the Special Servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report, the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the PSA that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C1
STRUCTURE OVERVIEW

 ●   to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●    to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

Asset Representations Reviewer

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of Certificateholders vote to direct a review as described below. The Asset Representations Reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The Certificate Administrator will be required to notify Certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

If Certificateholders evidencing not less than 5.0% of the Voting Rights request a vote to commence an Asset Review, and if subsequently (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an Asset Review within 150 days of the request for a vote, the Asset Representations Reviewer will be required to conduct an Asset Review of delinquent loans.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will be required to promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the Asset Representations Reviewer,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C1
STRUCTURE OVERVIEW

and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Dispute Resolution Provisions

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the Enforcing Servicer will be required to send a notice to the first Certificateholder (or beneficial owner) to deliver a Certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the Certificate Administrator (which will be required to make such notice available to Certificateholders via the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or certificate owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or certificate owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Credit Risk Retention

UBS AG is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirement through the purchase by NRFC Income Opportunity Securities Holdings, LLC, as a third party purchaser (as defined in Credit Risk Retention Rules), from the depositor, on the Closing Date, of an “eligible horizontal residual interest”, which will be comprised of the Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates. The aggregate estimated fair value of the Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates will equal at least 5% of the estimated fair value of all of the Certificates (other than the Class R Certificates) issued by the issuing entity.

NRFC Income Opportunity Securities Holdings, LLC, in its capacity as the “third party purchaser” for this transaction, will be required to comply with the hedging, transfer and financing restrictions applicable to a “third party purchaser” under the credit risk retention rules, which generally prohibit the transfer of the applicable Certificates, other than to a majority owned affiliate of NRFC Income Opportunity Securities Holdings, LLC, until June 13, 2022. After that date, transfers are permitted under certain circumstances, in accordance with the credit risk retention rules, to another “third party purchaser”. The restrictions on hedging and transfer under the credit risk retention rules as in effect on the closing date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the mortgage loans has been reduced to 33% of the aggregate principal balance of the mortgage loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

the Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Certificates as of the Closing Date; or (iii) two years after the Closing Date.

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

The Pooling and Servicing Agreement will include the required provisions applicable to an operating advisor necessary for the securitization to comply with the credit risk retention rules utilizing the “third party purchaser” option. See “Operating Advisor” above.

Notwithstanding any references in this term sheet to the credit risk retention rules, the Retaining Sponsor, the third party purchaser and other risk retention related matters, in the event the credit risk retention rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the retaining sponsor, the third party purchaser or any other party will be required to comply with or act in accordance with the credit risk retention rules (or such relevant portion thereof).

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (other than any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.
Investor Communications	The Certificate Administrator is required to include on any Form 10-D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the PSA. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator.
Deal Website	The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of Final Asset Status Reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C1
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances(1)(2)

Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)	Maturity Date LTV Ratio(4)
$1,625,000	-	$5,000,000	15	$52,225,794	5.4%	5.291%	117	1.52x	62.7%	52.7%
$5,000,001	-	$10,000,000	20	$157,766,831	16.5%	5.054%	118	1.80x	60.9%	51.1%
$10,000,001	-	$15,000,000	8	$98,001,127	10.2%	4.877%	111	1.83x	63.1%	54.8%
$15,000,001	-	$20,000,000	9	$169,920,877	17.7%	4.989%	118	1.68x	62.1%	52.4%
$20,000,001	-	$25,000,000	3	$64,281,613	6.7%	5.002%	118	1.84x	61.3%	52.5%
$25,000,001	-	$30,000,000	4	$114,600,000	12.0%	4.836%	118	1.50x	62.5%	57.7%
$30,000,001	-	$35,000,000	5	$166,700,000	17.4%	4.615%	106	2.56x	42.7%	40.0%
$35,000,001	-	$40,000,000	1	$40,000,000	4.2%	4.550%	115	1.38x	59.5%	54.8%
$40,000,001	-	$45,000,000	0	$0	0.0%	0.000%	0	0.00x	0.0%	0.0%
$45,000,001	-	$50,000,000	2	$95,488,795	10.0%	4.527%	119	2.41x	50.3%	44.7%
Total/Weighted Average			67	$958,985,038	100.0%	4.858%	115	1.91x	57.4%	50.3%

Distribution of Mortgage Rates(1)(2)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)	Maturity Date LTV Ratio(4)
4.077%	-	4.500%	9	$200,517,942	20.9%	4.322%	108	2.68x	44.4%	42.2%
4.501%	-	5.000%	25	$466,692,275	48.7%	4.768%	117	1.69x	60.5%	53.0%
5.001%	-	5.500%	23	$208,458,104	21.7%	5.227%	118	1.73x	60.7%	51.9%
5.501%	-	6.000%	8	$79,012,141	8.2%	5.703%	117	1.76x	63.0%	50.6%
6.001%	-	6.190%	2	$4,304,576	0.4%	6.162%	116	1.35x	56.1%	49.2%
Total/Weighted Average			67	$958,985,038	100.0%	4.858%	115	1.91x	57.4%	50.3%

Property Type Distribution(1)(2)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units/Rooms/Pads/ NRA/Beds	Weighted Averages
					Cut-off Date Balance per Unit/Room/Pad/ NRA/Beds	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)	Maturity Date LTV Ratio(4)
Retail	56	$253,636,801	26.4%	3,736,821	136	4.862%	119	94.2%	1.94x	57.1%	51.8%
Anchored	9	$149,225,867	15.6%	1,450,652	139	4.914%	118	93.3%	1.77x	59.9%	54.5%
Single Tenant	37	$64,860,934	6.8%	1,969,144	86	4.560%	119	100.0%	2.66x	44.7%	42.5%
Unanchored	7	$27,460,000	2.9%	248,914	197	5.095%	117	86.7%	1.38x	66.0%	56.4%
Shadow Anchored	3	$12,090,000	1.3%	68,111	225	5.319%	118	90.6%	1.36x	68.4%	59.0%
Office	11	$221,680,767	23.1%	2,662,720	310	4.466%	108	94.5%	2.20x	51.0%	46.1%
Suburban	7	$153,013,348	16.0%	1,724,681	275	4.553%	104	96.4%	2.00x	55.9%	49.2%
CBD	3	$67,827,419	7.1%	929,039	389	4.261%	118	90.2%	2.68x	39.7%	38.9%
Medical	1	$840,000	0.1%	9,000	162	5.110%	117	83.3%	1.38x	67.7%	57.3%
Hospitality	14	$165,411,168	17.2%	3,563	89,796	5.296%	118	69.4%	2.00x	58.4%	46.9%
Full Service	5	$87,800,236	9.2%	2,639	83,998	5.335%	118	61.7%	1.97x	55.1%	43.2%
Limited Service	9	$77,610,931	8.1%	924	96,356	5.253%	118	78.1%	2.03x	62.1%	51.1%
Multifamily	26	$128,555,196	13.4%	2,032	83,958	4.920%	118	95.8%	1.56x	59.2%	52.5%
Student Housing	15	$71,966,588	7.5%	1,115	95,070	4.822%	119	97.2%	1.65x	57.9%	52.2%
Garden	11	$56,588,609	5.9%	917	69,827	5.045%	118	94.1%	1.44x	60.8%	52.8%
Industrial	6	$94,908,283	9.9%	3,064,818	50	4.757%	118	99.8%	1.80x	62.1%	53.3%
Warehouse/Distribution	5	$81,408,283	8.5%	2,946,361	40	4.808%	118	100.0%	1.79x	61.8%	51.6%
Flex/R&D	1	$13,500,000	1.4%	118,457	114	4.450%	120	98.4%	1.86x	63.5%	63.5%
Mixed Use	6	$42,895,856	4.5%			4.789%	101	93.7%	1.69x	65.5%	58.7%
Retail/Office	3	$24,541,008	2.6%	146,254	177	4.680%	116	98.3%	1.80x	66.5%	59.5%
Retail/Office/Multifamily	1	$11,425,302	1.2%	95,486	120	4.870%	58	89.9%	1.54x	66.4%	61.3%
Office/Retail	1	$4,479,546	0.5%	30,068	149	5.340%	116	75.5%	1.44x	60.5%	50.5%
Self Storage/Office	1	$2,450,000	0.3%	246	6,724	4.500%	120	98.8%	1.69x	59.8%	54.7%
Manufactured Housing Community	9	$38,821,110	4.0%	1,452	29,023	5.295%	118	85.9%	1.46x	62.0%	52.2%
Self Storage	6	$13,075,857	1.4%	185,666	1,613	4.931%	118	85.5%	1.51x	65.4%	55.5%
Total/Weighted Average	134	$958,985,038	100.0%			4.858%	115	90.3%	1.91x	57.4%	50.3%

Please see footnotes on page 24.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C1
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)(2)

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)	Maturity Date LTV Ratio(4)
California	45	$272,946,239	28.5%	4.604%	111	2.20x	52.2%	49.0%
California - Northern(5)	40	$217,200,000	22.6%	4.572%	109	2.33x	50.5%	47.6%
California - Southern(5)	5	$55,746,239	5.8%	4.728%	119	1.69x	58.6%	54.4%
Texas	18	$95,386,613	9.9%	4.965%	117	1.64x	60.4%	50.4%
New York	4	$76,133,268	7.9%	4.443%	118	2.59x	42.6%	40.9%
Missouri	2	$70,588,795	7.4%	4.931%	118	1.66x	63.8%	56.2%
Michigan	8	$58,481,081	6.1%	5.163%	118	1.68x	61.9%	52.7%
Georgia	5	$57,429,078	6.0%	4.993%	118	1.93x	59.2%	50.9%
Other	52	$328,019,964	34.2%	5.041%	116	1.68x	61.7%	51.7%
Total/Weighted Average	134	$958,985,038	100.0%	4.858%	115	1.91x	57.4%	50.3%

Distribution of Cut-off Date LTV Ratios(1)(2)(4)

Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)	Maturity Date LTV Ratio(4)
22.8%	-	40.0%	4	$126,500,000	13.2%	4.302%	102	3.42x	33.5%	33.5%
40.1%	-	50.0%	6	$87,867,133	9.2%	5.078%	119	2.10x	48.7%	41.5%
50.1%	-	60.0%	17	$275,164,727	28.7%	4.826%	118	1.73x	56.4%	50.5%
60.1%	-	65.0%	20	$245,974,608	25.6%	5.025%	118	1.63x	63.5%	54.7%
65.1%	-	70.0%	14	$157,864,312	16.5%	4.998%	113	1.53x	67.4%	56.7%
70.1%	-	73.7%	6	$65,614,258	6.8%	4.806%	116	1.42x	72.2%	61.3%
Total/Weighted Average			67	$958,985,038	100.0%	4.858%	115	1.91x	57.4%	50.3%

Distribution of Maturity Date LTV Ratios(1)(2)(4)

Range of LTV Ratios at Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)	Maturity Date LTV Ratio(4)
22.8%	-	40.0%	6	$159,477,558	16.6%	4.492%	106	3.20x	36.6%	34.5%
40.1%	-	50.0%	16	$198,608,769	20.7%	5.123%	118	1.80x	55.2%	45.7%
50.1%	-	55.0%	19	$300,998,187	31.4%	4.786%	118	1.56x	60.2%	52.6%
55.1%	-	60.0%	18	$188,601,190	19.7%	4.961%	117	1.71x	66.4%	57.5%
60.1%	-	64.0%	8	$111,299,335	11.6%	4.929%	112	1.51x	67.9%	62.4%
Total/Weighted Average			67	$958,985,038	100.0%	4.858%	115	1.91x	57.4%	50.3%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)(2)(3)

Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)	Maturity Date LTV Ratio(4)
1.24x	-	1.30x	3	$44,265,000	4.6%	4.640%	118	1.25x	58.7%	55.4%
1.31x	-	1.40x	12	$141,722,809	14.8%	4.944%	117	1.36x	65.9%	56.7%
1.41x	-	1.50x	10	$136,686,788	14.3%	4.887%	118	1.46x	62.8%	53.9%
1.51x	-	1.60x	8	$73,847,960	7.7%	5.115%	109	1.54x	63.6%	57.4%
1.61x	-	1.70x	6	$65,043,027	6.8%	5.149%	118	1.63x	62.3%	50.7%
1.71x	-	1.80x	5	$98,557,063	10.3%	4.823%	118	1.76x	63.3%	53.1%
1.81x	-	1.90x	6	$99,865,790	10.4%	4.952%	118	1.84x	59.1%	52.8%
1.91x	-	2.00x	3	$47,191,843	4.9%	4.814%	120	1.95x	52.8%	45.4%
2.01x	-	2.10x	5	$67,416,485	7.0%	5.085%	119	2.03x	53.8%	47.3%
2.11x	-	4.17x	9	$184,388,273	19.2%	4.513%	108	3.13x	40.5%	37.8%
Total/Weighted Average			67	$958,985,038	100.0%	4.858%	115	1.91x	57.4%	50.3%

Please see footnotes on page 24.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C1
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Original Terms to Maturity(1)(2)

Original Terms to Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)	Maturity Date LTV Ratio(4)
60	2	$45,425,302	4.7%	4.390%	57	2.93x	43.4%	42.1%
120	65	$913,559,736	95.3%	4.881%	118	1.86x	58.1%	50.7%
Total/Weighted Average	67	$958,985,038	100.0%	4.858%	115	1.91x	57.4%	50.3%

Distribution of Remaining Terms to Maturity(1)(2)

Range of Remaining Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)	Maturity Date LTV Ratio(4)
57	-	58	2	$45,425,302	4.7%	4.390%	57	2.93x	43.4%	42.1%
107	-	115	5	$73,979,324	7.7%	4.745%	114	1.50x	63.8%	55.9%
116	-	120	60	$839,580,412	87.5%	4.893%	118	1.89x	57.5%	50.2%
Total/Weighted Average			67	$958,985,038	100.0%	4.858%	115	1.91x	57.4%	50.3%

Distribution of Underwritten NOI Debt Yields(1)(2)

Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)	Maturity Date LTV Ratio(4)
5.8%	-	8.0%	1	$30,000,000	3.1%	4.310%	118	1.24x	53.6%	53.6%
8.1%	-	9.0%	6	$109,671,545	11.4%	4.914%	117	1.38x	64.6%	58.8%
9.1%	-	10.0%	18	$222,045,182	23.2%	4.922%	118	1.54x	61.9%	54.8%
10.1%	-	11.0%	9	$100,422,652	10.5%	4.821%	111	1.55x	64.0%	54.4%
11.1%	-	12.0%	8	$99,123,075	10.3%	4.939%	118	1.73x	60.9%	51.4%
12.1%	-	13.0%	7	$63,856,809	6.7%	4.736%	117	2.03x	60.1%	53.3%
13.1%	-	14.0%	3	$48,638,341	5.1%	5.149%	119	1.90x	56.6%	46.9%
14.1%	-	15.0%	7	$179,828,430	18.8%	4.739%	107	2.48x	49.0%	43.7%
15.1%	-	23.5%	8	$105,399,007	11.0%	4.920%	118	2.91x	44.7%	36.8%
Total/Weighted Average			67	$958,985,038	100.0%	4.858%	115	1.91x	57.4%	50.3%

Amortization Types(1)(2)

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)	Maturity Date LTV Ratio(4)
Amortizing Balloon	38	$418,740,038	43.7%	5.066%	116	1.73x	61.5%	50.0%
Interest Only	11	$277,700,000	29.0%	4.577%	111	2.53x	45.8%	45.8%
Partial Interest Only	18	$262,545,000	27.4%	4.824%	117	1.54x	63.1%	55.4%
Total/Weighted Average	67	$958,985,038	100.0%	4.858%	115	1.91x	57.4%	50.3%

Loan Purposes(1)(2)

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)	Maturity Date LTV Ratio(4)
Refinance	56	$774,380,716	80.8%	4.907%	118	1.87x	56.8%	49.5%
Acquisition	10	$139,115,527	14.5%	4.652%	98	2.17x	58.4%	54.1%
Recapitalization	1	$45,488,795	4.7%	4.650%	118	1.73x	63.7%	51.9%
Total/Weighted Average	67	$958,985,038	100.0%	4.858%	115	1.91x	57.4%	50.3%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV Ratio, U/W NCF DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	With respect to the Save Mart Portfolio Mortgage Loan, the Moffett Place Google Mortgage Loan, the Apple Sunnyvale Mortgage Loan, the 75 Broad Street Mortgage Loan, the One West 34th Street Mortgage Loan, the Baypoint Commerce Center Mortgage Loan, the Art Van Portfolio Mortgage Loan, the Atlanta and Anchorage Hotel Portfolio Mortgage Loan, the Concorde Portfolio Mortgage Loan, the Lormax Stern Retail Development – Roseville Mortgage Loan and the Sheraton Hotel Greensboro Mortgage Loan, the LTV Ratio, U/W NCF DSCR and Debt Yield calculations include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(3)	With respect to the Moffett Place Google Mortgage Loan, the U/W NCF DSCR is calculated based on the aggregate debt service of the 12-month period commencing February 2022 of the respective mortgage loan and the related pari passu companion loans as set forth in the respective non-standard amortization schedule set forth in Annex F to the Preliminary Prospectus.

(4)	With respect to the Moffett Place Google Mortgage Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio have in certain cases been calculated based on the “As-Stabilized” value. With respect to the Plaza at Milford Mortgage Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio have in certain cases been calculated based on the Mortgage Loan balance net of a holdback reserve in the amount of $3,325,596. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio calculated on the entire Mortgage Loan balance is 57.7% and 57.7%, respectively. For additional information, see “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus and the footnotes to Annex A-1 in the Preliminary Prospectus.

(5)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C1
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans

Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Room/NRA(1)	Cut-off Date LTV Ratio(1)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
Save Mart Portfolio	UBS AG	Various, CA	Retail	$50,000,000	5.2%	$80	38.1%	3.02x	14.4%
GM Logistics Center 1	SG	Wentzville, MO	Industrial	$45,488,795	4.7%	$40	63.7%	1.73x	11.4%
Moffett Place Google(2)(3)	UBS AG	Sunnyvale, CA	Office	$40,000,000	4.2%	$589	59.5%	1.38x	8.3%
Garden Village	UBS AG	Berkeley, CA	Multifamily	$35,000,000	3.6%	$148,305	50.9%	1.84x	9.2%
Apple Sunnyvale	Natixis	Sunnyvale, CA	Office	$34,000,000	3.5%	$298	35.7%	3.40x	14.6%
Los Arboles & Canyon Club Apartments	UBS AG	Del Mar, CA and Las Vegas, NV	Multifamily	$33,700,000	3.5%	$84,887	54.1%	1.46x	9.7%
75 Broad Street	Natixis	New York, NY	Office	$33,000,000	3.4%	$137	22.8%	4.17x	18.4%
Holiday Inn Austin-Town Lake	RMF	Austin, TX	Hospitality	$31,000,000	3.2%	$95,975	50.0%	1.95x	14.0%
One West 34th Street	WFB	New York, NY	Office	$30,000,000	3.1%	$713	53.6%	1.24x	5.8%
Baypoint Commerce Center	UBS AG	St. Petersburg, FL	Office	$30,000,000	3.1%	$58	64.5%	1.79x	14.3%
Total/Weighted Average				$362,188,795	37.8%		49.3%	2.22x	12.0%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per SF/Unit calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per SF/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)	With respect to the Moffett Place Google Mortgage Loan, the U/W NCF DSCR is calculated based on the aggregate debt service of the 12-month period commencing February 2022 of the respective mortgage loan and the related pari passu companion loans as set forth in the respective non-standard amortization schedule set for in Annex F to the Preliminary Prospectus.

(3)	With respect to the Moffett Place Google Mortgage Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio have in certain cases been calculated based on the “As-Stabilized” value. For additional information, see the footnotes to Annex A-1 in the Preliminary Prospectus.

Existing Mezzanine Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
Moffett Place Google(2)(3)	$40,000,000	$40,000,000	1.38x	1.07x	59.5%	72.3%	8.3%	6.9%
Garden Village	$35,000,000	$12,000,000	1.84x	1.20x	50.9%	68.3%	9.2%	6.9%
Apple Sunnyvale	$34,000,000	$46,320,000	3.40x	1.32x	35.7%	79.6%	14.6%	6.6%
75 Broad Street	$33,000,000	$20,000,000	4.17x	1.41x	22.8%	62.0%	18.4%	6.8%

(1)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

(2)	With respect to the Moffett Place Google Mortgage Loan, the U/W NCF DSCR is calculated based on the aggregate debt service of the 12-month period commencing February 2022 of the respective mortgage loan and the related pari passu companion loans as set forth in the respective non-standard amortization schedule set for in Annex F to the Preliminary Prospectus.

(3)	With respect to the Moffett Place Google Mortgage Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio have in certain cases been calculated based on the “As-Stabilized” value. For additional information, see the footnotes to Annex A-1 in the Preliminary Prospectus.

Subordinate Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR	Trust Cut-off Date LTV Ratio	Total Mortgage Debt Cut-off Date LTV Ratio	Trust U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield
Save Mart Portfolio	$50,000,000	$88,000,000	$32,000,000	3.02x	1.79x	38.1%	47.0%	14.4.%	11.7%
Apple Sunnyvale	$34,000,000	$70,350,000	$81,890,000	3.40x	1.79x	35.7%	63.8%	14.6%	8.2%
75 Broad Street	$33,000,000	$59,000,000	$138,000,000	4.17x	1.58x	22.8%	57.1%	18.4%	7.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C1
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Pari Passu Companion Loan Summary

Mortgage Loan	Note(s)	Original Balance	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
Save Mart Portfolio	A-1 (controlling)(1)	$50,000,000	UBS 2017-C1	Yes	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC
	A-2, A-3, A-4	$33,000,000	UBSAG	No
	A-5	$40,000,000	DBNY	No
	A-6	$15,000,000	CCRE	No
Moffett Place Google	A-1, A-3 (controlling)	$70,000,000	CD 2017-CD3	Yes	Midland Loan Services, a Division of PNC Bank National Association	Midland Loan Services, a Division of PNC Bank National Association
	A-2	$40,000,000	UBS 2017-C1	No
	A-4, A-5, A-6	$75,000,000	CD 2017-CD4	No
Apple Sunnyvale	A-1 (controlling)(1)	$70,350,000	Natixis	Yes	Wells Fargo Bank, National Association(3)	CWCapital Asset Management LLC(3)
	A-2	$34,000,000	UBS 2017-C1	No(3)
75 Broad Street	A-A-1(controlling)(1), A-B(2)	$143,000,000	NCMS 2017-75B	Yes	KeyBank National Association	KeyBank National Association
	A-A-2	$33,000,000	UBS 2017-C1	No
One West 34th Street	A-1 (controlling)	$60,000,000	BANK 2017-BNK4	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	A-2	$30,000,000	UBS 2017-C1	No
	A-3-1, A-3-2	$60,000,000	GSMC	No
Baypoint Commerce Center	A-2 (controlling), A-3, A-4	$30,000,000	UBS 2017-C1	Yes	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	A-1	$10,000,000	CFCRE 2017-C8	No
Art Van Portfolio	A-1 (controlling)	$29,500,000	UBS 2017-C1	Yes	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	A-2, A-3	$20,500,000	CFCRE 2017-C8	No
	A-4, A-5	$18,750,000	WFCM 2017-RB1	No
Atlanta and Anchorage Hotel Portfolio	A-1-A-1 (controlling)	$32,500,000	CFCRE 2017-C8	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	A-1-A-2, A-1-B	$20,000,000	UBS 2017-C1	No
	A-2	$28,000,000	CGCMT 2017-P7	No
	A-3-A, A-3-B	$34,500,000	Barclays	No
Concorde Portfolio	A-1 (controlling)	$18,000,000	UBS 2017-C1	Yes	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	A-2	$12,000,000	CIBC	No
Lormax Stern Retail Development - Roseville	A-1 (controlling)	$18,000,000	UBS 2017-C1	Yes	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	A-2	$12,000,000	UBSAG	No
Sheraton Hotel Greensboro	A-2 (controlling)	$30,000,000	WFB	Yes	Wells Fargo Bank, National Association(4)	CWCapital Asset Management LLC(4)
	A-1	$15,000,000	UBS 2017-C1	No(4)

(1)	The related whole loan will be serviced pursuant to the indicated pooling and servicing agreement or trust and servicing agreement, as applicable. However, so long as no “control appraisal period” (or similar term) has occurred and is continuing, the holder of the related subordinate companion loan will be the controlling noteholder and will have the right to approve certain modifications and consent to certain actions taken with respect to the related whole loan. If a control appraisal period has occurred and is continuing, the holder of the note indicated as the “controlling” note will be the controlling noteholder.

(2)	Note A-B is subordinate to the related Note A-A-1.

(3)	The Apple Sunnyvale Whole Loan is expected to initially be serviced under the UBS 2017-C1 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (the “Apple Sunnyvale Servicing Shift Securitization Date”), after which the Apple Sunnyvale Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “Apple Sunnyvale Servicing Shift PSA”). The master servicer and special servicer under the Apple Sunnyvale Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C1 certificates after the securitization of the related controlling pari passu Note A-1.

(4)	The Sheraton Hotel Greensboro Whole Loan is expected to initially be serviced under the UBS 2017-C1 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (the “Sheraton Hotel Greensboro Servicing Shift Securitization Date”), after which the Sheraton Hotel Greensboro Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “Sheraton Hotel Greensboro Servicing Shift PSA”). The master servicer and special servicer under the Sheraton Hotel Greensboro Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C1 certificates after the securitization of the related controlling pari passu Note A-1.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C1
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Previous Securitization History(1)

Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization(s)
Save Mart Portfolio	UBS AG	Various, CA	Retail	$50,000,000	5.2%	JPMCC 2007-LD11
75 Broad Street	Natixis	New York, NY	Office	$33,000,000	3.4%	CWCI 2007-C2
Baypoint Commerce Center	UBS AG	St. Petersburg, FL	Office	$30,000,000	3.1%	CSMC 2007-C3
Fairview Marketplace	RMF	Columbia, MO	Retail	$25,100,000	2.6%	WBCMT 2007-C31
UniSquare Portfolio	WFB	Indiana, PA	Multifamily	$21,974,652	2.3%	BSCMS 2007-PW16
Hampton Inn Savannah Historic District	WFB	Savannah, GA	Hospitality	$20,000,000	2.1%	CWCI 2007-C3
Wingcrest I & II	SG	Salt Lake City, UT	Office	$19,928,393	2.1%	JPMBB 2013-C15
Concorde Portfolio	CIBC	Various, TX	Various	$18,000,000	1.9%	JPMCC 2007-CB18
Ivy Walk	Natixis	Smyrna, GA	Retail	$11,850,000	1.2%	BSCMS 2007-T26
Hampton Inn Oneonta	RMF	Oneonta, NY	Hospitality	$10,718,268	1.1%	MLCFC 2007-6
6851 Veterans Memorial Blvd	UBS AG	Metairie, LA	Retail	$9,987,942	1.0%	BACM 2007-3
SSK Ashley Pointe	RMF	Louisville, KY	Manufactured Housing Community	$9,629,872	1.0%	WBCMT 2007-C31
Kumho Tires	UBS AG	McDonough, GA	Industrial	$9,500,000	1.0%	JPMCC 2007-LD11
Hampton Inn Suites - Natomas	SG	Sacramento, CA	Hospitality	$9,300,000	1.0%	BSCMS 2007-PW17
Holiday Inn Express - Natomas	SG	Sacramento, CA	Hospitality	$9,300,000	1.0%	BSCMS 2007-PW17
Protea Pacific Beach	UBS AG	San Diego, CA	Mixed Use	$9,200,000	1.0%	MLCFC 2007-7
SSK Applewood Pointe	RMF	Middletown, OH	Manufactured Housing Community	$8,856,882	0.9%	WBCMT 2007-C31
Alside Distribution Center	UBS AG	Yuma, AZ	Industrial	$7,888,749	0.8%	MLCFC 2007-6
The Marketplace at Waxahachie	SG	Waxahachie, TX	Retail	$7,560,192	0.8%	MSC 2007-HQ12
500 E Michigan	RMF	Urbana, IL	Multifamily	$4,195,484	0.4%	CWCI 2007-C2
SSK Heartland Pointe	RMF	Elsmere, KY	Manufactured Housing Community	$7,484,356	0.8%	WBCMT 2007-C31
Cen Tex Self Storage Portfolio	CIBC	Various, TX	Various	$5,500,000	0.6%	CSMC 2007-C4
Monroe Building-WI	WFB	Milwaukee, WI	Office	$4,827,419	0.5%	BSCMS 2007-PW16
Red Roof Inn - Round Rock	CIBC	Round Rock, TX	Hospitality	$3,910,716	0.4%	CGCMT 2008-C7

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in one or more conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, CA	Collateral Asset Summary – Loan No. 1 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.1% 3.02x 14.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, CA	Collateral Asset Summary – Loan No. 1 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.1% 3.02x 14.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, CA	Collateral Asset Summary – Loan No. 1 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.1% 3.02x 14.4%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various, CA
				General Property Type:	Retail
Original Balance(1):	$50,000,000			Detailed Property Type:	Single Tenant
Cut-off Date Balance(1):	$50,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	5.2%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size:	1,733,239 SF
Sponsor:	Standiford Partners, LLC			Cut-off Date Balance per SF(1):	$80
Mortgage Rate(2):	4.4153758%			Maturity Date Balance per SF(1):	$80
Note Date:	5/16/2017			Property Manager:	SMS Management Company (borrower-related)
First Payment Date:	7/6/2017
Maturity Date:	6/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions(3):	LO (6); YM1 (107); O (7)			UW NOI:	$19,928,276
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	14.4%
Additional Debt Type(1)(4):	Pari Passu/Subordinate Debt			UW NOI Debt Yield at Maturity(1):	14.4%
Additional Debt Balance(1)(4):	$88,000,000/$32,000,000			UW NCF DSCR(1):	3.02x
Future Debt Permitted (Type):	Yes (Mezzanine)			Most Recent NOI(6):	N/A
Reserves(5)				2nd Most Recent NOI(6):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent NOI(6):	N/A
RE Tax:	$0	Springing	N/A	Most Recent Occupancy:	100.0% (6/1/2017)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy(6):	N/A
Replacements:	$0	Springing	N/A	3rd Most Recent Occupancy(6):	N/A
TI/LC:	$0	Springing	N/A	Appraised Value (as of):	$361,740,000 (Various)
Deferred Maintenance:	$746,551	$0	N/A	Cut-off Date LTV Ratio(1):	38.1%
Other:	$369,436	Springing	N/A	Maturity Date LTV Ratio(1):	38.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$170,000,000	100.0%	Loan Payoff:	$160,241,288	94.3%
			Reserves:	$1,115,987	0.7%
			Closing Costs:	$2,425,984	1.4%
			Return of Equity:	$6,216,741	3.7%
Total Sources:	$170,000,000	100.0%	Total Uses:	$170,000,000	100.0%

(1)	The Save Mart Portfolio Mortgage Loan is part of the Save Mart Portfolio Whole Loan, which is comprised of six pari passu senior promissory notes with an aggregate principal balance of $138,000,000 and one subordinate promissory note with a principal balance of $32,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Save Mart Portfolio Senior Loan, without regard to the Save Mart Portfolio Subordinate Companion Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire $170,000,000 Save Mart Portfolio Whole Loan are $98, $80, 11.7%, 14.4%, 1.79x, 47.0% and 38.1%, respectively. The Save Mart Portfolio Subordinate Companion Loan is structured with a fixed amortization schedule based on a 119-month amortization period.

(2)	The interest rate of 4.4153758% represents the interest rate for the Save Mart Portfolio Senior Loan only. The Save Mart Portfolio Subordinate Companion Loan accrues interest at an average interest rate of 5.1531448% from the first payment date after the Cut-off Date, July 6, 2017, through the 12th payment date following the Cut-off Date. The Save Mart Portfolio Subordinate Companion Loan interest rate varies according to a fixed schedule.

(3)	Partial release is permitted. See “Release of Property” below for further discussion of release requirements. The Save Mart Portfolio Whole Loan can be prepaid with yield maintenance on or after the later to occur of (i) January 6, 2018 and (ii) the first monthly payment date following the final securitization of the Save Mart Portfolio Whole Loan, provided, however, if the Save Mart Portfolio Whole Loan has not been subject to a securitization on or prior to June 6, 2018, then June 6, 2018 (the “Lockout Period”).

(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	Historical financial information is not presented as the master lease is triple-net and all of the operating management expenses (including capital expenditures) are paid for directly by the tenant.

The Mortgage Loan. The largest mortgage loan (the “Save Mart Portfolio Mortgage Loan”) is part of a whole loan (the “Save Mart Portfolio Whole Loan”) in the total original principal amount of $170,000,000. The Save Mart Portfolio Whole Loan is secured by a first priority fee mortgage encumbering a 1,733,239 SF 33-property portfolio of single tenant retail properties located in Northern California (the “Save Mart Portfolio Properties”). The Save Mart Portfolio Whole Loan was co-originated by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”), Deutsche Bank AG, New York Branch (“DBNY”) and Cantor Commercial Real Estate Lending, L.P. (“CCRE”). The Save Mart Portfolio Whole Loan is comprised of (i) a senior loan, comprised of six senior pari passu notes, with an aggregate outstanding principal balance of $138,000,000 (collectively, the “Save Mart Portfolio Senior Loan”) and (ii) a subordinate companion loan, comprised of one subordinate note, with an outstanding principal balance of $32,000,000 (the “Save Mart Portfolio Subordinate Companion Loan”), each as described below. Promissory Note A-1, with a principal balance of $50,000,000, represents the Save Mart Portfolio Mortgage Loan and will be included in the UBS 2017-C1 Trust. The remaining senior pari passu

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, CA	Collateral Asset Summary – Loan No. 1 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.1% 3.02x 14.4%

Promissory Notes A-2, A-3, A-4, A-5 and A-6, with an aggregate principal balance of $88,000,000, collectively represent the serviced companion loans (the “Save Mart Portfolio Serviced Pari Passu Companion Loans”). The Save Mart Portfolio Serviced Pari Passu Companion Loans are currently held by UBS AG, DBNY and CCRE, or affiliates thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Save Mart Portfolio Subordinate Companion Loan was sold to Prima Mortgage Investment Trust, LLC, but may be otherwise transferred at any time. The Save Mart Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C1 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Save Mart Portfolio Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	UBS 2017-C1	No
Note A-2	$20,000,000	$20,000,000	UBS AG	No
Note A-3	$10,000,000	$10,000,000	UBS AG	No
Note A-4	$3,000,000	$3,000,000	UBS AG	No
Note A-5	$40,000,000	$40,000,000	DBNY	No
Note A-6	$15,000,000	$15,000,000	CCRE	No
Save Mart Portfolio Subordinate Companion Loan	$32,000,000	$32,000,000	Prima Mortgage Investment Trust, LLC	Yes
Total	$170,000,000	$170,000,000

The proceeds of the Save Mart Portfolio Whole Loan were used to refinance a previous loan of approximately $160.2 million, return equity of approximately $6.2 million to the Save Mart Portfolio Borrower, fund upfront reserves and pay closing costs. The most recent prior financing of the Save Mart Portfolio Properties was included in the JPMCC 2007-LD11 transaction.

The Borrower and the Sponsor. The borrower is RMP Properties, LLC (the “Save Mart Portfolio Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The Save Mart Portfolio Borrower is wholly owned by the sponsor and nonrecourse carve-out guarantor, Standiford Partners, LLC, a California limited liability Company. In addition to the Save Mart Portfolio Properties, Standiford Partners, LLC owns 14 Save Mart Supermarkets (“Save Mart”) branded grocery stores totaling 751,878 SF and four warehouse properties totaling 130,773 SF. These properties have a total market value of approximately $117.9 million based on an independent valuation as of March 2016, and none of the properties are encumbered by debt. Based on its year-end 2016 balance sheet, Standiford Partners, LLC reported total assets of approximately $141.7 million, total equity of approximately $141.7 million, and liquidity of approximately $14.5 million.

The Properties. The Save Mart Portfolio Properties are comprised of 33 single tenant retail properties leased to Save Mart in Northern California totaling 1,733,239 SF of space. The Save Mart Portfolio Properties were constructed between 1980 and 2003 and range in size from 40,593 SF to 62,501 SF, with an average size of 52,522 SF.

The Save Mart Portfolio Properties are 100.0% leased to Save Mart under a triple-net master lease operated under the Save Mart, S-Mart Foods, Lucky/Lucky California and FoodMaxx brands, with two properties subleased to Dick’s Sporting Goods. The Save Mart master lease has a 25-year term expiring on April 30, 2032 with an annual base rent of $12.13 PSF, with one five-year renewal option and one four-year renewal option, both at a 5.0% rent increase over the prior rate, and no termination options. Save Mart is a privately held grocery chain headquartered in Modesto, California. Founded in 1952, Save Mart owns and operates 213 stores throughout the Central Valley, San Francisco Bay Area, and Northern Nevada under the Save Mart, S-Mart Foods, Lucky/Lucky California and FoodMaxx brands, with over 16,000 employees. In February 2007, Save Mart acquired 128 Albertsons stores across Northern California and Northern Nevada. Save Mart also owns SMART Refrigerated Transport, a trucking firm that transports dry groceries, frozen foods, ice and novelties to all of its stores. Save Mart reported net sales of approximately $4.2 billion, operating income of approximately $74.2 million, and net income of approximately $20.6 million across 207 stores, according to its 2016 unaudited financial statements. This compares to net sales, operating income and net income across 211 stores of approximately $4.3 billion, approximately $108.9 million and approximately $89.0 million, respectively, in 2015, and net sales, operating income and net income across 217 stores of approximately $4.3 billion, approximately $36.4 million and approximately $15.8 million, respectively, in 2014. Save Mart reported total assets of approximately $1.1 billion, cash and equivalents of approximately $114.4 million, and shareholders’ equity of approximately $289.7 million as of the fiscal year ending December 25, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, CA	Collateral Asset Summary – Loan No. 1 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.1% 3.02x 14.4%

The following tables present certain information relating to the Save Mart Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built	Net Rentable Area (SF)(1)	Allocated Cut-off Date Balance(2)	% of Allocated Cut-off Date Balance	Appraised Value(3)	Allocated Cut-off Date LTV Ratio(4)	2012-2016 Capex(5)
Lucky - San Francisco	San Francisco, CA	1993	49,188	$11,975,277	7.0%	$25,300,000	38.4%	$607,541
Lucky - San Bruno	San Bruno, CA	1989	56,280	$11,625,012	6.8%	$24,560,000	38.4%	$563,745
Lucky California - Daly City	Daly City, CA	1996	61,881	$11,577,679	6.8%	$24,460,000	38.4%	$4,697,207
Lucky - San Jose I	San Jose, CA	1985	52,659	$7,284,566	4.3%	$15,390,000	38.4%	$343,796
Lucky - San Jose II	San Jose, CA	1996	59,907	$6,976,900	4.1%	$14,740,000	38.4%	$709,546
Lucky - San Leandro	San Leandro, CA	1982	58,526	$6,939,034	4.1%	$14,660,000	38.4%	$565,556
Dick’s Sporting Goods - Folsom	Folsom, CA	1990	49,517	$6,574,569	3.9%	$13,890,000	38.4%	NAV
Lucky - Concord	Concord, CA	2000	61,447	$6,285,837	3.7%	$13,280,000	38.4%	$400,832
FoodMaxx - Antioch	Antioch, CA	1996	60,154	$5,694,173	3.3%	$12,030,000	38.4%	$1,245,399
Lucky - Hollister	Hollister, CA	1995	62,078	$5,580,572	3.3%	$11,790,000	38.4%	$419,197
Save Mart - Modesto	Modesto, CA	2001	54,605	$5,395,975	3.2%	$11,400,000	38.4%	$548,688
Dick’s Sporting Goods - Salinas	Salinas, CA	1997	62,246	$5,339,175	3.1%	$11,280,000	38.4%	NAV
Save Mart - Clovis	Clovis, CA	2002	50,918	$5,258,708	3.1%	$11,110,000	38.4%	$270,810
Save Mart - Grass Valley	Grass Valley, CA	1990	43,737	$5,220,842	3.1%	$11,030,000	38.4%	$564,820
FoodMaxx - Sacramento	Sacramento, CA	1987	51,316	$4,856,377	2.9%	$10,260,000	38.4%	$1,760,998
Lucky - Hayward I	Hayward, CA	1990	45,579	$4,804,311	2.8%	$10,150,000	38.4%	$532,201
Save Mart - Auburn	Auburn, CA	1980	43,768	$4,685,978	2.8%	$9,900,000	38.4%	$395,556
Save Mart - Tracy	Tracy, CA	1997	62,236	$4,420,912	2.6%	$9,340,000	38.4%	$1,317,725
S-Mart - Lodi	Lodi, CA	1996	50,342	$4,193,714	2.5%	$8,860,000	38.4%	$376,583
Save Mart - Chico	Chico, CA	1989	42,294	$4,165,314	2.5%	$8,800,000	38.4%	$459,518
Save Mart - Fresno I	Fresno, CA	1994	58,360	$4,141,647	2.4%	$8,750,000	38.4%	$336,229
Lucky - San Jose III	San Jose, CA	1990	49,103	$4,032,781	2.4%	$8,520,000	38.4%	$397,606
Save Mart - Roseville	Roseville, CA	1995	53,248	$3,876,582	2.3%	$8,190,000	38.4%	$365,615
Lucky - Vacaville I	Vacaville, CA	1988	42,630	$3,833,982	2.3%	$8,100,000	38.4%	$262,882
Save Mart - Elk Grove	Elk Grove, CA	1994	45,641	$3,691,983	2.2%	$7,800,000	38.4%	$353,610
Save Mart - Fresno II	Fresno, CA	1996	50,245	$3,568,916	2.1%	$7,540,000	38.4%	$314,696
Lucky - Sand City	Sand City, CA	1996	62,501	$3,294,384	1.9%	$6,960,000	38.4%	$393,658
Lucky - Vacaville II	Vacaville, CA	2003	44,745	$3,128,719	1.8%	$6,610,000	38.4%	$332,873
Lucky - Hayward	Hayward, CA	2001	61,454	$3,105,052	1.8%	$6,560,000	38.4%	$449,330
Save Mart - Kingsburg	Kingsburg, CA	1999	41,368	$3,062,452	1.8%	$6,470,000	38.4%	$371,271
Save Mart - Sacramento	Sacramento, CA	1990	49,629	$2,423,455	1.4%	$5,120,000	38.4%	$316,963
Lucky - Santa Rosa	Santa Rosa, CA	1998	55,044	$2,305,122	1.4%	$4,870,000	38.4%	$289,688
Save Mart - Jackson	Jackson, CA	1994	40,593	$680,000	0.4%	$4,020,000	13.7%	$253,294
Total/Wtd. Avg.			1,733,239	$170,000,000	100.0%	$361,740,000	38.1%	$20,217,433

(1)	Information is based on the underwritten rent roll.

(2)	Based on the Save Mart Portfolio Whole Loan amount.

(3)	The appraisal assigned an aggregate hypothetical “dark value” of approximately $289.5 million. The Save Mart Portfolio Senior Loan Cut-off Date LTV Ratio based on the aggregate hypothetical “dark value” is 47.7%.

(4)	Based on the Save Mart Portfolio Senior Loan amount.

(5)	2012-2016 Capex includes capital expenditures Save Mart has invested in leasehold capital improvements, equipment capital improvements, and equipment and building maintenance and repairs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, CA	Collateral Asset Summary – Loan No. 1 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.1% 3.02x 14.4%

The following tables present certain information relating to the Save Mart Portfolio Properties:

Historical Sales PSF and Occupancy Cost
Property Name	Net Rentable Area (SF)(1)	Sales PSF						Occupancy Cost(2)
		2011	2012	2013	2014	2015	2016
Lucky - San Francisco	49,188	$804	$785	$749	$783	$814	$811	4.4%
Lucky - San Bruno	56,280	$507	$521	$498	$510	$540	$535	5.4%
Lucky California - Daly City(3)	61,881	$466	$458	$444	$450	$367	$477	5.6%
Lucky - San Jose I	52,659	$433	$415	$361	$372	$482	$534	4.0%
Lucky - San Jose II	59,907	$369	$354	$345	$352	$369	$370	4.9%
Lucky - San Leandro	58,526	$410	$407	$399	$408	$428	$441	4.2%
Dick’s Sporting Goods - Folsom(4)	49,517	NAV	NAV	NAV	NAV	NAV	NAV	NAV
Lucky - Concord	61,447	$301	$283	$277	$294	$337	$344	4.6%
FoodMaxx - Antioch	60,154	$280	$391	$391	$417	$416	$376	4.4%
Lucky - Hollister	62,078	$299	$312	$312	$321	$341	$338	4.0%
Save Mart - Modesto	54,605	$467	$520	$516	$590	$610	$606	2.4%
Dick’s Sporting Goods - Salinas(5)	62,246	NAV	NAV	NAV	NAV	NAV	NAV	NAV
Save Mart - Clovis	50,918	$467	$471	$428	$414	$431	$437	3.2%
Save Mart - Grass Valley	43,737	$714	$732	$719	$748	$758	$745	2.3%
FoodMaxx - Sacramento	51,316	$322	$338	$322	$468	$498	$490	3.3%
Lucky - Hayward I	45,579	$339	$351	$356	$370	$398	$401	3.9%
Save Mart - Auburn	43,768	$641	$677	$653	$647	$651	$612	2.6%
Save Mart - Tracy	62,236	$349	$364	$339	$352	$414	$433	2.5%
S-Mart - Lodi	50,342	$271	$278	$306	$332	$343	$343	3.6%
Save Mart - Chico	42,294	$466	$460	$442	$461	$459	$444	3.3%
Save Mart - Fresno I	58,360	$311	$314	$304	$298	$316	$306	3.5%
Lucky - San Jose III	49,103	$456	$411	$393	$391	$399	$386	4.0%
Save Mart - Roseville	53,248	$290	$296	$283	$287	$295	$298	4.2%
Lucky - Vacaville I	42,630	$352	$356	$341	$335	$350	$356	3.9%
Save Mart - Elk Grove	45,641	$272	$346	$373	$394	$379	$365	3.6%
Save Mart - Fresno II	50,245	$342	$353	$343	$343	$347	$319	3.3%
Lucky - Sand City	62,501	$269	$254	$243	$254	$264	$252	3.9%
Lucky - Vacaville II	44,745	$327	$338	$325	$312	$321	$313	3.5%
Lucky - Hayward	61,454	$302	$291	$274	$273	$275	$271	4.2%
Save Mart - Kingsburg	41,368	$393	$419	$437	$459	$481	$487	2.4%
Save Mart - Sacramento	49,629	$261	$269	$260	$268	$276	$255	3.4%
Lucky - Santa Rosa	55,044	$241	$246	$239	$239	$249	$254	3.3%
Save Mart - Jackson	40,593	$272	$266	$252	$246	$239	$228	3.5%
Total/Wtd. Avg.(6)	1,733,239	$382	$391	$379	$394	$409	$410	3.7%

(1)	Information is based on the underwritten rent roll.

(2)	Occupancy Cost is calculated using 2016 Sales PSF.

(3)	Lucky California - Daly City was closed for the entire second quarter of 2015 for its conversion to the Lucky California concept store. 2016 Sales PSF increased post rebranding.

(4)	Historical Sales PSF and Occupancy Cost are unavailable as the Dick’s Sporting Goods - Folsom property has 73.7% of property NRA subleased to Dick’s Sporting Goods. Dick’s Sporting Goods is not required to report sales.

(5)	Historical Sales PSF and Occupancy Cost are unavailable as the Dick’s Sporting Goods - Salinas property is subleased to Dick’s Sporting Goods. Dick’s Sporting Goods is not required to report sales.

(6)	Wtd. Avg. Sales PSF and Occupancy Cost exclude Dick’s Sporting Goods - Folsom and Dick’s Sporting Goods - Salinas as the tenant is not required to report sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, CA	Collateral Asset Summary – Loan No. 1 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.1% 3.02x 14.4%

The following table presents certain information relating to the lease at the Save Mart Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Save Mart(2)	NR/NR/NR	1,733,239	100.0%	$21,017,010	100.0%	$12.13	4/30/2032(3)
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,733,239	100.0%	$21,017,010	100.0%	$12.13

(1)	Information is based on the underwritten rent roll.

(2)	The Save Mart Portfolio Properties are leased to Save Mart under a triple-net master lease and operated under the Save Mart, S-Mart Foods, Lucky/Lucky California and FoodMaxx brands with two properties subleased to Dick’s Sporting Goods. The Dick’s Sporting Goods - Salinas property has 73.7% of property NRA subleased to Dick’s Sporting Goods for a 10-year term through January 2023 at $14.75 PSF with four various renewal options through April 2041 and no termination options. Save Mart is actively marketing the remaining 16,376 SF of space for sublease. In addition, the Dick’s Sporting Goods - Folsom property is subleased to Dick’s Sporting Goods for a 10-year term through April 2027 at $17.53 PSF with four five-year renewal options and no termination options.

(3)	The Save Mart Portfolio Properties have one five-year renewal option and one four-year renewal option with no termination options.

The following table presents certain information relating to the lease rollover schedule at the Save Mart Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028 & Beyond(3)	1	1,733,239	100.0%	100.0%	$12.13	$21,017,010	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	1,733,239	100.0%		$12.13	$21,017,010	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	The Save Mart Portfolio Properties are leased to Save Mart under a triple-net master lease that is structured with one five-year renewal option and one four-year renewal option with no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, CA	Collateral Asset Summary – Loan No. 1 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.1% 3.02x 14.4%

The Market. The Save Mart Portfolio Properties are located across 12 markets in Northern California with the top three markets, Sacramento (16.9% of NRA), Oakland/East Bay (16.6% of NRA) and Fresno (11.6% of NRA) representing 45.1% of NRA with no other market representing more than 9.7% of NRA.

The following table presents certain market information relating to the Save Mart Portfolio Properties:

Market Overview(1)
Property Name	Location	Market	Estimated 2017 Population(2)	Estimated 2017 Average Household Income(2)	Rental Rate PSF
					Actual(3)	Market(4)
Lucky - San Francisco	San Francisco, CA	San Francisco	727,684	$132,144	$27.00	$27.00
Lucky - San Bruno	San Bruno, CA	San Francisco	296,538	$123,077	$24.00	$24.00
Lucky California - Daly City	Daly City, CA	San Francisco	668,111	$129,031	$21.74	$24.00
Lucky - San Jose I	San Jose, CA	San Jose	460,215	$109,282	$16.80	$16.80
Lucky - San Jose II	San Jose, CA	San Jose	606,869	$125,148	$14.15	$15.00
Lucky - San Leandro	San Leandro, CA	Oakland/East Bay	385,264	$89,033	$14.40	$14.40
Dick’s Sporting Goods - Folsom	Folsom, CA	Sacramento	148,137	$125,633	$17.53	$13.50
Lucky - Concord	Concord, CA	Oakland/East Bay	187,985	$108,577	$12.43	$13.20
FoodMaxx - Antioch	Antioch, CA	Oakland/East Bay	193,041	$95,956	$12.00	$12.00
Lucky - Hollister	Hollister, CA	South Bay/San Jose	48,960	$94,323	$11.40	$11.40
Save Mart - Modesto	Modesto, CA	Stockton/Modesto	287,790	$67,042	$12.00	$12.00
Dick’s Sporting Goods - Salinas	Salinas, CA	Salinas	170,137	$70,026	$10.87	$14.40
Save Mart - Clovis	Clovis, CA	Fresno	252,790	$80,150	$12.00	$12.00
Save Mart - Grass Valley	Grass Valley, CA	Grass Valley	35,753	$73,088	$14.50	$14.50
FoodMaxx - Sacramento	Sacramento, CA	Sacramento	276,672	$69,114	$12.00	$12.00
Lucky - Hayward I	Hayward, CA	Oakland/East Bay	382,942	$98,039	$12.80	$14.40
Save Mart - Auburn	Auburn, CA	Sacramento	41,326	$86,549	$13.00	$13.00
Save Mart - Tracy	Tracy, CA	Stockton/Modesto	98,553	$97,054	$9.00	$9.00
S-Mart - Lodi	Lodi, CA	Stockton/Modesto	77,147	$77,015	$11.00	$11.00
Save Mart - Chico	Chico, CA	Chico	104,722	$70,176	$13.00	$13.00
Save Mart - Fresno I	Fresno, CA	Fresno	366,634	$68,004	$9.00	$9.00
Lucky - San Jose III	San Jose, CA	San Jose	468,755	$145,209	$9.97	$15.00
Save Mart - Roseville	Roseville, CA	Sacramento	276,050	$93,475	$9.62	$10.00
Lucky - Vacaville I	Vacaville, CA	North Bay/Santa Rosa	109,615	$102,235	$11.40	$11.40
Save Mart - Elk Grove	Elk Grove, CA	Sacramento	269,451	$88,331	$10.26	$11.50
Save Mart - Fresno II	Fresno, CA	Fresno	236,141	$59,558	$9.00	$9.00
Lucky - Sand City	Sand City, CA	Salinas	89,902	$90,241	$6.68	$12.00
Lucky - Vacaville II	Vacaville, CA	North Bay/Santa Rosa	129,845	$100,329	$8.87	$11.40
Lucky - Hayward	Hayward, CA	Oakland/East Bay	364,869	$98,047	$6.14	$13.20
Save Mart - Kingsburg	Kingsburg, CA	Fresno	30,334	$68,924	$9.00	$9.00
Save Mart - Sacramento	Sacramento, CA	Sacramento	360,904	$65,528	$6.19	$10.00
Lucky - Santa Rosa	Santa Rosa, CA	North Bay/Santa Rosa	203,129	$91,208	$5.31	$11.40
Save Mart - Jackson	Jackson, CA	Jackson	9,343	$67,511	$6.19	$7.00
Wtd. Avg.					$12.13	$13.33

(1)	Information is based on third party market research reports.

(2)	Information is based on a five-mile radius.

(3)	Information is based on the underwritten rent roll.

(4)	Information is based on the appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, CA	Collateral Asset Summary – Loan No. 1 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.1% 3.02x 14.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Save Mart Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	TTM(1)	UW	UW PSF
Gross Potential Rent	N/A	N/A	N/A	N/A	$21,017,010	$12.13
Total Recoveries	N/A	N/A	N/A	N/A	$616,557	$0.36
Other Income	N/A	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($1,081,678)	($0.62)
Effective Gross Income	N/A	N/A	N/A	N/A	$20,551,888	$11.86
Total Operating Expenses	N/A	N/A	N/A	N/A	$623,612	$0.36
Net Operating Income	N/A	N/A	N/A	N/A	$19,928,276	$11.50
Capital Expenditures	N/A	N/A	N/A	N/A	$391,254	$0.23
TI/LC	N/A	N/A	N/A	N/A	$910,798	$0.53
Net Cash Flow	N/A	N/A	N/A	N/A	$18,626,224	$10.75

Occupancy %	N/A	N/A	N/A	N/A	100.0%
NOI DSCR(2)	N/A	N/A	N/A	N/A	3.23x
NCF DSCR(2)	N/A	N/A	N/A	N/A	3.02x
NOI Debt Yield(2)	N/A	N/A	N/A	N/A	14.4%
NCF Debt Yield(2)	N/A	N/A	N/A	N/A	13.5%

(1)	Historical financial information is not presented as the master lease is triple-net where all of the operating management expenses are paid for directly by Save Mart, including capital expenditures.

(2)	Debt service coverage ratios and debt yields are based on the Save Mart Portfolio Senior Loan totaling $138,000,000 and exclude the Save Mart Portfolio Subordinate Companion Loan.

Escrows and Reserves. The Save Mart Portfolio Borrower deposited in escrow $746,551 for deferred maintenance and $369,436 for environmental work and environmental insurance at loan origination and is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual insurance premiums, (iii) $33,220 for capital expenditures, subject to a cap of $519,972 and (iv) $72,218 for tenant improvements and leasing commissions; provided that such monthly tax, insurance, capital expenditures and tenant improvements and leasing commissions will be waived, provided, among other things (a) no event of default then exists, (b) all of the Save Mart Portfolio Properties are demised pursuant to the Save Mart lease (subject to the Save Mart Portfolio Borrower’s right to release the individual properties as detailed in the “Release of Property” section below), (c) the Save Mart lease is in full force and effect, (d) no Material Tenant Event (as defined below) exists and (e) with respect to clauses (i), (ii) and (iii) above, Save Mart, as applicable, (x) pays all taxes directly to the applicable government authorities, (y) is insured pursuant to a blanket policy or (z) performs its maintenance obligations, pursuant to the Save Mart lease.

During the continuance of a Material Tenant Event, on each monthly payment date, all excess cash flow is required to be deposited into a reserve (the “Material Tenant Rollover Reserve”) to be held by the lender as additional security for the Save Mart Portfolio Whole Loan. If a Material Tenant Event is the result of the event in clause (iv)(a) of the definition of Material Tenant Event below and the amount of space that is sublet and has “gone dark” is less than 30% of the aggregate space at the Save Mart Portfolio Properties, the excess cash flow collected will not exceed an amount equal to 12 months of base rent plus recoveries payable by Save Mart pursuant to its lease, with respect to the applicable Save Mart Portfolio Properties that are the subject of a Material Tenant Event.

A “Material Tenant Event” will occur upon (i) the Material Tenant (as defined below) providing written notice to the Save Mart Portfolio Borrower of its intention to terminate, not extend, or not renew its lease or failing to timely provide written notice to the Save Mart Portfolio Borrower of its election to extend or renew its lease 12 months prior to the then applicable expiration date, (ii) an event of default under the Material Tenant’s lease, (iii) the Material Tenant becoming bankrupt or insolvent, until the filing has been discharged, stayed or dismissed, (iv) the Material Tenant lease being terminated or no longer being in full force and effect, (v) the Material Tenant (a) “going dark,” vacating or discontinuing its operations at its space accounting for more than 10% of the total base rent under the Save Mart lease or (b) subletting space that has “gone dark” and the amount of space that is sublet and has “gone dark” accounts for more than 28.5% of the total base rent under the Save Mart lease or (vi) if Save Mart is the Material Tenant, the ratio of (a) total long-term debt obligations (including capital leases) of Save Mart divided by (b) the shareholder equity in Save Mart, based on the quarterly and annual financial statements required to be delivered to the lender, being greater than 2.25x.

A “Material Tenant” means (i) Save Mart or (ii) any tenant at any of the Save Mart Portfolio Properties that, together with its affiliates, either (a) leases 25% or more of the total net rentable square footage at the Save Mart Portfolio Properties or (b) requires the payment of base rent that is no less than 25% of the total in-place base rent at the Save Mart Portfolio Properties.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Save Mart Portfolio Whole Loan. The Save Mart Portfolio Whole Loan has springing cash management (i.e., has cash management only after the initial occurrence of a Trigger Period (as defined below)). During the continuance of a Trigger Period, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Save Mart Portfolio Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves,” to disburse, provided no event of default has occurred and is continuing, to the Save Mart Portfolio Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Save Mart Portfolio Borrower in connection with the operation and maintenance of the Save Mart Portfolio Properties reasonably approved by the lender, and to disburse the remainder to the Save Mart Portfolio Borrower (or, during the continuance of a Cash Sweep Period (as defined below), provided that no Material Tenant Event has occurred, to an account to be held by the lender as additional security for the Save Mart Portfolio Whole Loan). During the continuance of a Material Tenant Event, on each monthly payment date, all excess cash flow is required to be deposited into the Material

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, CA	Collateral Asset Summary – Loan No. 1 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.1% 3.02x 14.4%

Tenant Rollover Reserve to be held by the lender as additional security for the Save Mart Portfolio Whole Loan. If a Material Tenant Event is the result of the event in clause (iv)(a) of the definition of Material Tenant Event above and the amount of space that is sublet and has “gone dark” is less than 30% of the aggregate space at the Save Mart Portfolio Properties, the excess cash flow collected will not exceed an amount equal to 12 months of base rent plus recoveries payable by Save Mart pursuant to its lease, with respect to the applicable Save Mart Portfolio Properties that are the subject of a Material Tenant Event.

A “Trigger Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Save Mart Portfolio Borrower, the guarantor or the property manager, (iii) the debt service coverage ratio for the Save Mart Portfolio Whole Loan based on the trailing 12-month period falling below 1.20x, (iv) a Material Tenant Event, (v) any indictment for fraud or misappropriation of funds by the Save Mart Portfolio Borrower, the guarantor, the key principal or the property manager, (vi) Save Mart’s net worth falling below $100.0 million, (vii) the ratio of Save Mart’s EBITDAR to fixed charges is less than 1.15x or (viii) an Estate Tax Trigger (as defined below). A Trigger Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed and the lender’s determination that such filing does not materially affect the Save Mart Portfolio Borrower’s, the guarantor’s, or the property manager’s monetary obligations, in regard to clause (iii) above, upon the date the debt service coverage ratio for the Save Mart Portfolio Whole Loan based on the trailing 12-month period is greater than 1.25x for two consecutive calendar quarters, in regard to clause (iv) above, the Material Tenant Event is cured, in regard to clause (v) above, solely with respect to the property manager, when the Save Mart Portfolio Borrower replaces the property manager with a qualified manager, in regard to clause (vi) above, Save Mart’s net worth equals or exceeds $100.0 million, in regard to clause (vii) above, the ratio of Save Mart’s EBITDAR to fixed charges is at least 1.15x, or in regard to clause (viii) above, the Estate Tax Trigger is cured.

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Save Mart Portfolio Borrower, the guarantor or the property manager, (iii) the debt service coverage ratio for the Save Mart Portfolio Whole Loan based on the trailing 12-month period falling below 1.15x for two consecutive calendar quarters, (iv) Save Mart’s net worth falling below $100.0 million, (v) the ratio of Save Mart’s EBITDAR to fixed charges being less than 1.15x or (vi) an Estate Tax Trigger. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed and the lender’s determination that such filing does not materially affect the Save Mart Portfolio Borrower’s, the guarantor’s, or the property manager’s monetary obligations, in regard to clause (iii) above, the date the debt service coverage ratio for the Save Mart Portfolio Whole Loan based on the trailing 12-month period is at least 1.20x for two consecutive calendar quarters, in regard to clause (iv) above, Save Mart’s net worth equals or exceeds $100.0 million, in regard to clause (v) above, the ratio of Save Mart’s EBITDAR to fixed charges is at least 1.15x, or in regard to clause (vi) above, the Estate Tax Trigger is cured.

An “Estate Tax Trigger” will occur upon (i) any portion of federal estate taxes or interest owed by the Estate of Robert M. Piccinini that is secured by estate tax liens on Save Mart stock or the membership interests in the sponsor not being timely paid and such failure continues for a period of 10 business days, (ii) any governmental authority accelerates such federal estate taxes or pursues any remedies in connection with the estate tax liens, including foreclosure of the estate tax liens or (iii) any transfer or financing occurs with respect to the Save Mart stock, interests in the guarantor or the Save Mart Portfolio Borrower or any other assets owned by the guarantor and proceeds are not used to pay the federal estate taxes, deposited in a restricted account or, in the case of assets owned by the guarantor other than interest in the Save Mart Portfolio Borrower, used for purposes set forth in the Save Mart Portfolio Whole Loan documents. An Estate Tax Trigger will continue until, in regard to clause (i) above, the payment of the delinquent payment of federal estate taxes and delivery of evidence that the appropriate governmental authority has accepted such payment, in regard to clause (ii) above, the cure of the act or event that accelerated such federal estate taxes and delivery of evidence that the appropriate governmental authority has accepted such cure, in regard to clause (iii) above, delivery of evidence that the proceeds from the transfer or financing have been used in accordance with the Save Mart Portfolio Whole Loan documents, or in regard to clauses (i) (ii) and (iii) above (except in the case a governmental authority pursues any remedies in connection with the estate tax liens, including foreclosure of the estate tax liens), payment in full of the entire federal estate tax liability.

Additional Secured Indebtedness (not including trade debts). In addition to the Save Mart Portfolio Mortgage Loan, the Save Mart Portfolio Properties also secure five additional pari passu senior notes, which combined with the Save Mart Portfolio Mortgage Loan comprise the Save Mart Portfolio Senior Loan in the aggregate principal amount of $138,000,000, and one subordinate note with a principal balance of $32,000,000 comprising the Save Mart Portfolio Subordinate Companion Loan. The Save Mart Portfolio Subordinate Companion Loan has a 119-month term and fully amortizes over its term. The Save Mart Portfolio Subordinate Companion Loan accrues interest based on a fixed interest schedule with an average interest rate of 5.1531448% from the first payment date after the Cut-off Date, July 6, 2017, through the 12th payment date following the Cut-off Date. Including the Save Mart Portfolio Subordinate Companion Loan, the Total Debt Cut-off Date LTV Ratio is 47.0%, the Total Debt UW NCF DSCR is 1.79x and the Total Debt UW NOI Debt Yield is 11.7%. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” in the Preliminary Prospectus.

Full Debt Summary
		Cumulative Balance	Cumulative Loan Per SF(1)	Cumulative LTV(2)	Cumulative NOI Debt Yield(2)(3)	Cumulative NCF DSCR(2)(4)
Save Mart Portfolio Serviced Pari Passu Companion Loans $88,000,000 Notes A-2, A-3, A-4, A-5, A-6	Save Mart Portfolio Mortgage Loan $50,000,000 Note A-1	$138,000,000	$80	38.1%	14.4%	3.02x
Save Mart Portfolio Subordinate Companion Loan $32,000,000 B Note		$170,000,000	$98	47.0%	11.7%	1.79x
Implied Equity(5) $191,740,000		$361,740,000

(1)	Cumulative Loan Per SF is calculated based on 1,733,239 SF.

(2)	With respect to the Save Mart Portfolio Mortgage Loan, Cumulative LTV, Cumulative NOI Debt Yield and Cumulative NCF DSCR take into account the Save Mart Portfolio Serviced Pari Passu Companion Loans.

(3)	Based on the UW NOI of $19,928,276.

(4)	Based on the UW NCF of $18,626,224 and the aggregate interest-only debt service of the Save Mart Portfolio Senior Loan. The Save Mart Portfolio Subordinate Companion Loan is structured with a fixed amortization schedule based on a 119-month amortization period.

(5)	Based on the $361,740,000 as-is appraised value.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, CA	Collateral Asset Summary – Loan No. 1 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.1% 3.02x 14.4%

Mezzanine Loan and Preferred Equity. The Save Mart Portfolio Borrower is permitted to obtain a mezzanine loan in an amount not to exceed $40,000,000, provided that (i) the loan-to-value ratio (including the Save Mart Portfolio Whole Loan and mezzanine loans) is not greater than 58.1%, (ii) the debt service coverage ratio (including the Save Mart Portfolio Whole Loan and mezzanine loans) is not less than 1.35x, (iii) the debt yield (including the Save Mart Portfolio Whole Loan and mezzanine loans) is not less than 9.5%, (iv) the maturity date of the permitted mezzanine loan is no earlier than the mortgage loan maturity date, (v) the proceeds of the permitted mezzanine loan may only be used for repayment of certain loans made by Save Mart to the Piccinini Trust or for payment of the deferred estate tax liability, (vi) the lender making such permitted mezzanine loan must be a qualified institutional lender, (vii) a rating agency confirmation must be obtained, (viii) the lender and the permitted mezzanine lender enter into an intercreditor agreement and (ix) other conditions customary for future mezzanine loans are satisfied.

Release of Property. Any time after the expiration of the Lockout Period, the Save Mart Portfolio Borrower may obtain the release of any Save Mart Portfolio Property, provided, among other things, (i) no event of default has occurred and is continuing, (ii) the Save Mart Portfolio Borrower pays the Release Amount (as defined below), (iii) the loan-to-value ratio with respect to the remaining Save Mart Portfolio Properties is no greater than the lesser of (a) the loan-to-value ratio at origination of the Save Mart Portfolio Whole Loan and (b) the loan-to-value ratio immediately prior to the release, (iv) the debt service coverage ratio with respect to the remaining Save Mart Portfolio Properties is no less than the greater of (a) the debt service coverage ratio at origination of the Save Mart Portfolio Whole Loan and (b) the debt service coverage ratio immediately prior to the release and (v) the debt yield with respect to the remaining Save Mart Portfolio Properties is no less than the greater of (a) the debt yield at origination of the Save Mart Portfolio Whole Loan and (b) the debt yield immediately prior to the release.

The “Release Amount” is an amount equal to the greater of (a) the Release Percentage of the allocated loan amount (identified in the “Portfolio Summary” chart above) and (b) 85% of the net sales proceeds for such property.

The “Release Percentage” means (i) for the initial 25% of the original principal balance of the Save Mart Portfolio Whole Loan prior to such release, 125% of the applicable Allocated Cut-off Date Balance and (ii) for the remaining 75% of the original principal balance of the Save Mart Portfolio Whole Loan prior to such release, 115% of the applicable Allocated Cut-off Date Balance.

Substitution. Any time after the expiration of the Lockout Period, the Save Mart Portfolio Borrower may obtain the release of any Save Mart Portfolio Property by providing one or more substitute properties (individually or collectively, the “Substitute Property”), provided that among other things, (i) the Save Mart Portfolio Borrower delivers to the lender a Phase I environmental report, a structural engineering report, a seismic report (if necessary) and an appraisal, (ii) the fair market rent for the Substitute Property is not less than the rent allocated to the property to be released (the “Substituted Property”) under the Save Mart lease, (iii) the Substitute Property is of “like kind and quality” as the Substituted Property, (iv) the Save Mart lease is in full force and effect and, upon the substitution, the Substitute Property will be leased to Save Mart, (v) after the substitution, the aggregate allocated loan amount of all Substituted Properties does not exceed 20% of the original balance of the Save Mart Portfolio Whole Loan, (vi) the loan-to-value ratio with respect to the Save Mart Portfolio Properties including the Substituted Property, but excluding the Substitute Property, is no greater than the lesser of (a) the loan-to-value ratio at origination of the Save Mart Portfolio Whole Loan and (b) the loan-to-value ratio immediately prior to the substitution, (vii) the debt service coverage ratio with respect to the Save Mart Portfolio Whole Loan and with respect to the Save Mart Portfolio Properties including the Substituted Property, but excluding the Substitute Property, will be no less than the greater of (a) the debt service coverage ratio at origination of the Save Mart Portfolio Whole Loan and (b) the debt service coverage ratio immediately prior to the substitution, (viii) the debt yield with respect to the Save Mart Portfolio Properties including the Substituted Property, but excluding the Substitute Property, is no less than the greater of (a) the debt yield at origination of the Save Mart Portfolio Whole Loan and (b) the debt yield immediately prior to the substitution and (ix) if all or any portion of the Save Mart Portfolio Whole Loan has been securitized (a) the delivery of a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs and (b) the receipt of a rating agency confirmation.

Federal Estate Taxes. Mr. Robert Piccinini died in 2015. The Robert M. Piccinini Living Trust holds all the assets of Mr. Piccinini’s estate, which assets include the direct ownership of 100% of Standiford Partners, LLC and 71% of Save Mart. The estate elected to defer over a 14-year period a portion of the estate tax due in the amount of $251,418,036, representing the estate’s interest in closely-held businesses. A statutory lien in favor of the IRS exists on all the estate assets and will continue until the estate tax is fully paid. The estate tax is to be repaid in 10 annual installments beginning in 2020. The estate anticipates covering these payments through cash flow from its ownership in Standiford Partners, LLC and Save Mart. The Save Mart Portfolio Borrower is required to pay down the estate taxes owed or transfer proceeds to a restricted account if it transfers or finances certain assets as described in the Save Mart Portfolio Whole Loan documents. It is a Cash Sweep Period under the Save Mart Portfolio Whole Loan if Mr. Piccinini’s estate fails to timely pay any estate taxes, causes any acceleration of the estate taxes deferred or a governmental authority pursues any remedies in connection with such estate taxes. It is an event of default under the Save Mart Portfolio Whole Loan and recourse is triggered against the guarantor if Mr. Piccinini’s estate fails to timely pay any estate taxes (following all notice and cure periods), causes any acceleration of the estate taxes deferred or a governmental authority pursues any remedies in connection with such estate taxes (following all administrative appeals) or fails to comply with the provisions of the Save Mart Portfolio Whole Loan documents with regard to the transfers or finances certain assets. See the definition of “Estate Tax Trigger” above. The lender also received a $20.0 million payment guaranty and an estate tax performance guaranty from The Robert M. Piccinini Living Trust. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” in the Preliminary Prospectus.

Save Mart Class Action. A class action lawsuit was filed in 2014 against Save Mart that is currently pending in the Superior Court of California, County of San Mateo (the “Court”). The plaintiff alleges that in pay statements issued by Save Mart, Save Mart failed to list the beginning date for the pay period, the number of hours worked, and the rate at which shift premiums were paid, all in violation of the California Labor Code. The Court has certified a subclass of plaintiffs and a motion for rehearing seeking to certify an additional class is currently pending. The plaintiff is seeking penalties under the labor code, statutory damages, attorneys’ fees and costs and, according to counsel for Save Mart, damages of up to approximately $140.0 million. The case is set for mediation in June 2017. According to counsel for Save Mart, as a condition of Save Mart agreeing to mediation, the plaintiff agreed to make an opening demand of less than $10.0 million. Furthermore, counsel for Save Mart has indicated that if the mediation is unsuccessful, it is anticipated that the parties will move for summary adjudication. The Save Mart Portfolio Borrower has reported that this litigation is not being covered by their insurance policies. This litigation does not directly involve the Save Mart Portfolio Borrower or guarantor under the Save Mart Portfolio Whole Loan.

Terrorism Insurance. The Save Mart Portfolio Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Save Mart Portfolio Mortgage Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, CA	Collateral Asset Summary – Loan No. 1 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.1% 3.02x 14.4%

Corte Madera
Mill Valley
Richmond
Pleasant Hill
Briones Reg. Park
Concord
Walnut Creek
Antioch
East Bay Reg. Park
Mt. Diablo State Park
CONTRA COSTA COUNTY
Berkeley
Sausalito
GOLDEN GATE NATL. REC. AREA
Lafayette
OAKLAND
SAN FRANCISCO
Alameda
Anthony Chabot Reg. Park
Danville
San Ramon
San Francisco Bay
Castro Valley
Dublin
Oakland Intl. Airport
Daly City
San Francisco Intl. Airport
Livermore
Pleasanton
Pacifica
Hayward
Union City
Millbrae
San Mateo
Hillsborough
ALAMEDA COUNTY
Redwood City
Newark
Fremont
Belmont
Half Moon Bay
Woodside
Palo Alto
Mtn. View
Moffett Federal Airfield
Milpitas
SANTA CLARA COUNTY
Pacific Ocean
Portola Valley
Sunnyvale
Santa Clara
San Jose Intl. Airport
SAN JOSE
Cupertino
SAN MATEO COUNTY
Saratoga
Los Gatos

LASSEN NATIONAL FOREST
MENDOCINO NATIONAL FOREST
TAHOE NATIONAL FOREST
Pyramid Lake
Sparks
Chico
Grass Valley
Reno
Fernley
Carson City
CALIFORNIA
Lake Tahoe
NEVADA
Ukiah
SACRAMENTO
Santa Rosa
Davis
Napa
Jackson
SIERRA NEVADA MTS.
Lodi
Oakland
Stockton
YOSEMITE NATIONAL PARK
SAN FRANCISCO
Tracy
Modesto
SAN JOSE
Pacific Ocean
Santa Cruz
Clovis
Fresno
Monterey
Salinas
SEQUOIA NATIONAL PARK
COAST RANGES
Kingsburg
Visalia

Save Mart Portfolio

#	Store	Location
1	Lucky - San Bruno	San Bruno, CA
2	Lucky California - Daly City	Daly City, CA
3	Lucky - San Francisco	San Francisco, CA
4	Lucky - San Jose I	San Jose, CA
5	Lucky - San Jose II	San Jose, CA
6	Lucky - San Leandro	San Leandro, CA
7	Dick's Sporting Goods - Folsom	Folsom, CA
8	Lucky - Concord	Concord, CA
9	Lucky - Hollister	Hollister, CA
10	Dick's Sporting Goods - Salinas	Salinas, CA
11	FoodMaxx - Antioch	Antioch, CA
12	Save Mart - Modesto	Modesto, CA
13	Save Mart - Grass Valley	Grass Valley, CA
14	FoodMaxx - Sacramento	Sacramento, CA
15	Save Mart - Clovis	Clovis, CA
16	Lucky - Hayward I	Hayward, CA
17	Save Mart - Auburn	Auburn, CA
18	Save Mart - Tracy	Tracy, CA
19	Lucky - San Jose III	San Jose, CA
20	S-Mart – Lodi	Lodi, CA
21	Save Mart - Chico	Chico, CA
22	Save Mart - Fresno I	Fresno, CA
23	Save Mart - Roseville	Roseville, CA
24	Lucky - Vacaville I	Vacaville, CA
25	Save Mart - Elk Grove	Elk Grove, CA
26	Lucky - Sand City	Sand City, CA
27	Save Mart - Fresno II	Fresno, CA
28	Lucky - Hayward	Hayward, CA
29	Lucky - Vacaville II	Vacaville, CA
30	Save Mart - Kingsburg	Kingsburg, CA
31	Lucky - Santa Rosa	Santa Rosa, CA
32	Save Mart - Sacramento	Sacramento, CA
33	Save Mart - Jackson	Jackson, CA

Dunnigan
Sheridan
North Auburn
SUTTER COUNTY
Trowbridge
PLACER COUNTY
Nicolaus
Auburn
Robbins
Rocklin
Roseville
Granite Bay
Yolo
El Dorado Hills
Esparto
Woodland
North Highlands
Citrus Heights
Folsom
Carmichael
YOLO COUNTY
Arden
Rancho Cordova
Winters
West Sacramento
SACRAMENTO
Davis
Rancho Murieta
Florin
Vineyard
SACRAMENTO COUNTY
Dixon
Laguna
Elk Grove
Wilton
Vacaville
Courtland
Clay
Fairfield
Mokelumne City
Galt
SAN JOAQUIN COUNTY

Santa Rosa
Sacramento
San Francisco
San Jose
Salinas
Fresno
Los Angeles
San Diego

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

201 Logistics Center Drive Wentzville, MO 63385	Collateral Asset Summary – Loan No. 2 GM Logistics Center 1	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,488,795 63.7% 1.73x 11.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

201 Logistics Center Drive Wentzville, MO 63385	Collateral Asset Summary – Loan No. 2 GM Logistics Center 1	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,488,795 63.7% 1.73x 11.4%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Wentzville, MO 63385
				General Property Type:	Industrial
Original Balance:	$45,600,000			Detailed Property Type:	Warehouse/Distribution Center
Cut-off Date Balance:	$45,488,795			Title Vesting(3):	Fee
% of Initial Pool Balance:	4.7%			Year Built/Renovated:	2016/N/A
Loan Purpose:	Recapitalization			Size:	1,131,022 SF
Sponsor:	Nathaniel Hagedorn			Cut-off Date Balance per SF:	$40
Mortgage Rate:	4.6500%			Maturity Date Balance per SF:	$33
Note Date:	3/28/2017			Property Manager:	NorthPoint Development, LLC (borrower-related)
First Payment Date:	5/1/2017
Maturity Date:	4/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI(4):	$5,188,160
Seasoning:	2 months			UW NOI Debt Yield:	11.4%
Prepayment Provisions:	LO (59); YM1 (55); O (6)			UW NOI Debt Yield at Maturity:	14.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.73x
Additional Debt Type:	N/A			Most Recent NOI(5):	N/A
Additional Debt Balance:	N/A			2nd Most Recent NOI(5):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(5):	N/A
Reserves(1)				Most Recent Occupancy:	100.0% (6/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	N/A
RE Tax:	$207,685	$41,537	N/A	3rd Most Recent Occupancy(5):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$71,400,000 (1/25/2017)
Replacements(2):	$4,737,489	Springing	N/A	Cut-off Date LTV Ratio:	63.7%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio:	51.9%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$45,600,000	85.0%	Loan Payoff:	$29,720,576	55.4%
Borrower Equity:	$8,018,836	15.0%	Recapitalization:	$17,142,348	32.0%
			Reserves:	$4,945,174	9.2%
			Closing Costs:	$1,810,738	3.4%
Total Sources:	$53,618,836	100.0%	Total Uses:	$53,618,836	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Replacements reserve includes $3,436,619 held by First American Title Insurance Company for outstanding on-site general contractor retainage payments and construction costs.

(3)	See “PILOT Program” below for further discussion of the borrower’s ownership interest in the GM Logistics Center 1 Property.

(4)	UW NOI includes UW Gross Potential Rent, which has been underwritten based on the average base rent of $5,150,004 plus TDD average income of $294,363 during the loan term. The current annual base rent is $4,995,556 with annual rent steps of approximately 2%.

(5)	The GM Logistics Center 1 Property was built-to-suit in 2016 for GM, which took occupancy on December 27, 2016; therefore, historical financial statements are unavailable.

The Mortgage Loan. The second largest mortgage loan (the “GM Logistics Center 1 Mortgage Loan”) is evidenced by a single promissory note secured by a first priority fee mortgage encumbering an industrial warehouse and distribution center property located in Wentzville, Missouri (the “GM Logistics Center 1 Property”). The GM Logistics Center 1 Mortgage Loan was originated on March 28, 2017 by Société Générale. The GM Logistics Center 1 Mortgage Loan has an original principal balance of $45,600,000, an outstanding principal balance as of the Cut-off Date of $45,488,795 and accrues interest at a rate of 4.6500% per annum. The GM Logistics Center 1 Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The GM Logistics Center 1 Mortgage Loan matures on April 1, 2027.

Following the lockout period, the GM Logistics Center 1 Borrower has the right to prepay the GM Logistics Center 1 Mortgage Loan in whole but not in part on any date before November 1, 2026; provided that the GM Logistics Center 1 Borrower is required to pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the outstanding principal balance of the GM Logistics Center 1 Mortgage Loan. The GM Logistics Center 1 Mortgage Loan is prepayable without penalty on or after November 1, 2026.

The Borrower and the Sponsor. The borrower is NP Wentzville B1, LLC (the “GM Logistics Center 1 Borrower”), a Missouri limited liability company and single purpose entity with two independent directors. Legal counsel to the GM Logistics Center 1 Borrower delivered a non-consolidation opinion in connection with the origination of the GM Logistics Center 1 Mortgage Loan. Nathaniel Hagedorn is the guarantor of certain nonrecourse carveouts under the GM Logistics Center 1 Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

201 Logistics Center Drive Wentzville, MO 63385	Collateral Asset Summary – Loan No. 2 GM Logistics Center 1	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,488,795 63.7% 1.73x 11.4%

The sponsor, Nathaniel Hagedorn, is the founder and CEO of NorthPoint Development, LLC, a Kansas City based real estate development, management and leasing firm that is principally focused on the industrial, multifamily and senior living markets in the central part of the United States. Mr. Hagedorn is responsible for the overall strategy of the company and is chiefly focused on guiding development, leasing, and management activities for the firm. NorthPoint Development, LLC has raised over $2.2 billion in capital for various real estate projects, including the purchase of 2,200 acres of undeveloped industrial land with an anticipated future development footprint of approximately 33.5 million SF. Since its inception in 2011, NorthPoint Development, LLC has developed and managed approximately 30 million SF of industrial space and approximately 2,000 multifamily apartment units. At origination, the sponsor had approximately $8.0 million of cash equity remaining in the GM Logistics Center 1 Property.

The Property. The GM Logistics Center 1 Property is an industrial warehouse and distribution facility located in Wentzville, Missouri. The GM Logistics Center 1 Property was constructed in 2016 for General Motors LLC (“GM”), a wholly-owned subsidiary of General Motors Company (“GMC”), and consists of one single-story, 1,131,022 SF building situated on an 85.2-acre site. The GM Logistics Center 1 Property is leased to GM and is a state-of-the-art, just-in-time logistics center utilizing a non-union labor workforce to supply components to the nearby GM Wentzville Assembly Center (the “Plant”). The Plant, located approximately 0.4 miles east of the GM Logistics Center 1 Property, employs 4,561 employees and produces the Chevy Colorado and GMC Canyon, both of GM’s midsize truck offerings, in addition to being the global production site for GM’s full-size van line. GM has invested approximately $3.7 million in the development of the GM Logistics Center 1 Property and approximately $600 million in the adjacent Plant since 2011. During 2015, GM implemented a 3rd and 4th work shift which afforded 24-hour production and created approximately 750 new jobs at the Plant in order to meet anticipated demand for new mid-size trucks. According to the appraisal, the GM Logistics Center 1 Property represents the consolidation of three warehouses previously leased by GM and is projected to save GM between approximately $2.5 million and $3.3 million per month from reduced transportation costs and increased assembly efficiency.

The GM Logistics Center 1 Property features 32-foot ceiling heights, 168 dock high loading doors, 6 drive-in doors, 215 trailer stalls, and a 3,000 amp 3-phase electric system. There are 606 parking spaces, resulting in a parking ratio of 0.5 spaces per 1,000 SF of rentable area. As of June 1, 2017, the GM Logistics Center 1 Property was 100.0% occupied. GM holds a lease at the GM Logistics Center 1 Property that runs through December 31, 2026 (the “GM Lease”) and has six five-year lease renewal options thereafter.

Major Tenant.

GMC (1,131,022 SF, 100.0% of NRA, 100.0% of underwritten rent). Founded in 1908 and headquartered in Detroit, Michigan, GMC (NYSE: GM; Fitch/Moody’s/S&P: BBB-/Baa3/BBB) designs, builds, and sells cars, crossovers, trucks, and automobile parts worldwide. GMC reported a net revenue increase of approximately 38.7% as of first quarter 2017 and trailing twelve month earnings per share of $6.00 with a market capitalization of approximately $50.6 billion as of May 3, 2017. In addition, GMC sells cars and trucks to dealers for consumer retail sales, as well as to fleet customers, including daily rental car companies, commercial fleet customers, leasing companies, and governments, and also offers connected safety, security and mobility solutions, and information technology services. GMC operates through GM North America, GM Europe, GM International Operations, GM South America, and GM Financial segments while marketing its vehicles under the Buick, Cadillac, Chevrolet, GMC, Holden, Baojun, Jiefang, and Wuling brand names.

The following table presents certain information relating to the leases at the GM Logistics Center 1 Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
General Motors LLC	BBB-/Baa3/BBB	1,131,022	100.0%	$5,444,367	100.0%	$4.81	12/31/2026(3)
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,131,022	100.0%	$5,444,367	100.0%	$4.81

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	General Motors LLC has six five-year lease renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

201 Logistics Center Drive Wentzville, MO 63385	Collateral Asset Summary – Loan No. 2 GM Logistics Center 1	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,488,795 63.7% 1.73x 11.4%

The following table presents certain information relating to the lease rollover schedule at the GM Logistics Center 1 Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026(2)	1	1,131,022	100.0%	100.0%	$4.81	$5,444,367	100.0%	100.0%
2027	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2028 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	1,131,022	100.0%		$4.81	$5,444,367	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	General Motors, LLC has six five-year lease renewal options remaining.

The Market. The GM Logistics Center 1 Property is located in Wentzville, Missouri, within the St. Louis, MO-IL metropolitan statistical area (the “St. Louis MSA”). Wentzville is situated approximately 42.0 miles northwest of the St. Louis central business district. According to the related appraisal, the St. Louis MSA is the largest metropolitan area in the state of Missouri and the 20th largest in the U.S. with a total population of approximately 2.8 million as of year-end 2016. St. Louis is home to the nation’s second largest inland port by trip-ton miles and third largest by tonnage. According to the St. Louis Port Authority, the Port District covers over 19.3 miles of riverbank and includes 6,000 acres of commercial/industrial developments. In addition, the St. Louis region offers access to the third largest rail hub in the U.S., linking six class one railroads with more than 4,000 miles of track. The St. Louis MSA is a center for bioscience, advanced manufacturing, financial and professional services and information technology and is home to 9 Fortune 500 companies, including Express Scripts Holding, Centene, Emerson Electric, Monsanto, Reinsurance Group of America, Edward Jones Financial, Graybar Electric, Ameren and Peabody Energy.

Regional access to the GM Logistics Center 1 Property is provided by Interstate 70 (approximately 1.0 mile south), and US Highway 61 (immediately west of the GM Logistics Center 1 Property). Primary arterials include Wentzville Parkway (immediately north of the GM Logistics Center 1 Property) and Wentzville Industrial Drive, which fronts the GM Logistics Center 1 Property.

According to the related appraisal, the 2016 estimated population within a one-, three-, and five-mile radius of the GM Logistics Center 1 Property was 4,428, 38,530, and 62,835, respectively, while the 2016 estimated average household income within the same radii was $71,645, $94,695, and $97,980, respectively.

According to a third-party market research report, the GM Logistics Center 1 Property is located within the St. Louis industrial market, which consisted of approximately 271.1 million SF as of the fourth quarter of 2016, with an overall vacancy rate of 5.6%. The average rental rate for the overall market in the fourth quarter of 2016 was $4.07 PSF. The market’s net absorption was 5,777,251 SF with 3,902,138 SF of new construction delivered as of year-end 2016. Additionally, the GM Logistics Center 1 Property is located within the St. Charles County industrial submarket, which is situated in the northwest corner of the St. Louis MSA. As of the fourth quarter of 2016, the St. Charles County industrial submarket consisted of approximately 25.7 million SF of industrial space with a vacancy rate of 2.0% and an average rental rate of $5.02 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

201 Logistics Center Drive Wentzville, MO 63385	Collateral Asset Summary – Loan No. 2 GM Logistics Center 1	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,488,795 63.7% 1.73x 11.4%

The following table presents recent leasing data at competitive properties with respect to the GM Logistics Center 1 Property:

Competitive Property Summary
Property Name/Address	Year Built	Size (SF)	Clear Height (feet)	Door Docks	Distance to Subject	Tenant	Initial Rent/SF	Lease Type	Lease Date	Lease Term (Yrs.)
GM Logistics Center 1 201 Logistics Center Drive Wentzville, MO	2016	1,131,022	32	168	--	General Motors	$4.81(1)	NNN	12/27/2016(1)	10.0
Corporate Woods 65 Corporate Woods Drive Bridgeton, MO	1992	556,287	36	59	43 miles	Whirlpool	$3.27	NNN	12/1/2016	3.0
3050 Gateway Commerce Center Drive 3050 Gateway Commerce Drive E Edwardsville, IL	2016	717,250	36	80	21 miles	Amazon	$3.35	NNN	6/1/2016	10.0
12 Gateway Commerce 12 Gateway Commerce Drive E Edwardsville, IL	2015	673,137	32	90	42 miles	Saddle Creek Company	$3.45	NNN	7/1/2015	5.0
3M 1650 Macom Drive DeKalb, IL	2016	978,120	32.5	161	241 miles	3M	$4.24	NNN	8/1/2016	10.0
12808 Lafayette Center Road 12808 Lafayette Center Road Roanoke, IN	2016	804,810	32	NAV	328 miles	General Motors	$4.62	NNN	6/29/2016	10.0
200 Kindleberger Road 200 Kindleberger Road Kansas City, KS	2016	841,719	32	NAV	204 miles	General Motors	$4.53	NNN	5/26/2016	10.0

Source: Appraisal

(1)	Based on underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the GM Logistics Center 1 Property:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	TTM(1)	In-Place	UW	UW PSF
Gross Potential Rent	N/A	N/A	N/A	N/A	$4,995,556(2)	$5,444,367(3)	$4.81
Total Recoveries	N/A	N/A	N/A	N/A	$959,862	$963,833	$0.85
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	$0	($320,410)	($0.28)
Effective Gross Income	N/A	N/A	N/A	N/A	$5,955,418	$6,087,790	$5.38
Total Operating Expenses	N/A	N/A	N/A	N/A	$895,659	$899,630(4)	$0.80
Net Operating Income	N/A	N/A	N/A	N/A	$5,059,759	$5,188,160	$4.59
Capital Expenditures	N/A	N/A	N/A	N/A	$0	$113,102	$0.10
TI/LC	N/A	N/A	N/A	N/A	$0	$194,748	$0.17
Net Cash Flow	N/A	N/A	N/A	N/A	$5,059,759	$4,880,310	$4.31

Occupancy %	N/A	N/A	N/A	N/A	100.0%	100.0%
NOI DSCR	N/A	N/A	N/A	N/A	1.79x	1.84x
NCF DSCR	N/A	N/A	N/A	N/A	1.79x	1.73x
NOI Debt Yield	N/A	N/A	N/A	N/A	11.1%	11.4%
NCF Debt Yield	N/A	N/A	N/A	N/A	11.1%	10.7%

(1)	The GM Logistics Center 1 Property was built-to-suit in 2016 for GM who took occupancy December 27, 2016; therefore, historical financial statements are unavailable.

(2)	In-Place Gross Potential Rent is based on the in-place annual base rent of $4,738,782 plus in-place TDD income of $256,774 during the loan term. The GM Lease has annual rent steps of approximately 2%.

(3)	UW Gross Potential Rent has been underwritten based on the average base rent of $5,150,004 plus TDD average income of $294,363 during the loan term.

(4)	UW Total Operating Expenses are based on actual insurance premiums of $48,899, taxes of $498,444 per the GM Logistics Center 1 Property PILOT Program schedule, management fees of $182,634 (3.0% of EGI) and repairs and maintenance, as set forth in the appraisal, of $169,653 including CAM expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

201 Logistics Center Drive Wentzville, MO 63385	Collateral Asset Summary – Loan No. 2 GM Logistics Center 1	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,488,795 63.7% 1.73x 11.4%

Escrows and Reserves. The loan documents provide for upfront escrows in the amount of $207,685 for real estate taxes and $1,300,869 for outstanding general contractor retainage payments and offsite infrastructure improvement costs. In addition, First American Title Insurance Company, the entity which issued the title insurance policy insuring the mortgage which secures the GM Logistics Center 1 Mortgage Loan, is holding $3,436,619 for outstanding on-site general contractor retainage payments and construction costs. The sponsor guaranteed the completion of the improvements required under the GM Lease and the infrastructure improvements required in connection with a PILOT program (See “PILOT Program” below). The GM Logistics Center 1 Borrower has no further economic obligation to the municipality. However, the GM Logistics Center 1 Borrower is obligated by the development agreement and the completion guaranty to complete the remaining infrastructure work. The loan documents also provide for ongoing monthly escrows of $41,537 for real estate taxes. The loan documents do not require monthly escrows for (i) insurance premiums (provided (a) no event of default has occurred and is continuing, and (b) the GM Logistics Center 1 Borrower provides written evidence of an acceptable blanket policy with paid receipts for renewal at least 10 days prior to expiration of said policy), (ii) replacement reserves (provided (a) no event of default has occurred and is continuing and (b) all capital repairs, improvements and replacements required to maintain the GM Logistics Center 1 Property are satisfactorily performed in a commercially reasonable fashion in a lien-free manner, in accordance with the GM Lease and applicable legal requirements and all costs and expenses in connection therewith are being paid by GM Logistics Center 1 Borrower in the ordinary course), or (iii) tenant improvements and leasing commissions (provided (a) no event of default has occurred and is continuing, and (b) no uncured default on the part of GM exists under the GM Lease). Additionally, on each payment date occurring during the continuance of a Lease Sweep Period (as defined below) all available cash will be transferred by the lender into a special rollover reserve subaccount.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (i) the date that is twelve (12) months prior to the end of the term of any Major Lease (as defined below) (including any renewal terms), (ii) the date required under a Major Lease by which the applicable Major Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), (iii) the early termination or early cancellation of any Major Lease, (iv) any Major Tenant discontinuing its business at the premises (i.e., “goes dark”) or giving notice that it intends to discontinue its business at the GM Logistics Center 1 Property, (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Major Lease by the applicable Major Tenant thereunder; (vi) the occurrence of a default on the part of GM Logistics Center 1 Borrower under any Major Lease; or (vii) the occurrence of an insolvency proceeding with respect to a Major Tenant.

A “Major Lease” is any of (i) the GM Lease, and (ii) any other lease (individually or in the aggregate with respect to the same tenant and its affiliates) which covers 100,000 or more rentable SF of the improvements.

A “Major Tenant” means GM and any other tenant under either a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which, when taken together, cover in the aggregate 100,000 or more rentable SF of the improvements.

Lockbox and Cash Management. The GM Logistics Center 1 Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and requires the GM Logistics Center 1 Borrower to cause all rents to be paid directly by tenants into a clearing account maintained by the GM Logistics Center 1 Borrower at a local bank selected by the GM Logistics Center 1 Borrower, which is required at all times to be an eligible institution. Without in any way limiting the foregoing, if the GM Logistics Center 1 Borrower or the property manager receive any rents, then (i) such amounts will be deemed to be collateral for the loan and will be held in trust by the GM Logistics Center 1 Borrower or the property manager, as applicable, for the benefit, and as the property of, the lender, (ii) such amounts may not be commingled with any other funds or property of the GM Logistics Center 1 Borrower or the property manager, and (iii) the GM Logistics Center 1 Borrower or the property manager, as applicable, is required to deposit such amounts into the clearing account within one business day of receipt. Funds deposited into the clearing account will be swept by the clearing bank on a daily basis into the GM Logistics Center 1 Borrower’s operating account at the clearing bank, unless a Cash Management Period (as defined below) is continuing, in which event such funds will be swept on a daily basis into an eligible account at the deposit bank controlled by the lender.

A “Cash Management Period” will commence upon lender giving notice to the clearing bank of the occurrence of any of the following: (i) the maturity date, (ii) an event of default, (iii) the commencement of a Lease Sweep Period or (iv) the commencement of a Special Cash Collateral Period (as defined below), and will end upon lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice lender will only be required to give if (1) the GM Logistics Center 1 Mortgage Loan and all other obligations under the loan documents have been repaid in full or (2) the maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, such Lease Sweep Period has ended or (C) with respect to the matter described in clause (iv) above, such Special Cash Collateral Period has ended.

A “Special Cash Collection Period” will commence upon the occurrence of a GM Rent Reduction Event (as defined below) and will end upon the earlier to occur of (i) the date on which the Special Cash Collateral Amount (as defined below) has been deposited into the special cash collateral subaccount or (ii) the date on which the GM Logistics Center 1 Borrower has delivered to lender a letter of credit in an amount to the Special Cash Collateral Amount (as defined below).

A “GM Rent Reduction Event” means a re-measurement of the improvements which results in a reduction of the base rent and/or additional rent payable by GM under the GM Lease.

A “Special Cash Collateral Amount” in connection with a GM Rent Reduction Event, means the amount equal to (a) (i) the aggregate amount of base rent and additional rent payable by GM under the GM Lease over the twelve-month period immediately preceding the GM Rent Reduction Event less (ii) the aggregate amount of annual base rent and additional rent payable by GM under the GM Lease over the twelve month period immediately succeeding the GM Rent Reduction Event divided by (b) 9.25%.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the GM Logistics Center 1 Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the GM Logistics Center 1 Property. The loan documents also require

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

201 Logistics Center Drive Wentzville, MO 63385	Collateral Asset Summary – Loan No. 2 GM Logistics Center 1	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,488,795 63.7% 1.73x 11.4%

loss of rent and business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Right of First Offer. GM has the right to purchase the GM Logistics Center 1 Property if the GM Logistics Center 1 Borrower elects to sell the entire GM Logistics Center 1 Property to a third party. GM must accept the offer within 30 days of notice of sale. If GM elects not to accept the offer and the GM Logistics Center 1 Borrower fails to sell the GM Logistics Center 1 Property within the next six months or agrees to terms that are materially different, the GM Logistics Center 1 Borrower must re-offer the GM Logistics Center 1 Property to GM. If GM accepts the offer, the purchase price will be reduced by $3,675,468 and proceeds will be distributed as follows: (i) closing costs, (ii) $53,835,156 to the GM Logistics Center 1 Borrower in respect of final project costs, (iii) $10,000,000 to the GM Logistics Center 1 Borrower, (iv) $3,675,468 to GM, and (v) all excess sale proceeds to be distributed equally between the GM Logistics Center 1 Borrower and GM.

Ground Lease. See “PILOT Program” below.

PILOT Program. The GM Logistics Center 1 Property benefits from a payment-in-lieu-of-taxes (“PILOT”) program with the City of Wentzville, Missouri. The GM Logistics Center 1 Property is subject to a ground lease with the City of Wentzville for a 10-year term, expiring on December 31, 2026. The sponsor purchased the land on April 22, 2016 from the city of Wentzville for $8,974,016 ($2.42 PSF of land area). Following the purchase in exchange for the benefits of the PILOT program, the sponsor deeded back the land to the City of Wentzville on June 2, 2016 for no monetary consideration. As a result, the City of Wentzville has record title to the land and leases the land back to the sponsor. The ground lease may be collapsed at any time, reverting the leasehold interest to a fee simple interest, if the sponsor chooses to forgo the PILOT program. The sponsor cannot collapse the structure without lender consent. Moreover, the City of Wentzville agreed that a termination of the PILOT program without the lender’s consent would be void.

GM currently pays the GM Logistics Center 1 Borrower annual fixed real estate taxes of $498,444, which represents the payments due under the PILOT program during the initial 10-year ground lease term. After the 10-year ground lease term, the GM Logistics Center 1 Property will be re-assessed. Pursuant to the GM Lease, GM’s real estate tax reimbursement obligation will be reset to a net basis at its first renewal as outlined in GM’s lease renewals.

In connection with the PILOT program, the City of Wentzville issued to an affiliate of the GM Logistics Center 1 Borrower an industrial revenue bond, which bond is currently owned by the GM Logistics Center 1 Borrower and pledged to the lender. The base rent under the ground lease is equal to the debt service payment under the bond. However, since the GM Logistics Center 1 Borrower is the owner of the bond, no base rent is payable under the ground lease. The ground lease contains standard notice and cure rights so that the lender may maintain the tax benefits in the event of a default or termination of the ground lease.

TDD Program. The GM Logistics Center 1 Property benefits from a transportation development district (“TDD”) program within the City of Wentzville. The TDD program was established concurrently with the PILOT program to reimburse the GM Logistics Center 1 Borrower for infrastructure development costs. As part of the TDD program, the GM Logistics Center 1 Property is subject to a TDD assessment of $256,774 annually, which increases 3.0% annually. Pursuant to the GM Lease, the TDD assessment is paid from GM to the GM Logistics Center 1 Borrower and, pursuant to the TDD documents; the assessment is retained by said borrower. The reimbursements to be received by the GM Logistics Center 1 Borrower under the TDD program expire at the end of the 10-year PILOT program. Under the GM Lease, GM is required to pay both PILOT and the TDD assessment for the initial 10-year term of such lease. If renewed, the GM Lease becomes triple net and GM will thereafter be responsible for GM Logistics Center 1 Property expenses including all insurance premiums and real estate taxes, if re-assessed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

201 Logistics Center Drive Wentzville, MO 63385	Collateral Asset Summary – Loan No. 2 GM Logistics Center 1	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,488,795 63.7% 1.73x 11.4%

Moscow Mills
MISSOURI
ILL.
LINCOLN COUNTY
Flint Hill
St. Paul
Josephville
Wentzville
W. Meyer Rd
Kansas City 200 miles
Wentzville Crossroads
Wentzville Crossing
GM Wentzville Assembly Center
O'Fallon
Foristell
Lake St. Louis
St. Peters
GM Logistics Center 1
201 Logistics Center Drive
Wentzville, MO 63385
ST. CHARLES COUNTY
Cottleville
Dardenne Prairie
August A. Busch Wildlife Area
Weldon Spring
Weldon Spring Conservation Area
Missouri River
Chesterfield
Defiance
Wildwood
Dr. Edmund A. Babler Memorial State Park
ST. LOUIS COUNTY
ILLINOIS
ST. LOUIS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1170 Bordeaux Drive Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 3 Moffett Place Google	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 59.5% 1.38x 8.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1170 Bordeaux Drive Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 3 Moffett Place Google	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 59.5% 1.38x 8.3%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Sunnyvale, CA 94089
				General Property Type:	Office
Original Balance(2):	$40,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance(2):	$40,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	4.2%			Year Built/Renovated:	2016/N/A
Loan Purpose:	Refinance			Size:	314,352 SF
Sponsor:	Joseph K. Paul (a/k/a Jay Paul)			Cut-off Date Balance per SF(2):	$589
Mortgage Rate:	4.549797%			Maturity Date Balance per SF(2):	$542
Note Date:	12/30/2016			Property Manager:	Paul Holdings, Inc., dba Jay Paul Company (borrower-related)
First Payment Date:	2/6/2017
Maturity Date:	1/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$15,436,076
Seasoning:	5 months			UW NOI Debt Yield(2):	8.3%
Prepayment Provisions(3):	LO (29); DEF (84); O (7)			UW NOI Debt Yield at Maturity(2):	9.1%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(2):	1.80x (IO) 1.38x (P&I)
Additional Debt Type(4):	Pari Passu/Mezzanine			Most Recent NOI(6):	N/A
Additional Debt Balance(4):	$145,000,000/$40,000,000			2nd Most Recent NOI(6):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(6):	N/A
Reserves(5)				Most Recent Occupancy:	100.0% (6/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	N/A
RE Tax:	$253,015	$84,338	N/A	3rd Most Recent Occupancy(6):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of)(7):	$311,100,000 (3/1/2018)
TI/LC:	$12,312,957	$0	N/A	Cut-off Date LTV Ratio(2)(7):	59.5%
Other:	$17,051,831	Springing	N/A	Maturity Date LTV Ratio(2)(7):	54.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$185,000,000	82.2%	Loan Payoff:	$134,943,058	60.0%
Mezzanine Loan:	$40,000,000	17.8%	Reserves:	$29,617,804	13.2%
			Closing Costs:	$6,133,584	2.7%
			Return of Equity:	$54,305,554	24.1%
Total Sources:	$225,000,000	100.0%	Total Uses:	$225,000,000	100.0%

(1)	The Moffett Place Google Whole Loan was originated by Deutsche Bank AG, New York Branch and acquired by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York (“UBS AG, New York Branch”). UBS AG, New York Branch has re-underwritten such mortgage loan in accordance with the procedures described under “Transaction Parties— The Sponsors and Mortgage Loan Sellers— UBS AG, New York Branch” in the Preliminary Prospectus.

(2)	The Moffett Place Google Mortgage Loan is part of the Moffett Place Google Whole Loan, which is comprised of six pari passu promissory notes with an aggregate principal balance of $185,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Moffett Place Google Whole Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NOI Debt Yield, UW NOI Debt Yield at Maturity and UW NCF DSCR (P&I) based on the combined Moffett Place Google Whole Loan and Moffett Place Google Mezzanine Loan (as defined below) aggregate original principal balance of $225,000,000 and the “as stabilized” appraised value of $311,100,000 are $716, $659, 72.3%, 66.6%, 6.9%, 7.5% and 1.07x, respectively.
(3)	The defeasance lockout period will be at least 29 payment dates beginning with and including the first payment date on February 6, 2017. Defeasance is permitted at any time after the earlier of (i) the third anniversary of the closing date of the Moffett Place Google Whole Loan or (ii) two years from the closing date of the securitization of the last Moffett Place Google Whole Loan promissory note to be securitized.
(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(6)	The Moffett Place Google Property was built in 2016; therefore, historical operating statistics are unavailable.
(7)	The Appraised Value represents the “as stabilized” appraised value, which assumes that the borrower’s contractual tenant improvement and leasing commissions obligations have been fulfilled, there is no outstanding free rent, payment of rent has commenced and the Moffett Place Google Property is leased at a market rent level as of March 1, 2018. Based on the “as-is” appraised value of $272,500,000 as of November 29, 2016, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 67.9% and 62.5%, respectively. Based on the combined Moffett Place Google Whole Loan, Moffett Place Google Mezzanine Loan and the “as-is” appraised value, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 82.6% and 76.0%, respectively.

The Mortgage Loan. The third largest mortgage loan (the “Moffett Place Google Mortgage Loan”) is part of a whole loan (the “Moffett Place Google Whole Loan”) evidenced by six pari passu promissory notes in the aggregate original principal amount of $185,000,000, all of which are secured by a first priority fee mortgage encumbering a 314,352 SF office property known as Moffett Place Google in Sunnyvale, California (the “Moffett Place Google Property”). Promissory Note A-2, in the original principal amount of $40,000,000, represents the Moffett Place Google Mortgage Loan and will be included in the UBS 2017-C1 Trust. Promissory Note A-1 and Note A-3 with an aggregate original principal balance of $70,000,000 are currently held in the CD 2017-CD3 Trust. Promissory Note A-4, Note A-5 and Note A-6 with an aggregate original principal balance of $75,000,000 are expected to be held in the CD 2017-CD4 Trust. Promissory Note A-1, Note A-3, Note A-4, Note A-5 and Note A-6 collectively represent the pari passu companion loans (the “Moffett Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1170 Bordeaux Drive Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 3 Moffett Place Google	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 59.5% 1.38x 8.3%

Google Pari Passu Companion Loans”). The Moffett Place Google Whole Loan will be serviced pursuant to the pooling and servicing agreement for the CD 2017-CD3 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Moffett Place Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$40,000,000	$40,000,000	CD 2017-CD3	Yes
Note A-2	$40,000,000	$40,000,000	UBS 2017-C1	No
Note A-3	$30,000,000	$30,000,000	CD 2017-CD3	No
Note A-4	$30,000,000	$30,000,000	CD 2017-CD4	No
Note A-5	$25,000,000	$25,000,000	CD 2017-CD4	No
Note A-6	$20,000,000	$20,000,000	CD 2017-CD4	No
Total	$185,000,000	$185,000,000

The proceeds of the Moffett Place Google Whole Loan, along with a $40,000,000 mezzanine loan (the “Moffett Place Google Mezzanine Loan”), were used to retire existing debt of the Moffett Place Google Property, return equity to the sponsor, fund reserves and pay origination costs.

The Borrower and the Sponsor. The borrower is MP B3 LLC (the “Moffett Place Google Borrower”), a single-purpose, single-asset entity. Legal counsel to the Moffett Place Google Borrower delivered a non-consolidation opinion in connection with the origination of the Moffett Place Google Whole Loan. The nonrecourse carve-out guarantors are Joseph K. Paul (a/k/a Jay Paul) (“Jay Paul”), Jay Paul Revocable Living Trust Dated November 9, 1999 As Amended and Restated On March 19, 2010 and As Further Amended From Time to Time (the “Trust”) and Paul Guarantor LLC, on a joint and several basis. The Moffett Place Google Borrower is permitted to obtain release of Jay Paul and the Trust from the guaranty and environmental indemnity upon satisfaction of certain conditions in the loan documents, which include, without limitation, Paul Guarantor LLC maintaining a net worth of not less than $300.0 million and liquidity of not less than $20.0 million.

The sponsor is Joseph K. Paul, the founder of Jay Paul Company. Jay Paul Company is a privately held real estate firm based in San Francisco, California that concentrates on the acquisition, development and management of commercial properties throughout California with a specific focus on creating projects for technology firms. Jay Paul Company has developed 11 million SF of institutional quality space with an additional 6.0 million SF under development, much of which is located near the Moffett Place Google Property in Sunnyvale. In addition, Jay Paul Company owns 25 buildings in Moffett Park, totaling 7.1 million SF. Jay Paul Company has built projects for many companies including Apple, Google, Amazon, Motorola, Microsoft, Boeing, Philips Electronics, HP and DreamWorks, among others.

The Property. The Moffett Place Google Property is comprised of a 314,352 SF, newly-constructed, Class A, single tenant office building located in Sunnyvale, California. The Moffett Place Google Property is 100.0% leased, as of June 1, 2017, to Google Inc. (“Google”) through November 2028, with two seven-year extension options and no early termination rights. Google accepted possession of its space at the Moffett Place Google Property on December 1, 2016, but is not yet required to pay rent. The rent payment obligation under the Google lease commences on February 11, 2018. At loan origination, the Moffett Place Google Borrower reserved $17,051,831 for the purpose of simulating payments of rent prior to the date that rent is payable under the Google lease. See “Escrows and Reserves” below. The Moffett Place Google Property is part of a larger planned development (“Moffett Place Campus”), which currently includes three additional non-collateral identical office buildings totaling 943,056 SF that are 100.0% leased to Google through August 2027 and three additional non-collateral parking garages. The Moffett Place Campus is anticipated to include two additional non-collateral office buildings totaling 628,704 SF. The two non-collateral buildings yet to be built are also leased to Google through November 2028 and, according to the sponsor, are anticipated to be delivered in August 2017 and April 2020, respectively. The sponsor assembled the land for the Moffett Place Campus in 2012 for approximately $27.5 million and has spent approximately $126.3 million ($401.65 per SF) on the development of Moffett Place Google Property. Additionally, the sponsor has spent approximately $24.3 million ($77.18 per SF) in tenant improvements and leasing commission costs. The sponsor’s total cost basis is approximately $178.1 million ($566.44 per SF).

The Moffett Place Google Property features access to a 52,500 SF, non-collateral two-story fitness/amenities facility and three separate non-collateral parking garages. To govern access to the non-collateral common areas, fitness/amenities facility and parking garages (the “Common Area Spaces”), the Moffett Place Google Property is subject to a declaration of covenants, conditions and restrictions (the “CCR”) with Moffett Place LLC (an affiliate of the sponsor and an affiliate of the owner of the three non-collateral buildings at the Moffett Place Campus), which grants the Moffett Place Google Borrower non-exclusive easement rights over the Common Area Spaces and contemplates that the Common Area Spaces that it governs will be expanded over time as the remaining portions of the Moffett Place Campus are completed. Ownership of the Common Area Spaces governed by the CCR is held by Moffett Place Association LLC (the “Association”). The Association is owned by Moffett Place LLC (an entity wholly owned by Joseph K. Paul), as declarant, until the remaining buildings are completed and by the Moffett Place Google Borrower and MP 521 LLC (as owners of the completed buildings). The Association is obligated to maintain insurance coverage over the Common Area Spaces and is also responsible for maintenance of the Common Area Spaces, subject to the terms of the Google leases. The CCR delineates shares of the voting interest in the Association based on the number of completed buildings at the Moffett Place Campus, with each completed building entitled to a proportionate share of the voting interest. The Moffett Place Google Borrower currently has a 25.0% voting interest in the Association and will have a 16.7% voting interest in the Association upon the full development of the Moffett Place Campus. The Moffett Place Google Borrower is required to pay taxes and insurance for the Common Area Spaces under the CCR.

On October 2, 2015, Google implemented a holding company reorganization in which Alphabet became the successor issuer to Google. At that time, Alphabet recognized the assets and liabilities of Google at carryover basis. Alphabet, through its subsidiaries, provides online advertising services in the United States, the United Kingdom and rest of the world. Alphabet (NASDAQ: GOOG) is rated Aa2 and AA+ by Moody’s and S&P, respectively. Google represents approximately 99.1% of Alphabet’s total revenues, based on Alphabet’s 2016 annual report. Google’s core products such as Search, Android, Maps, Chrome, YouTube, Google Play and Gmail each have over one billion monthly active users.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1170 Bordeaux Drive Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 3 Moffett Place Google	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 59.5% 1.38x 8.3%

The following table presents certain information relating to the sole occupied tenant at the Moffett Place Google Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Google	NR/Aa2/AA+	314,352	100.0%	$14,409,896	100.0%	$45.84	11/30/2028
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		314,352	100.0%	$14,409,896	100.0%	$45.84

(1)	Information is based on the underwritten rent roll.
(2)	The ratings above are those of Alphabet, Google’s parent company, which does not guarantee the lease.

The following table presents certain information relating to the lease rollover schedule at the Moffett Place Google Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028 & Beyond	1	314,352	100.0%	100.0%	$45.84	$14,409,896	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	314,352	100.0%		$45.84	$14,409,896	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The Moffett Place Google Property is located in northern Sunnyvale, California within Moffett Park. Moffett Park comprises approximately 519 acres of land of which approximately 85% is improved with recently developed one- and two-story research and development buildings. Moffett Park is home to notable high technology firms, including Lab 126 (an Amazon.com subsidiary), Hewlett Packard, Juniper Networks, Lockheed-Martin, Microsoft and Yahoo!.

Jay Paul Company is re-developing over 55 acres in Moffett Park, with Moffett Place, a new, Class A office development to contain approximately 1.9 million SF of net rentable building area, in six eight-story buildings. The development also includes a 52,500 SF amenities building and parking structures. In October 2014, Google pre-leased the entire project with a staged occupancy. Phase I, which includes Buildings 1, 2, and 5, was completed in late-2016. The Moffett Place Google Property is the first building in Phase II.

Moffett Park sits alongside the State Highway 237 corridor near the intersection of U.S. Highway 101 in Silicon Valley. State Highway 237 forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway 101 in Sunnyvale to the southwest. The Santa Clara County Transit System provides bus service county-wide and has four stops near the Moffett Place Google Property. In addition, a Santa Clara Light Rail station is located one block from the Moffett Google Place Property to the northwest and services the surrounding residential communities.

The Moffett Place Google Property is in the Sunnyvale submarket within Silicon Valley. According to the appraisal, overall vacancy in Silicon Valley and the Sunnyvale submarket was 8.6% and 3.1%, respectively, as of third quarter of 2016. In the first three quarters of 2016, 612,796 SF of office space was delivered to the submarket, with 619,986 SF of absorption. According to an appraisal, as of the third quarter of 2016, new supply under construction in Silicon Valley stood at approximately 5.3 million SF, which consisted of approximately 3.0 million SF of built-to-suit construction and 2.3 million SF of speculative construction. As of the third quarter of 2016, the total office asking rent for the Sunnyvale submarket was $51.24 per SF, which is in line with the Silicon Valley total office average asking rent of $51.48 per SF. Within the Sunnyvale submarket, the average asking rent for Class A office properties is $53.76 per SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1170 Bordeaux Drive Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 3 Moffett Place Google	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 59.5% 1.38x 8.3%

The following tables present certain information relating to sales and lease comparables for the Moffett Place Google Property:

Office Building Sale Comparables
Property Name	Property Location	NRA	Sale Date	Sale Price (in millions)	Sale Price PSF
Moffett Place Google Property	Sunnyvale, CA	314,352(1)	N/A	$311.1(2)	$990
Campus @ 3333, Phase 1	Santa Clara, CA	459,655	Dec 2015	$305.1	$664
Sunnyvale Town Center	Sunnyvale, CA	313,920	Dec 2015	$270.0	$860
Castro Station	Mountain View, CA	114,809	Nov 2015	$148.5	$1,293
NetFlix	Los Gatos, CA	260,830	Oct 2015	$193.1	$740
Cupertino Gateway	Cupertino, CA	220,672	Aug 2015	$165.0	$748

Source: Appraisal

(1)	Based on the underwritten rent roll.
(2)	Represents the “as stabilized” appraised value as of March 1, 2018.

Office Lease Comparables
Property Name	Property Location	Tenant Name	Lease Date	NRA	Lease Term (yrs)	Base Rent PSF	Lease Type
Moffett Place Google Property	Sunnyvale, CA	Google(1)	Dec 2016(1)	314,352(1)	12.0(1)	$45.84(1)	Net
Moffett Towers II, Building 2	Sunnyvale, CA	Confidential	Dec 2016	362,600	10.0	$48.00	Net
Sunnyvale City Center	Sunnyvale, CA	Red Hat	Nov 2016	28,389	7.2	$70.80	Net
Moffett Gateway	Sunnyvale, CA	Google Inc.	July 2016	612,691	10.0	$44.40	Net
Sunnyvale Business Park	Sunnyvale, CA	Raytheon	July 2016	162,550	3.0	$47.40	Net
Santa Clara Square	Santa Clara, CA	AMD	Aug 2016	220,156	10.0	$42.60	Net
Santa Clara Square	Santa Clara, CA	Cambridge Industries	May 2016	220,156	7.4	$43.80	Net
Moffett Towers I	Sunnyvale, CA	Google	Apr 2016	238,602	10.0	$44.40	Net

Source: Appraisal
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Moffett Place Google Property:

Cash Flow Analysis

	2014(1)	2015(1)	2016(1)	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	N/A	$14,409,896	$45.84
Credit Tenant Rent Steps(3)	N/A	N/A	N/A	$1,916,870	$6.10
Total Recoveries	N/A	N/A	N/A	$1,970,759	$6.27
Total Other Income(4)	N/A	N/A	N/A	$459,269	$1.46
Less Vacancy & Credit Loss(5)	N/A	N/A	N/A	($937,840)	($2.98)
Effective Gross Income	N/A	N/A	N/A	$17,818,954	$56.68
Total Operating Expenses	N/A	N/A	N/A	$2,382,878	$7.58
Net Operating Income	N/A	N/A	N/A	$15,436,076	$49.10
Capital Expenditures	N/A	N/A	N/A	$62,870	$0.20
TI/LC	N/A	N/A	N/A	$0	$0.00
Net Cash Flow	N/A	N/A	N/A	$15,373,206	$48.90

Occupancy %	N/A	N/A	N/A	100.0%
NOI DSCR (P&I)(6)	N/A	N/A	N/A	1.39x
NCF DSCR (P&I)(6)	N/A	N/A	N/A	1.38x
NOI Debt Yield(6)	N/A	N/A	N/A	8.3%
NCF Debt Yield(6)	N/A	N/A	N/A	8.3%

(1)	The Moffett Place Google Property was constructed in 2016; therefore, historical operating information is not available.
(2)	Gross Potential Rent has been underwritten based on 100.0% physical occupancy as of the Cut-off Date and includes rent steps through February 2018.
(3)	Credit Tenant Rent Steps represent the straight-line average of Google’s contractual step rent through lease expiration.
(4)	Other income reflects the amenities use fee, including contractual rent steps through February 2018, and straight line average of contractual rent steps of the amenities use fee through lease expiration.
(5)	Vacancy & Credit Loss is underwritten to a vacancy rate of 5.0% of all revenue. The Moffett Place Google Property is underwritten based on 100.0% physical occupancy as of the Cut-off Date.
(6)	Debt service coverage ratios and debt yields are based on the Moffett Place Google Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1170 Bordeaux Drive Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 3 Moffett Place Google	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 59.5% 1.38x 8.3%

Escrows and Reserves. In connection with the origination of the Moffett Place Google Whole Loan, the borrower funded reserves of (i) $253,015 for real estate taxes; (ii) $12,312,957 for outstanding approved leasing expenses in connection with the Google lease; and (iii) $17,051,831 to cover gap rent and rent concessions under the Google lease ($6,964,903 of which is for gap rent that covers full rent under the Google lease until the additional rent commencement date on June 1, 2017).

Additionally, on each payment date, the Moffett Place Google Borrower is required to fund the following reserves with respect to the Moffett Place Google Property: (i) a tax reserve in an amount equal to 1/12th of the amount that the lender estimates (initially $84,338) will be necessary to pay taxes over the then succeeding 12-month period and (ii) an insurance reserve in an amount equal to 1/12th of the amount that the lender estimates will be necessary to pay insurance premiums upon the expiration of the insurance policies. Notwithstanding the foregoing, insurance escrows are waived so long as the Moffett Place Google Property is covered by an acceptable blanket policy (at closing, insurance was maintained under an acceptable blanket policy). Additionally, during a Lease Sweep Period (as defined below), all excess cash is required to be swept into the lease sweep reserve account.

Lockbox and Cash Management. The Moffett Place Google Whole Loan documents require a hard lockbox with in-place cash management. The Moffett Place Google Whole Loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower with respect to Moffett Place Google Property be promptly deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are required to be swept to a lender-controlled cash management account every business day and applied on each payment date to the payment of debt service, the funding of required reserves, budgeted monthly operating expenses, common charges under various reciprocal easement agreements, including the CCR, approved extraordinary operating expenses, debt service on the mezzanine loan (see “Mezzanine Loan and Preferred Equity” below) and, during a Lease Sweep Period, an amount equal to $261,960 to fund a lease sweep reserve account (the “Lease Sweep Reserve Account”) until the aggregate funds swept in the Lease Sweep Reserve Account during such lease sweep equals the Lease Sweep Reserve Threshold (as defined below) and then to a debt service reserve account (the “Debt Service Reserve Account”) until the aggregate funds transferred to the Lease Sweep Reserve Account and the Debt Service Reserve Account during such lease sweep equals the Lease Sweep and Debt Service Reserve Cap (as defined below). Provided no Trigger Period (as defined below) is continuing, excess cash in the deposit account will be disbursed to the borrower in accordance with the Moffett Place Google Whole Loan documents. If a Trigger Period is continuing (other than a Trigger Period due to a Lease Sweep Period), excess cash in the deposit account is required to be transferred to an account held by the lender as additional collateral for the Moffett Place Google Whole Loan.

A “Trigger Period” will commence upon the occurrence of (i) an event of default under the Moffett Place Google Whole Loan, (ii) a Low Debt Service Period (as defined below), (iii) a mezzanine loan default or (iv) a Lease Sweep Period (as defined below) and will end upon (a) with respect to clause (i), the date on which such event of default is cured, (b) with respect to clause (ii), the Low Debt Service Period has ended, (c) with respect to clause (iii), the date on which such mezzanine loan default is cured and (d) with respect to clause, (iv) such Lease Sweep Period has ended.

A “Low Debt Service Period” will commence if (i) as of any calculation date, the credit rating of a tenant (or the parent entity of such tenant) under a Lease Sweep Lease (as defined below) by Fitch, Moody’s or S&P is less than “BBB-”, “Baa3” or “BBB-”, respectively and (ii) the debt service coverage ratio, as of any calculation date, falls below 1.41x based on the Moffett Place Google Whole Loan balance or 1.10x based on the total debt (including the mezzanine loan balance), respectively, and will end when the debt service coverage ratio is at least 1.41x based on the Moffett Place Google Whole Loan balance and 1.10x based on the total debt (including the mezzanine loan balance) for two consecutive calendar quarters.

The debt service coverage ratio tests are calculated using straight-line average rent under the Google lease (or that of any successor tenant that is investment grade).

A “Lease Sweep Period” will commence upon the first monthly payment date following the earliest to occur of (a) July 6, 2023; (b) the date on which, with respect to a Lease Sweep Lease (as defined below), (i) the tenant cancels or terminates its Lease Sweep Lease with respect to all or a Material Termination Portion (as defined below) of the space under its Lease Sweep Lease prior to the then-current expiration date or (ii) the tenant delivers notice that it is canceling all or a Material Termination Portion of the space under the Lease Sweep Lease; (c) the date on which a tenant under a Lease Sweep Lease goes dark at 20% or more of its space under a Lease Sweep Lease; provided, however, that if the tenant under a Lease Sweep Lease is either (x) an investment grade rated entity or (y) has subleased the dark space portion of its premises to an investment grade rated entity that has accepted delivery thereof and is paying unabated rent at a rate no less than required under the Lease Sweep Lease, the tenant under a Lease Sweep Lease will not be deemed to have gone dark; (d) a default by the tenant under a Lease Sweep Lease that continues beyond the cure period; (e) the occurrence of an insolvency proceeding of a tenant under a Lease Sweep Lease or (f) the date on which, with respect to the Google lease, neither Google nor Google’s parent company is an investment grade rated entity. A Lease Sweep Period (other than a Lease Sweep Period triggered by an insolvency proceeding of a tenant under a Lease Sweep Lease) will not be triggered (or, if already triggered, may be terminated) if the Moffett Place Google Borrower delivers to the lender an acceptable letter of credit in an amount equal to $11,002,320 ($35.00 per SF), provided, if such Lease Sweep Period is triggered by clause (c) or (f) above, such acceptable letter of credit will be in an amount equal to $15,717,600 ($50.00 per SF).

A Lease Sweep Period will end on the earliest to occur of (1) with respect to clauses (a) or (b) above, (A) with respect to the space under each Lease Sweep Lease, the tenant under a Lease Sweep Lease has exercised a renewal or extension, provided that the tenant under the Lease Sweep Lease is under a qualified lease, as described in the loan documents and satisfied the occupancy conditions, as described in the loan documents, (B) one or more replacement tenants acceptable to the lender execute and deliver replacement leases covering at least 75% of the SF demised under the Google lease, provided that the leases are qualified leases and the occupancy conditions, as described in the loan documents, are satisfied or (C) a combination of sub-clauses (A) and (B) above occurs; (2) with respect to clause (c) or (f) above, the date on which either (A) one or more replacement tenants execute and deliver replacement leases covering at least 75% of the SF demised under the Google lease, provided that the leases are qualified leases and the occupancy conditions, as described in the loan documents, are satisfied or (B) the Google tenant (or its parent) is restored as an investment grade rated entity or the entirety of the Lease Sweep Lease has been sublet to an investment grade rated entity that has accepted delivery thereof and is paying fully unabated rent at a contract rate not less than that required under a Lease Sweep Lease; (3) with respect to clause (d) above, the date on which the default has been cured and no other default under such Lease Sweep Lease occurs for three consecutive months following such cure; (4) with respect to clause (e) above, the applicable insolvency proceeding has been terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; and (5) with respect to clauses (a), (b), (c), (d) and (f) above, the date on which the aggregate amount of funds transferred into the Lease Sweep Reserve Account and the Debt Service Reserve Account equals the applicable Lease Sweep and Debt Reserve Cap (as defined below) and if a Lease Sweep Period is continuing due to the occurrence of more than one Lease Sweep Event, the aggregate amount of funds required to be transferred over the course of the Lease Sweep Period shall be equal to the amount of the largest Lease Sweep and Debt Service Reserve

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1170 Bordeaux Drive Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 3 Moffett Place Google	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 59.5% 1.38x 8.3%

Cap applicable to all then-continuing Lease Sweep Periods, such that each Lease Sweep Period shall be treated as concurrent and not duplicative or independent of another.

The “Lease Sweep and Debt Service Reserve Cap” means (i) with respect to a Lease Sweep Period continuing solely pursuant to clauses (a) and/or (d) above, $11,002,320 ($35.00 per SF); (ii) with respect to a Lease Sweep Period continuing solely pursuant to clause (b) above, $35.00 per SF of the terminated space; (iii) with respect to a Lease Sweep Period continuing pursuant to clause (c) above, whether or not a Lease Sweep Period pursuant to clauses (a), (b) and or/(d) above is concurrently continuing, $50.00 per SF of dark space; or (iv) with respect to clause (f) above, whether or not a Lease Sweep Period pursuant to clauses (a), (b), (c) and/or (d) above is currently continuing, $15,717,600 ($50.00 per SF).

The “Lease Sweep Reserve Threshold” means (i) with respect to a Lease Sweep Period continuing solely pursuant to clauses (a), (d) and/or (f) above, $9,430,560 ($30.00 per SF) or (ii) with respect to a Lease Sweep Period continuing solely pursuant to clause (b) or (c) above, $30.00 per SF of the dark or terminated space.

A “Lease Sweep Lease” is the Google lease or any replacement lease or leases which cover at least 75% of the rentable SF demised under the Google lease as of December 30, 2016.

A “Material Termination Portion” is, with respect to any space under a Lease Sweep Lease, if the tenant under a Lease Sweep Lease cancels or terminates its Lease Sweep Lease with respect to at least 40,000 or more SF of space (or, if a full floor of space is less than 40,000 SF, a full floor of space) but less than the entirety of the space under such Lease Sweep Lease, the amount of space under the Lease Sweep Lease affected by such cancellation or termination.

Additional Secured Indebtedness (not including trade debts). The Moffett Place Google Property also secures the Moffett Place Google Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $145,000,000. The Moffett Place Google Pari Passu Companion Loans accrue interest at the same rate as the Moffett Place Google Mortgage Loan. The Moffett Place Google Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Moffett Place Google Pari Passu Companion Loans. The holders of the Moffett Place Google Mortgage Loan and the Moffett Place Google Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Moffett Place Google Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The Moffett Place Google Mezzanine Loan refers to a loan with a Cut-off Date principal balance of $40,000,000 made to MP B3 Mezz LLC, a Delaware limited liability company, by KDF REIT Investments, LLC, secured by 100% of the direct or indirect equity interest in the Moffett Place Google Borrower. The Moffett Place Google Mezzanine Loan and the Moffett Place Google Whole Loan are subject to an intercreditor agreement between the Moffett Place Google Whole Loan lender and related mezzanine lender. As of the Cut-off Date, the Moffett Place Google Mezzanine Loan is expected to be held by KDF REIT Investments, LLC.

Mezzanine Debt Summary
Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV(2)
$40,000,000	6.5000%	120	360	60	1.07x	6.9%	72.3%

(1)	Based on principal and interest payments after the interest-only period of 60 months.
(2)	Based on the “as stabilized” appraisal value of $311,100,000 as of March 1, 2018. Based on the “as-is” appraised value of $272,500,000 as of November 29, 2016, the Total Debt Cut-off Date LTV Ratio is 82.6%.

Release of Property. Not permitted.

Terrorism Insurance. The Moffett Place Google Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Moffett Place Google Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Moffett Place Google Property and 24 months of business interruption insurance, provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or extension thereof or substantially similar program (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1170 Bordeaux Drive Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 3 Moffett Place Google	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 59.5% 1.38x 8.3%

San Francisco Bay
Palo Alto Airport of Santa Clara County
Palo Alto Baylands Park
San Francisco Intl. Airport 20 miles
DON EDWARDS SAN FRANCISCO BAY NATIONAL WILDLIFE REFUGE
Moffett Place Google
1170 Bordeaux Drive
Sunnyvale, CA 94089
Palo Alto
Intuit
Shoreline Amphitheatre
LinkedIn
Googleplex
Computer History Museum
Microsoft
Moffett Federal Airfield
NASA Ames Research Ctr.
Yahoo Corporate Campus
Twin Creeks Sports Complex
Lockheed Martin
Juniper Networks
NetApp
Google Tech Corners
Sunnyvale Baylands Park
South Bay Fwy
Symantec
Google Quad Campus
Sheraton Sunnyvale
LinkedIn Corp.
Mission College
Levi's Stadium
California's Great America
Broadcom
Synopsys
Apple Sunnyvale
T-Mobile
SUNNYVALE
AMD
Trimble Inc.
Mountain View
Bayshore Fwy
@WalmartLabs
Ciena Communications
Northrop Grumman
Applied Materials
San Jose Intl. Airport 2 miles
Los Altos
Cuesta Park
Downtown Sunnyvale
Stevens Creek Fwy
El Camino Real
SANTA CLARA
Remington Dr.
SANTA CLARA COUNTY
Ortega Park
Central Park
Homestead Rd.
Kaiser Permanente Santa Clara Medical Center
FUTURE APPLE HQ
Cupertino Village
Apple
Cupertino
Vallco Shopping Mall
Agilent Technology
Stevens Creek Blvd.
De Anza College
Seagate Technology
Marketplace on Stevens Creek
Valley Fair Shopping Center
McClellan Rd.
Cupertino Civic Center & Community Hall
Bollinger Rd.
Rainbow
SAN JOSE
SAN FRANCISCO
OAKLAND
Berkeley
Richmond
Concord
Daly City
Hayward
Pleasanton
Livermore
Fremont
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2201 Dwight Way Berkeley, CA 94704	Collateral Asset Summary – Loan No. 4 Garden Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 50.9% 1.84x 9.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2201 Dwight Way Berkeley, CA 94704	Collateral Asset Summary – Loan No. 4 Garden Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 50.9% 1.84x 9.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Berkeley, CA
				General Property Type:	Multifamily
Original Balance:	$35,000,000			Detailed Property Type:	Student Housing
Cut-off Date Balance:	$35,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.6%			Year Built/Renovated:	2016/N/A
Loan Purpose:	Refinance			Size(3):	236 Beds
Sponsor:	RAD Urban			Cut-off Date Balance per Bed:	$148,305
Mortgage Rate:	4.92443%			Maturity Date Balance per Bed:	$148,305
Note Date:	5/11/2017			Property Manager:	ACC SC Management (California) LP
First Payment Date:	6/6/2017
Maturity Date:	5/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$3,222,725
Seasoning:	1 month			UW NOI Debt Yield:	9.2%
Prepayment Provisions:	LO (12); YM1 (101); O (7)			UW NOI Debt Yield at Maturity:	9.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.84x
Additional Debt Type(1):	Mezzanine			Most Recent NOI(4):	N/A
Additional Debt Balance(1):	$12,000,000			2nd Most Recent NOI(4):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(4):	N/A
Reserves(2)				Most Recent Occupancy:	100.0% (4/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	N/A
RE Tax:	$7,234	$7,234	N/A	3rd Most Recent Occupancy(4):	N/A
Insurance:	$37,258	$3,515	N/A	Appraised Value (as of):	$68,790,000 (3/17/2017)
Replacements:	$0	$2,950	N/A	Cut-off Date LTV Ratio:	50.9%
Transition Reserve Funds:	$1,000,000	$0	N/A	Maturity Date LTV Ratio:	50.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$35,000,000	74.5%	Loan Payoff:	$16,945,590	36.1%
Mezzanine Loans:	$12,000,000	25.5%	Reserves:	$1,044,492	2.2%
			Closing Costs:	$1,009,485	2.1%
			Return of Equity:	$28,000,433	59.6%
Total Sources:	$47,000,000	100.0%	Total Uses:	$47,000,000	100.0%

(1)	See “Mezzanine Loan and Preferred Equity” for further discussion of additional debt.
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	The Garden Village Property has 77 units totaling 236 beds. Excluding the seven units leased at below-market rents in the Below Market Rent (“BMR”) program, the Garden Village Property has 214 beds. The Garden Village Property also includes rooftop farm/gardens leased to a third party operator.
(4)	The Garden Village Property was built in 2016, therefore prior historical information is unavailable.

The Mortgage Loan. The fourth largest mortgage loan (the “Garden Village Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $35,000,000, which is secured by a first priority fee mortgage encumbering a 236-bed student housing property located at 2201 Dwight Way in Berkeley, California (the “Garden Village Property”). The proceeds of the Garden Village Mortgage Loan, together with two mezzanine loans with an aggregate original principal amount of $12,000,000, were used to refinance a previous mortgage loan secured by the Garden Village Property, fund upfront reserves, pay closing costs and return equity to the sponsor.

The Borrower and the Sponsor. The borrower is Dwight Neun Owner, LLC (the “Garden Village Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with one independent director. The Garden Village Borrower is wholly-owned by Dwight Mezz LLC, which is wholly-owned by Dwight Mezz II LLC, which in turn is owned by Dwight Holdings LLC. Dwight Holdings LLC is owned by NGI East Bay Portfolio, LLC (39.8%), Dwight Partners LLC (39.8%) and Garden Village Partners LLC (20.4%), each of which is 43.7%, 54.7% and 22.1%, respectively, owned by Randall Miller and Anthony Levandowski, the nonrecourse carve-out guarantors of the Garden Village Mortgage Loan. Randall Miller and Anthony Levandowski are co-founders of RAD Urban, the sponsor of the Garden Village Mortgage Loan. Anthony Levandowski is currently subject to litigation as described under “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

RAD Urban is based in the Bay Area and develops modular mid-rise and high-rise student housing, multifamily, and mixed-use projects in urban neighborhoods. RAD Urban is vertically integrated, with in-house building manufacturing, design, engineering, and construction. RAD Urban has developed and invested in over 900 multifamily and student housing units. Other projects include a 25-story and a 40-story residential tower with ground floor retail in Oakland, a mixed-use development in Temescal entitled for 261 residential units, and a 192-unit multifamily property in Bountiful, Utah.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2201 Dwight Way Berkeley, CA 94704	Collateral Asset Summary – Loan No. 4 Garden Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 50.9% 1.84x 9.2%

The Property. The Garden Village Property is a 77-unit Class A multifamily building, with 70 units master-leased to The Regents of the University of California (S&P:AA/Moody’s:Aa2/Fitch:AA), containing 214 student housing beds and seven units leased at below-market rents in the Below Market Rent (“BMR”) program to low income tenants. The Garden Village Property is located at 2201 Dwight Way in Berkeley, California, approximately four blocks from the University of California at Berkeley (“UC Berkeley”) campus. Completed in 2016, the Garden Village Property is a five-story 18-building student housing complex totaling 64,378 SF comprised of 36 two-bed one-bath suites and 41 four-bed two-bath suites with an average unit size of 836 SF, including three two-bed one-bath units and four four-bed two-bath units that are part of the BMR program. As of the April 1, 2017 rent roll, the Garden Village Property was 100.0% leased.

Unit amenities include single-occupancy two-bedroom/one-bath and four-bedroom/two-bath apartments that are fully furnished with a bed, built-in desk and a chair and include a separate open-plan full-size kitchen, dining room area with a table and chairs, and living room with a couch, coffee table, end tables and TV. The fully equipped kitchens in each unit feature high-efficiency stainless steel appliances, quartz countertops, a refrigerator, a gas range/oven, a built-in microwave, a dishwasher, a sink with garbage disposal and a high-efficiency washer and dryer. Large operable windows are provided in every room and on opposing sides of each unit, providing natural lighting and ventilation and each unit has nine foot ceilings.

Community amenities available to all residents include residential 3rd and 4th level sundecks, grassy interior courtyards, bicycle storage for up to 240 bicycles, a bike link locker card, a bicycle repair station, elevator, on-site management and maintenance, a controlled access system, an on-site courtesy patrol officer, and unlimited monthly local transit passes at a 90% discount. In addition, Garden Village residents receive a free membership to the building’s Zipcar pod share service that provides residents the exclusive use of three dedicated spaces for Zipcar service.

Seventy student housing units containing 214 beds at the Garden Village Property are master-leased to The Regents of the University of California (S&P:AA/Moody’s:Aa2/Fitch:AA) at an average rental rate of $4,721 per unit/month or $67.85 PSF, increasing 3% annually throughout the full term of the lease. The Regents of the University of California is the governing board of the University of California system. The Regents of the University of California’s lease has an initial term of three years through August 2019 with two two-year renewal options and no termination options. The remaining seven multifamily units are leased at below-market rents in the BMR program at an average rental rate of $1,223 per unit/month or $17.31 PSF.

The table below shows the apartment mix at the Garden Village Property:

Garden Village Property Unit Mix Summary(1)
Unit Type	No. of Units	% of Total Units	No. of Beds per Unit	No. of Beds	% of Total Beds	Avg. Unit Size (SF)	Total Size (SF)	Avg. Monthly Rental Rate Per Bed	Avg. Monthly Rental Rate PSF	Avg. Monthly Market Rental Rate Per Bed(3)	Avg. Monthly Market Rental Rate PSF(3)
2 Bedroom / 1 Bath	33	42.9%	2	66	28.0%	679	22,407	$1,756	$5.17	$2,000	$5.89
4 Bedroom / 2 Bath	37	48.1%	4	148	62.7%	974	36,038	$1,450	$5.95	$1,800	$7.39
2 Bedroom / 1 Bath - BMR(2)	3	3.9%	2	6	2.5%	679	2,037	$549	$1.62	$549	$1.62
4 Bedroom / 2 Bath - BMR(2)	4	5.2%	4	16	6.8%	974	3,896	$329	$1.35	$329	$1.35
Total/Wtd. Avg.	77	100.0%		236	100.0%	836	64,378	$1,437	$5.27	$1,724	$6.32

(1)	Information is based on the underwritten rent roll.

(2)	The Garden Village Property includes seven units leased at below-market rents in the BMR program to low income tenants. The maximum qualifying household income for BMR units is 50% of the area median income (“AMI”), and the maximum housing payment is 30% of 50% of AMI. The BMR rent is 72.6% below market for 2 bedroom units and 81.7% below market for 4 bedroom units.
(3)	Avg. Monthly Market Rental Rate Per Bed and Avg. Monthly Market Rental Rate PSF are based on the appraisal.

The Market. The Garden Village Property is located in Berkeley in the northwest section of Alameda County directly across the San Francisco Bay from San Francisco, approximately 5.4 miles north of the Oakland central business district. The Garden Village Property is approximately four blocks from the UC Berkeley campus at the corner of Dwight Way and Fulton Street. The Garden Village Property is located along Interstate 80, which travels southwest to San Francisco and northeast to Sacramento, and Highway 24, which travels south to Oakland and east to Walnut Creek. Downtown Berkeley has numerous restaurants, movie theaters, museums, retailers and coffee bars. There are three Bay Area Rapid Transit (“BART”) stations in Berkeley, providing commuter rail service throughout many parts of the Bay Area. The Downtown Berkeley BART station is located approximately 0.6 miles north of the Garden Village Property, providing a 23-minute ride to San Francisco’s Financial District and a 23-minute ride to the Coliseum BART Station. The Downtown Berkeley BART plaza is currently undergoing $7.6 million in improvements including a new main entrance enclosure, improved signage throughout the station and plaza, new furnishings, landscaping, paving, bus shelters and LED lighting, which are scheduled to be completed by September 2017.

Berkeley is home to UC Berkeley and the Lawrence Berkeley National Laboratory. Founded in 1868 as the University of California, UC Berkeley offers approximately 350 undergraduate and graduate degree programs in a wide range of disciplines with approximately 40,173 full-time students in 2016 and is the oldest of the ten major campuses affiliated with the University of California. UC Berkeley has a very high research activity with $789 million in research and development expenditures in the fiscal year ending June 30, 2015. UC Berkeley also co-manages three United States Department of Energy National Laboratories, including Lawrence Berkeley National Laboratory and is home to many world-renowned research institutes and organizations. UC Berkeley is ranked third on the U.S. News’ 2015 Best Global Universities rankings conducted in the U.S and nearly 50 other countries.

With a current inventory as of 2016 of approximately 8,700 beds (23.5% of the total student body), approximately 28,394 UC Berkeley students rely on off-campus housing. The market is supply constrained due to lack of available sites, neighborhood resistance, and a slow/restrictive entitlement process. The Regents of the University of California are currently resorting to housing their students as far away as Mills College in Oakland and Holy Names University in Oakland.

According to a third party market research report, the estimated 2017 population within a one-, three-, and five-mile radius is 62,716, 223,127, and 404,623, respectively. The 2017 estimated average household income within a one-, three-, and five-mile radius is $83,101, $119,711, and $116,030, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2201 Dwight Way Berkeley, CA 94704	Collateral Asset Summary – Loan No. 4 Garden Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 50.9% 1.84x 9.2%

According to a third party research report, the Garden Village Property is located in the North Alameda multifamily submarket, which contains a total of 27,845 units. As of fourth quarter of 2016, the vacancy rate in the submarket was 5.8%. As of fourth quarter of 2016, the average asking rental rate for the submarket was $2,493 per unit.

Comparable rental properties to the Garden Village Property are shown in the table below:

Garden Village Property Comparable Rentals Summary
Address City, State	Year Built/ Renovated	Occupancy	Distance to Subject	Unit Type	No. of Beds(1)	Unit Size per Bed (SF)	Rent per Month per Bed
Garden Village Property 2201 Dwight Way Berkeley, CA	2016/N/A	100.0%(2)	—	2 BR / 1 BA 4 BR / 2 BA 2 BR / 1 BA - BMR 4 BR / 2 BA - BMR	66 148 6 16	340 244 340 244	$2,000 $1,800 $549 $329
The Berk 2315 College Avenue Berkeley, CA	1927-1950/2011	100.0%	0.8 miles	2 BR / 1 BA 3 BR / 1 BA 4 BR / 2 BA	55 55 57	345 365 380	$1,496 $1,014 $1,389
Telegraph Commons 2400 Telegraph Avenue Berkeley, CA	1923/2010	100.0%	0.5 miles	1 BR / 1 BA 2 BR / 1 BA 3 BR / 1 BA	39 39 40	250 400 400	$2,500 $2,042 $1,917
Bancroft House 2334-2340 Bancroft Avenue Berkeley, CA	2010/N/A	100.0%	0.4 miles	4 BR / 2 BA 5 BR / 2 BA	8 10	400 600	$1,913 $1,730
Sequoia Apartments 2441 Haste Street Berkeley, CA	2011/N/A	100.0%	0.4 miles	1 BR / 1 BA 2 BR / 1 BA	58 58	250 375	$1,456 $1,560
Metropolitan 2301 Durant Avenue Berkeley, CA	2014/N/A	100.0%	0.3 miles	1 BR / 1 BA 2 BR / 1 BA 3 BR / 1 BA 4 BR / 1 BA	2 8 9 144	416 257 264 213	$2,100 $1,675 $1,650 $1,625

Source: Appraisal
(1)	No. of Beds for the Garden Village Property includes seven BMR units or 22 beds.
(2)	Information is based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Garden Village Property:

Cash Flow Analysis

	2014(1)	2015(1)	2016(1)	Market Student Housing UW	Master Lease UW	Master Lease UW per Bed
Gross Potential Rent(2)	N/A	N/A	N/A	$4,883,496	$4,102,789	$17,385
Total Other Income(3)	N/A	N/A	N/A	$11,900	$570,708	$2,418
Less Vacancy & Concessions(4)	N/A	N/A	N/A	($170,922)	($143,598)	($608)
Effective Gross Income	N/A	N/A	N/A	$4,724,474	$4,529,899	$19,194
Total Operating Expenses	N/A	N/A	N/A	$1,341,538	$1,307,174	$5,539
Net Operating Income	N/A	N/A	N/A	$3,382,935	$3,222,725	$13,656
Capital Expenditures	N/A	N/A	N/A	$15,400	$15,400	$65
Net Cash Flow	N/A	N/A	N/A	$3,367,535	$3,207,325	$13,590

Occupancy %(5)	N/A	N/A	N/A	100.0%	100.0%
NOI DSCR	N/A	N/A	N/A	1.94x	1.84x
NCF DSCR	N/A	N/A	N/A	1.93x	1.84x
NOI Debt Yield	N/A	N/A	N/A	9.7%	9.2%
NCF Debt Yield	N/A	N/A	N/A	9.6%	9.2%

(1)	Historical operating data is not available as the Garden Village Property was built in 2016.

(2)	Based on the contractual base rent as per The Regents of the University of California master lease. Master Lease UW Gross Potential Rent is based on the underwritten rent roll and includes $34,486 in straight-line average rent increases for The Regents of the University of California through the end of its term, August 19, 2019. There are two options to extend the term of the lease, each for a period of two years extending to August 19, 2023. Contractual rent increases annually by 3.0%.

(3)	UW Total Other Income includes recoveries consisting of the pro-rata share of taxes and insurance associated with The Regents of the University of California master leased units.

(4)	UW Vacancy & Concessions represents 3.5% of Gross Potential Rent.
(5)	Market Student Housing UW and Master Lease UW Occupancy % are based on physical occupancy as of the rent roll dated April 1, 2017.

Escrows and Reserves. The Garden Village Borrower deposited $7,234 upfront in escrow for annual real estate taxes, $37,258 upfront in escrow for annual insurance premiums and $1,000,000 as additional collateral for guaranteed obligations of the Garden Village Borrower into a transitional fund. The Garden Village Borrower is required to escrow monthly 1/12th of the annual estimated tax payments, 1/12th of the annual estimated insurance premiums and $2,950 for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2201 Dwight Way Berkeley, CA 94704	Collateral Asset Summary – Loan No. 4 Garden Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 50.9% 1.84x 9.2%

Lockbox and Cash Management. A hard lockbox is in place with respect to the Garden Village Mortgage Loan. The Garden Village Mortgage Loan has springing cash management. Prior to the continuance of a Cash Sweep Period (as defined below) for the Garden Village Mortgage Loan, all funds in the lockbox account will be disbursed to the Garden Village Borrower. During the continuance of a Cash Sweep Period for the Garden Village Mortgage Loan, funds in the lockbox account are required to be applied on each monthly payment date to fund the required reserves deposits as described above under “Escrows and Reserves,” to pay debt service on the Garden Village Mortgage Loan, to pay operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Garden Village Borrower in connection with the operation and maintenance of the Garden Village Property, to pay debt service on the mezzanine loans, and to disburse the remainder to an account to be held by the lender as additional security for the Garden Village Mortgage Loan (the “Excess Cash Flow Account”). During a Cash Sweep Period, funds on deposit in the Excess Cash Flow Account may be disbursed to the Garden Village Borrower in accordance with a pro forma transition budget established at closing to pay for (i) operating expenses (including ordinary repair and maintenance costs) and (ii) such marketing costs, leasing commissions and capital expenditures that are reasonably required to transition the Garden Village Property from a student housing facility leased to an educational institution or another third-party operator to a student housing facility that will be operated by, or on behalf of, the Garden Village Borrower.

A “Cash Sweep Period” will occur upon (i) an event of default under the Garden Village Mortgage Loan, (ii) an event of default under the mezzanine loans, (iii) any bankruptcy action involving the Garden Village Borrower, the guarantor, or the property manager, (iv) the debt service coverage ratio (in the aggregate taking into account both the Garden Village Mortgage Loan and the mezzanine loans) based on the trailing six-month period falling below 1.15x, or (iv) a Material Tenant Trigger Event. A Cash Sweep Event will continue until, in regard to clause (i) and (ii) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (iii) above, the filing being discharged, stayed or dismissed within 90 days for the Garden Village Borrower or the guarantor, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect the Garden Village Borrower’s, the guarantor’s, or the property manager’s monetary obligations, in regard to clause (iv) above, the date the debt service coverage ratio (in the aggregate taking into account both the Garden Village Mortgage Loan and the mezzanine loans) based on the trailing six-month period is greater than 1.15x for two consecutive calendar quarters, or in regard to clause (iv) above, the cure of such Material Tenant Trigger Event.

A “Material Tenant Trigger Event” will occur upon (i) a Material Tenant (as defined below) giving notice of its intention to terminate or cancel or not extend or renew its lease, (ii) a Material Tenant not extending or renewing its lease upon terms and conditions reasonably acceptable to the lender, (iii) a Material Tenant failing to give notice to the landlord of its election to extend or renew its lease, (iv) an event of default under a Material Tenant lease, (v) a bankruptcy or insolvency of a Material Tenant (or, if applicable, any lease guarantor) occurs, (vi) a Material Tenant terminating its lease or (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or discontinuing its operations at the Garden Village Property. A Material Tenant Trigger Event will continue until, in regard to clause (i) above, (a) the revocation or rescission by the applicable Material Tenant of all termination or cancellation notices with respect to its lease, (b) the Garden Village Borrower has provided evidence of an Acceptable Material Tenant Lease Extension (as defined below) or (c) one or more Acceptable Material Tenant Re-tenanting Events (as defined below) with respect to all Material Tenant space, provided that each of the Acceptable Material Tenant Lease Extension has been satisfied, in regard to clauses (ii) and (iii) above, (a) the Garden Village Borrower has provided evidence of an Acceptable Material Tenant Lease Extension or (b) one or more Acceptable Material Tenant Re-tenanting Events with respect to all Material Tenant space, provided that each of the Acceptable Material Tenant Lease Extensions have been satisfied, in regard to clause (iv) above, the cure of such event of default, in regard to clause (v) above, the filing being discharged, stayed or dismissed, in regard to clause (vi) above, one or more Acceptable Material Tenant Re-tenanting Events with respect to all Material Tenant space, provided that each of the Acceptable Material Tenant Lease Extensions have been satisfied, or in regard to clause (vii) above, the Garden Village Borrower provides evidence that (a) the Material Tenant has reopened for business or (b) one or more Acceptable Material Tenant Re-tenanting Events with respect to all Material Tenant space, provided that each of the Acceptable Material Tenant Lease Extensions have been satisfied. A Material Tenant shall not be deemed to have “gone dark” at its space if such Material Tenant has not abandoned such space and remains active in renting such space to provide student housing even if some units are from time to time temporarily unoccupied (such as between semesters or during the summer).

A “Material Tenant” means (i) The Regents of the University of California or (ii) any tenant or replacement tenant that, together with its affiliates, leases 20% or more of either (a) the total net rentable square footage at the Garden Village Property or (b) the total in place base rent at the Garden Village Property.

An “Acceptable Material Tenant Lease Extension” means an extension or renewal of a Material Tenant lease with respect to all of the applicable Material Tenant space in accordance with terms and conditions reasonably acceptable to the lender.

An “Acceptable Material Tenant Re-tenanting Event” means the leasing of all or a portion of the space under a Material Tenant lease to a replacement tenant reasonably pursuant to a lease in accordance with terms and conditions specified in the Garden Village Mortgage Loan documents.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The “Garden Village Mezzanine Loans” refer to two mezzanine loans, with an aggregate original principal amount of $12,000,000, funded concurrently with the funding of the Garden Village Mortgage Loan. The Mezzanine A loan has an original principal amount of $9,000,000, accrues interest at a rate of 6.3750% per annum and is senior to the Mezzanine B loan. The Mezzanine B loan has an original principal amount of $3,000,000 and accrues interest at a rate of 11.0000% per annum. The Garden Village Mezzanine Loans are co-terminus with the Garden Village Mortgage Loan and are interest-only for their terms. The Mezzanine A loan is currently held by UBS AG and is expected to be purchased by a third party investor and the Mezzanine B loan is currently held by Terra Income Fund 6, Inc. The Garden Village Mezzanine Loans and the Garden Village Mortgage Loan are subject to an intercreditor agreement between the Garden Village Mezzanine Loans lenders and the Garden Village Mortgage Loan lender. The Garden Village Mezzanine Loans may be transferred at any time subject to the requirement and limitations set forth in the related mezzanine intercreditor agreements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2201 Dwight Way Berkeley, CA 94704	Collateral Asset Summary – Loan No. 4 Garden Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 50.9% 1.84x 9.2%

The following table presents certain information relating to the Garden Village Mezzanine Loans:

Mezzanine Debt Summary
Mezzanine Debt Cut-off Date Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$9,000,000	6.3750%	120	0	120	1.38x	7.3%	64.0%
$3,000,000	11.0000%	120	0	120	1.20x	6.9%	68.3%

Release of Property. Not permitted.

Terrorism Insurance. The Garden Village Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2201 Dwight Way Berkeley, CA 94704	Collateral Asset Summary – Loan No. 4 Garden Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 50.9% 1.84x 9.2%

Berkeley P1 Bus Route
AC Transit Berkeley Bus Lines
BART
El Cerrito
CONTRA COSTA COUNTY
Thousand Oaks
Albany
ALAMEDA COUNTY
North Berkeley
Northwest Berkeley
NORTH BERKELEY
BART
University of California Berkeley
Lawrence Hall of Science
Lawrence Berkeley National Laboratory
Molecular Foundry
The Greek Theatre
California Memorial Stadium
Museum of Paleontology
Haas School of Business
DOWNTOWN BERKELEY
Downtown
Berkeley Public Library
Garden Village
2201 Dwight Way
Berkeley, CA 94704
Dwight Way
BERKELEY
Trader Joe's
Equinox Berkeley
Berkeley Bowl
Sequoia Apartments
Telegraph Commons
Claremont Canyon Regional Preserve
Clark Kerr Campus
Claremont Resort
Claremont
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Whole Foods Market
ASHBY
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Emeryville Amtrak Station
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AMTRAK
Eastshore Fwy
Solano Ave
University Ave
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Telegraph Ave
College Ave
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Broadway
Downtown Oakland
OAKLAND
SAN FRANCISCO
OAKLAND

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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410, 420 and 430 North Mary Avenue Sunnyvale, CA 94085	Collateral Asset Summary – Loan No. 5 Apple Sunnyvale	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,000,000 35.7% 3.40x 14.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

410, 420 and 430 North Mary Avenue Sunnyvale, CA 94085	Collateral Asset Summary – Loan No. 5 Apple Sunnyvale	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,000,000 35.7% 3.40x 14.6%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	BBB-/BBB-/Baa3(sca.pd)			Location:	Sunnyvale, CA 94085
				General Property Type:	Office
Original Balance(1):	$34,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance(1):	$34,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.5%			Year Built/Renovated:	1989/2016
Loan Purpose:	Acquisition			Size:	349,758 SF
Sponsor:	David Edelstein			Cut-off Date Balance per SF(1):	$298
Mortgage Rate:	4.22892%			Maturity Date Balance per SF(1):	$298
Note Date:	2/16/2017			Property Manager:	Tristar Management LLC (borrower-related) sub managed by Dostart Development Company, LLC
First Payment Date:	4/6/2017
Maturity Date:	3/6/2022
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	3 months			UW NOI(5):	$15,279,587
Prepayment Provisions(2):	LO (27); DEF/YM1 (29); O (4)			UW NOI Debt Yield(1):	14.6%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	14.6%
Additional Debt Type(3):	Pari Passu/Subordinate Debt/Mezzanine			UW NCF DSCR(1):	3.40x
Additional Debt Balance(3):	$70,350,000/$81,890,000/$46,320,000			Most Recent NOI(6):	$11,162,184 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$10,365,765 (12/31/2015)
Reserves(4)				3rd Most Recent NOI:	$10,916,160 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (6/1/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Replacements:	$0	$5,538	N/A	Appraised Value (as of):	$292,000,000 (1/13/2017)
TI/LC:	$0	$0	N/A	Cut-off Date LTV Ratio(1):	35.7%
Deferred Maintenance:	$18,375	$0	N/A	Maturity Date LTV Ratio(1):	35.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$186,240,000	63.5%	Purchase Price:	$290,700,000	99.1%
Mezzanine Loan(1):	$46,320,000	15.8%	Reserves:	$18,375	0.0%
Borrower Equity:	$60,739,811	20.7%	Closing Costs:	$2,581,436	0.9%
Total Sources:	$293,299,811	100.0%	Total Uses:	$293,299,811	100.0%

(1)	The Apple Sunnyvale Mortgage Loan is part of the Apple Sunnyvale Whole Loan, which is comprised of two pari passu promissory notes with an aggregate original principal balance of $104,350,000 and a Subordinate Companion Loan (as defined below) with an aggregate original principal balance of $81,890,000. The Apple Sunnyvale Whole Loan is accompanied by the Apple Sunnyvale Mezzanine Loan (as defined below) with an outstanding principal balance of $46,320,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Apple Sunnyvale Mortgage Loan and the Apple Sunnyvale Pari Passu Companion Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV on the Apple Sunnyvale Whole Loan and the Apple Sunnyvale Mezzanine Loan are $665, $665, 6.6%, 6.6%, 1.32x, 79.6% and 79.6%.
(2)	Defeasance is permitted at any time after the earlier of (i) the third anniversary of the closing date of the Apple Sunnyvale Whole Loan, or (ii) two years from the origination date of the securitization of the last Apple Sunnyvale Whole Loan promissory note to be securitized.
(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.
(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(5)	UW NOI includes UW Gross Potential Rent which has been underwritten based on the June 1, 2017 rent roll and includes rent averaging totaling $980,401 through the loan term.

(6)	The Apple Sunnyvale Property was acquired on February 16, 2017 and most recent financials were not provided by the seller.

The Mortgage Loan. The fifth largest mortgage loan (the “Apple Sunnyvale Mortgage Loan”) is part of a whole loan (the “Apple Sunnyvale Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal balance of $104,350,000 and a subordinate note (the “Subordinate Companion Loan” or the “Apple Sunnyvale B-Note”) with an aggregate original principal balance of $81,890,000. The Apple Sunnyvale Whole Loan is secured by a first mortgage encumbering the borrower’s fee simple interest in a 349,758 SF office property known as Apple Sunnyvale in Sunnyvale, California (the “Apple Sunnyvale Property”). Promissory Note A-2, in the original principal amount of $34,000,000 represents the Apple Sunnyvale Mortgage Loan and will be included in the UBS 2017-C1 Trust. Promissory Note A-1 with an original principal balance of $70,350,000 is expected to be contributed to a future securitization (the “Apple Sunnyvale Pari Passu Companion Loan”). The Apple Sunnyvale B-Note has been sold to a third party investor. The Apple Sunnyvale Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C1 Trust, and from and after the securitization of the Apple Sunnyvale Pari Passu Companion Loan, will be serviced pursuant to the respective pooling and servicing agreement of the future securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

410, 420 and 430 North Mary Avenue Sunnyvale, CA 94085	Collateral Asset Summary – Loan No. 5 Apple Sunnyvale	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,000,000 35.7% 3.40x 14.6%

Apple Sunnyvale Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$70,350,000	$70,350,000	Natixis Real Estate Capital LLC	No
Note A-2	$34,000,000	$34,000,000	UBS 2017-C1	No
Note B	$81,890,000	$81,890,000	Third Party Investor	Yes
Total	$186,240,000	$186,240,000

The proceeds of the Apple Sunnyvale Whole Loan, together with a mezzanine loan with a principal balance of $46,320,000 (the “Apple Sunnyvale Mezzanine Loan”) and $60,739,811 of borrower equity, were used to acquire the Apple Sunnyvale Property, fund reserves and pay closing costs.

The Borrowers and the Sponsor. The borrowers are comprised of two tenants-in-common; Risingstar II LLC and Desert Sunrise LLC (collectively, the “Apple Sunnyvale Borrowers”), both of which are single-purpose Delaware limited liability companies with two independent directors, and indirectly owned and controlled by David Edelstein. The loan sponsor and non-recourse carveout guarantor is David Edelstein. David Edelstein is the president and founder of TriStar Capital (“TriStar”), a New York City based real estate firm that both develops and invests in commercial and residential properties. TriStar has operated out of New York City for over 25 years and expanded into additional markets such as South Florida and Las Vegas. TriStar’s most notable projects include the redevelopment of the Lincoln Road pedestrian mall in Miami Beach and, in conjunction with RFR Holding LLC, the W South Beach Hotel & Residences.

The Property. The Apple Sunnyvale Property consists of three, three-story, Class A office buildings totaling 349,758 SF located on a 14.8-acre site at 410, 420 and 430 North Mary Avenue in Sunnyvale, California. The Apple Sunnyvale Property also includes a two-level parking structure and features 1,129 surface and parking spaces (3.23 spaces per 1,000 SF). The Apple Sunnyvale Property was constructed in 1989 and was most recently renovated in 2016. Capital expenditures over the past five years have totaled approximately $2.6 million and primarily included structural upgrades, landscaping and new courtyard furniture. The Apple Sunnyvale Property size and configuration is suited for single and multi-tenant use.

The Apple Sunnyvale Property is currently 100.0% leased and 77.8% physically occupied by Apple Inc. (“Apple”). Apple has taken occupancy of the 410 North Mary building, the 420 North Mary building and the ground floor of the 430 North Mary building. Apple is currently planning the space configurations of the second and third floors of the 430 North Mary building. According to the sponsor, Apple is spending approximately $61.0 million ($175 PSF) on improvements for all three buildings.

Major Tenant.

Apple (349,758 SF, 100.0% of NRA, 100.0% of underwritten rent). Apple is a leading multinational technology company that designs, manufactures, and markets mobile communication and media devices, personal computers, and portable digital music players. Apple has a market cap of $788.69 billion as of May 2, 2017. As of September 24, 2016, Apple reported annual revenue of $215.64 billion and net income of $45.69 billion. As of December 31, 2016, Apple reported record first quarter revenue of $78.35 billion and net income of $17.90 billion. Apple has fully leased the Apple Sunnyvale Property since 2015 and plans to fully occupy the campus by the end of 2017.

The following table presents certain information relating to the leases at the Apple Sunnyvale Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration
Apple	NR/Aa1/AA+	349,758	100.0%	$15,927,571	100.0%	$45.54	Various(3)
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		349,758	100.0%	$15,927,571	100.0%	$45.54

(1)	Information is based on the underwritten rent roll.

(2)	Annual UW Rent and Annual UW Rent PSF include rent averaging through the loan term totaling $980,401.

(3)	Apple has three separate leases at the Apple Sunnyvale Property. Apple leases 116,586 SF at 410 North Mary Avenue through February 28, 2023 with one seven-year renewal option. Apple leases 116,586 SF at 420 North Mary Avenue through June 30, 2026, with one seven-year renewal option. Apple leases 116,586 SF at 430 North Mary Avenue through on November 30, 2025, with one seven-year renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

410, 420 and 430 North Mary Avenue Sunnyvale, CA 94085	Collateral Asset Summary – Loan No. 5 Apple Sunnyvale	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,000,000 35.7% 3.40x 14.6%

The following table presents certain information relating to the lease rollover schedule at the Apple Sunnyvale Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)	Total UW Base Rent Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling(2)
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	1	116,586	33.3%	33.3%	$43.90	$5,118,338	32.1%	32.1%
2024	0	0	0.0%	33.3%	$0.00	$0	0.0%	32.1%
2025	1	116,586	33.3%	66.7%	$46.64	$5,437,855	34.1%	66.3%
2026	1	116,586	33.3%	100.0%	$46.07	$5,371,378	33.7%	100.0%
2027	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2028 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	3	349,758	100.0%		$45.54	$15,927,571	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	UW Base Rent PSF Rolling, Total UW Base Rent Rolling and Approx. Cumulative % of Total Rent Rolling includes rent averaging through the loan term totaling $980,401.

The Market. The Apple Sunnyvale Property is located on the northwestern side of Sunnyvale, California in the heart of Silicon Valley. According to the appraisal, Sunnyvale is located along the southern shores of the San Francisco Bay and is bordered by Cupertino to the south, Santa Clara to the east, and Mountain View to the west. The Apple Sunnyvale Property is surrounded by major regional highways including US Highway 101 (three blocks north) and CA Highway 237 (two blocks west). The estimated 2017 population within a one-, three-and five-mile radius of the Apple Sunnyvale Property is 18,891, 179,488 and 399,221, respectively. According to a third party research report, the estimated 2017 average household income within a one-, three- and five-mile radius of the Apple Sunnyvale Property is $118,153, $112,691 and $118,080, respectively.

Sunnyvale features one of the highest concentrations of technology, software and creative tenants within Silicon Valley. The Apple Sunnyvale Property is located approximately one-mile south of Moffett Park, which is a 519-acre area comprised of recently developed office spaces and research and development buildings. Moffett Park is home to several notable technology firms including Amazon.com, Google, Hewlett-Packard, Juniper Networks, Lockheed Martin, Microsoft, and Yahoo!. Other notable companies in the vicinity of the Apple Sunnyvale Property include Synopsys, Verisign, Symantec, KPMG and LinkedIn, which occupies a three building corporate campus.

According to a third party research report, the Apple Sunnyvale Property is located in the South Bay / San Jose office market. As of the first quarter of 2017, the South Bay / San Jose office market contained 115,457,483 SF of office space, with a market vacancy of 7.6% and asking rents of $40.79 per SF. Vacancy and asking rents for Class A office buildings in the South Bay / San Jose office market were 9.8% and $45.53 per SF, respectively. The Apple Sunnyvale Property is located in the Sunnyvale / Cupertino office submarket within Silicon Valley. As of the first quarter of 2017, the Sunnyvale / Cupertino office submarket contained 20,570,225 SF of office space, with a submarket vacancy of 2.5% and asking rents of $51.82 per SF. Vacancy and asking rents for Class A office buildings in the Sunnyvale / Cupertino office submarket were 1.8% and $68.16 per SF, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

410, 420 and 430 North Mary Avenue Sunnyvale, CA 94085	Collateral Asset Summary – Loan No. 5 Apple Sunnyvale	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,000,000 35.7% 3.40x 14.6%

The following table presents recent leasing data at competitive office buildings with respect to the Apple Sunnyvale Property:

Competitive Property Summary
Property Name/Address	Year Built	Class	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Rent Steps/SF
Apple Sunnyvale Property 410, 420 and 430 North Mary Avenue Sunnyvale, CA	1989	A	349,758	Apple	349,758	Various(1)	Various(1)	$45.54	Various(1)
Sunnyvale Business Park 430, 460 and 490 W. California Avenue Sunnyvale, CA	1979	B	162,550	Raytheon Company	162,550	2Q 2016	3.0	$47.40	3% annual increase
Sunnyvale City Center 150 Mathilda Place Sunnyvale, CA	2003	A	134,544	Red Hat	28,389	4Q 2016	7.2	$70.80	3% annual increase
Moffett Towers II Bldg. 2 11th Avenue Sunnyvale, CA	2017	A	362,600	Confidential	362,600	4Q 2016	10.5	$48.00	3% annual increase
Moffett Gateway 1225-1265 Crossman Avenue Sunnyvale, CA	2015	A	612,691	Google Inc.	612,691	2Q 2016	10.0	$44.40	3% annual increase
222 N. Wolfe Road Sunnyvale, CA	2017 and 2018	A	871,214	Apple Inc.	871,214	3Q 2015	13.0	$40.08	3% annual increase
Moffett Towers I Bldg. A 1000 Enterprise Way Sunnyvale, CA	2008	A	317,166	Google Inc.	238,602	2Q 2016	10.0	$44.40	3% annual increase
Santa Clara Square 2485 Augustine Drive Santa Clara, CA	2016	A	220,156	AMD	220,156	3Q 2016	10.0	$42.60	3% annual increase
Santa Clara Square 2445 Augustine Drive Santa Clara, CA	2016	A	220,156	Cambridge Industries	74,376	2Q 2016	7.42	$43.80	3% annual increase

Source: Appraisal

(1)	Apple has three separate leases at the Apple Sunnyvale Property. Apple leases 116,586 SF at 410 North Mary Avenue from October 1, 2012 through February 28, 2023 with one seven-year renewal option and 1.5% annual rent increases. Apple leases 116,586 SF at 420 North Mary Avenue from November 1, 2015 through June 30, 2026, with one seven-year renewal option and 3% annual rent increases. Apple leases 116,586 SF at 430 North Mary Avenue from July 1, 2015 through on November 30, 2025, with one seven-year renewal option and 3% annual rent increases.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Apple Sunnyvale Property:

Cash Flow Analysis
	2014	2015	2016	UW	UW PSF
Gross Potential Rent(1)	$10,944,934	$10,524,555	$11,201,691	$15,927,571	$45.54
Total Recoveries	$3,220,783	$3,173,591	$2,826,011	$5,171,906	$14.79
Less Vacancy & Credit Loss(2)	$0	$0	$0	($632,984)	($1.81)
Effective Gross Income	$14,165,717	$13,698,146	$14,027,702	$20,466,492	$58.52
Total Operating Expenses	$3,249,557	$3,332,381	$2,865,518	$5,186,906	$14.83
Net Operating Income	$10,916,160	$10,365,765	$11,162,184	$15,279,587	$43.69
TI/LC	$0	$0	$0	$0	$0.00
Capital Expenditures	$0	$0	$0	$66,454	$0.19
Net Cash Flow	$10,916,160	$10,365,765	$11,162,184	$15,213,133	$43.50

Occupancy %(3)	90.0%	100.0%	100.0%	100.0%(2)
NOI DSCR(4)	2.44x	2.32x	2.49x	3.42x
NCF DSCR(4)	2.44x	2.32x	2.49x	3.40x
NOI Debt Yield(4)	10.5%	9.9%	10.7%	14.6%
NCF Debt Yield(4)	10.5%	9.9%	10.7%	14.6%

(1)	Gross Potential Rent has been underwritten based on the June 1, 2017 rent roll and includes rent averaging through the loan term, totaling $980,401.

(2)	The Apple Sunnyvale Property is currently 100.0% leased as of June 1, 2017. Vacancy was underwritten at 3.0%.

(3)	Occupancy in 2015, 2016 and UW reflects leased space at the Apple Sunnyvale Property.

(4)	Debt service coverage ratios and debt yields are based on the Apple Sunnyvale Mortgage Loan and the Apple Sunnyvale Pari Passu Companion Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

410, 420 and 430 North Mary Avenue Sunnyvale, CA 94085	Collateral Asset Summary – Loan No. 5 Apple Sunnyvale	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,000,000 35.7% 3.40x 14.6%

Escrows and Reserves. The Apple Sunnyvale Whole Loan documents provide for upfront reserves in the amount of $18,375 for required repairs and monthly deposits of $5,538 for replacements and repairs. The Apple Sunnyvale Borrowers are not required to make monthly deposits for real estate taxes so long as (i) no event of default under the Apple Sunnyvale Whole Loan documents has occurred and is continuing, (ii) Apple pays the taxes premiums when due and payable and the Apple Sunnyvale Borrowers provide the lender evidence of same within ten days of payment, and (iii) Apple maintains a BBB rating or above. The Apple Sunnyvale Borrower is not required to make monthly deposits insurance premiums, so long as, (i) no event of default has occurred and is continuing, (ii) Apple pays the insurance premiums when due and payable and the Apple Sunnyvale Borrowers provide the lender evidence of same within ten days of payment, and (iii) Apple maintains a BBB rating or above.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Apple Sunnyvale Whole Loan. The Apple Sunnyvale Whole Loan has in place cash management. The Apple Sunnyvale Whole Loan requires all rents to be transmitted directly into a lockbox account controlled by the lender (including, without limitation, by sending tenant direction letters to all tenants at origination/new lease execution). All funds in the lockbox account are required to be swept on each business day to a clearing account controlled by the lender, and applied and disbursed in accordance with this Apple Sunnyvale Whole Loan agreement. If a Cash Sweep Period (as defined below) is occurring, excess cash will be held as additional security for the Apple Sunnyvale Whole Loan. Upon the termination of any Cash Sweep Period, excess cash will no longer be held by the lender and, provided that no event of default has occurred and is continuing, all amounts then on deposit in the cash collateral reserve account will be disbursed to the Apple Sunnyvale Borrowers.

A “Cash Sweep Period” will commence upon: (i) an event of default under the Apple Sunnyvale Whole Loan documents or (ii) the failure by the Apple Sunnyvale Borrowers, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.075x or (iii) a Primary Tenant Sweep Period (as defined below); and will end with respect to clause (i) above, if such event of default has been cured or waived by the lender and no event that would trigger another Cash Sweep Period exists; with respect to clause (ii) above, if for six consecutive months since the commencement of the existing Cash Sweep Period (A) no event of default under the Apple Sunnyvale Whole Loan documents has occurred, (B) no event that constitutes another Cash Sweep Period has occurred, and (C) the debt service coverage ratio is greater than 1.075x, and with respect to clause (iii) above, a Primary Tenant Sweep Period Cure (as defined below) has occurred and no event that triggers another Cash Sweep Period has occurred.

A “Primary Tenant Sweep Period” will commence on the earliest of (i) any termination of, or receipt by the Apple Sunnyvale Borrowers of a notice to terminate any one of the Primary Tenant (as defined below) leases, provided, however, that the Primary Tenant Sweep Period will commence upon the date that is twelve months prior to the date set forth in the notice for such lease to terminate, provide if such period is less than twelve months the Primary Tenant Sweep Period will commence immediately; (ii) the Primary Tenant becoming the subject of a bankruptcy action; (iii) the Primary Tenant “going dark” in a majority of the applicable Primary Tenant premises, or (iv) the occurrence of any monetary or material non-monetary default (beyond any applicable notice and/or cure period) under any Primary Tenant lease.

A “Primary Tenant Sweep Period Cure” will commence if a Primary Tenant Replacement Event (as defined below) has occurred and such acceptable replacement tenant has delivered an acceptable tenant estoppel and adequate sums are on deposit in the Primary Tenant reserve subaccount with respect to all tenant improvements, leasing commissions and free rent periods still due under any lease for an acceptable replacement tenant; with respect to clause (i) above, if the combined debt service coverage ratio (including the Apple Sunnyvale Mezzanine Loan) is greater than 1.15x; with respect to clause (ii) above if the bankruptcy action is dismissed and the primary tenant lease is affirmed; with respect to clause (iii) above if the Primary Tenant or another tenant re-opens for business for a continuous period of not less than three months; or with respect to clause (iv) above if the monetary or material non-monetary default is cured and no other monetary or material non-monetary default (beyond any applicable notice and/or cure period) exists under the Primary Tenant lease.

A “Primary Tenant Replacement Event” means the termination of a Primary Tenant lease and the Apple Sunnyvale Borrowers entering into one or more new leases for all or substantially all of the applicable Primary Tenant premises with acceptable replacement tenant(s) and upon such terms and conditions as are reasonably acceptable to the lender in all respects.

A “Primary Tenant” means initially Apple and thereafter any acceptable replacement tenant(s) thereof occupying all or substantially all of the applicable Primary Tenant premises under a lease that qualifies as a Material Lease (as defined below).

A “Material Lease” means the (x) individually, the three Apple leases or (y) all leases which individually or in the aggregate with respect to the same tenant and its affiliates (i) constitute 10.0% or more of the Apple Sunnyvale Property’s gross leasable area, (ii) have a gross annual rent of 10.0% or more of the total annual rents, or (iii) demise at least one full floor of the improvements.

Additional Secured Indebtedness (not including trade debts). The Apple Sunnyvale Property secures the Apple Sunnyvale Mortgage Loan, which has a Cut-off Date principal balance of $34,000,000 as well as the Apple Sunnyvale Pari Passu Companion Loan, which accrues interest at the same rate as the Apple Sunnyvale Mortgage Loan. The Apple Sunnyvale Pari Passu Companion Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Apple Sunnyvale Mortgage Loan. The Apple Sunnyvale Property also secures the Apple Sunnyvale B-Note, which has a Cut-Off Date principal balance of $81,890,000. The Apple Sunnyvale B-Note accrues interest at a rate of 4.8500%. The Apple Sunnyvale B-Note is entitled to payments of principal and interest on a subordinate basis to the Apple Sunnyvale Mortgage Loan and the Apple Sunnyvale Pari Passu Companion Loan. The holders of the Apple Sunnyvale Mortgage Loan, the Apple Sunnyvale Pari Passu Companion Loan and the Apple Sunnyvale B-Note have entered into a co-lender agreement which sets forth the allocation of collections on the Apple Sunnyvale Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan. The Apple Sunnyvale Mezzanine Loan refers to a loan in the original principal amount of $46,320,000 made to Risingstar II Mezzanine LLC and Desert Sunrise Mezzanine LLC by Natixis, New York Branch, secured by 100% of the direct or indirect equity interest in the Apple Sunnyvale Borrowers, which was originated simultaneously with the Apple Sunnyvale Whole Loan. The Apple Sunnyvale Mezzanine Loan and the Apple Sunnyvale Whole Loan are subject to an intercreditor agreement between the Apple Sunnyvale Mezzanine Loan lender and the Apple Sunnyvale Whole Loan lender. The Apple Sunnyvale Mezzanine Loan may be transferred at any time subject to requirements and limitations set forth in the related mezzanine intercreditor agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

410, 420 and 430 North Mary Avenue Sunnyvale, CA 94085	Collateral Asset Summary – Loan No. 5 Apple Sunnyvale	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,000,000 35.7% 3.40x 14.6%

The following table presents certain information relating to the Apple Sunnyvale Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Cut-off Date Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$46,320,000	6.45%	60	0	60	1.32x	6.6%	79.6%

Release of Property. Not Permitted.

Terrorism Insurance. The Apple Sunnyvale Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Apple Sunnyvale Borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Apple Sunnyvale Property and eighteen months of business interruption insurance containing a six month extended period of indemnity endorsement, provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or extension thereof or substantially similar program (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

410, 420 and 430 North Mary Avenue Sunnyvale, CA 94085	Collateral Asset Summary – Loan No. 5 Apple Sunnyvale	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,000,000 35.7% 3.40x 14.6%

Palo Alto Airport of Santa Clara County
San Francisco Bay
San Francisco Intl. Airport 20 miles
Palo Alto Baylands Park
DON EDWARDS SAN FRANCISCO BAY NATIONAL WILDLIFE REFUGE
Bayshore Fwy
Louis Rd.
Intuit
Shoreline Golf Links
Shoreline Amphitheatre
Palo Alto
Garcia Ave.
101
LinkedIn
Googleplex
Moffett Field Golf Course
Moffett Federal Airfield
Yahoo Corporate Campus
Caribbean Dr.
Twin Creeks Sports Complex
Gold St.
San Antonio Rd.
Computer History Museum
Microsoft
NASA Ames Research Ctr.
3rd Ave.
HP
Amazon Lab126
Lockheed Martin
Borregas
NetApp
Crossman
Sunnyvale Baylands Park
237
Lafayette St.
Middlefield Rd.
SAN ANTONIO
Juniper Networks
Santa Clara Golf & Tennis Club
CALTRAIN
Central Expwy.
Bayshore/NASA
Moffett Towers
Google Tech Corners
South Bay Fwy
San Antonio Shopping Center
85
Fair Oaks
Vienna
Reamwood
Old Ironsides
Great America
VTA
LIGHT RAIL
Levi's Stadium
Symantec
Moffett Park
Sheraton Sunnyvale
82
Google Quad Campus
Sunnyvale Golf Course
Fair Oaks Ave.
California's Great America
El Camino Blvd.
MTN. VIEW
Middlefield
Whisman
Evelyn
LinkedIn Corp.
Maude Ave.
Lawrence Expwy.
West Valley Mission College
Great America Pkwy.
Broadcom
Synopsys
SUNNYVALE
Bayshore Fwy
Mountain View
T-Mobile
Trimble Inc.
AMD
Intel
Thompson Reuters
Central Expwy.
Mercado Santa Clara
El Monte Ave.
Bernardo Ave.
@WalmartLabs
Apple Sunnyvale
410, 420, and 430 North Mary Avenue
Sunnyvale, CA 94085
Ericsson
Los Altos
Mary Ave.
Pastoria Ave.
Mathilda Ave.
SUNNYVALE
San Jose Intl. Airport 2 miles
Northrop Grumman
Kifer Rd.
Bowers Ave.
Intel
Cuesta Park
Downtown Sunnyvale
CALTRAIN
Evelyn Ave.
LAWRENCE
NVIDIA
Stevens Creek Fwy
Springer Rd.
Miramonte Ave.
Grant Rd.
Monroe St.
El Camino Real
Remington Dr.
Foothill Expwy.
Wolfe Rd.
SANTA CLARA
Sunken Gardens Golf Course
San Tomas Expwy.
280
El Camino Real
SANTA CLARA COUNTY
Hollenbeck Ave.
Sunnyvale-Saratoga Rd.
Benton St.
Ortega Park
Lawrence Expwy.
Central Park
Kaiser Permanente Santa Clara Medical Center
Homestead Square Shopping Ctr.
Homestead Rd.
Homestead Rd.
FUTURE APPLE HQ.
Cupertino Village
Apple
Pruneridge Ave.
Cupertino
Vallco Shopping Mall
Junipero Serra Fwy
Agilent Technology
Saratoga Ave.
Stevens Creek Blvd.
Seagate Technology
Stevens Creek Blvd.
De Anza College
Marketplace on Stevens Creek
Villa Shopping Center
McClellan Rd.
Cupertino Civic Center & Community Hall
Bubb Rd.
Bollinger Rd.
Orchard Farms Shopping Center
Rainbow
SAN JOSE
Corte Madera
Richmond
Pleasant Hill
Concord
Antioch
Mill Valley
Walnut Creek
Berkeley
Sausalito
Lafayette
Alamo
CONTRA COSTA COUNTY
OAKLAND
SAN FRANCISCO
Alameda
Danville
San Ramon
Castro Valley
Dublin
Oakland Intl. Airport
Daly City
San Francisco Intl. Airport
Livermore
Hayward
Pleasanton
Pacifica
Union City
Millbrae
San Mateo
Hillsborough
Redwood City
Fremont
ALAMEDA COUNTY
Belmont
Newark
Half Moon Bay
Woodside
Palo Alto
Mtn. View
Moffett Federal Airfield
Milpitas
San Jose Intl. Airport
Pacific Ocean
Portola Valley
Sunnyvale
Santa Clara
SAN JOSE
Cupertino
SAN MATEO COUNTY
SANTA CLARA COUNTY
Saratoga
Los Gatos

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Del Mar, CA and Las Vegas, NV	Collateral Asset Summary – Loan No. 6 Los Arboles & Canyon Club Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,700,000 54.1% 1.46x 9.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Del Mar, CA and Las Vegas, NV	Collateral Asset Summary – Loan No. 6 Los Arboles & Canyon Club Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,700,000 54.1% 1.46x 9.7%

Mortgage Loan Information				Property Information(3)
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Multifamily
Original Balance:	$33,700,000			Detailed Property Type:	Garden
Cut-off Date Balance:	$33,700,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.5%			Year Built/Renovated:	Various/Various
Loan Purpose:	Refinance			Size:	397 Units
Sponsor:	Martin H. Mosier			Cut-off Date Balance per Unit:	$84,887
Mortgage Rate:	4.9500%			Maturity Date Balance per Unit:	$76,684
Note Date:	5/8/2017			Property Manager:	Del Mar Manager, LLC (borrower-related)
First Payment Date:	6/6/2017
Maturity Date:	5/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(3)
IO Period:	48 months			UW NOI:	$3,260,273
Seasoning:	1 month			UW NOI Debt Yield:	9.7%
Prepayment Provisions(1):	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	10.7%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	1.86x (IO) 1.46x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$3,442,124 (2/28/2017 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,252,726 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,911,069 (12/31/2015)
Reserves(2)				Most Recent Occupancy(4):	94.9% (Various)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	91.4% (12/31/2016)
RE Tax:	$55,739	$18,815	N/A	3rd Most Recent Occupancy:	94.5% (12/31/2015)
Insurance:	$58,699	$6,771	N/A	Appraised Value (as of):	$62,260,000 (Various)
Deferred Maintenance:	$113,187	$0	N/A	Cut-off Date LTV Ratio:	54.1%
Replacements:	$0	$9,704	N/A	Maturity Date LTV Ratio:	48.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$33,700,000	100.0%	Loan Payoff:	$31,095,515	92.3%
			Reserves:	$227,625	0.7%
			Closing Costs:	$547,542	1.6%
			Return of Equity:	$1,829,319	5.4%
Total Sources:	$33,700,000	100.0%	Total Uses:	$33,700,000	100.0%

(1)	See “Release of Property” below for further discussion of partial release.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	Property Information and Underwriting and Financial Information are based on a combination or sum of the two multifamily properties that comprise the Los Arboles & Canyon Club Apartments Property.

(4)	Most Recent Occupancy is as of the underwritten rent rolls dated March 31, 2017 and April 5, 2017.

The Mortgage Loan. The sixth largest mortgage loan (the “Los Arboles & Canyon Club Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $33,700,000 secured by a first priority fee mortgage encumbering a two-property garden style multifamily portfolio comprising 397 units located in Del Mar, California and Las Vegas, Nevada (collectively, the “Los Arboles & Canyon Club Apartments Property”). The proceeds of the Los Arboles & Canyon Club Apartments Mortgage Loan were used to refinance existing debt encumbering the Los Arboles & Canyon Club Apartments Property, fund upfront reserves, pay closing costs, and return equity to the sponsor. The previous mortgage loans secured by the Los Arboles & Canyon Club Apartments Property were included in the RSO 2015-CRE3 securitization trust.

The Borrowers and the Sponsor. The borrowers are Los Arboles Apartments LLC, a single-purpose Delaware limited liability company with one independent director (the “Los Arboles Borrower”) and Southern Nevada Apartments, LLC, single purpose Nevada limited liability company with one independent director (the “Canyon Club Borrower”, together with the Los Arboles Borrower, the “Los Arboles & Canyon Club Apartments Borrower”). Majority equity ownership in the Los Arboles & Canyon Club Apartments Borrower is held indirectly by Martin H. Mosier. The Los Arboles & Canyon Club Apartments Mortgage Loan sponsor and non-recourse carveout guarantor is Martin H. Mosier.

Martin H. Mosier has over 48 years of experience in real estate development, investment, and management. Mr. Mosier has invested in and developed various business ventures relating to real estate, including 437 multifamily units and 460 hotel rooms. Mr. Mosier has held various roles in committees and councils relating to La Jolla and San Diego’s community organizations, such as Chief Financial Officer of the La Jolla Town Council Foundation in 2007-2008. Mr. Mosier continues to serve as a property manager for the Los Arboles & Canyon Club Apartments Property, while residing at the Canyon Club Apartments. According to his personal financial statement dated March 22, 2017, Mr. Mosier has a net worth of $33.6 million and following the origination of the Los Arboles & Canyon Club Apartments Mortgage Loan, liquidity of $2.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Del Mar, CA and Las Vegas, NV	Collateral Asset Summary – Loan No. 6 Los Arboles & Canyon Club Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,700,000 54.1% 1.46x 9.7%

The Property. The following table represents each property comprising the Los Arboles & Canyon Club Apartments Property by descending Allocated Cut-off Date Loan Amount:

Los Arboles & Canyon Club Apartments Property Summary
Property Name	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	No. of Units	Allocated Cut-off Date Loan Amount Per Unit	Year Built / Renovated	Occupancy	Appraised Value	UW NCF DSCR	Cut-off Date LTV Ratio
Los Arboles Apartments	$21,600,000	64.1%	97	$222,680	1971 / 2013 - 2017	94.8%	$41,960,000	1.33x	51.5%
Canyon Club Apartments	$12,100,000	35.9%	300	$40,333	1975 / 2015 - 2017	95.0%	$20,300,000	1.69x	59.6%
Total/Wtd. Avg.	$33,700,000	100.0%	397	$84,887		94.9%	$62,260,000	1.46x	54.1%

The Los Arboles Apartments. The Los Arboles Apartments is a 97-unit garden-style apartment community built on 2.23 acres in 1971 in Del Mar, California, one block away from the Pacific Ocean coast. As of March 31, 2017, the Los Arboles Apartments was 94.8% occupied. The units are allocated across two three-story buildings. Each unit features cable or satellite TV, a fully equipped kitchen with electric range/oven, refrigerator, dishwasher, garbage disposal, microwave, and private balconies with ocean views and washer/dryer in select units. Common amenities include gated security, 135 parking spaces (1.39 spaces/unit), year-round heated swimming pool, spa, saunas, fitness center, two laundry facilities, and a grilling area. Since 2005, the Los Arboles & Canyon Club Apartments Borrower has invested approximately $1.2 million into the Los Arboles Apartments in capital expenditures, including approximately $751,808 ($7,751/unit) within the last four years for unit upgrades and building refurbishments such as granite countertops, new appliances, fixtures, faux-wood flooring, and thermofoil cabinets. According to the March 31, 2017 rent roll, fully renovated units, on average, drew a monthly rent premium between $250 and $582 over non-renovated units.

The Canyon Club Apartments. The Canyon Club Apartments is a 300-unit garden-style apartment community built on 11.23 acres in 1975 in Las Vegas, Nevada. As of April 5, 2017, the Canyon Club Apartments were 95.0% occupied across 35 two-story buildings. There is an additional building used as a clubhouse and fitness center. Each unit features cable TV, a fully equipped kitchen with electric range/oven, refrigerator, dishwasher, garbage disposal, microwave, and balcony area. Select units include a fireplace and washer/dryer. Common amenities include a fitness center, business center, two swimming pools, two heated spas, tennis court, playground, clubhouse, and five laundry facilities. The Canyon Club Apartments provide 392 parking spaces (1.31 spaces/unit). Since 2005, approximately $2.0 million ($6,563/unit) has been spent at the Canyon Club Apartments in capital improvements, including approximately $1.2 million ($4,164/unit) within the last four years for unit and common amenity refurnishing and upgrades. According to the April 5, 2017 rent roll, fully renovated units, on average, drew a monthly rent premium between $51 and $198 over non-renovated units.

The tables below show the apartment unit mix at the Los Arboles & Canyon Club Apartments Property:

Los Arboles Apartments Unit Mix Summary
Floor Plan	No. of Units	% of Total Units	Unit SF	Average Asking Rent Per Unit	Average Market Rent Per Unit	Total SF
1 Bedroom / 1 Bath	30	30.9%	819	$2,075	$2,230	24,570
2 Bedrooms / 2 Baths	55	56.7%	1,048	$2,453	$2,395	57,650
3 Bedrooms / 2.5 Baths	12	12.4%	1,350	$2,838	$2,883	16,200
Total/Wtd. Avg.	97	100.0%	1,015	$2,384	$2,405	98,420

Source: Underwritten rent roll dated March 31, 2017.

Canyon Club Apartments Unit Mix Summary
Floor Plan	No. of Units	% of Total Units	Unit SF	Average Asking Rent Per Unit	Average Market Rent Per Unit	Total SF
1 Bedroom / 1 Bath	72	24.0%	592	$599	$615	42,624
1 Bedroom / 1.5 Baths	88	29.3%	627	$591	$620	55,176
2 Bedrooms / 1 Bath	88	29.3%	760	$671	$690	66,880
2 Bedrooms / 1.5 Baths	24	8.0%	840	$662	$830	20,160
3 Bedrooms / 2 Baths	16	5.3%	1,150	$735	$960	18,400
3 Bedrooms / 2.5 Baths	12	4.0%	1,440	$939	$1,060	17,280
Total/Wtd. Avg.	300	100.0%	735	$644	$692	220,520

Source: Underwritten rent roll dated April 5, 2017.

Property Management. The Los Arboles & Canyon Club Apartments Property is managed by Del Mar Manager, LLC, a borrower-affiliated real estate management company.

The Market. The Los Arboles Apartments are located in the city of Del Mar, California, within the San Diego/Carlsbad metropolitan statistical area, one block away from the Pacific Ocean coast. Del Mar is situated in the northwest portion of San Diego County. San Diego and Los Angeles are located 18.7 miles south and 103 miles north of the Los Arboles Apartments, respectively. Access to the Los Arboles Apartments is provided by Interstate 5 and Interstate 15, major north/south interstate highways that provide access to the Canadian and Mexican borders that are located approximately 1.3 miles and 12.5 miles east, respectively, of the Los Arboles Apartments property. The San Diego/Carlsbad metropolitan statistical area’s economy is largely based on military and defense-related industries, education, biotechnology, and tourism. According to a third party market research report, the estimated 2017 population and average household income within a five-mile radius of the Los Arboles Apartments is 92,629 and $176,512, respectively. According

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Del Mar, CA and Las Vegas, NV	Collateral Asset Summary – Loan No. 6 Los Arboles & Canyon Club Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,700,000 54.1% 1.46x 9.7%

to a third party market research report, the North Beaches multifamily submarket consisted of 6,351 Class B/C units with average rent of $1,571 and vacancy of 1.2% as of the fourth quarter of 2016. For the third consecutive year, no multifamily units were delivered to the North Beaches multifamily submarket. The last reported completion was 73 units in 2013 and there are 1,647 units in various stages of planning and development expected to be delivered to the North Beaches submarket.

The Canyon Club Apartments are located in Las Vegas, Nevada, within the Las Vegas/Henderson/Paradise metropolitan statistical area. Located within a four-mile radius of the Canyon Club Apartments property are numerous retail centers and malls such as the Las Vegas North Premium Outlets, with over 170 retailers, and Boulevard Mall, anchored by Sears and JCPenney. The Las Vegas Convention Center, Las Vegas Strip, and McCarran International Airport are located within five miles of the Canyon Club Apartments, which have a large concentration of resort hotels and casinos and are major employment centers. According to a third party market research report, the estimated 2017 population and average household income within a five-mile radius of the Canyon Club Apartments are 520,545 and $49,486, respectively. According to an appraisal, the North Central multifamily submarket consisted of 13,454 Class B/C units with average rent of $770 and vacancy of 1.5%, as of the fourth quarter of 2016. For the ninth consecutive year, no multifamily units were delivered to the North Central multifamily submarket. The last reported completion was 192 units in 2007 and there are 1,886 units in various stages of planning and development expected to be delivered to the North Central submarket.

Comparable rental properties to the Los Arboles Apartments are shown in the tables below:

Los Arboles Apartments Competitive Property Summary
Property Name	No. of Units	Year Built	Distance (miles)	Property Occupancy	Monthly Rent Per Unit (1 Bedroom)	Monthly Rent Per Unit (2 Bedrooms)	Monthly Rent Per Unit (3 Bedrooms)
Los Arboles Apartments	97(1)	1971	-	94.8%(1)	$2,075(1)	$2,453(1)	$2,838(1)
Beach Colony	86	1969	1.8	98.0%	$2,200	$2,877	N/A
Del Mar Ridge	180	1998	2.2	98.0%	$2,100	$2,411	$2,733
Bella Del Mar	96	1981	1.3	97.0%	$2,282	$2,720	N/A
Signature Point	262	2001	1.9	94.0%	N/A	$2,948	$3,051
Total/Wtd. Avg.(2)	624			96.2%	$2,194	$2,743	$2,977

Source: Appraisal

(1)	Information obtained from the underwritten rent roll.

(2)	Total/Wtd. Avg. excludes the Los Arboles Apartments.

Comparable rental properties to the Canyon Club Apartments are shown in the tables below:

Canyon Club Apartments Competitive Property Summary
Property Name	No. of Units	Year Built	Distance (miles)	Property Occupancy	Monthly Rent Per Unit (1 Bedroom)	Monthly Rent Per Unit (2 Bedrooms)	Monthly Rent Per Unit (3 Bedrooms)
Canyon Club Apartments	300(1)	1975	-	95.0%(1)	$595(1)	$669(1)	$822(1)
Lake Sahara Apartments	296	1972	0.6	85.0%	$685	$780	N/A
Pine Hills Lodge	376	1979	0.6	99.0%	$618	$742	$820
Sterling Sahara	444	1985	0.5	96.0%	$813	$965	N/A
Sonoma Shadows	376	1980	0.5	96.0%	$611	$711	$948
Sterling Park	288	1973	0.6	98.0%	$699	$780	$950
Total/Wtd. Avg.(2)	1,780			95.1%	$690	$810	$885

Source: Appraisal

(1)	Information obtained from the underwritten rent roll.

(2)	Total/Wtd. Avg. excludes the Canyon Club Apartments.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Del Mar, CA and Las Vegas, NV	Collateral Asset Summary – Loan No. 6 Los Arboles & Canyon Club Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,700,000 54.1% 1.46x 9.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at Los Arboles & Canyon Club Apartments Property:

Cash Flow Analysis(1)
	2014	2015	2016	2/28/2016 TTM	UW	UW per Unit
Gross Potential Rent	$4,169,691	$4,570,027	$4,979,168	$5,019,337	$5,092,213	$12,827
Other Income(2)	$38,945	$39,971	$47,416	$47,186	$47,186	$119
Less Vacancy & Credit Loss	($222,852)	($157,542)	($248,868)	($209,041)	($286,140)	($721)
Effective Gross Income	$3,985,784	$4,452,456	$4,777,716	$4,857,482	$4,853,259	$12,225
Total Operating Expenses	$1,482,665	$1,541,388	$1,524,989	$1,415,358	$1,592,986	$4,013
Net Operating Income	$2,503,119	$2,911,069	$3,252,726	$3,442,124	$3,260,273	$8,212
Capital Expenditures	$99,250	$99,250	$99,250	$99,250	$113,950	$287
Net Cash Flow	$2,403,869	$2,811,819	$3,153,476	$3,342,874	$3,146,323	$7,925

Occupancy %	91.2%	94.5%	91.4%	94.9%(3)	94.4%
NOI DSCR (P&I)	1.16x	1.35x	1.51x	1.59x	1.51x
NCF DSCR (P&I)	1.11x	1.30x	1.46x	1.55x	1.46x
NOI Debt Yield	7.4%	8.6%	9.7%	10.2%	9.7%
NCF Debt Yield	7.1%	8.3%	9.4%	9.9%	9.3%

(1)	The Los Arboles Apartments & Canyon Club Apartments Property underwent partial renovations including capital improvements of approximately $751,808 and $1.2 million, respectively, between 2013 and 2016. Improvement in Net Operating Income is largely attributed to the rent premiums drawn by the renovated units.
(2)	Other Income includes laundry income, application fees, and other miscellaneous income.
(3)	Occupancy is as of the underwritten rent rolls dated March 31, 2017 and April 5, 2017.

Escrows and Reserves. The Los Arboles & Canyon Club Apartments Borrower deposited approximately $55,739 upfront in escrow for annual real estate taxes and is required to escrow monthly 1/12th of the annual estimated tax payments. The Los Arboles & Canyon Club Apartments Borrower deposited approximately $58,699 upfront in escrow for annual insurance premiums and is required to escrow monthly 1/12th of the annual estimated insurance premiums. The Los Arboles & Canyon Club Apartments Borrower deposited $113,187 upfront for required repairs at the Los Arboles & Canyon Club Apartments Property and is required to escrow monthly $9,704 for replacement reserves. Upon the occurrence and continuance of a Cash Sweep Event (as defined below), all excess cash flow will be held in an account to be held by the lender as additional security for the Los Arboles & Canyon Club Apartments Mortgage Loan.

A “Cash Sweep Event” will occur upon (i) the occurrence and continuance of any event of default until cured, (ii) any bankruptcy action of any borrower, guarantor, or property manager until, (x) with respect to the borrowers or guarantor, such bankruptcy action is discharged within 60 days of such filing or (y) with respect to the property manager, such manager is replaced by a qualified manager or such bankruptcy action is discharged within 120 days of such filing, or (iii) the trailing 12-month debt service coverage ratio falling below 1.20x until such debt service coverage ratio is equal to or greater than 1.25x for two consecutive quarters. Notwithstanding the above, a Cash Sweep Event may not be cured more than four times during the term of the Los Arboles & Canyon Club Apartments Mortgage Loan.

Lockbox and Cash Management. The Los Arboles & Canyon Club Apartments Mortgage Loan has a soft lockbox with springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below).

A “Cash Management Trigger Event” will occur upon (i) the occurrence and continuance of any event of default until cured, (ii) any bankruptcy action of any borrower, guarantor, or property manager until, (x) with respect to the borrowers or guarantor, such bankruptcy action is discharged within 60 days of such filing or (y) with respect to the property manager, such manager is replaced by a qualified manager or such bankruptcy action is discharged within 120 days of such filing, (iii) the trailing 12-month debt service coverage ratio falling below 1.25x until such debt service coverage ratio is equal to or greater than 1.30x for two consecutive quarters, or (iv) the occurrence of an indictment for a felony or any charge related to fraud or misappropriation of funds by any of the borrowers, the guarantor, or the director or officer of any of the borrowers, the guarantor or property manager. Notwithstanding the above, a Cash Management Trigger Event may not be cured more than four times during the term of the Los Arboles & Canyon Club Apartments Mortgage Loan.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Provided no event of default exists under the Los Arboles & Canyon Club Apartments Mortgage Loan, at any time after two years from the closing date of the UBS 2017-C1 Trust and prior to February 6, 2027, the Los Arboles & Canyon Club Apartments Borrower may obtain a release of Canyon Club Apartments, provided that among other conditions, (a) the Los Arboles & Canyon Club Apartments Borrower defeases the Los Arboles & Canyon Club Apartments Mortgage Loan in an amount equal to the greatest of (i) 115% of the allocated loan amount with respect to the Canyon Club Apartments, (ii) an amount that results, with respect to the Los Arboles Apartments, (x) in the loan-to-value ratio being not greater than 54.1%, (y) in the debt service coverage ratio being not less than 1.46x and (z) in the debt yield being not less than 9.3%, and (iii) an amount equal to 90% of the net sales proceeds generated by the sale of the Canyon Club Apartments, and (b) the Los Arboles & Canyon Club Apartments Borrower delivers a rating agency confirmation and a REMIC opinion with respect to such release of Canyon Club Apartments.

Terrorism Insurance. The Los Arboles & Canyon Club Apartments Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Del Mar, CA and Las Vegas, NV	Collateral Asset Summary – Loan No. 6 Los Arboles & Canyon Club Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,700,000 54.1% 1.46x 9.7%

SOLANA BEACH
Solana Beach
Lomas Santa Fe Country Club
Fairbanks Ranch
5
S6
Via de la Valle
Del Mar Fairgrounds
Fairbanks Ranch Country Club
Del Mar Country Club
S21
Del Mar Race Track
SAN DIEGO COUNTY
Torrey Highlands Park
Del Mar
Solana Highlands Elementary School
Torrey Pines High School
Del Mar Hills Elementary School
Heights Rd
Carmel Valley
Pacific Ocean
1
Vons
Starbucks
Del Mar
Del Mar Highlands Town Center
Ted Williams Fwy
56
San Diego Fwy
Del Mar Hills Nursery School
The Grand Golf Club
56
S21
COASTER
Carmel Mtn. Rd
Torrey Pines State Reserve
N. Torrey Pines Rd
SAN DIEGO
5
Torrey Pines Golf Course
Sorrento Valley
Scripps Green Hospital
SORRENTO VALLEY

Los Arboles & Canyon Club Apartments

1 Los Arboles Apartments	Del Mar, CA
2 Canyon Club Apartments	Las Vegas, NV

Carson City
Sacramento
NEVADA
San Francisco
Las Vegas
CALIFORNIA
Los Angeles
Del Mar
San Diego

95
Desert Pines Golf Club
Fremont St. Experience
Las Vegas City Hall
95
93
515
Valley Medical Center Hospital
DOWNTOWN
University Medical Ctr.
Las Vegas Premium Outlets
Sunrise Acres Elementary School
Roy W. Martin Middle School
159
Charleston Blvd
Lowe's Home Improvement
LAS VEGAS
Oakey Blvd
15
Fremont St
Stratosphere Tower
St. Louis Ave
Sahara Ave
Sahara
Robert E. Lake Elementary School
2
Kmart
582
Karen Ave
Circus Circus
Las Vegas Country Club
Valley High School
Winchester Cultural Center
Industrial Rd
Riviera
Maryland Pkwy
McLeod Dr
LV Blvd
Sunrise Medical Ctr.
Starbucks
Fashion Show Mall
Las Vegas Conv. Ctr.
Desert Inn Rd
Wynn Golf Course
Boulevard Mall
Las Vegas National Golf Course
Winchester
Wynn Las Vegas
Twain Ave
The Forum Shops at Caesars
Sands
Ave
Ross Dress for Less
John F. Miller School
Walgreens, Albertsons, Dollar Tree
LAS VEGAS STRIP
Flamingo Rd
Hard Rock Hotel & Casino
CLARK COUNTY
Bellagio
University of Nevada - Las Vegas
Desert Springs Hospital
City Center
McCarran International Airport
Pecos Rd
New York New York
Thomas & Mack Center
593
Tropicana Ave

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 7 75 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 22.8% 4.17x 18.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 7 75 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 22.8% 4.17x 18.4%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Single Asset
Credit Assessment	A-/A+/A3(sca.pd)			Location:	New York, NY 10004
(Fitch/KBRA/Moody’s):				General Property Type:	Office
Original Balance(1):	$33,000,000			Detailed Property Type:	CBD
Cut-off Date Balance(1):	$33,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.4%			Year Built/Renovated:	1929/2014-2017
Loan Purpose:	Refinance			Size:	671,366 SF
Sponsor:	Joseph Jerome			Cut-off Date Balance per SF(1):	$137
Mortgage Rate:	4.0767%			Maturity Date Balance per SF(1):	$137
Note Date:	4/3/2017			Property Manager:	J.E.M.B. Realty Corp (borrower-related)
First Payment Date:	5/5/2017
Maturity Date:	4/5/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI(6):	$16,957,992
Prepayment Provisions(2):	LO (26); DEF (90); O (4)			UW NOI Debt Yield(1):	18.4%
Lockbox/Cash Mgmt Status(3):	Hard/In Place			UW NOI Debt Yield at Maturity(1):	18.4%
Additional Debt Type(4):	Pari Passu/Subordinate Debt/Mezzanine			UW NCF DSCR(1):	4.17x
Additional Debt Balance(4):	$59,000,000/$138,000,000/$20,000,000			Most Recent NOI:	$17,824,819 (1/31/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$17,830,464 (12/31/2016)
Reserves(5)				3rd Most Recent NOI:	$17,074,338 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy(7):	85.5% (3/10/2017)
RE Tax:	$2,364,719	$591,180	N/A	2nd Most Recent Occupancy:	84.1% (1/31/2017)
Insurance:	$207,439	Springing	N/A	3rd Most Recent Occupancy:	90.9% (12/31/2016)
Replacements:	$0	$8,392	$200,000	Appraised Value (as of):	$403,000,000 (2/22/2017)
TI/LC:	$0	$83,921	$3,021,165	Cut-off Date LTV Ratio(1):	22.8%
Other:	$13,475	$0	N/A	Maturity Date LTV Ratio(1):	22.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$230,000,000	91.9%	Loan Payoff:	$244,660,143	97.7%
Mezzanine Loan(1):	$20,000,000	8.0%	Reserves:	$2,585,633	1.0%
Borrower Equity:	$327,950	0.1%	Closing Costs:	$3,082,174	1.2%
Total Sources:	$250,327,950	100.0%	Total Uses:	$250,327,950	100.0%

(1)	The 75 Broad Street Mortgage Loan is part of the 75 Broad Street Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $92,000,000 and two subordinate companion loans with an aggregate original principal balance of $138,000,000. The 75 Broad Street Whole Loan is accompanied by a Mezzanine Loan (as defined below) with an outstanding aggregate principal balance of $20,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 75 Broad Street Mortgage Loan and the 75 Broad Street A-A-1 Note. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the 75 Broad Street Whole Loan are $343, $343, 7.4%, 7.4%, 1.58x, 57.1% and 57.1%, respectively, The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the aggregate of 75 Broad Street Whole Loan and the 75 Broad Street Mezzanine Loan are $372, $372, 6.8%, 6.8%, 1.41x, 62.0% and 62.0%.

(2)	Defeasance is permitted at any time after two years from the closing date of the UBS 2017-C1 Trust.

(3)	See “Lockbox and Cash Management” below for further discussion of cash management status.

(4)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	UW NOI includes UW Gross Potential Rent which has been underwritten based on the March 10, 2017 rent roll, includes rent steps of $543,205 through May 2018, and includes a mark-to-market adjustment based on the Appraiser’s concluded market rent totaling $561,099. Three tenants have no SF but contribute $40,563 to the UW base rent.

(7)	The 75 Broad Street Property is 85.5% leased and 83.6% physically occupied as of March 10, 2017.

The Mortgage Loan. The seventh largest mortgage loan (the “75 Broad Street Mortgage Loan”) is part of a whole loan (the “75 Broad Street Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $92,000,000 and by two subordinate companion loans with an aggregate original principal balance of $138,000,000: a $59,000,000 A-A-1 Note (the “75 Broad Street A-A-1 Note”), a $33,000,000 A-A-2 Note (the “75 Broad Street A-A-2 Note” or the “75 Broad Street Mortgage Loan”), an $84,000,000 A-B Note (the “75 Broad Street A-B Note”) and a $54,000,000 B Note (the “75 Broad Street B Note”), which is subordinate to the 75 Broad Street A-B Note, the 75 Broad Street A-A-1 Note and the 75 Broad Street A-A-2 Note. The 75 Broad Street Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in a 671,366 SF office property located at 75 Broad Street in New York, New York (the “75 Broad Street Property”). The 75 Broad Street A-A-2 Note will be included in the UBS 2017-C1 Trust. The 75 Broad Street A-A-1 Note and the 75 Broad Street A-B Note are expected to be contributed to the NCMS 2017-75B Trust transaction. The 75 Broad Street Whole Loan is expected to be serviced pursuant to the trust and servicing agreement for the NCMS 2017-75B Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 7 75 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 22.8% 4.17x 18.4%

The proceeds of the 75 Broad Street Whole Loan, together with a mezzanine loan with an original principal balance of $20,000,000 (the “75 Broad Street Mezzanine Loan”) and $327,950 of borrower equity, were used to refinance the 75 Broad Street Property, fund reserves and pay closing costs.

75 Broad Street Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-A-1	$59,000,000	$59,000,000	NCMS 2017-75B	No
Note A-A-2	$33,000,000	$33,000,000	UBS 2017-C1	No
Note A-B	$84,000,000	$84,000,000	NCMS 2017-75B	No
Note B	$54,000,000	$54,000,000	Natixis	Yes
Total	$230,000,000	$230,000,000

		75 Broad Street Total Debt Capital Structure
				Cumulative Basis PSF(1)	LTV(2)	UW NOI Debt Yield(3)	UW NCF DSCR(4)
75 Broad Whole Loan	Senior	$59,000,000 75 Broad Street A-A-1 Note NCMS 2017-75B	$33,000,000 75 Broad Street A-A-2 Note UBS 2017-C1	$137.03	22.8%	18.4%	4.17x
	Subordinate	$84,000,000 75 Broad Street A-B Note NCMS 2017-75B		$262.15	43.7%	9.6%	2.18x
		$54,000,000 75 Broad Street B-Note Natixis		$342.59	57.1%	7.4%	1.58x
		$20,000,000 Mezzanine Loan Natixis		$372.38	62.0%	6.8%	1.41x
		$153,000,000 Implied Equity(5)		$600.27	NAP	NAP	NAP

(1)	Cumulative basis PSF is calculated based on 671,366 SF.

(2)	Based on an as-is appraised value of $403.0 million ($600 PSF) as of February 22, 2017 per the appraisal.

(3)	Based on the UW NOI of $16,957,992.

(4)	Based on UW NCF of approximately $15,850,232 million and the coupon of 4.0767% on the aggregation of the 75 Broad Street A-A-1 Note and the 75 Broad Street A-A-2 Note, the coupon of 4.0767% on the 75 Broad Street A-B Note, the coupon of 5.0000% on the 75 Broad Street B-Note, and the coupon of 6.2500% on the 75 Broad Street Mezzanine Loan.

(5)	Implied Equity is based on the estimated as-is appraised value of $403.0 million, less total debt of $250.0 million.

The Borrower and the Sponsor. The borrower is 75 Broad, LLC (the “75 Broad Street Borrower”), a Delaware limited liability company and special purpose entity with two independent directors. The sponsor and non-recourse carveout guarantor is Joseph Jerome. The 75 Broad Street Borrower is indirectly owned by Joseph Jerome.

Joseph Jerome is the co-founder and President of the New York based J.E.M.B. Realty Corporation (JEMB”), a family-run development, investment and management organization. JEMB currently has a portfolio of approximately 6.5 million SF with assets located across the United States and Canada. Current portfolio holdings include properties throughout the Greater New York region, Pennsylvania, and Montreal, Canada. JEMB’s in New York City holdings include 150 Broadway, 866 Third Avenue, Herald Center and Herald Towers.

The Property. The 75 Broad Street Property consists of a 35-story, Class A/B, office building totaling 671,366 SF, located at 75 Broad Street in New York, New York. The 75 Broad Street Property benefits from historic architecture and a grand lobby entrance on Broad Street. The lobby is finished with stone clad floors and walls. The Lobby is open 24 hours a day, 7 days a week, and is attended by security. The interiors feature high-end finishing and decorative fluorescent or incandescent fixtures. The 75 Broad Street Property also includes a sophisticated telecommunication installation including trans-Atlantic fiber optic connectivity. Planned amenities include a fitness center, conference center, lobby, Wi-Fi and a coffee bar. The 75 Broad Street Property was constructed in 1929 and has undergone renovations since 2014. The sponsor acquired the 75 Broad Street Property in 1999 and has invested approximately $57,994,337 (approximately $86.38 PSF) in capital improvements since acquisition and approximately $21,600,000 in the last three years. Renovations have included base building capital improvements, chilled water systems, electrical switchgear replacements, roof replacement, elevator, heating and security system upgrades.

The average occupancy at the 75 Broad Property from 2007-2016 was 94.4% and as of March 10, 2017, the 75 Broad Street Property was 85.5% leased to 66 tenants, including the Board of Education District of the City of New York, Internap Corporation and AT&T Corp, and is currently 83.6% physically occupied. The 75 Broad Property boasts a strong tenant retention rate with over 46,000 SF of renewal leasing in the past 15 months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 7 75 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 22.8% 4.17x 18.4%

Major Tenants.

Board of Education District of the City of New York (79,600 SF, 11.9% of NRA, 12.5% of underwritten rent). The Board of Education District of the City of New York (“NYCDOE”) is the largest school district in the United States, serving 1.1 million students across 1,800 schools. The NYCDOE operates Millennium High School (“MHS”) at the 75 Broad Street Property. MHS currently enrolls approximately 650 students in grades 9 through 12. The school has a separate entrance along William Street with a dedicated elevator shaft for students and staff. NYCDOE has been a tenant at the 75 Broad Street Property since 2003 and has recently renewed its lease through 2033. NYCDOE has one, 15-year lease renewal option remaining. NYCDOE may terminate its lease at any time upon providing 18 months’ prior written notice to the 75 Broad Street Borrower.

Internap Corporation (46,936 SF, 7.0% of NRA, 10.0% of underwritten rent). Internap Corporation (“Internap”) was founded in 1996, and is a technology provider of internet infrastructure through both colocation business and enterprise services, and cloud services. Internap provides services at data centers across North America, Europe and the Asia-Pacific region and through internet protocol service points. Internap generated approximately $298,300,000 in revenue for the last twelve months ended December 31, 2016. As of May 4, 2017, Internap had a market capitalization of approximately $259,620,000.

AT&T Corp (29,106 SF, 4.3% of NRA, 4.6% of underwritten rent). AT&T Corp is a provider of communications and digital entertainment services throughout the United States and the world. Founded in 1983 and headquartered in Dallas, TX, AT&T Corp offers its services through four operating segments including Business Solutions, Entertainment, Consumer Mobility, and International. The Business Solutions segment offers wireless, fixed strategic, legacy voice and data, wireless equipment, and other services to business, governmental, and wholesale customers, as well as individual subscribers. As of December 31, 2016, AT&T Corp employed approximately 269,000 employees. As of April 21, 2017, AT&T Corp had a market capitalization of $245.7 billion.

North South Productions LLC and North South Entertainment LLC (27,320 SF, 4.1% of NRA, 3.8% of underwritten rent) (“North South Productions”). North South Productions was founded in 2000 by Executive Producers Charlie DeBevoise and Mark Hickman. North South Productions’ credits span a range of factual programming for clients including History, TLC, Discovery, TruTV, A&E, Food Network, Sundance, Speed and Travel Channel. North South Productions has corporate offices in New York, Los Angeles, and Tennessee, as well as production offices in Atlanta and Miami. In 2012, the Hearst Corporation purchased an interest in North South Productions. The company is now part of the Hearst Entertainment and Syndication Division, which includes media properties such as A&E, History Channel, Lifetime, ESPN, King Features Syndicate, Awesomeness TV, and COMPLEX Networks.

Paetec Communications, Inc. (22,371 SF, 3.3% of NRA, 5.2% of underwritten rent). Paetec Communications, Inc. was founded in 1998 as private company. In 2007, it merged with US LEC and then Cavalier Telephone Corporation and in 2011, it was acquired by Windstream Holdings, Inc. (“Windstream”). Windstream is a provider of advanced network communications and technology solutions for consumers, businesses, enterprise organizations and wholesale customers across the US. Windstream offers bundled services, including broadband, security solutions, voice and digital TV to consumers. Windstream also provides data, cloud solutions, unified communications and managed services to small business and enterprise clients. Windstream is a Fortune 500 company. In the first half of 2017, Windstream and Earthlink completed a $1.1 billion merger. Earthlink provides network service to individuals and businesses and operates a nationwide network spanning over 29,000 fiber route miles. The space at the 75 Broad Property is leased to Paetec Communications, Inc.

The following table presents certain information relating to the leases at the 75 Broad Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration
Tenants
NYCDOE(4)	AA/Aa2/AA	79,600	11.9%	$3,219,024	12.5%	$40.44	9/3/2033
Internap	NR/B3/B	46,936	7.0%	$2,581,480	10.0%	$55.00	12/31/2018
AT&T Corp(5)	A-/Baa1/BBB+	29,106	4.3%	$1,195,347	4.6%	$41.07	2/29/2024
North South Productions(6)	NR/NR/NR	27,320	4.1%	$987,133	3.8%	$36.13	11/30/2024
Paetec Communications, Inc.(7)	NR/NR/NR	22,371	3.3%	$1,332,757	5.2%	$59.58	12/31/2022
Subtotal/Wtd. Avg.		205,333	30.6%	$9,315,741	36.1%	$45.37
Remaining Tenants(8)		368,930	55.0%	$16,481,549	63.9%	$44.67
Vacant Space		97,103	14.5%	$0.00	0.0%	$0.00
Total/Wtd. Avg.		671,366	100.0%	$25,797,290	100.0%	$44.92

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent, % of Total Annual UW Rent and Annual UW Rent PSF have been underwritten based on the March 10, 2017 rent roll, includes rent steps of $543,205 through May 2018, and includes a mark-to-market adjustment based on the Appraiser’s concluded market rent totaling $561,099. Three tenants have no SF but contribute $40,563 to the UW base rent.

(4)	NYCDOE has one, 15-year lease renewal option remaining. NYCDOE may terminate its lease any time upon providing 18 months’ prior written notice to the 75 Broad Street Borrower.

(5)	AT&T Corp has two, five-year lease renewal options with twelve months’ written notice at 95.0% of fair market value for the first renewal option and with six months’ written notice at 95.0% of fair market value for the second renewal option.

(6)	North South Productions has one, five-year extension option remaining with 12 months’ notice at fair market value.

(7)	Paetec Communications, Inc. has two, five-year lease renewal options with six months’ notice at fair market value.

(8)	Verizon Communications has two MTM leases, one of which has no SF but contributes $22,200 UW Base Rent. Sidera Networks, LLC has no SF, but contributes $18,363 UW Base Rent. Cablevision Lightpath, Inc. has two leases, one of which has no SF and has free rent for its remaining lease term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 7 75 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 22.8% 4.17x 18.4%

The following table presents certain information relating to the lease rollover schedule at the 75 Broad Street Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)(3)	Total UW Base Rent Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling(2)
MTM(4)	2	340	0.1%	0.1%	$130.59	$44,400	0.2%	0.2%
2017	5	24,247	3.6%	3.7%	$42.85	$1,039,077	4.0%	4.2%
2018	7	52,737	7.9%	11.5%	$54.24	$2,860,698	11.1%	15.3%
2019(5)	9	26,417	3.9%	15.5%	$43.34	$1,144,972	4.4%	19.7%
2020	8	46,548	6.9%	22.4%	$45.84	$2,133,635	8.3%	28.0%
2021	9	21,183	3.2%	25.5%	$38.24	$809,992	3.1%	31.1%
2022	10	52,127	7.8%	33.3%	$44.46	$2,317,654	9.0%	40.1%
2023(6)	11	37,669	5.6%	38.9%	$40.08	$1,509,699	5.9%	46.0%
2024	18	121,141	18.0%	57.0%	$40.50	$4,906,041	19.0%	65.0%
2025	11	68,526	10.2%	67.2%	$43.89	$3,007,349	11.7%	76.6%
2026	4	19,070	2.8%	70.0%	$44.66	$851,759	3.3%	80.0%
2027	2	4,835	0.7%	70.7%	$78.14	$377,798	1.5%	81.4%
2028 & Beyond	7	99,423	14.8%	85.5%	$48.22	$4,794,214	18.6%	100.0%
Vacant	0	97,103	14.5%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	103	671,366	100.0%		$44.92	$25,797,290	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	UW Base Rent PSF Rolling, Total UW Base Rent Rolling and Approx. Cumulative % of Total Rent Rolling have been underwritten based on the March 10, 2017 rent roll, include rent steps of $543,205 through May 2018, and include a mark-to-market adjustment based on the Appraiser’s concluded market rent totaling $561,099. Three tenants have no SF but contribute $40,563 UW Base Rent.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(4)	Verizon Communications has two MTM leases, one of which does not have any SF but contributes $22,200 UW Base Rent.

(5)	Cablevision Lightpath, Inc. has two leases, one of which does not have any SF, and has free rent for its remaining lease term.

(6)	Sidera Networks, LLC has no SF, but contributes $18,363 UW Base Rent.

The Market. The 75 Broad Street Property is located on Broad Street between South William Street and Beaver Street, in close proximity to Wall Street, Battery Park, the Federal Reserve, the New York Stock Exchange, Wall Street, the National Museum of the American Indian, Federal Hall, the National September 11 Memorial and Museum, St. Paul’s Chapel, New York City Hall and the Fulton Street Transit Center, which is a recently completed $1.4 billion project by the Metropolitan Transit providing access to five different subway lines. Additionally, the 75 Broad Street Property is near the World Trade Center Transportation Hub, which connects 11 different subway lines, the PATH rail system, the Battery Park City Ferry Terminal, and the Westfield World Trade Center, which opened in August 2016. Santiago Calatrava designed the center that is now home to over 100 retail shops and restaurants including: Apple, Under Armour, Breitling and Eataly.

The area offers easy access to 15 subway lines, 30 local and express bus routes, 20 ferry routes, and the PATH transit system. In addition, the Brooklyn-Battery tunnel and the Brooklyn and Manhattan bridges connect Lower Manhattan with Brooklyn, Queens and Long Island, while the Holland Tunnel, directly north of the district, connects Lower Manhattan to New Jersey. Furthermore, the district is accessible via the FDR Drive, located on the east side of the district, and the West Side Highway.

According to a third party research report, the 75 Broad Street Property is located in Lower Manhattan within the Financial District submarket. As of the first quarter of 2017, the Financial District submarket of New York City had approximately 42.5 million SF of office inventory with a vacancy of 10.3% and asking rents of $53.11 PSF. As of the first quarter of 2017, the New York City office market had approximately 558.6 million SF of office inventory, of which approximately 8.4% was vacant. Net absorption for the overall New York City office market was positive at approximately 1,652,906 SF for the first quarter of 2017. According to a third party research report as April 2017, the Financial District had the strongest rent growth in Manhattan and the New York Metro in 2016, with rent growth of 10.1%.

According to a third party research report, the estimated 2017 population within a one-, three- and five-mile radius of the 75 Broad Street Property is 84,560, 841,995 and 2,302,184, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius of the 75 Broad Street Property is $186,743, $139,755 and $114,957, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 7 75 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 22.8% 4.17x 18.4%

The following table presents recent leasing data at competitive office buildings with respect to the 75 Broad Street Property:

Competitive Property Summary
Property Name/Address	Year Built	Class	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Rent Steps/SF
75 Broad Street Property 75 Broad Street New York, NY 10004	1929	A/B	671,366	Leav & Steinberg, LLP	9,215	3Q 2017	10.5	$51.00	MG Taxes+ electric
14 Wall Street 14 Wall Street New York, New York, 10005	1912	A	1,049,292	Dipexium Pharmaceuticals	5,006	1Q 2016	5.4	$42.00	MG Taxes+ electric
32 Old Slip 32 Old Slip New York, New York, 10005	1987	A	1,161,435	Taiwan Business Bank	9,200	3Q 2016	7.0	$59.00	MG Taxes+ electric
1 New York Plaza 1 New York Plaza New York, New York 10004	1970	A	2,545,000	Cfra	10,380	3Q 2016	2.2	$50.00	MG Taxes+ electric
140 Broadway 140 Broadway New York, New York 10005	1967	A	1,170,000	Paradigm Talent Agency	50,604	2Q 2016	10.0	$65.00	MG Taxes+ electric
48 Wall Street 48 Wall Street New York, New York 10005	1928	A	330,050	Mitsubishi Logic	6,067	4Q 2016	5.0	$48.00	MG Taxes+ electric

Source: Appraisal

The following table presents recent leasing data at competitive retail buildings with respect to the 75 Broad Street Property:

Competitive Property Summary
Property Name/Address	Year Built	Class	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Rent Steps/SF
75 Broad Street Property 75 Broad Street New York, NY 10004	1929	A/B	671,366	FedEx Office and Print Services, Inc.	1,859	2Q 2015	10.1	$222.52	MG Taxes+ Electric
67 Wall Street 67 Wall Street New York, New York 10005	1921	B	303,175	Sweetgreen	2,534	4Q 2015	10.0	$300.00	MG Taxes+ electric
20 Pine Street 20 Pine Street New York, New York 10005	1928	B	567,086	18/8 Men’s Salon	1,861	3Q 2015	15.0	$150.00	MG Taxes+ electric
40 Wall Street 40 Wall Street New York, New York 10005	1929	A	1,165,207	Dean & DeLuca	18,500	3Q 2015	10.0	$300.00	MG Taxes+ electric
222 Broadway 222 Broadway New York, New York 10038	1961	A	775,854	Starbucks	1,500	2Q 2015	10.0	$450.00	MG Taxes+ electric
201 Pearl Street 201 Pearl Street New York, New York 10038	2009	A	168,480	Juice Generation	1,683	4Q 2014	10.0	$188.05	MG Taxes+ electric
85 Broad Street 85 Broad Street New York, New York 10004	1983	A	1,119,813	Le Pain Quotidien	4,324	3Q 2015	15.0	$175.00	MG Taxes+ electric
80 Broad Street 80 Broad Street New York, New York 10004	1930	B	423,403	The Juice Shop	1,028	4Q 2015	10.0	$201.00	MG Taxes+ electric

Source: Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 7 75 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 22.8% 4.17x 18.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 75 Broad Street Property:

Cash Flow Analysis
	2014	2015	2016	1/31/2017 TTM	UW	UW PSF
Gross Potential Rent(1)	$24,053,892	$24,996,827	$26,467,433	$26,346,807	$30,445,763	$45.35
Total Recoveries	$7,247,339	$7,546,348	$7,022,301	$7,076,902	$7,056,877	$10.51
Total Other Income	$838,558	$795,224	$750,731	$706,193	$706,193	$1.05
Less Vacancy & Credit Loss(2)	($776,571)	$0	$0	$0	($4,648,474)	($6.92)
Effective Gross Income	$31,363,218	$33,338,399	$34,240,465	$34,129,902	$33,560,360	$49.99
Total Operating Expenses	$15,908,532	$16,264,061	$16,410,001	$16,305,083	$16,602,368	$24.73
Net Operating Income	$15,454,686	$17,074,338	$17,830,464	$17,824,819	$16,957,992	$25.26
Capital Expenditures	$0	$0	$0	$0	$100,706	$0.15
TI/LC	$0	$0	$0	$0	$1,007,055	$1.50
Net Cash Flow	$15,454,686	$17,074,338	$17,830,464	$17,824,819	$15,850,232	$23.61

Occupancy %	95.0%	86.0%	90.9%	84.1%	85.5%(2)
NOI DSCR(3)	4.06x	4.49x	4.69x	4.69x	4.46x
NCF DSCR(3)	4.06x	4.49x	4.69x	4.69x	4.17x
NOI Debt Yield(3)	16.8%	18.6%	19.4%	19.4%	18.4%
NCF Debt Yield(3)	16.8%	18.6%	19.4%	19.4%	17.2%

(1)	UW Gross Potential Rent is underwritten based on the March 10, 2017 rent roll, includes rent steps of $543,205 through May 2018, and includes a mark-to-market adjustment based on the Appraiser’s concluded market rent totaling $561,099. Three tenants have no SF but contribute $40,563 to the UW base rent.

(2)	Vacancy underwritten to 12.2% based on actual in-place vacancy grossed up to market rents. The Financial District office class B submarket vacancy was 10.1%. The 75 Broad Street Property was 85.5% leased as of March 10, 2017.
(3)	Debt service coverage ratios and debt yields are based on the 75 Broad Street Mortgage Loan and 75 Broad Street A-A-1 Note.

Escrows and Reserves. The 75 Broad Street Whole Loan documents provide for upfront reserves in the amount of $13,475 for immediate repairs, $2,364,719 for real estate taxes and $207,439 for insurance. The requirement for the 75 Broad Street Borrower to make monthly deposits to the insurance escrow is waived provided that the 75 Broad Street Borrower maintains an amount in the insurance escrow equal to at least $207,439; and (i) no event of default under the 75 Broad Street Whole Loan documents has occurred and is continuing; (ii) the 75 Broad Street Borrower provides the lender evidence of renewal of the policies, (iii) the 75 Broad Street Borrower provides the lender with paid receipts evidencing payment of the insurance premiums by no later than 10 business days prior to the expiration dates of the policies and (iv) there is on deposit in the tax and insurance subaccount with respect to insurance premiums an amount equal to not less than $207,439. On a monthly basis, the 75 Broad Street Borrower is required to escrow $8,392 ($0.15 PSF annually) for replacement reserve, subject to a cap of $200,000. If, at any time during the 75 Broad Street Whole Loan term, the balance of the replacement reserve falls below $100,000, monthly deposits of $8,392 are required to resume until the cap is met. Provided that no event of default is then continuing, the 75 Broad Street Borrower has the right, no more than two times during the 75 Broad Street Whole Loan term, to replace the replacement reserve funds then on deposit in the replacement reserve subaccount (the “Replaceable LOC CapEx Funds”) with a letter of credit with a face amount equal to $200,000. Upon the delivery of such a letter of credit, the lender will be required to release the funds from the replacement reserve subaccount and the 75 Broad Street Borrower will be relieved of the obligation to deposit the replacement reserve monthly deposit for so long as such letter of credit remains undrawn and on deposit with the lender and otherwise satisfies all of the terms and conditions set forth in 75 Broad Street Whole Loan agreement. On a monthly basis, the 75 Broad Street Borrower is required to escrow $83,921 ($1.50 PSF annually) for TI/LCs, subject to a cap of $3,021,165. If, at any time during the 75 Broad Street Whole Loan term, the balance of the TI/LC reserve falls below $1,510,583, monthly deposits of $83,921 are required to resume until the cap is met. Provided that no event of default under the 75 Broad Street Whole Loan documents is then continuing, the 75 Broad Street Borrower has the right, no more than two times during the Whole Loan term, to replace the TI/LC funds then on deposit in the TI/LC reserve (the “Replaceable LOC Rollover Funds”) with a letter of credit with a face amount equal to $3,021,165. Upon the delivery of such a letter of credit, the lender will be required to release from the TI/LC reserve subaccount an amount equal to the Replaceable LOC Rollover Funds and the 75 Broad Street Borrower will be relieved of the obligation to deposit the TI/LC reserve monthly deposit for so long as such letter of credit remains undrawn and on deposit with the lender and otherwise satisfies all of the terms and conditions set forth in the 75 Broad Street Whole Loan agreement.

Lockbox and Cash Management. The 75 Broad Street Whole Loan is structured with a hard lockbox and springing cash management. At origination, the 75 Broad Street Borrower established a clearing account, for the benefit of the lender at a bank approved by the lender in its sole discretion. During the continuance of a Cash Management Period (defined below), all funds in the clearing account will be swept on a daily basis into a cash management account controlled by the lender. The 75 Broad Street Whole Loan is currently in a Cash Management Period due to the fact that the 75 Broad Street Mezzanine Loan is outstanding. At such time, if ever, that the 75 Broad Street Mezzanine Loan is no longer outstanding, such Cash Management Period will end (provided that no Cash Sweep Period (defined below) is then continuing). If no Cash Management Period is continuing, funds in the clearing account will be swept on a daily basis to the borrower’s operating account.

A “Cash Management Period” will commence upon (i) the date upon which any mezzanine loan is made or (ii) the commencement of any Cash Sweep Period; and will end: (1) in the case of a Cash Management Period triggered by an event described in clause (i) above only, on the date that no mezzanine loan is outstanding or (2) in the case of a Cash Management Period triggered by an event described in clause (ii) above only, such Cash Sweep Period will have terminated and no other Cash Sweep Period is then in effect.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 7 75 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 22.8% 4.17x 18.4%

A “Cash Sweep Period” will commence upon the occurrence (a) an event of default under the 75 Broad Street Whole Loan documents, (b) the failure by the 75 Broad Street Borrower, after the end of a calendar quarter, to maintain a Combined Debt Service Coverage Ratio (defined below) of at least 1.10x for such calendar quarter or (c) the occurrence of any event of default under the 75 Broad Street Mezzanine Loan documents. A Cash Sweep Period will end with respect to clause (b) above, if for three consecutive months since the commencement of the existing Cash Sweep Period (A) no event of default has occurred under the 75 Broad Street Whole Loan documents, (B) no event that would trigger another Cash Sweep Period has occurred, and (C) the Combined Debt Service Coverage Ratio is at least equal to 1.10x or with respect to clause (c) above only, the receipt by the lender of mezzanine loan default revocation notice(s) with respect to all then continuing events of default under the Mezzanine Loan documents.

“Combined Debt Service Coverage Ratio” means the ratio calculated by the lender of (i) the net operating income for the 12-month period ending with the most recently completed calendar month to (ii) the Combined Debt Service with respect to such period, as of any date.

“Combined Debt Service” means the scheduled interest payments due under the 75 Broad Street Whole Loan and the 75 Broad Street Mezzanine Loan with respect to any particular period.

Additional Secured Indebtedness (not including trade debts). In addition to the 75 Broad Street Mortgage Loan, the 75 Broad Street Property also secures the 75 Broad Street A-A-1 Note, the 75 Broad Street A-B Note and the 75 Broad Street B-Note, which have a Cut-off Date principal balance of $197,000,000. The 75 Broad Street A-A-1 Note and the 75 Broad Street A-B Note accrue interest at the same rate as the 75 Broad Street Mortgage Loan. The 75 Broad Street Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the 75 Broad Street A-A-1 Note. The 75 Broad Street B-Note accrues interest at a rate of 5.0000%. The 75 Broad Street A-B Note is entitled to payments of principal and interest on a subordinate basis to the 75 Broad Street Mortgage Loan and the 75 Broad Street A-A-1 Note. The 75 Broad Street B-Note is entitled to payments of principal and interest on a subordinate basis to the 75 Broad Street Mortgage Loan, the 75 Broad Street A-A-1 Note and the 75 Broad Street A-B Note. The holders of the 75 Broad Street Mortgage Loan, the 75 Broad Street A-A-1 Note, the 75 Broad Street A-B Note and the 75 Broad Street B-Note have entered into a co-lender agreement which sets forth the allocation of collections on the 75 Broad Street Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The 75 Broad Street Borrower has not and will not be permitted to incur any additional indebtedness (including loans, whether or not such loans are evidenced by a written agreement) other than (i) the 75 Broad Street Whole Loan, (ii) the 75 Broad Street Mezzanine Loan (iii) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the 75 Broad Street Property and (iv) Permitted Equipment Financing (as defined below), which in the case of such unsecured trade payables and Permitted Equipment Financing (A) are not evidenced by a note, (B) do not exceed, at any time, a maximum aggregate amount of 2.0% of the original principal balance of the 75 Broad Street Whole Loan and (C) are paid no later than the later of: (i) 60 days of the date incurred and (ii) 30 days of the date invoiced, but in no event later than the date that is 90 days from the date incurred.

“Permitted Equipment Financing” means equipment financing that is (i) entered into in the ordinary course of the 75 Broad Street Borrower’s business, (ii) for equipment related to the ownership and operation of the 75 Broad Street Property whose removal would not materially damage or impair the value of the 75 Broad Street Property and (iii) which is secured only by the financed equipment.

The 75 Broad Street Mezzanine Loan, in the original principal amount of $20,000,000 was originated simultaneously with the 75 Broad Street Whole Loan to 75 Broad Mezzanine, LLC by Natixis Real Estate Capital LLC and is secured by 100% of the direct or indirect equity interest in the 75 Broad Street Borrower. The 75 Broad Street Mezzanine Loan and the 75 Broad Street Whole Loan are subject to an intercreditor agreement between the 75 Broad Street Mezzanine Loan lender and the 75 Broad Street Whole Loan lender. The 75 Broad Street Mezzanine Loan was purchased by SM Core Credit Finance LLC on April 28, 2017.

The following table presents certain information relating to the 75 Broad Street Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Cut-off Date Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$20,000,000	6.2500%	120	0	120	1.41x	6.8%	62.0%

Release of Property. Not permitted.

Terrorism Insurance. The 75 Broad Street Whole Loan documents require “all risk” insurance / umbrella and a commercial general liability insurance policy with limits of $500,000,000 and $100,000,000 respectively. Terrorism coverage is required, which may be included in the property insurance policy or a stand-alone policy covering terrorist acts, whether or not the Terrorism Risk Insurance Act of 2002 or subsequent statute, extension or reauthorization (“TRIPRA”) is in effect; provided, however, that if TRIPRA is not in effect, the 75 Broad Street Borrower will not be required to pay annual premiums in excess of the Terrorism Cap (defined below) in order to obtain the Terrorism Coverage (defined below).

“Terrorism Cap” means two times the premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the 75 Broad Street Property on a stand-alone basis at the time that any Terrorism Coverage is excluded from any applicable policy.

“Terrorism Coverage” means insurance for acts of terror or similar acts of sabotage (provided that, for so long as TRIPRA (i) remains in full force and effect and (ii) continues to cover both foreign and domestic acts of terror, the provisions of TRIPRA determines what is deemed to be included within this definition of “Terrorism Coverage”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 7 75 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 22.8% 4.17x 18.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 7 75 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 22.8% 4.17x 18.4%

MANHATTAN
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478
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 North Interstate 35 Austin, TX 78701	Collateral Asset Summary – Loan No. 8 Holiday Inn Austin-Town Lake	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 50.0% 1.95x 14.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 North Interstate 35 Austin, TX 78701	Collateral Asset Summary – Loan No. 8 Holiday Inn Austin-Town Lake	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 50.0% 1.95x 14.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Austin, TX 78701
				General Property Type:	Hospitality
Original Balance:	$31,000,000			Detailed Property Type:	Full Service
Cut-off Date Balance:	$31,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.2%			Year Built/Renovated:	1967;1985/2008-2013; 2015-2016
Loan Purpose:	Refinance			Size:	323 Rooms
Sponsor:	Pacifica Hosts, Inc.			Cut-off Date Balance per Room:	$95,975
Mortgage Rate:	4.9000%			Maturity Date Balance per Room:	$78,644
Note Date:	5/10/2017			Property Manager:	Pacifica Hosts, Inc. (borrower-related)
First Payment Date:	7/6/2017
Maturity Date:	6/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$4,337,127
Seasoning:	0 months			UW NOI Debt Yield:	14.0%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	17.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.95x
Additional Debt Type:	N/A			Most Recent NOI(3):	$4,897,000 (4/30/2017 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(3):	$3,898,929 (12/31/2016)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			3rd Most Recent NOI(3):	$4,338,542 (12/31/2015)
Reserves(2)				Most Recent Occupancy:	74.7% (4/30/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	75.0% (12/31/2016)
RE Tax:	$362,766	$60,461	N/A	3rd Most Recent Occupancy:	86.8% (12/31/2015)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$62,000,000 (2/23/2017)
Deferred Maintenance:	$133,775	$0	N/A	Cut-off Date LTV Ratio:	50.0%
FF&E:	$0	$41,406	N/A	Maturity Date LTV Ratio:	41.0%
PIP Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$31,000,000	100.0%	Loan Payoff:	$17,535,164	56.6%
			Reserves:	$496,541	1.6%
			Closing Costs:	$268,931	0.9%
			Return of Equity:	$12,699,364	41.0%
Total Sources:	$31,000,000	100.0%	Total Uses:	$31,000,000	100.0%

(1)	See “Mezzanine Loan and Preferred Equity” below for further discussion of future debt permitted.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	See “Operating History and Underwritten Net Cash Flow” below for discussion of the decrease in 2nd Most Recent NOI from 3rd Most Recent NOI.

The Mortgage Loan. The eighth largest mortgage loan (the “Holiday Inn Austin-Town Lake Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $31,000,000 and secured by a first priority fee mortgage encumbering a full service hospitality property known as Holiday Inn Austin-Town Lake, located in Austin, Texas (the “Holiday Inn Austin-Town Lake Property”). The proceeds of the Holiday Inn Austin-Town Lake Mortgage Loan were used to refinance an existing debt on the Holiday Inn Austin-Town Lake Property, fund upfront reserves, pay closing costs and return equity to the sponsor, Pacifica Hosts, Inc. (“Pacifica”).

The Borrower and the Sponsor. The borrower is ASDN Austin, LLC (the “Holiday Inn Austin-Town Lake Borrower”), a Delaware limited liability company, structured to be bankruptcy remote with one independent director. The Holiday Inn Austin-Town Lake Borrower is wholly owned by ASDN Austin Holdings, LLC. The non-recourse carveout guarantor and sponsor for the Holiday Inn Austin-Town Lake Mortgage Loan is Pacifica, a California corporation. Pacifica is owned by Ashok Israni (78%), Deepak Israni (12.92%), and Sushil Israni (9.08%).

The sponsor, Pacifica, is a division of Pacifica Companies. Pacifica Companies was founded in 1977 and is a privately-owned real estate firm with more than $2.5 billion in real estate assets and 2,500 employees. Pacifica is headquartered in San Diego, California and has been active in real estate since 1978. Pacifica Companies’ holdings are geographically diverse across 22 states and include asset classes such as hospitality, senior housing, multifamily, commercial development, land acquisition, residential development, debt acquisition, and REO. Pacifica Companies also seeks opportunistic investments in India to meet growing hospitality and residential demand. In 2004, Pacifica commenced its operations in India with the opening of its main office in Ahmedabad, and branch offices in NCR, Bangalore, Chennai and Hyderabad. In addition, Pacifica Companies makes select investments in a diverse range of asset classes throughout Latin America, with a focus on Mexico. Pacifica disclosed a discounted payoff on a previous financing secured by another hotel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 North Interstate 35 Austin, TX 78701	Collateral Asset Summary – Loan No. 8 Holiday Inn Austin-Town Lake	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 50.0% 1.95x 14.0%

in its portfolio. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus for further discussion.

The Property. The Holiday Inn Austin-Town Lake Property consists of a two building, 323-room full service hotel located along Interstate 35 and the banks of Lady Bird Lake and Towne Lake Park in Austin, Texas, in Austin’s central business district on 1.97 acres. The 13-story North Tower was built in 1967. The 11-story South Tower was built in 1985 and contains guestrooms on levels six through eleven, a five-story parking garage, as well as an outdoor pool. Each tower is connected via the Holiday Inn Austin-Town Lake Property’s ground level. The most recent renovation to the Holiday Inn Austin-Town Lake Property occurred in 2015 and 2016 and included approximately $6.7 million in renovation ($20,625/key).

The Holiday Inn Austin-Town Lake Property’s guestroom mix consists of 153 king rooms, 158 double/double rooms, and 12 queen rooms. Guestrooms feature flat screen televisions, a work desk with chair, an armchair, safe, mini-refrigerator, microwave, Keurig coffeemaker, hair dryer, luggage rack, iron and ironing board. Guestrooms also offer complementary wireless high-speed Internet access. Parking is provided by 33 on-site surface parking spaces as well as 248 garage parking spaces located on floors one through five of the South Tower for a total of 281 spaces or 0.87 spaces per key.

The Holiday Inn Austin-Town Lake Property features a market pantry, lobby workstations, restaurant/lounge, fitness center and 6,269 SF of meeting space, which includes two ballrooms, one meeting room, and one boardroom. The Holiday Inn Austin-Town Lake Property also features The Boathouse and Boathouse Grill serving breakfast, lunch, and dinner. The restaurant and lounge feature a contemporary open design with long bar, communal tables, low lounge seating, flat-screen TV’s, and multiple USB ports and outlets for a computer friendly atmosphere.

According to the appraisal, the Holiday Inn Austin-Town Lake Property generates approximately 60% of its room revenue from transient demand which includes both commercial and leisure, 25% from meeting and group demand, and 15% from contract.

More specific information about Holiday Inn Austin-Town Lake Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(1)			Holiday Inn Austin-Town Lake Property(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	76.3%	$119.96	$91.50	78.9%	$101.20	$79.82	103.4%	84.4%	87.2%
2013	78.2%	$126.06	$98.61	81.1%	$104.56	$84.79	103.7%	82.9%	86.0%
2014	77.7%	$136.39	$105.95	83.8%	$110.78	$92.79	107.8%	81.2%	87.6%
2015	78.2%	$138.61	$108.33	84.7%	$113.48	$96.16	108.4%	81.9%	88.8%
2016	79.6%	$142.77	$113.64	75.8%	$118.98	$90.25	95.3%	83.3%	79.4%
3/30/2017 TTM	77.7%	$147.57	$114.68	74.1%	$126.13	$93.49	95.4%	85.5%	81.5%

Source: Industry Report

(1)	The competitive set includes Holiday Inn Austin-Town Lake, Radisson Hotel & Suites Austin Downtown, Wyndham Garden Hotel Austin, Crowne Plaza Austin, Omni Austin Hotel at Southpark, Hilton Austin Airport, and Hampton Inn & Suites Austin Downtown Convention Center.

(2)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at Holiday Inn Austin-Town Lake Property are attributable to variances in reporting methodologies and/or timing differences.

The Market. The Holiday Inn Austin-Town Lake Property is located in Austin, Travis County, Texas in the central business district along Interstate 35, which is the nearest major highway. Interstate 35 traverses in a north/south direction and extends to Dallas to the northeast and San Antonio to the southwest. U.S. Highway 290 provides access to Houston to the east and Fredericksburg to the west. The neighborhood surrounding the Holiday Inn Austin-Town Lake Property is characterized by high-rise office towers, restaurants, high density apartments and condominium-style residential buildings, municipal, county, state, and federal structures, entertainment venues, high-end boutique style retail outlets, and hotels. Austin’s economy is supported by Austin-Bergstrom International Airport (AUS), which is located approximately five miles southeast of the Holiday Inn Austin-Town Lake Property. According to the appraisal, in 2015, AUS completed a $62 million expansion project that allowed the airport to accommodate an additional two million passengers annually, for a total passenger capacity of 13 million. Due to passenger growth, AUS began a $289 million expansion project in June 2016 that will add nine additional gates, 70,000 SF of terminal concourse space, and 12,000 SF of concession space.

As the capital of the state of Texas, Austin benefits from a diverse economy anchored by the government, education, and healthcare sectors. Austin is home of The University of Texas (“UT”). UT is a contributor to the Austin economy with over 51,000 students, 18 colleges and schools, 17 libraries, 7 museums and a Presidential Library. Phase I for the Dell Medical School at UT was completed in the summer of 2016, which included the construction of a research building, a medical office, a parking garage, and an education and administration building. The new medical school opened to its first class for the Fall 2016 semester. In addition, construction of Seton Medical Center at UT, the primary training site for students at the new Dell Medical School, began in August 2014. The $295 million, 211-bed hospital is scheduled to open in May 2017. Technology and multimedia platforms have grown into primary industries in this market with major employers including Dell Computer Corporation, NXP Semiconductors (formerly Freescale), IBM, Applied Materials, Samsung, Google, Facebook, LegalZoom, Electronic Arts, eBay, and Cirrus Logic. Additionally, Apple completed construction of a 1.1 million SF operations center on a 38-acre campus in the fourth quarter of 2016, which houses 6,000 employees.

Annual tourist events include South by Southwest, a music, film, and interactive festival that is one of the largest events of this type in the country, with over 97,000 registrants and artists attending in 2016. Additionally, the Austin Film Festival and the Austin City Limits (“ACL”) Music Festival both contribute to the Austin area’s economy. The ACL Music Festival attracts over 65,000 visitors to the area each year. The Circuit of The Americas (“COTA”) is the first multipurpose Grand Prix racing facility in North America with a seating capacity of over 120,000. Major racing events scheduled at COTA include the Grand-Am of the Americas, the MotoGP World Championship, the ESPN X Games, and the V8 Supercars race. In addition to racing facilities, the complex contains a 40,000 SF conference center, retail space, and numerous restaurants.

According to a third party market research report, the estimated 2017 population within a one-, three- and five-mile radius of the Holiday Inn Austin-Town Lake Property is 16,811, 174,365 and 340,808, respectively. Estimated 2017 average household income within a one-, three- and five-mile radius of the Holiday Inn Austin-Town Lake Property is $113,865, $75,068 and $78,610, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 North Interstate 35 Austin, TX 78701	Collateral Asset Summary – Loan No. 8 Holiday Inn Austin-Town Lake	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 50.0% 1.95x 14.0%

According to an industry report as of March 2017, the Holiday Inn Austin-Town Lake Property is located in the Austin hospitality market, which consists of 308 hotel properties with a total of 36,122 rooms. The Austin hospitality market had a weighted average occupancy, ADR, and RevPAR of 72.4%, $140.19, and $101.54, respectively over the trailing 12-month period. There has been a growth in occupancy and in ADR of 5.9% and 4.6%, respectively, resulting in an increase of 8.1% in RevPAR over the trailing 12-month period within the Austin hospitality market. The Holiday Inn Austin-Town Lake Property had an occupancy, ADR and RevPAR of 74.1%, $126.13 and $93.49, respectively over the trailing 12-month period.

Primary competitive properties to the Holiday Inn Austin-Town Lake Property are shown in the table below:

Competitive Property Summary
Property Name	No. of Rooms	Transient Demand	Meeting & Group Demand	2016 Occupancy	2016 ADR	2016 RevPAR
Holiday Inn Austin-Town Lake Property(1)	323	75%	25%	71.6%	$125.35	$89.77
Holiday Inn Austin Midtown	189	90%	10%	70.0% - 75.0%	$105.00 - $110.00	$75.00 - $80.00
Crowne Plaza Austin North Central	293	60%	40%	75.0% - 80.0%	$105.00 - $110.00	$85.00 - $90.00
Wyndham Garden Hotel Austin	210	70%	30%	70.0% - 75.0%	$110.00 - $115.00	$80.00 - $85.00
DoubleTree by Hilton Austin University Area	149	85%	15%	80.0% - 85.0%	$150.00 - $160.00	$130.00 - $140.00
Hotel Indigo and Holiday Inn Express Dual-Brand Hotel	305	90%	10%	70.0% - 75.0%	$130.00 - $140.00	$90.00 - $95.00
Total/Wtd. Avg.	1,469	76%	23%	75.0%	$121.97	$91.49

Source: Appraisal

(1)	The minor variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR at the Holiday Inn Austin-Town Lake Property are attributable to variances in reporting methodologies and/or timing differences.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Holiday Inn Austin-Town Lake Property:

Cash Flow Analysis
	2014	2015	2016	4/30/2017 TTM	UW	UW per Room
Occupancy	85.5%	86.8%	75.0%	74.7%	74.7%
ADR	$108.50	$117.33	$124.46	$126.24	$126.13
RevPAR	$92.78	$101.85	$93.33	$94.28	$94.17

Rooms Revenue	$10,905,008	$10,918,191	$10,583,141	$11,110,947	$11,101,584	$34,370
Food & Beverage	$1,142,625	$1,067,258	$791,119	$875,618	$1,137,311	$3,521
Other Income(1)	$69,499	$152,438	$117,810	$110,449	$110,449	$342
Total Revenue	$12,117,132	$12,137,887	$11,492,070	$12,097,014	$12,349,344	$38,233
Total Expenses	$7,933,400	$7,799,345	$7,593,141	$7,200,014	$8,012,216	$24,806
Net Operating Income(2)	$4,183,732	$4,338,542	$3,898,929	$4,897,000	$4,337,127	$13,428
FF&E	$485,161	$486,078	$459,987	$484,131	$493,974	$1,529
Net Cash Flow	$3,698,571	$3,852,464	$3,438,942	$4,412,869	$3,843,153	$11,898

NOI DSCR	2.12x	2.20x	1.97x	2.48x	2.20x
NCF DSCR	1.87x	1.95x	1.74x	2.24x	1.95x
NOI Debt Yield	13.5%	14.0%	12.6%	15.8%	14.0%
NCF Debt Yield	11.9%	12.4%	11.1%	14.2%	12.4%

(1)	Other Income includes vending, gift shop/sundries income, guest laundry, valet, rental income tenants and other miscellaneous revenue.

(2)	The decrease in 2016 Net Operating Income over 2015 Net Operating Income is primarily attributed to the Holiday Inn Austin-Town Lake Property guestrooms which were extensively renovated from July 2015 to March 2016, during which time 14,922 guestrooms were taken offline.

Escrows and Reserves. The Holiday Inn Austin-Town Lake Borrower deposited in escrow $133,775 for deferred maintenance and $362,766 for real estate taxes at loan origination and is required to escrow monthly 1/12th of the annual estimated tax payments. The Holiday Inn Austin-Town Lake Mortgage Loan documents do not require monthly escrows for insurance provided that the Holiday Inn Austin-Town Lake Property is insured via an acceptable blanket insurance policy and evidence of renewal of the insurance policy and timely proof of payment of the insurance premiums when due are provided to the lender. The Holiday Inn Austin-Town Lake Borrower is required to deposit monthly for furniture, fixtures and equipment the greater of (i) 1/12th of an amount equal to 4% of annual gross income from the prior calendar year and (ii) the aggregate amount, if any, to be reserved under the management and franchise agreements (if any), currently estimated at $41,406 (the “FF&E Reserve”). Funds on deposit in FF&E Reserve may be used by the Holiday Inn Austin-Town Lake Borrower for the completion of (x) FF&E work (“FF&E Work”) and/or (y) PIP Work (as defined below).

After the occurrence of a Franchise Trigger Event (as defined below) and/or Brand Standards Upgrade Trigger Event (see “Lockbox and Cash Management” section), all available excess cash flow will be deposited into a property improvement plan reserve (the “PIP Reserve”) to pay or reimburse the Holiday Inn Austin-Town Lake Borrower for completion of all property improvement plan or other work required by the franchisor (or any replacement franchisor) (the “PIP Work”). Once the amount on deposit in the PIP Reserve, when added to the amount on deposit in the FF&E Reserve, equals or exceeds 110% of the estimated costs for such PIP Work, the excess cash flow sweep will terminate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 North Interstate 35 Austin, TX 78701	Collateral Asset Summary – Loan No. 8 Holiday Inn Austin-Town Lake	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 50.0% 1.95x 14.0%

Lockbox and Cash Management. The Holiday Inn Austin-Town Lake Mortgage Loan provides for a springing lockbox and springing cash management. During the occurrence and continuance of a Cash Management Trigger Event (as defined below) for the Holiday Inn Austin-Town Lake Mortgage Loan, the Holiday Inn Austin-Town Lake Borrower is required to instruct tenants and credit card processors to deposit rents and other amounts due into the lockbox account and funds in the lockbox account are required to be transferred to the cash management account each business day. All funds in the cash management are required to be applied on each monthly payment date in accordance with the Holiday Inn Austin-Town Lake Mortgage Loan documents. All excess cash flow will be applied as follows (i) to the extent a Cash Sweep Event exists on account of a Franchise Trigger Event and/or a Brand Standards Upgrade Trigger Event as described in the “Escrows and Reserves” section, into the PIP Reserve; (ii) to the extent a Cash Sweep Event exists for any other reason, into an account held by the lender as additional security for the Holiday Inn Austin-Town Lake Mortgage Loan; and/or (iii) to the extent no Cash Sweep Event exists, to the Holiday Inn Austin-Town Lake Borrower. In the event any Cash Management Trigger Event is cured, the obligation of the Holiday Inn Austin-Town Lake Borrower to cause credit card processors and tenants to deposit such sums directly to the lockbox shall be suspended until the occurrence of any subsequent Cash Management Trigger Event(s).

A “Cash Management Trigger Event” will occur upon (i) an event of default; (ii) any bankruptcy action of the Holiday Inn Austin-Town Lake Borrower, the guarantor or the property manager; (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.20x; (iv) a Franchise Trigger Event; (v) the funding of a Subordinate Mezzanine Loan (as described in “Mezzanine Loan and Preferred Equity”); or (vi) a Brand Standards Upgrade Trigger Event (as defined below). A Cash Management Event will continue until, in regard to clause (i) above, when such event of default has been cured or waived; in regard to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions for the Holiday Inn Austin-Town Lake Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Holiday Inn Austin-Town Lake Borrower has replaced the property manager with a qualified property manager acceptable to the lender); in regard to clause (iii) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.25x for two consecutive calendar quarters; in regard to clause (iv) above, the Holiday Inn Austin-Town Lake Borrower (a) extends or renews the franchise agreement with a term of not less than 10 years with a Qualified Franchisor (as defined below) and (b) amounts in the PIP Reserve account, when added to the amounts in the FF&E Reserve equal or exceed 110% of the estimated cost of the property improvement plan work; in regard to clause (v) above, if the related Subordinate Mezzanine Loan has been paid in full; or in regard to clause (vi) above, when amounts in the PIP Reserve account, when added to the amounts in the FF&E Reserve equal or exceed 110% of the estimated cost of the PIP Work.

A “Cash Sweep Event” will occur upon (i) an event of default; (ii) any bankruptcy action of Holiday Inn Austin-Town Lake Borrower, guarantor or property manager; (iii) the debt service ratio based on the trailing 12-month period falling below 1.10x; (iv) the occurrence of a Franchise Trigger Event; or (v) a Brand Standards Upgrade Trigger Event. A Cash Sweep Event will continue until, in regard to clause (i) above, when such event of default has been cured or waived; in regard to clause (ii) above, when such bankruptcy petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions for the Holiday Inn Austin-Town Lake Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Holiday Inn Austin-Town Lake Borrower has replaced the property manager with a qualified property manager acceptable to the lender); in regard to clause (iii) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.15x for two consecutive calendar quarters; in regard to clause (iv) above, the Holiday Inn Austin-Town Lake Borrower (a) extends or renews the franchise agreement with a term of not less than 10 years with a Qualified Franchisor (as defined below); and (b) when amounts in the PIP Reserve account equal or exceed 110% of the estimated cost of the PIP Work; or in regard to clause (v) above, when amounts in the PIP Reserve account equal or exceed 110% of the estimated cost of the PIP Work.

A “Franchise Trigger Event” will occur upon the earlier of (i) the date the franchise agreement expires or is terminated or canceled for any reason; (ii) 18 months prior to the applicable expiration date under the franchise agreement; or (iii) the date the Holiday Inn Austin-Town Lake Borrower or franchisor gives notice of its intention to terminate, cancel or not to extend or renew the franchise agreement.

A “Brand Standards Upgrade Trigger Event” will occur upon the implementation by the franchisor or any replacement franchisor of a property improvement, upgrade, renovation or similar plan that is necessary to bring the Holiday Inn Austin-Town Lake Property into compliance with the brand standards or other requirements of the franchisor or replacement franchisor.

A “Qualified Franchisor” means (i) the current franchisor; (ii) any branded full-service hotel franchisor or licensor (a) which is acceptable to the lender in its reasonable discretion, (b) which is, at the time a new franchise agreement is entered into, in the same or higher product class as the franchisor was at loan origination (according to a third party market research report), (c) for which the Holiday Inn Austin-Town Lake Borrower has obtained a rating agency confirmation (if required by the lender); or (iii) any franchisor or licensor acceptable to the lender in its sole discretion and for which the Holiday Inn Austin-Town Lake Borrower has obtained a rating agency confirmation.

Additional Secured Indebtedness (not including trade debts). Not permitted, except that the Holiday Inn Austin-Town Lake Mortgage Loan documents permit certain affiliates of the Holiday Inn Austin-Town Lake Borrower, which such affiliates are acceptable to the lender in its sole discretion, to make capital contributions in the form of unsecured subordinate loans in an amount not to exceed more than 5% of the of the then outstanding principal balance of the Holiday Inn Austin-Town Lake Mortgage Loan (together with the then current balance of any future mezzanine loan, if applicable).

Mezzanine Loan and Preferred Equity. The Holiday Inn Austin-Town Lake Mortgage Loan documents permit any transferee borrower that has purchased the Holiday Inn Austin-Town Lake Property and acquired the Holiday Inn Austin-Town Lake Mortgage Loan from the Holiday Inn Austin-Town Lake Borrower to incur mezzanine debt subject to, among other conditions: (i) no event of default is continuing under the Holiday Inn Austin-Town Lake Mortgage Loan; (ii) based on the combined balances, (A) the aggregate maximum loan-to-value ratio is not greater than 70% and (B) the debt service coverage ratio is not less than 1.40x; (iii) the mezzanine debt is junior and subordinate to the Holiday Inn Austin-Town Lake Mortgage Loan; (iv) the mezzanine lender executes an intercreditor agreement acceptable to the lender; and (v) the transferee borrower delivers a rating agency confirmation to the lender with respect to the mezzanine debt.

Release of Property. Not permitted.

Terrorism Insurance. The Holiday Inn Austin-Town Lake Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 North Interstate 35 Austin, TX 78701	Collateral Asset Summary – Loan No. 8 Holiday Inn Austin-Town Lake	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 50.0% 1.95x 14.0%

University of Texas
West Austin
East Central Austin
Red River District
Market District
Warehouse District
6th Street District
2nd Street District
Downtown
Butler Park
AUSTIN
East Cesar Chavez
Bouldin
Texas School for the Deaf
TRAVIS COUNTY
SoCo
Holiday Inn Austin-Town Lake
20 North Interstate 35
Austin, TX 78701
Colorado River
Travis Heights
E. Riverside-Oltorf
W. Cesar Chavez St
E. Cesar Chavez St
Riverside Dr
Barton Springs Rd
S. Congress Ave
E. Riverside Dr
S. Lakeshore Blvd
Austin-Bergstrom Intl. Airport
Georgetown
ROUND ROCK
Cedar Park
Pflugerville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

One West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 One West 34th Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 53.6% 1.24x 5.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

One West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 One West 34th Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 53.6% 1.24x 5.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	New York, NY 10001
				General Property Type:	Office
Original Balance(1):	$30,000,000			Detailed Property Type:	CBD
Cut-off Date Balance(1):	$30,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.1%			Year Built/Renovated:	1906/2016
Loan Purpose:	Refinance			Size:	210,358 SF
Sponsors:	Lloyd Goldman; Stanley Chera			Cut-off Date Balance per SF(1):	$713
Mortgage Rate:	4.3100%			Maturity Date Balance per SF(1):	$713
Note Date:	3/15/2017			Property Manager:	BLDG Management Co. (borrower-related)
First Payment Date:	5/6/2017
Maturity Date:	4/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI(4):	$8,630,243
Prepayment Provisions(2):	LO (26); DEF (90); O (4)			UW NOI Debt Yield(1):	5.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	5.8%
Additional Debt Type(3):	Pari Passu			UW NCF DSCR(1):	1.24x
Additional Debt Balance:	$120,000,000			Most Recent NOI(4):	$10,848,191 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(4):	$7,822,025 (12/31/2015)
Reserves				3rd Most Recent NOI(4):	$9,090,300 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	93.9% (5/1/2017)
RE Tax:	$315,500	$315,500	N/A	2nd Most Recent Occupancy:	96.1% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	95.6% (12/31/2015)
Replacements:	$0	$7,390	$266,036	Appraised Value (as of):	$280,000,000 (1/5/2017)
TI/LC:	$0	$52,785	$1,900,260	Cut-off Date LTV Ratio(1):	53.6%
Deferred Maintenance:	$366,740	$0	N/A	Maturity Date LTV Ratio(1):	53.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$150,000,000	100.0%	Loan Payoff:	$101,727,466	67.8%
			Reserves:	$682,240	0.5%
			Closing Costs:	$1,612,096	1.1%
			Return of Equity:	$45,978,197	30.7%
Total Sources:	$150,000,000	100.0%	Total Uses:	$150,000,000	100.0%

(1)	The One West 34th Street Mortgage Loan is part of the One West 34th Street Whole Loan, which is comprised of four pari passu promissory notes with an aggregate original principal balance of $150,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the One West 34th Street Whole Loan.

(2)	Defeasance is permitted at any time after the earlier of (i) the third anniversary of the closing date, or (ii) two years from the closing date of the securitization of the last One West 34th Street Whole Loan promissory note to be securitized.

(3)	See “The Mortgage Loan” below for further discussion of additional debt.

(4)	See “Operating History and Underwritten Net Cash Flow” below for further discussion of the change in net operating income.

The Mortgage Loan. The ninth largest mortgage loan (the “One West 34th Street Mortgage Loan”) is part of a whole loan (the “One West 34th Street Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $150,000,000, all of which are secured by a first priority fee mortgage encumbering a 210,358 SF office property known as One West 34th Street in New York, New York (the “One West 34th Street Property”). Promissory Note A-2, in the original principal amount of $30,000,000, represents the One West 34th Street Mortgage Loan and will be included in the UBS 2017-C1 Trust. Promissory Note A-1 with an original principal balance of $60,000,000 was contributed to the BANK 2017-BNK4 Trust. Promissory Note A-3-1 with an original principal balance of $40,000,000 is expected to be contributed to the GSMS 2017-GS6 Trust. Promissory Note A-3-2 with an original principal balance of $20,000,000 is currently held by Goldman Sachs Mortgage Company. Promissory Notes A-1, A-3-1 and A-3-2 collectively represent non-serviced companion loans (the “One West 34th Street Non-Serviced Pari Passu Companion Loans”). The One West 34th Street Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK 2017-BNK4 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

One West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 One West 34th Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 53.6% 1.24x 5.8%

One West 34th Street Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$60,000,000	$60,000,000	BANK 2017-BNK4	Yes
Note A-2	$30,000,000	$30,000,000	UBS 2017-C1	No
Note A-3-1	$40,000,000	$40,000,000	GSMS 2017-GS6(1)	No
Note A-3-2	$20,000,000	$20,000,000	Goldman Sachs Mortgage Company	No
Total	$150,000,000	$150,000,000

(1)	Expected to be contributed to the GSMS 2017-GS6 Trust.

The proceeds of the One West 34th Street Whole Loan were used to refinance a previous loan with a principal balance of $101,727,466, fund upfront reserves, pay closing costs and return equity to the One West 34th Street Borrower.

The Borrower and the Sponsors. The borrower is Jacob’s First, LLC (the “One West 34th Street Borrower”), a single-purpose New York limited liability company. The loan sponsors and non-recourse carveout guarantors are Lloyd Goldman and Stanley Chera.

Lloyd Goldman is President of BLDG Management Co. (“BLDG”), a private, multi-generational family real estate investment, development and operating company which owns and manages a portfolio in excess of 300 properties, including more than 8,000 residential units (the majority of which are located in New York City), and over 20 million SF of commercial properties across the United States. In addition to BLDG, Mr. Goldman is the Managing Member of a partnership that owns a 50% interest in The World Trade Center leasehold interest. Stanley Chera is co-founder of Crown Acquisitions, a company that has notable holdings in North America, including Olympic Tower, The World Trade Center, 645 North Michigan Avenue, 666 Fifth Avenue, 598 Madison Avenue, 1 Beacon Street and 101 Bloor Street.

The Property. The One West 34th Street Property consists of three adjoining class B office buildings totaling approximately 210,358 SF located in New York, New York. The One West 34th Street Property is situated in Midtown Manhattan at the northwest corner of Fifth Avenue and 34th Street. Constructed from 1906 to 1920, the One West 34th Street Property comprises 189,083 SF of office space (89.9% of NRA; 61.5% of underwritten base rent) and 21,275 SF of retail space (10.1% of NRA; 38.5% of underwritten base rent) within three buildings ranging from 12 to 15 floors. The One West 34th Street Property is situated on a 0.4-acre site, situated directly across the street from the Empire State Building and benefits from approximately 150 feet of frontage along West 34th Street and 112 feet along Fifth Avenue.

The ground floor of the One West 34th Street Property is occupied by two retail tenants, which account for 38.5% of the underwritten base rent. The remainder of the rent roll comprises granular office tenants, with no one tenant representing more than 6.3% of net rentable area or 4.2% of underwritten base rent. The One West 34th Street Property has experienced strong tenant retention with approximately 78.5% of expiring square footage having renewed since 2011. Further, the One West 34th Street Property has not fallen below 95.0% occupancy since 2007 and has averaged 97.3% occupancy over the past 10 years. As of May 1, 2017, the One West 34th Street Property was 93.9% occupied by 79 tenants.

On April 18, 2017, Bebe Stores, Inc. (“Bebe Stores”) filed a form 8-K announcing its plans to close all physical store locations by the end of May 2017. As of May 1, 2017, Bebe Stores is in occupancy of a 5,000 SF ground floor retail space at the One West 34th Street Property but excluded from underwritten occupancy and underwritten net cash flow. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” in the Preliminary Prospectus. Bebe Stores is currently negotiating with the One West 34th Street Borrower to pay an early termination fee. In accordance with the loan agreement, any termination fee greater than or equal to $250,000 will be deposited into a re-tenanting reserve. The lender provides no assurances that an agreement will be finalized or that any payment will be made.

Major Tenants.

Bank of America, National Association (5,200 SF, 2.5% of NRA, 24.6% of underwritten rent). Bank of America, National Association (“Bank of America”) is a subsidiary of Bank of America Corporation, a bank and financial holding company with a range of banking, investing, asset management and other financial and risk management products and services. Bank of America Corporation is the second-largest bank in the United States by total assets. Bank of America has been in occupancy since 2015 and has a lease expiration of November 30, 2030.

Duane Reade, Inc. (11,075 SF, 5.3% of NRA, 13.9% of underwritten rent). Duane Reade, Inc. (“Duane Reade”), a subsidiary of Walgreens Boots Alliance, is a chain of pharmacy and convenience stores, primarily located in New York City. Duane Reade has been in occupancy since 2001 and has a lease expiration of November 30, 2021 with one five-year renewal option at market rent. Duane Reade has a current in-place rent of $176.07 PSF, which is approximately 59.2% below the appraiser’s concluded market rent of $431.94 PSF.

Olivia Miller, Inc. (13,222 SF, 6.3% of NRA, 4.2% of underwritten rent). Olivia Miller, Inc. (“Olivia Miller”) is a wholesaler and retailer of women’s and children’s clothing and appeal. The One West 34th Street Property serves as Olivia Miller’s headquarters. Olivia Miller has been in occupancy since 2004, recently expanding by 2,622 SF in 2017, has a lease expiration of July 31, 2024.

Hop Lun, U.S.A., Inc. (6,441 SF, 3.1% of NRA, 2.7% of underwritten rent). Hop Lun, U.S.A., Inc. (“Hop Lun”) is a subsidiary of Hop Lun International Limited, a leading international designer, developer and manufacturer of women’s lingerie, swim wear and casual wear. Hop Lun has been in occupancy since 2008 and has a lease expiration of July 31, 2018.

International Inspirations, Ltd. (7,754 SF, 3.7% of NRA, 2.6% of underwritten rent). International Inspirations, Ltd. (“International Inspirations”) designs and develops jewelry collections, encompassing necklaces, earrings, bracelets, rings and hair accessories. The One West 34th Street Property serves as International Inspirations headquarters. International Inspirations has been in occupancy since 2006, has a lease expiration of November 30, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

One West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 One West 34th Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 53.6% 1.24x 5.8%

The following table presents certain information relating to the leases at the One West 34th Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Tenants
Bank of America (Retail)(4)	A/Baa1/BBB+	5,200	2.5%	$ 3,457,469(4)	24.6%	$664.90(4)	11/30/2030(5)
Duane Reade (Retail)	BBB/Baa2/BBB	11,075	5.3%	$1,950,000	13.9%	$176.07	11/30/2021(7)
Olivia Miller (Office)	NR/NR/NR	13,222	6.3%	$584,718	4.2%	$44.22	7/31/2024(6)
Hop Lun (Office)	NR/NR/NR	6,441	3.1%	$380,083	2.7%	$59.01	7/31/2018
International Inspirations (Office)	NR/NR/NR	7,754	3.7%	$365,000	2.6%	$47.07	11/30/2026
Subtotal/Wtd. Avg.		43,692	20.8%	$6,737,270	48.0%	$154.20

Other Tenants		153,855	73.1%	$7,298,136	52.0%	$47.44(8)
Vacant Space		12,811	6.1%	$0	0.0%	$0.00
Total/Wtd. Avg.		210,358	100.0%	$14,035,406	100.0%	$71.05(8)

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Bank of America’s Annual UW Base Rent represents their straight line average rent through the One West 34th Street Whole Loan term. Bank of America’s current rental rate is $596.15 PSF.

(5)	Bank of America has three five-year lease renewal options.

(6)	Olivia Miller has one five-year lease renewal option.

(7)	Duane Reade has one five-year lease renewal option at a fair market rental value.

(8)	Includes one unit occupied as a management office (300 SF), with no attributed underwritten base rent. The Non-Major Tenants Annual UW Base Rent PSF and Occupied Collateral Total Annual UW Base Rent PSF excluding this space is $47.53 PSF and $71.16 PSF, respectively.

The following table presents certain information relating to the lease rollover schedule at the One West 34th Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(5)	3	3,826	$37.43	1.8%	1.8%	$143,213	1.0%	1.0%
2017	3	7,180	$58.24	3.4%	5.2%	$418,181	3.0%	4.0%
2018	15	25,556	$50.02	12.1%	17.4%	$1,278,295	9.1%	13.1%
2019	11	27,806	$46.11	13.2%	30.6%	$1,282,044	9.1%	22.2%
2020	21	42,925	$46.65	20.4%	51.0%	$2,002,263	14.3%	36.5%
2021	15	40,771	$83.10	19.4%	70.4%	$3,388,111	24.1%	60.6%
2022	1	884	$46.35	0.4%	70.8%	$40,973	0.3%	60.9%
2023	2	4,716	$48.89	2.2%	73.0%	$230,583	1.6%	62.6%
2024	3	20,326	$46.04	9.7%	82.7%	$935,748	6.7%	69.2%
2025	2	6,230	$45.45	3.0%	85.7%	$283,152	2.0%	71.3%
2026	3	12,127	$47.45	5.8%	91.4%	$575,374	4.1%	75.4%
2027	0	0	$0.00	0.0%	91.4%	$0	0.0%	75.4%
2028 & Beyond	1	5,200	$664.90	2.5%	93.9%	$3,457,469	24.6%	100.0%
Vacant(4)	0	12,811	$0.00	6.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(5)	80	210,358	$71.05	100.0%		$14,035,406	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	UW Rent PSF Rolling and Total UW Rent Rolling exclude vacant and occupied space that has been underwritten as vacant.

(4)	Includes Bebe Stores, which currently occupies 5,000 SF of ground level retail space at the One West 34th Street Property. On April 18, 2017, Bebe Stores filed a form 8-K announcing its plans to close all physical store locations by the end of May 2017. As of May 1, 2017, Bebe Stores is in occupancy at the One West 34th Street Property but excluded from underwritten occupancy and underwritten net cash flow. Bebe Stores is currently negotiating with the One West 34th Street Borrower to pay an early termination fee. In accordance with the loan agreement, any termination fee greater than or equal to $250,000 will be deposited into a re-tenanting reserve. The lender provides no assurances that an agreement will be finalized or that any payment will be made.

(5)	Includes one unit occupied as a management office (300 SF), with no attributed UW Rent. The Total UW Rent PSF excluding this space is $71.16 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

One West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 One West 34th Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 53.6% 1.24x 5.8%

The Market. The One West 34th Street Property is located at the northwest corner of Fifth Avenue and 34th Street in Midtown Manhattan. The One West 34th Street Property is situated across West 34th Street from the Empire State Building, three blocks away from Penn Station, which serves as the Manhattan terminus of Long Island Railroad, NJ Transit and Amtrak. Penn Station is currently undergoing an approximately $3.0 billion renovation and redevelopment that will increase capacity and transform the train station into a modern commuter hub. The renovations and redevelopment are expected to be complete within two years. The One West 34th Street Property is located within three blocks of three 34th Street subway stations, which carry an estimated 94 million passengers annually and have direct access to the 1/2/3/A/C/E/B/D/F/M/N/Q/R/W subway lines. Additionally, on the same block as the One West 34th Street Property is Amazon’s approximately 470,000 SF corporate offices and first Manhattan retail distribution center, located at 7 West 34th Street.

The appraiser identified 31 competitive office buildings along Fifth Avenue and Madison Avenue, along with class B buildings along 34th Street. The competitive buildings total approximately 7.5 million SF and exhibited a rental range of $49.00 PSF to $77.00 PSF, gross, and a weighted average occupancy rate of approximately 94.0% for direct space. Of the 31 buildings, eight are considered directly competitive with the One West 34th Street Property, which exhibited a rental range of $49.00 PSF to $62.00 PSF, gross, and a weighted average occupancy of approximately 93.6% for direct space. According to a third party market report, the One West 34th Street Property is located in the Penn Plaza/Garment office submarket of the New York office market. As of year-end 2016, the Penn Plaza/Garment submarket contained 435 buildings comprising approximately 72.6 million SF (13.0% of the New York office market and the second largest submarket in the United States) and reported a vacancy rate of 7.1% and an average asking rent of $73.35 PSF, gross. For 2016, the Penn Plaza/Garment submarket reported positive net absorption of 1.3 million SF.

According to a third party market report, the One West 34th Street Property is located in the Penn Plaza/Garment retail submarket of the New York retail market. As of year-end 2016, the Penn Plaza/Garment submarket contained 163 buildings comprising approximately 5.5 million SF (11.0% of the New York retail market) and reported a vacancy rate of 1.8%. According to the appraisal, the One West 34th Street Property’s immediate area (West 34th Street from 5th Avenue to 7th Avenue) has a retail average asking rent of $745.00 PSF, gross, with numerous spaces garnering ground floor rents of $1,000 PSF, gross.

The following table presents recent leasing data at competitive office buildings with respect to the One West 34th Street Property:

Comparable Office Leases
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
One West 34th Street Property New York, NY	1906	210,358	Olivia Miller	13,222	August 2004	20.0	$44.22	Gross
256 West 36th Street New York, NY	1917	36,500	Tower Enterprises of NY	3,400	October 2016	5.0	$44.00	Gross
25 West 45th Street New York, NY	1913	160,000	Morris visitor Publications	5,342	October 2016	10.0	$51.50	Gross
1359 Broadway New York, NY	1924	412,127	Sisense	24,169	September 2016	10.0	$59.00	Gross
389 Fifth Avenue New York, NY	1922	105,000	OK Originals	5,951	September 2016	5.0	$47.00	Gross
385 Fifth Avenue New York, NY	1929	85,000	Metal Dynamics	2,000	September 2016	10.0	$52.50	Gross
141 West 36th Street New York, NY	1911	132,000	Smart Apparel	3,200	July 2016	7.0	$50.00	Gross
1375 Broadway New York, NY	1929	265,000	Toy Industry Association	18,342	June 2016	10.0	$56.00	Gross
22 West 38th Street New York, NY	1912	60,000	Knotel	35,286	July 2016	15.0	$49.00	Gross
225 West 34th Street New York, NY	1924	394,145	Bohler Engineering	8,838	May 2016	7.0	$51.00	Gross
16 East 34th Street New York, NY	1925	336,500	Echante	19,355	May 2016	6.0	$49.00	Gross

Source: Appraisal and a third party market report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

One West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 One West 34th Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 53.6% 1.24x 5.8%

The following table presents recent leasing data at competitive retail buildings with respect to the One West 34th Street Property:

Comparable Retail Leases
Property Name/Address	Year Built	Tenant Name	Lease Size (SF)	Level	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
One West 34th Street Property New York, NY	1906	Bank of America	5,200	Ground	June 2015	15.5	(1)	Gross
134 West 34th Street New York, NY	1910	Skechers USA	2,500	Ground	March 2016	15.0	$1,000.00	Gross
5 Penn Plaza New York, NY	1915	TD Bank	3,882	Ground	May 2015	10.0	$400.00	Gross
112 West 34th Street New York, NY	1954	Foot Locker	30,541	Ground, Second	February 2015	10.0	(2)	Gross
112 West 34th Street New York, NY	1954	Sephora	10,304	Ground	January 2015	10.0	$925.00	Gross
1293 Broadway New York, NY	1902	Verizon	4,500	Ground	December 2014	10.0	$1,000.00	Gross
1293 Broadway New York, NY	1902	H&M	50,456	Lower, Ground, Second	October 2013	25.0	(3)	Gross
32 West 34th Street New York, NY	1978	Journey’s	7,200	Lower, Ground	November 2013	10.0	(4)	Gross

Source: Appraisal and a third party market report.

(1)	Bank of America’s Annual UW Base Rent represents their straight line average rent through the One West 34th Street Whole Loan term. Bank of America’s current rental rate is $596.15 PSF.

(2)	Foot Locker has a blended Annual Base Rent PSF of $188.53, which represents $850.00 PSF on its ground floor space (1,890 SF) and $147.00 PSF on its second floor space (28,651 SF).

(3)	H&M has a blended Annual Base Rent PSF of $297.29, which represents $800.00 PSF on its ground floor space (8,000 SF), $200.00 PSF on its lower level space (21,219 SF) and $200.00 PSF on its second floor space (21,237 SF).

(4)	Journey has a blended Annual Base Rent PSF of $316.11, which represents $525.00 PSF on its ground floor space (3,000 SF), $45.00 PSF on its lower level space (3,000 SF). Journey’s lease also includes 1,200 SF of sub-lower level space that has no attributed rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

One West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 One West 34th Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 53.6% 1.24x 5.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One West 34th Street Property:

Cash Flow Analysis
	2014(1)(2)	2015(2)	2016(2)	UW	UW PSF	Stabilized UW(3)
Gross Potential Rent	$13,514,993	$13,170,627	$16,156,656	$17,785,754(4)(5)	$84.55	$20,259,689
Total Recoveries	$1,635,334	$1,738,708	$1,835,796	$1,943,343	$9.24	$1,943,343
Total Other Income	$308,414	$50,225	$72,765	$72,765	$0.35	$72,765
Less Vacancy & Credit Loss	$0	$0	$0	($3,750,350)(6)	($17.83)	($1,012,984)
Effective Gross Income	$15,458,741	$14,959,560	$18,065,217	$16,051,512	$76.31	$21,262,812
Total Operating Expenses	$6,368,441	$7,137,535	$7,217,026	$7,421,269	$35.28	$7,577,608
Net Operating Income	$9,090,300	$7,822,025	$10,848,191	$8,630,243	$41.03	$13,685,204
Capital Expenditures	$0	$0	$0	$88,350	$0.42	$88,350
TI/LC	$0	$0	$0	$430,291	$2.05	$430,291
Net Cash Flow	$9,090,300	$7,822,025	$10,848,191	$8,111,601	$38.56	$13,166,563

Occupancy %	97.1%	95.6%	96.1%	78.9%(5)		95.0%
NOI DSCR(7)	1.39x	1.19x	1.66x	1.32x		2.09x
NCF DSCR(7)	1.39x	1.19x	1.66x	1.24x		2.01x
NOI Debt Yield(7)	6.1%	5.2%	7.2%	5.8%		9.1%
NCF Debt Yield(7)	6.1%	5.2%	7.2%	5.4%		8.8%

(1)	Historical cash flow information was not available prior to 2014.

(2)	The decline in Net Operating Income from 2014 to 2015 and the increase in Net Operating Income from 2015 to 2016 were due to the Bank of America lease, which commenced June 15, 2015 and included five months of free rent.

(3)	Stabilized UW represents the Duane Reade and Bebe Stores spaces fully leased at the appraiser’s concluded market rents of $431.94 PSF and $600.00 PSF, respectively, along with a 5.0% UW stabilized vacancy. Duane Reade has a November 2021 lease expiration with one five-year renewal option at market rent. Duane Reade has a current in-place rent of $176.07 PSF, which is approximately 59.2% below the appraiser’s concluded market rent of $431.94 PSF.

(4)	UW Gross Potential Rent includes contractual rent steps through March 2018 totaling $318,099.

(5)	UW Gross Potential Rent includes Bank of America’s straight line average rent through the One West 34th Street Whole Loan term.

(6)	The One West 34th Street Property was 93.9% physically occupied as of May 1, 2017, however, the UW economic occupancy is 78.9%. Bebe Stores currently occupies 5,000 SF of ground level retail space at the One West 34th Street Property and on April 18, 2017, filed a form 8-K announcing its plans to close all physical store locations by the end of May 2017. Bebe Stores is currently negotiating with the One West 34th Street Borrower to pay an early termination fee. In accordance with the loan agreement, any termination fee greater than or equal to $250,000 will be deposited into a re-tenanting reserve. The lender provides no assurances that an agreement will be finalized or that any payment will be made.

(7)	Debt service coverage ratios and debt yields are based on the One West 34th Street Whole Loan.

Escrows and Reserves. The loan documents provide for upfront escrows at closing in the amount of $366,740 for deferred maintenance and $315,500 for real estate taxes. The loan documents require ongoing monthly reserve deposits in the amount of $315,500 for real estate taxes, $7,390 for replacement reserves (capped at $266,036) and $52,785 for tenant improvement and leasing commissions (“TI/LC”) (capped at $1,900,260). The loan documents do not require ongoing monthly deposits for insurance premiums as long as (i) no event of default has occurred or is continuing; (ii) the One West 34th Street Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums and renewals.

Lockbox and Cash Management. The One West 34th Street Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct all tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of Cash Trap Event Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Trap Event Period, all rents are required to be swept to a lender-controlled cash management account and excess cash flow shall be held by the lender.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio being less than 1.35x at the end of any calendar quarter. A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; or, with respect to clause (ii), upon the debt service coverage ratio being at least 1.35x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The One West 34th Street Property also secures the One West 34th Street Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $120,000,000. The One West 34th Street Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the One West 34th Street Mortgage Loan. The One West 34th Street Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the One West 34th Street Non-Serviced Pari Passu Companion Loans. The holders of the One West 34th Street Mortgage Loan and the One West 34th Street Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the One West 34th Street Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

One West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 One West 34th Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 53.6% 1.24x 5.8%

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the One West 34th Street Property, subject to a premium cap of two times the insurance premium payable for “all risk” insurance on a stand-alone basis the time any terrorism coverage is excluded from the policy, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

One West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 One West 34th Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 53.6% 1.24x 5.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

One West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 One West 34th Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 53.6% 1.24x 5.8%

One West 34th Street
One West 34th Street, 358 & 362 Fifth Avenue
New York, NY 10001
ROCKEFELLER CENTER
TIMES SQUARE
Midtown
Garment District
East Side
Murray Hill
Kips Bay
Flatiron District
Gramercy Park
Stuyvesant Town
Bryant Park
New York Public Library
Chrysler Building
UNITED NATIONS
FDR Drive
St. Vartan's Park
HERALD SQUARE
Macy's
Empire State Building
LONG ISLAND RAILROAD
W. 42nd St.
E. 42nd St.
W. 34th St.
E. 34th St.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
Baruch College
QUEENS
MANHATTAN
BROOKLYN
NEW JERSEY
JERSEY CITY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

877 Executive Center Drive St. Petersburg, Florida 33702	Collateral Asset Summary – Loan No. 10 Baypoint Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 64.5% 1.79x 14.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

877 Executive Center Drive St. Petersburg, Florida 33702	Collateral Asset Summary – Loan No. 10 Baypoint Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 64.5% 1.79x 14.3%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	St. Petersburg, FL 33702
				General Property Type:	Office
Original Balance(1):	$30,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance(1):	$30,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.1%			Year Built/Renovated:	1971 - 2000/2016
Loan Purpose:	Refinance			Size:	689,778 SF
Sponsor:	Jeffrey J. Feil			Cut-off Date Balance per SF(1):	$58
Mortgage Rate:	4.7330%			Maturity Date Balance per SF(1):	$50
Note Date:	4/7/2017			Property Manager:	Jeffrey Management Corp. (borrower-related)
First Payment Date:	5/6/2017
Maturity Date:	4/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	24 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI(3):	$5,719,777
Prepayment Provisions(2):	LO (26); DEF (89); O (5)			UW NOI Debt Yield(1):	14.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity(1):	16.6%
Additional Debt Type:	Pari Passu			UW NCF DSCR(1):	2.33x (IO) 1.79x (P&I)
Additional Debt Balance:	$10,000,000			Most Recent NOI(3):	$3,630,527 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$2,461,913 (12/31/2015)
Reserves				3rd Most Recent NOI:	$1,909,290 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	85.3% (3/3/2017)
RE Tax:	$366,978	$61,163	N/A	2nd Most Recent Occupancy:	82.5% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	71.0% (12/31/2015)
Replacements:	$0	$11,496	N/A	Appraised Value (as of):	$62,000,000 (1/5/2017)
TI/LC:	$750,000	$86,222	$1,500,000	Cut-off Date LTV Ratio(1):	64.5%
Unfunded Obligations Funds:	$2,524,767	N/A	N/A	Maturity Date LTV Ratio(1):	55.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$40,000,000	96.8%	Loan Payoff(4):	$37,175,645	89.9%
Borrower Equity:	$1,330,560	3.2%	Reserves:	$3,641,746	8.8%
			Closing Costs:	$513,169	1.2%
Total Sources:	$41,330,560	100.0%	Total Uses:	$41,330,560	100.0%

(1)	The Baypoint Commerce Center Mortgage Loan is part of the Baypoint Commerce Center Whole Loan, which is comprised of four pari passu promissory notes with an aggregate original principal balance of $40,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Baypoint Commerce Center Whole Loan.

(2)	The defeasance lockout period will be at least 26 payment dates beginning with and including the first payment date of May 6, 2017. Defeasance is permitted at any time after two years from the closing date of the securitization of the last Baypoint Commerce Center Whole Loan promissory note to be securitized.

(3)	The increase in UW NOI over Most Recent NOI is largely due to the expiration of free or abated rent periods for recently leased spaces. Of the leases signed in 2016, the four largest tenants, occupying 56,709 SF (8.2% of NRA), account for U/W Base Rent of approximately $1.1 million (9.7% of U/W Base Rent), but had rent commencement dates between June 2016 and December 2016. Additionally, six leases were signed in 2017, accounting for 3.3% of NRA and 3.9% of U/W Base Rent.

(4)	The Prior Loan was modified in February 2011. Please see “Escrows and Reserves” below and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus for further discussion.

The Mortgage Loan. The tenth largest mortgage loan (the “Baypoint Commerce Center Mortgage Loan”) is part of a whole loan (the “Baypoint Commerce Center Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $40,000,000, all of which are secured by a first priority fee mortgage encumbering a 73.8-acre office park improved by 15-buildings totaling 689,778 SF located in St. Petersburg, Florida (the “Baypoint Commerce Center Property”). Promissory Notes A-2, Note A-3 and Note A-4, in the aggregate original principal amount of $30,000,000, represent the Baypoint Commerce Center Mortgage Loan and will be included in the UBS 2017-C1 Trust. Promissory Note A-1, with an original principal balance of $10,000,000 (the “Baypoint Commerce Center Pari Passu Companion Loan”), is currently held by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) or an affiliate thereof, and is expected to be contributed to the CFCRE 2017-C8 Trust. The Baypoint Commerce Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C1 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

877 Executive Center Drive St. Petersburg, Florida 33702	Collateral Asset Summary – Loan No. 10 Baypoint Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 64.5% 1.79x 14.3%

Baypoint Commerce Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$10,000,000	$10,000,000	CFCRE 2017-C8	No
Note A-2	$15,000,000	$15,000,000	UBS 2017-C1	Yes
Note A-3	$10,000,000	$10,000,000	UBS 2017-C1	No
Note A-4	$5,000,000	$5,000,000	UBS 2017-C1	No
Total	$40,000,000	$40,000,000

Loan proceeds, along with borrower equity of approximately $1.3 million, were used to refinance existing debt of approximately $37.2 million, fund upfront reserves, and pay closing costs. The Baypoint Commerce Center Property previously secured an $83.0 million first mortgage (the “Prior Loan”), which was deposited in the CSMC 2007-C3 securitization trust (the “Prior Securitization”) and an affiliate of the borrower under the Prior Loan obtained a $7.0 million original principal balance mezzanine loan. In 2009, the Prior Loan was transferred into special servicing as a result of low occupancy and reduced cash flow, even though the debt was current at that point in time. In December 2010, the Prior Loan balance was modified and severed into tranche A with a principal balance of $40.0 million (“Tranche A”) and tranche B with a principal balance of $40.0 million (“Tranche B”). As a part of the loan modification, the sponsor, Jeffrey J. Feil (not previously affiliated with the borrowers of the Prior Loan), acquired 99% of the Baypoint Commerce Center Property and paid down the principal balance of Tranche A from $40.0 million to $37.0 million. Additionally, Jeffrey J. Feil deposited approximately $7.0 million into a capital expense account for property improvements. Since the ownership overhaul, the Baypoint Commerce Center Property has undergone approximately $23.7 million ($34 PSF) in capital expenditures for tenant build-out, equipment, building, parking lot and land improvements and a total of 50 leases have been signed or renewed totaling 261,858 SF (38.0% of NRA, 45.9% of U/W Base Rent) since 2014. In connection with the origination of the Baypoint Commerce Center Whole Loan, the lender under the Prior Securitization accepted $37.2 million (a portion of the proceeds of the Baypoint Commerce Center Whole Loan) in satisfaction of the Prior Loan, while the principal balance of Tranche B and the mezzanine loan were cancelled without repayment.

The Borrowers and the Sponsor. The borrowers, KP Holdings Florida, LLC, KC Investors Florida I, LLC, and KC Investors Florida II, LLC (collectively, the “Baypoint Commerce Center Borrower”) are each single purpose Delaware limited liability companies structured to be bankruptcy remote, with one independent director. KP Holdings Florida, LLC (99.0%), KC Investors Florida I, LLC (0.5%), and KC Investors Florida II, LLC (0.5%) own the Baypoint Commerce Center Property as tenants in common. KP Holdings Florida, LLC is owned by entities related to Jeffrey J. Feil and FBE Holdings LLC. KC Investors Florida I, LLC and KC Investors Florida II, LLC are owned by entities related to Julius Trump and Eddie Trump, respectively. The sponsor and non-recourse carve-out guarantor is Jeffrey J. Feil.

Jeffrey J. Feil is the CEO of The Feil Organization, a privately-held investment, development, and management firm based in New York City. In operation for over 60 years, The Feil Organization’s real estate portfolio includes over 26 million SF of retail, office, and industrial properties and over 5,000 residential rental units, net leased properties, and land assets across the United States.

The Property. The Baypoint Commerce Center Property is a 73.8-acre office park improved with 15 two- to four-story buildings totaling 689,778 SF located in St. Petersburg, Florida. The buildings were constructed between 1971 and 2000 and range in size from 23,294 SF to 89,205 SF, with an average size of 45,985 SF.

The improvements of the 15 buildings vary from Class A to Class B-. The Baypoint Commerce Center Property has 3,086 parking spots, which provide a parking ratio of 4.47 per 1,000 SF of NRA. Excluding the Monroe building (4.2% of NRA), which is currently vacant to undergo renovations, occupancies at the buildings range from 62.5% to 100.0%, with a weighted average occupancy of 89.0%. The Baypoint Commerce Center Property has an occupancy of 85.3% as of March 3, 2017. Since 2014, a total of 50 leases have been signed or renewed totaling 261,858 SF, representing 38.0% of NRA and 45.9% of U/W Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

877 Executive Center Drive St. Petersburg, Florida 33702	Collateral Asset Summary – Loan No. 10 Baypoint Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 64.5% 1.79x 14.3%

Building Summary(1)
Building	Building SF	% of Total SF	Class(2)	Year Built(2)	Number of Stories(3)	2014 Occupancy(4)	2015 Occupancy(4)	2016 Occupancy(4)	Most Recent Occupancy
Baker	70,125	10.2%	A-	1987	3	82.2%	100.0%	100.0%	100.0%
Dade	36,831	5.3%	B+	1974	2	65.5%	62.5%	62.5%	62.5%
Duval	30,426	4.4%	B-	1973	2	100.0%	100.0%	100.0%	100.0%
Franklin	40,452	5.9%	B+	1982	2	64.4%	64.4%	96.0%	96.0%
Gadsden	38,719	5.6%	B+	1980	2	38.2%	38.2%	89.0%	89.0%
Gilchrist	50,233	7.3%	B-	1984	2	72.4%	72.4%	83.0%	84.8%
Glades	69,747	10.1%	A-	1988	3	78.4%	30.7%	56.1%	85.7%
Hendry	32,204	4.7%	B-	1978	2	89.5%	92.0%	98.0%	98.1%
Koger	49,849	7.2%	B	1974	2	71.0%	97.2%	95.3%	96.3%
Lake	34,639	5.0%	B	1980	2	57.3%	52.1%	78.7%	72.2%
Madison	40,048	5.8%	B	1972	2	57.9%	84.9%	86.7%	85.3%
Monroe(5)	28,736	4.2%	B+	1974	2	0.0%	0.0%	0.0%	0.0%
Pasco	89,205	12.9%	A	2000	3	100.0%	100.0%	90.1%	90.3%
Pinellas	23,294	3.4%	B-	1971	2	62.3%	61.3%	82.1%	82.1%
St Lucie	55,270	8.0%	B+	1985	4	71.9%	61.8%	91.4%	91.4%
Total/Wtd. Avg.(5)	689,778	100.0%			2-4	71.7%	71.0%	82.5%	85.3%

(1)	Information is based on the underwritten rent roll.
(2)	Information is based on the appraisal.
(3)	Information is based on the zoning report.
(4)	Information is provided by the sponsor.
(5)	Wtd. Avg. 2014, 2015, 2016, and Most Recent Occupancy includes the Monroe building, which is vacant to undergo a full renovation. 2014, 2015, 2016, and Most Recent Occupancy excluding the Monroe building is 74.9%, 74.1%, 86.0%, and 89.0%, respectively.

Major Tenant.

Cox Target Media, Inc. (49,013 SF, 7.1% of NRA, 8.9% of underwritten rent) Founded in 1996, Cox Target Media, Inc. (“CTM”) is a digital marketing company that provides integrated marketing solutions for agencies, retailers, brands, and shopper marketers. Utilizing its space at the Baypoint Commerce Center Property as its company headquarters, CTM occupies three suites in the Pasco building totaling 49,013 SF (7.1% of NRA, 54.9% of building NRA) with an expiration date of December 31, 2022. CTM has a one-time termination option effective December 31, 2020 upon 12 months’ prior written notice and a termination fee equal to all unamortized leasing costs discounted at an 8.0% interest rate, one 5-year renewal option exercisable upon 12 months’ prior notice at a starting rental rate equivalent to fair market value, the right to expand into a portion of the 2nd floor of the Pasco building consisting of 19,000 SF, and a right of first offer to any space in the Pasco building.

The following table presents certain information relating to the leases at the Baypoint Commerce Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Tenants
COX Target Media, Inc.(4)	NR/NR/NR	49,013	7.1%	$982,221	8.9%	$20.04	12/31/2022
Wright National Flood Insurance	NR/NR/NR	35,168	5.1%	$607,351	5.5%	$17.27	4/30/2023
Jabil Circuit Inc	BBB-/Ba1/BBB-	34,956	5.1%	$744,563	6.7%	$21.30	6/30/2019
United States of America IRS(5)	AAA/Aaa/AA+	30,426	4.4%	$524,848	4.7%	$17.25	11/20/2019
Beasley FM Acquisition Corp	NR/NR/NR	27,275	4.0%	$450,550	4.1%	$16.52	8/31/2024
Subtotal/Wtd. Avg.		176,838	25.6%	$3,309,533	29.9%	$18.72
Other Tenants(6)		411,322	59.6%	$7,765,627	70.1%	$18.88
Vacant Space		101,618	14.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		689,778	100.0%	$11,075,160	100.0%	$18.83

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	COX Target Media, Inc. has a one-time termination option effective December 31, 2020 upon 12 months’ prior written notice and a termination fee equal to all unamortized leasing costs discounted at an 8.0% interest rate.

(5)	United States of America IRS has the right to terminate its lease after May 20, 2018 upon 180 days’ prior written notice.

(6)	Includes five conference rooms totaling 8,262 SF and a suite occupied by the Baypoint Commerce Center Property management company comprising 2,718 SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

877 Executive Center Drive St. Petersburg, Florida 33702	Collateral Asset Summary – Loan No. 10 Baypoint Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 64.5% 1.79x 14.3%

The following table presents certain information relating to the lease rollover schedule at the Baypoint Commerce Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(4)	13	19,608	2.8%	2.8%	$5.50	$107,906	1.0%	1.0%
2017	12	18,651	2.7%	5.5%	$17.92	$334,290	3.0%	4.0%
2018	23	60,329	8.7%	14.3%	$21.51	$1,297,590	11.7%	15.7%
2019	21	144,420	20.9%	35.2%	$19.43	$2,806,403	25.3%	41.0%
2020	11	69,131	10.0%	45.3%	$19.11	$1,321,028	11.9%	53.0%
2021	13	47,131	6.8%	52.1%	$20.54	$968,018	8.7%	61.7%
2022	7	92,775	13.4%	65.5%	$19.26	$1,787,068	16.1%	77.9%
2023	3	54,827	7.9%	73.5%	$18.09	$992,078	9.0%	86.8%
2024	3	37,780	5.5%	79.0%	$16.65	$629,135	5.7%	92.5%
2025	0	0	0.0%	79.0%	$0.00	$0	0.0%	92.5%
2026	1	10,764	1.6%	80.5%	$20.69	$222,707	2.0%	94.5%
2027	0	0	0.0%	80.5%	$0.00	$0	0.0%	94.5%
2028 & Beyond	3	32,744	4.7%	85.3%	$18.60	$608,936	5.5%	100.0%
Vacant	0	101,618	14.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	110	689,778	100.0%		$18.83	$11,075,160	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.
(4)	MTM includes five conference rooms totaling 8,262 SF and a suite occupied by the Baypoint Commerce Center Property management company comprising 2,718 SF.

The Market. The Baypoint Commerce Center Property is located at the corner of 4th Street and 94th Avenue North in St. Petersburg, Florida within the Pinellas county and Gateway submarket and Tampa/St. Petersburg market. According to a third party research report, the Tampa/St. Petersburg office market saw positive office absorption of 2.9 million SF and 2.3 million SF in 2015 and 2016, respectively. Over the past few years, the Tampa Bay market has attracted a number of companies looking to relocate their headquarters or expand their operations, including Johnson & Johnson, Bristol-Myers Squibb, Amazon, BeniComp, Sagitec Solutions, Bow Technologies, and Jabil Circuit.

The Baypoint Commerce Center Property is located near Interstate 275 (1.7 miles) and US Route 92/Gandy Boulevard North (0.4 miles), which provide access to the Tampa Bay area. Tampa International Airport, which was utilized by 18.9 million passengers in 2016, is located 12.5 miles northeast of the Baypoint Commerce Center Property. A number of amenities including shops, restaurants, and lodging are located within walking distance to the Baypoint Commerce Center Property, including the Gateway Market Center, located 1.1 miles south, a Target and Publix anchored retail center. The estimated population and average household income as of 2017 within the Tampa/St. Petersburg/Clearwater metropolitan statistical area are 3.05 million and $69,767, respectively. The unemployment rate in the Tampa/St. Petersburg/Clearwater metropolitan statistical area was 4.5% in 2016, compared to 5.0% in 2015.

The Baypoint Commerce Center Property is located in the Pinellas county/Gateway office submarket, which totals approximately 40.7 million SF of space in 3,667 buildings as of 2016. As of the fourth quarter of 2016, average vacancy was 9.4%, compared to 10.4% and 12.0% during the same quarter in 2015 and 2014, respectively, with average asking rent of $19.28 PSF, compared to $18.32 PSF and $17.38 PSF during the same quarter in 2015 and 2014, respectively. Limited new construction was delivered to the Pinellas county submarket during the past three years, which averaged approximately 102,341 SF per year. Absorption averaged approximately 547,997 SF per year over the same time period.

The appraiser analyzed a set of comparable office rentals within the Pinellas county of the Baypoint Commerce Center Property and concluded that the Baypoint Commerce Center Property’s rents are in line with market rents. A summary of the comparable properties is shown in the chart below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

877 Executive Center Drive St. Petersburg, Florida 33702	Collateral Asset Summary – Loan No. 10 Baypoint Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 64.5% 1.79x 14.3%

Competitive Property Summary
Property Name	Address	Property NRA	Year Built / Renovated	Property Occupancy	Asking Rent PSF
Baypoint Commerce Center Property	877 Executive Center Drive, St. Petersburg, FL	689,778(1)	1971 - 2000 / 2016	85.3%(1)	$18.83(1)
Centres at Feather Sound	3001 Executive Drive, Clearwater, FL	63,580	1987 / 1999	52.0%	$17.50 - $20.50
Bay Vista Pavilion	5380 Tech Data Drive, Clearwater, FL	135,708	1994	25.0%	$21.50
Feather Sound Corp. Center I	13535 Feather Sound Drive, Clearwater, FL	81,410	1983	93.0%	$21.50
Colonial Center Bayside	17757 US Highway 19 North, Clearwater, FL	212,405	1987	80.0%	$18.50 - $21.00
Feather Sound II	13577 Feather Sound Drive, Clearwater, FL	80,445	1986	90.0%	$20.25 - $21.50
Executive Center	25400 US Highway 19, Clearwater, FL	106,000	1978	84.0%	$16.00
Wilder Center	3000 Gulf To Bay Boulevard, Clearwater, FL	28,500	1983	100.0%	$18.00
Total/Wtd. Avg.(2)		708,048		71.0%	$16.00 - $21.50

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	Total/Wtd. Avg. excludes the Baypoint Commerce Center Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Baypoint Commerce Center Property:

Cash Flow Analysis
	2014	2015	2016	UW	UW PSF
Gross Potential Rent(1)	$7,185,619	$7,777,211	$8,693,175	$12,991,494	$18.83
Total Recoveries	$288,479	$351,350	$361,765	$375,891	$0.54
Total Other Income	$44,257	$46,284	$79,503	$79,503	$0.12
Less Vacancy & Credit Loss	$0	$0	$0	($1,916,334)	($2.78)
Effective Gross Income(2)	$7,518,355	$8,174,845	$9,134,443	$11,530,554	$16.72
Total Operating Expenses	$5,609,065	$5,712,932	$5,503,916	$5,810,777	$8.42
Net Operating Income	$1,909,290	$2,461,913	$3,630,527	$5,719,777	$8.29
Capital Expenditures	$0	$0	$0	$137,956	$0.20
TI/LC	$0	$0	$0	$1,114,113	$1.62
Net Cash Flow	$1,909,290	$2,461,913	$3,630,527	$4,467,708	$6.48

Occupancy %	71.7%	71.0%	82.5%	85.3%(3)
NOI DSCR (P&I)(4)	0.76x	0.99x	1.45x	2.29x
NCF DSCR (P&I)(4)	0.76x	0.99x	1.45x	1.79x
NOI Debt Yield(4)	4.8%	6.2%	9.1%	14.3%
NCF Debt Yield(4)	4.8%	6.2%	9.1%	11.2%

(1)	UW Gross Potential Rent has been underwritten based on the underwritten rent roll dated March 3, 2017 and includes rent steps of $469,664 through May 1, 2018 and vacancy gross up of $1,916,334.
(2)	The increase in Effective Gross Income over 2016 Effective Gross Income is largely due to the expiration of free or abated rent periods for recently leased spaces. Of the leases signed in 2016, the four largest tenants, occupying 56,709 SF (8.2% of NRA), account for U/W Base Rent of $1.1 million (9.7% of U/W Base Rent), but had rent commencement dates between June 2016 and December 2016. Additionally, six leases were signed in 2017, accounting for 3.3% of NRA and 3.9% of U/W Base Rent.
(3)	Underwritten occupancy is based on in place occupancy as of the rent roll dated March 3, 2017.
(4)	Debt service coverage ratios and debt yields are based on the Baypoint Commerce Center Whole Loan.

Escrows and Reserves. At origination, the Baypoint Commerce Center Borrower deposited (i) $366,978 into a real estate tax reserve, (ii) $750,000 into a tenant improvements and leasing commissions reserve, and (iii) $2,524,767 into an unfunded obligations reserve, which represents eight months of free rent and outstanding TI/LC obligations to tenants during 2017. On a monthly basis, the Baypoint Commerce Center Borrower is required to deposit (i) 1/12th of the estimated annual real estate taxes, (ii) 1/12th of the estimated annual insurance premiums, but such requirement is waived if the Baypoint Commerce Center Property is covered by an acceptable blanket policy and the Baypoint Commerce Center Borrower provides evidence to the lender of renewal prior to expiration of any applicable policy, and (iii) $11,496 for capital expenditures. Additionally, the Baypoint Commerce Center Borrower is required to deposit, on a monthly basis, $86,222 for tenant improvements and leasing commissions, subject to a cap of $1.5 million. If at any time thereafter that the balance of the TI/LC Reserve equals $1.0 million or less, the Baypoint Commerce Center Borrower is required to recommence and continue making monthly deposits into the TI/LC Reserve until such balance equals the cap of $1.5 million.

Upon the occurrence and continuation of a Material Tenant Trigger Event (as defined below), all excess cash flow is required to be deposited into the Material Tenant rollover reserve for tenant improvements and leasing commissions that may be incurred by the Baypoint Commerce Center Borrower in connection with an acceptable extension of such Material Tenant lease or the re-tenanting of such Material Tenant space under satisfactory conditions as described in the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

877 Executive Center Drive St. Petersburg, Florida 33702	Collateral Asset Summary – Loan No. 10 Baypoint Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 64.5% 1.79x 14.3%

Upon the occurrence and continuation of a Cash Sweep Trigger Event (as defined below) period, all excess cash flow is required to be deposited into the Cash Management account.

A “Material Tenant Trigger Event” will commence upon (i) a Material Tenant giving written notice to Baypoint Commerce Center Borrower of its intention to terminate, cancel, not extend, or not renew its Material Tenant lease until (x) the revocation of such notice is delivered, (y) an acceptable extension of such Material Tenant lease is delivered, or (z) such Material Tenant space is re-tenanted under satisfactory conditions as described in the loan documents, (ii) a Material Tenant failing to extend or renew its Material Tenant lease (a) on or prior to the date that is 12 months’ prior to the then applicable expiration date or (b) on or prior to the date required under such Material Tenant lease until (x) an acceptable extension of such Material Tenant lease is delivered or (y) such Material Tenant space is re-tenanted under satisfactory conditions as described in the loan documents, (iii) a monetary or material non-monetary event of default until its cure, (iv) a Material Tenant or Material Tenant lease guarantor becoming the subject of a bankruptcy action until the affirmation of the applicable lease in the bankruptcy proceeding, (v) the termination of a Material Tenant lease until such Material Tenant space is re-tenanted under satisfactory conditions as described in the loan documents, or (vi) a Material Tenant going dark, vacating, ceasing to occupy or ceasing to conduct business at the Baypoint Commerce Center Property until (x) such Material Tenant has re-opened for business or (y) such Material Tenant space is re-tenanted under satisfactory conditions as described in the loan documents.

A “Material Tenant” is any tenant that, either individually or together with its affiliates, leases 20% or more of net rentable area or accounts for 20% or more of the U/W Base Rent at the Baypoint Commerce Center Property.

A “Cash Sweep Trigger Event” will occur upon (i) the occurrence and continuance of any event of default until cured, (ii) any bankruptcy action of any Baypoint Commerce Center Borrower, guarantor, or property manager until, (x) with respect to the Baypoint Commerce Center Borrower or guarantor, such bankruptcy action is discharged within 90 days of such filing or (y) with respect to the property manager, such manager is replaced by a qualified manager or such bankruptcy action is discharged within 120 days of such filing, or (iii) the trailing 12-month debt service coverage ratio falling below 1.20x until such debt service coverage ratio is equal to or greater than 1.25x for two consecutive quarters. Notwithstanding the above, in the event a Cash Sweep Trigger Event has occurred and been cured four times during the term of the Baypoint Commerce Center Whole Loan, all excess cash flow will be swept into a cash management account until the Baypoint Commerce Center Whole Loan has been paid in full.

Lockbox and Cash Management. The Baypoint Commerce Center Whole Loan is structured with a springing hard lockbox and springing cash management. A hard lockbox and in-place cash management will be required during the continuation of a Cash Management Trigger Event (as defined below).

A “Cash Management Trigger Event” will occur upon (i) the occurrence and continuance of any event of default until cured, (ii) any bankruptcy action of any Baypoint Commerce Center Borrower, guarantor, or property manager until, (x) with respect to the Baypoint Commerce Center Borrower or guarantor, such bankruptcy action is discharged within 90 days of such filing or (y) with respect to the property manager, such manager is replaced by a qualified manager or such bankruptcy action is discharged within 120 days of such filing, (iii) the trailing 12-month debt service coverage ratio falling below 1.25x until such debt service coverage ratio is equal to or greater than 1.30x for two consecutive quarters, (iv) the occurrence of an indictment for fraud of misappropriation of funds by any Baypoint Commerce Center Borrower, the guarantor, or the director or officer of any Baypoint Commerce Center Borrower or the guarantor, (v) the occurrence of an indictment for fraud of misappropriation of funds by the property manager or any director or officer of the property manager until such property manager is replaced by a qualified manager or the dismissal of such indictment, or (vi) the occurrence and continuation of a Material Tenant Trigger Event (as defined below) until its cure. Notwithstanding the above, a Cash Management Trigger Event may not be cured more than six times during the term of the Baypoint Commerce Center Whole Loan.

Additional Secured Indebtedness (not including trade debts). The Baypoint Commerce Center Property also secures the Baypoint Commerce Center Pari Passu Companion Loan, which has a Cut-off Date principal balance of $10,000,000. The Baypoint Commerce Center Pari Passu Companion Loan accrues interest at the same rate as the Baypoint Commerce Center Mortgage Loan. The Baypoint Commerce Center Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Baypoint Commerce Center Pari Passu Companion Loan. The holders of the Baypoint Commerce Center Mortgage Loan and the Baypoint Commerce Center Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Baypoint Commerce Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Baypoint Commerce Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Baypoint Commerce Center Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Baypoint Commerce Center Property and 18 months of business interruption insurance, provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or extension thereof or substantially similar program (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

877 Executive Center Drive St. Petersburg, Florida 33702	Collateral Asset Summary – Loan No. 10 Baypoint Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 64.5% 1.79x 14.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

877 Executive Center Drive St. Petersburg, Florida 33702	Collateral Asset Summary – Loan No. 10 Baypoint Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 64.5% 1.79x 14.3%

Baypoint Commerce Center
877 Executive Center Drive
St. Petersburg, FL 33702
CLEARWATER
Clearwater Plaza
Norton Park
Belleair
Belleair Rd
Belleair Bluffs
Largo
Midway Shopping Ctr.
Keene Plaza
Tri-City Plaza
Roosevelt Blvd
W Bay Dr
E Bay Dr
Largo Medical Ctr.
8th Ave SW
East Bay Golf Club
Cove Cay Country Club
Bayside Bridge
Old Tampa Bay
Tampa 5 miles
St. Petersburg-Clearwater Intl. Airport
Howard Frankland Bridge
Feather Sound Golf and Country Club
Airco Golf Course
Tampa Bay
Ulmerton Rd
Largo Mall
Ridge Rd S
113th St
Seminole Blvd
Starkey Rd
Belcher Rd
66th St N
49th St N
Walsingham Rd
Walsingham Park
Lake Seminole
Bryan Dairy Rd
Colonial Promenade Bardmoor
PINELLAS COUNTY
Roosevelt Blvd
4th St N.
Gandy Bridge
Lake Seminole County Park
Bayou Club Golf Course
Mainlands Golf Course
Pinellas Park
28th St N
Gandy Blvd
Riviera Bay
86th Ave N.
71st St N.
Caya Costa
Park Blvd N.
Sawgrass Lake Park
MLK Jr St
Mangrove Bay Municipal GC
Harbor Isle
Tides Golf and Country Club
Seminole
Northside Hospital and Heart Institute
62nd Ave N.
Bay Pines
Park St
West Lealman
54th Ave N.
Lealman
34th Ave N.
Venetian Isles
Kenneth City
40th Ave N.
38th Ave N.
Madeira Beach
Raymond A. Naimoli Baseball Complex
St. Petersburg General Hospital
58th St N.
Tyrone Square
Snell Isle
ST. PETERSBURG
Tyrone Blvd N.
Historic Uptown
The Shops at St. Pete
Museum of Fine Arts
Gulf of Mexico
St Petersburg Junior College
Tyrone Gardens Shopping Center
St. Petersburg Museum of History
The Pier
1st Ave N.
1st Ave S.
Tropicana Field
Downtown
Al Lang Field
Albert Whitted Airport
Stetson Univ. College of Law
49th St S.
34th Ave S.
16th St N.
Univ. of South Florida-St. Petersburg
22nd Ave S.
Gulfport
Boyd Hill Nature Park
Lake Maggiore
Boca Ciega Bay
St. Petersburg Country Club
Eckerd College
Royhanna Dr
Pinellas Point Dr
Pinellas Point
Sunshine Skyway Br.
TAMPA
Gulf of Mexico
Holiday
Tarpon Springs
Land O' Lakes
Wesley Chapel
Lutz
Palm Harbor
Oldsmar
Dunedin
Citrus Park
Carrollwood
Lake Magdalene
Town 'n' Country
Temple Terrace
Safety Harbor
Clearwater Beach
Clearwater
Old Tampa Bay
Mango
Brandon
Belleair Beach
Indian Rocks Beach
Largo
Palm River
Progress Village
Seminole
Pinellas Park
Kenneth City
Riverview
Hillsborough Bay
MacDill Air Force Base
Gibsonton
Boyette
Madeira Beach
ST. PETERSBURG
Tampa Bay
Treasure Island
Gulfport
Apollo Beach
St. Pete Beach
Coquina Key
Ruskin
Sun City Center
Wimauma

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various, MI	Collateral Asset Summary – Loan No. 11 Art Van Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$29,500,000 68.2% 1.47x 10.1%

Mortgage Loan Information				Property Information(4)
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various, MI
				General Property Type:	Various
Original Balance(1):	$29,500,000			Detailed Property Type:	Various
Cut-off Date Balance(1):	$29,500,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.1%			Year Built/Renovated:	Various
Loan Purpose:	Acquisition			Size:	1,407,911 SF
Sponsor(2):	LCN Capital Partners, L.P.			Cut-off Date Balance per SF(1):	$49
Mortgage Rate:	4.9620%			Maturity Date Balance per SF(1):	$42
Note Date:	3/2/2017			Property Manager:	Self-Managed
First Payment Date:	4/6/2017
Maturity Date:	3/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	24 months			Underwriting and Financial Information
Seasoning:	3 months			UW NOI:	$6,920,356
Prepayment Provisions(3)(4):	LO (27); DEF (86); O (7)			UW NOI Debt Yield(1):	10.1%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	11.6%
Additional Debt Type(5):	Pari Passu			UW NCF DSCR(1):	1.88x (IO) 1.47x (P&I)
Additional Debt Balance(5):	$39,250,000			Most Recent NOI(8):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(8):	N/A
Reserves				3rd Most Recent NOI(8):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (6/1/2017)
RE Tax(6):	$0	Springing	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance(6):	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Replacements(6):	$0	Springing	N/A	Appraised Value (as of)(9):	$100,850,000 (Various)
TI/LC(6):	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	68.2%
Other(7):	$82,500	Springing	N/A	Maturity Date LTV Ratio(1):	58.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$68,750,000	69.2%	Purchase Price:	$98,257,240	98.9%
Borrower Equity:	$30,647,305	30.8%	Reserves:	$82,500	0.1%
			Closing Costs:	$1,057,565	1.1%
Total Sources:	$99,397,305	100.0%	Total Uses:	$99,397,305	100.0%

(1)	The Art Van Portfolio Mortgage Loan is part of the Art Van Portfolio Whole Loan, which is comprised of five pari passu promissory notes with an aggregate original principal balance of $68.75 million. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Art Van Portfolio Whole Loan.

(2)	The non-recourse carve-out guarantor is LCN North American Fund II REIT. See “The Borrower and the Sponsor” below for further discussion.

(3)	The defeasance lockout period will be at least 27 payment dates beginning with and including the first payment date of April 6, 2017. Defeasance is permitted at any time after the earlier of (i) the third anniversary of the closing date of the Art Van Portfolio Whole Loan, or (ii) two years from the closing date of the securitization of the last Art Van Portfolio Whole Loan promissory note to be securitized.

(4)	Any time after the expiration of the lockout period, the Art Van Portfolio Borrower may obtain the release of any Art Van Portfolio Properties (other than the Warren Distribution Center property) if, provided, among other things, (i) no event of default has occurred and is continuing, (ii) partial defeasance occurs of 115% of the released Art Van Portfolio Property(ies) allocated loan balance, (iii) the loan-to-value ratio with respect to the remaining Art Van Portfolio Property(ies) is no greater than the lesser of (a) 68.2% and (b) the loan-to-value ratio immediately prior to the release, (iv) the debt service coverage ratio with respect to the remaining Art Van Portfolio Property(ies) is no less than the greater of (a) 1.47x and (b) the debt service coverage ratio immediately prior to the release; and (v) the debt yield with respect to the remaining Art Van Portfolio Property(ies) is no less than the greater of (a) 9.4% and (b) the debt yield immediately prior to the release.

(5)	See “The Mortgage Loan” below for further discussion of additional debt.

(6)	Monthly taxes, insurance and replacement reserves will be waived, as long as (a) no event of default exists, (b) all of the Art Van Portfolio Properties are demised pursuant to the Art Van Furniture, Inc. (“Art Van”) lease (subject to the Art Van Portfolio Borrower’s right to release the individual properties as detailed in footnote 4 above), (c) the Art Van lease is in full force and effect, (d) no material tenant trigger event exists and (e) Art Van (x) pays all taxes directly to applicable government authorities, (y) performs its obligations to maintain insurance and (z) performs its maintenance obligations, pursuant to the Art Van lease. Monthly TI/LC reserve will be waived, as long as (i) no event of default then exists under the Art Van lease and (ii) the Art Van lease is in full force and effect.

(7)	Other Reserves consist of an upfront $82,500 environmental reserve. In addition, monthly condominium common charges will be waived, as long as (i) no event of default exists, (ii) the Comstock Park Retail property is demised pursuant to the Art Van lease, (iii) the Art Van lease is in full force and effect, (iv) no material tenant trigger event exists and (v) Art Van performs its obligations to pay all condominium common charges directly to the condominium association. On each date that the quarterly rent is due or the date that the quarterly rent is paid (the “Art Van Rent Payment Date”), the Art Van Portfolio Borrower will deposit the rent due by Art Van on such Art Van Rent Payment Date into the Art Van prepaid rent reserve. Provided no event of default is continuing, on each monthly payment date in January, April, July and October, the lender will disburse from the Art Van prepaid rent reserve, the Quarterly Prepaid Rent Amount into the cash management account. The “Quarterly Prepaid Rent Amount” means the lesser of (i) the quarterly rent related to the quarter commencing with the month the disbursement is being made and (ii) the balance of the Art Van prepaid rent reserve. The Quarterly Prepaid Rent Amount cannot exceed one-quarter of the annual rent due for the related quarter.

(8)	Historical financials are not available as the Art Van Portfolio Properties were acquired in a sale leaseback transaction. The Art Van Portfolio Properties were previously owner-occupied. The lease is structured as a triple net lease where all of the operating management expenses are paid for directly by Art Van Furniture, Inc., including capital expenditures.

(9)	The appraisals concluded an aggregate hypothetical “dark value” of $87,840,000 for the Art Van Portfolio Properties. The Cut-off Date LTV Ratio based on the hypothetical “dark value” is 78.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, MI	Collateral Asset Summary – Loan No. 11 Art Van Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$29,500,000 68.2% 1.47x 10.1%

The Mortgage Loan. The eleventh largest mortgage loan (the “Art Van Portfolio Mortgage Loan”) is part of a whole loan (the “Art Van Portfolio Whole Loan”) evidenced by five pari passu promissory notes in the aggregate original principal amount of $68,750,000, all of which are secured by a first priority fee mortgage encumbering a 1,407,911 SF, five-property portfolio consisting of two warehouse distribution properties and three retail properties, all located in Michigan (each an “Art Van Portfolio Property”, and collectively, the “Art Van Portfolio Properties”). Promissory Note A-1, in the original principal amount of $29,500,000, represents the Art Van Portfolio Mortgage Loan and will be included in the UBS 2017-C1 Trust. Promissory Notes A-2, A-3, A-4 and A-5, in the aggregate original principal amount of $39,250,000, collectively represent the serviced companion loans (the “Art Van Portfolio Serviced Pari Passu Companion Loans”). Promissory Notes A-2 and A-3, in the aggregate original principal amount of $20,500,000, are expected to be held in the CFCRE 2017-C8 Trust. Promissory Notes A-4 and A-5, in the aggregate original principal amount of $18,750,000, were included in the WFCM 2017-RB1 Trust. The Art Van Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C1 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the Art Van Portfolio Mortgage Loan, together with $30,647,305 of borrower equity, were used to acquire the Art Van Portfolio Properties, fund reserves and pay closing costs. LCN Capital Partners, L.P., the sponsor, acquired the Art Van Portfolio Properties from Thomas H. Lee Partners, L.P. (“THL”) as part of a sale-leaseback for approximately $98.3 million. The sponsor contributed approximately $30.6 million in equity to acquire the Art Van Portfolio Properties. Based on the Art Van Portfolio Properties aggregate “as-is” appraised value of $100.85 million as of January 2017, the Cut-off Date LTV ratio is 68.2%. In addition, the appraisal concluded an aggregate hypothetical “dark value” of $87.84 million, which results in a Cut-off Date LTV Ratio, based on the hypothetical “dark value,” of 78.3%. The Art Van Portfolio Properties were formerly owner-occupied and therefore not previously financed or included in a securitization.

The Borrower and the Sponsor. The borrower is LCN AVF Warren (MI) LLC (the “Art Van Portfolio Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote, with two independent directors. The nonrecourse carve-out guarantor is LCN North American Fund II REIT, a Maryland real estate investment trust, which is managed by LCN Capital Partners, L.P. (“LCN”), the sponsor. LCN is a private equity firm with offices in New York, London and Luxembourg with credit focused investments in corporate real estate across certain industry sectors and commercial property types in North America and Europe. LCN has over $1.4 billion of assets under management.

The Properties. The Art Van Portfolio Properties consist of two warehouse distribution centers and three retail properties, all of which are located in Michigan. The Art Van Portfolio Properties are 100.0% occupied as of June 1, 2017 by Art Van under a 20-year triple-net master lease that commenced in March 2017 and will expire in February 2037 with two 10-year renewal options (the “Art Van Lease”). The Warren Distribution Center property located in Warren, Michigan, consists of 1,056,890 SF, comprised of Art Van’s headquarters (39,200 SF), its top performing retail store (175,875 SF) and its sole furniture distribution center (841,815 SF). The Warren Distribution Center property makes up 75.1% of the portfolio’s net rentable area and 55.8% of the portfolio’s underwritten base rent. The retail portion of the Warren Distribution Center property realized approximately $46.5 million in sales in 2016 ($534 in sales PSF). The Mattress Distribution Center property located in Roseville, Michigan, consists of 129,021 SF and is the sole distribution center for all PureSleep mattress stores and a manufacturing and training facility for Art Van’s mattress operations. Art Van’s PureSleep division reported net sales of approximately $43.4 million in fiscal year (“FY”) 2016. The remaining three Art Van Portfolio Properties, Comstock Park Retail (6.8% of net rentable area), Grand Rapids Retail (5.6% of net rentable area) and Bloomfield Hills Retail (3.3% of net rentable area), are large format retail stores operated as Art Van furniture stores, except for the Bloomfield Hills Retail property, which was acquired by Art Van in March 2016 and continues to operate as a Hillside Furniture store. Weighted average sales PSF on selling space across all the retail space at the Art Van Portfolio Properties was approximately $416 PSF in 2016, up from $407 PSF in 2015.

The following table presents certain information relating to the Art Van Portfolio Properties:

Property Summary
Property Name	Location	Property Type	Year Built/ Renovated	SF(1)	Cut-off Date Allocated Loan Balance(2)	% of Cut-off Date ALA(2)	“As-Is” Appraised Value(3)	Occupancy(1)
Warren Distribution Center(4)	Warren, MI	Industrial	1969/Various(5)	1,056,890	$38,857,214	56.5%	$57,000,000	100.0%
Comstock Park Retail	Comstock Park, MI	Retail	1999/N/A	96,400	$11,111,800	16.2%	$16,300,000	100.0%
Grand Rapids Retail	Kentwood, MI	Retail	1986/2001	79,212	$9,134,854	13.3%	$13,400,000	100.0%
Bloomfield Hills Retail	Bloomfield Hills, MI	Retail	2004/2016	46,388	$5,317,302	7.7%	$7,800,000	100.0%
Mattress Distribution Center	Roseville, MI	Industrial	1968/Various(6)	129,021	$4,328,830	6.3%	$6,350,000	100.0%
Total/Wtd. Avg.				1,407,911	$68,750,000	100.0%	$100,850,000	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Based on the Art Van Portfolio Whole Loan.

(3)	The appraiser assigned an aggregate hypothetical “dark value” of $87.84 million. The Cut-off Date LTV Ratio based on the hypothetical “dark value” is 78.3%.

(4)	Warren Distribution Center includes 841,815 SF of industrial space, 175,875 SF of retail space and 39,200 SF of office space.

(5)	Warren Distribution Center was renovated in 1976, 1982, 1985, 1987-1988, 1993, 1997, 2000 and 2015.

(6)	Mattress Distribution Center was renovated in 1972, 1992, 2004 and 2011-2012.

THL acquired Art Van for $636.4 million at the origination of the Art Van Portfolio Whole Loan. THL utilized the sale of the real estate assets through several sale-leaseback transactions totaling $436.4 million, of which approximately $98.3 million was used to finance the acquisition of the Art Van Portfolio Properties in addition to $100.0 million of cash equity from THL and a $100.0 million GSO Capital Partners term loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, MI	Collateral Asset Summary – Loan No. 11 Art Van Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$29,500,000 68.2% 1.47x 10.1%

The following table presents a summary of historical tenant retail sales PSF at the below Art Van Portfolio Properties:

Tenant Retail Sales (PSF)(1)
Tenant - Property	Selling NRA (SF)	% of Portfolio NRA	FY 2014(2)	FY 2015(2)	FY 2016
Art Van - Warren Distribution Center	86,996	6.2%	$529	$559	$534
Art Van - Comstock Park Retail	63,700	4.5%	$183	$211	$227
Art Van - Grand Rapids Retail	69,174	4.9%	$364	$396	$424
Art Van - Bloomfield Hills Retail	26,440	1.9%	NAV	NAV	$462
Total / Wtd. Avg.(3)	246,310	17.5%	$377	$407	$416

(1)	Tenant Retail Sales (PSF) are based on historical statements provided by the Art Van Portfolio Borrower. Tenant Retail Sales (PSF) for Mattress Distribution Center are not available as it is the sole distribution center for all PureSleep Mattress Stores and a manufacturing and training facility for Art Van’s mattress operations. Art Van’s PureSleep division recognized net sales of approximately $43.4 million in FY 2016.

(2)	FY 2014 and FY 2015 Tenant Retail Sales (PSF) are not available for Bloomfield Hills Retail as Bloomfield Hills Retail was purchased by Art Van in March 2016.

(3)	FY 2014 and FY 2015 Weighted Average Tenant Retail Sales (PSF) exclude Bloomfield Hills Retail Selling NRA (SF).

Major Tenant.

Art Van (1,407,911 SF, 100.0% of NRA, 100.0% of underwritten rent). Founded in 1959, Art Van is a major furniture and mattress retailer in the Midwest. Art Van operates more than 100 stores across Michigan, Ohio, Indiana, Illinois and Iowa, including freestanding Art Van PureSleep mattress stores, Art Van Flooring stores, and Art Van Furniture franchise locations. In addition, Art Van operates a full service e-commerce website. Art Van’s five brands include Art Van Showroom, Clearance Center, PureSleep mattress stores, Art Van Flooring and Scott Shuptrine Interiors. According to an appraisal, Art Van is the 15th largest furniture retailer in the country. As of the FY ending September 2016, Art Van reported net revenue of approximately $794.0 million, compared to net revenue of approximately $721.7 million as of the FY ending September 2015, representing an increase of 10.0%.

Art Van Operating Performance(1)
	2013	2014	2015	2016
Net Revenue (millions)	$570.1	$639.1	$721.7	$794.0
EBITDA (millions)	$48.7	$51.6	$66.3	$80.3
Total Assets (millions)	NAV	NAV	$323.3	$332.6
Total Stores	80	84	90	106

(1)	Art Van Operating Performance is based on unaudited historical statements provided by Art Van.

The following table presents certain information relating to the Art Van Lease:

Tenant Summary(1)
Tenant Name - Property	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration(2)
Distribution Centers
Art Van - Warren Distribution Center(3)	NR/NR/NR	1,056,890	75.1%	$4,069,027	55.8%	$3.85	2/28/2037
Art Van - Mattress Distribution Center	NR/NR/NR	129,021	9.2%	$451,574	6.2%	$3.50	2/28/2037
Subtotal/Wtd. Avg.		1,185,911	84.2%	$4,520,601	62.0%	$3.81

Retail Centers
Art Van - Comstock Park Retail	NR/NR/NR	96,400	6.8%	$1,205,000	16.5%	$12.50	2/28/2037
Art Van - Grand Rapids Retail	NR/NR/NR	79,212	5.6%	$990,150	13.6%	$12.50	2/28/2037
Art Van - Bloomfield Hills Retail	NR/NR/NR	46,388	3.3%	$579,850	7.9%	$12.50	2/28/2037
Subtotal/Wtd. Avg.		222,000	15.8%	$2,775,000	38.0%	$12.50

Total Occupied SF		1,407,911	100.0%	$7,295,601	100.0%	$5.18
Vacant		0	0.0%	$0	0.0%	$0.00
Total		1,407,911	100.0%	$7,295,601	100.0%	$5.18

(1)	Information is based on the underwritten rent roll.

(2)	The Art Van Lease provides for two 10-year renewal options and no termination options.

(3)	Warren Distribution Center includes 841,815 SF of industrial space, 175,875 SF of retail space and 39,200 SF of office space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, MI	Collateral Asset Summary – Loan No. 11 Art Van Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$29,500,000 68.2% 1.47x 10.1%

The following table presents certain information relating to the lease rollover schedule at the Art Van Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028 & Beyond(2)	1	1,407,911	$5.18	100.0%	100.0%	$7,295,601	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	1,407,911	$5.18	100.0%		$7,295,601	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	The Art Van Lease provides for two 10-year renewal options and no termination options.

The Market. The Art Van Portfolio Properties are comprised of two warehouse distribution centers and three retail properties located in Michigan within the Detroit-Warren-Dearborn metropolitan statistical area (Warren Distribution Center, Bloomfield Hills Retail and Mattress Distribution Center) and the Grand Rapids-Wyoming metropolitan statistical area (Comstock Park Retail and Grand Rapids Retail).

The following table presents certain market information relating to the Art Van Portfolio Properties:

Market and Portfolio Demographic Profile
Property Name	Location	Cut-off Date Mortgage Loan Balance(1)	Occupancy(2)	Estimated 2017 Population (5-mile Radius)(3)	Estimated 2017 Average Household Income (5-mile Radius)(3)	Average Submarket Vacancy(3)
Warren Distribution Center	Warren, MI	$38,857,214	100.0%	287,984	$68,899	0.8%/3.9%(4)
Comstock Park Retail	Comstock Park, MI	$11,111,800	100.0%	119,928	$62,556	3.6%
Grand Rapids Retail	Kentwood, MI	$9,134,854	100.0%	144,496	$88,887	5.5%
Bloomfield Hills Retail	Bloomfield Hills, MI	$5,317,302	100.0%	157,907	$107,681	4.6%
Mattress Distribution Center	Roseville, MI	$4,328,830	100.0%	264,645	$62,421	1.7%

(1)	Based on the Art Van Portfolio Whole Loan.

(2)	Information is based on the underwritten rent roll.

(3)	Information is based on third party market research reports.

(4)	The Warren Distribution Center property is located in the West of Van Dyke/Macomb industrial submarket with an average submarket vacancy of 0.8% and the West Macomb retail submarket with an average submarket vacancy of 3.9%.

The Warren Distribution Center property is located in Warren, Michigan within Macomb County. According to the 2010 census, the population of Warren was 134,056, making it the largest city in the county, the largest suburb in the Detroit metro region, and the third largest city in Michigan. The Warren Distribution Center property is in the West of Van Dyke/Macomb industrial submarket, which consists of approximately 59.3 million SF of industrial space with a reported vacancy rate of 0.8% in fourth quarter 2016. Home to more than 4,000 businesses, Warren has a diverse business climate. Fiat Chrysler has three main facilities within the city: a stamping plant, a paint plant, and a 224-acre assembly plant. General Motors Corporation (“GM”) operates a 330-acre complex that houses research laboratories and design, engineering, and staff operations. Both corporations are among the city’s top employers, along with St. John Providence Health System and the United States Army Life Cycle Management Command. The GM Technical Center, located approximately 2.0 miles from the Warren Distribution Center property, is a 7.3 million SF facility and has been the center of GM’s engineering and R&D departments since its inauguration in 1956. The Warren Distribution Center Property is also in the West Macomb retail submarket, which consists of approximately 9.9 million SF of retail space with a reported vacancy rate of 3.9%. Retail in the immediate area includes the Sterling Ponds Shopping Center, a 438,364 SF shopping center located adjacent to the Warren Distribution Center property. The Sterling Ponds Shopping Center is anchored by Wal-mart. The Mattress Distribution Center property is located in an industrial submarket with a reported vacancy rate of 1.7%.

The remaining retail assets are located in strong retail submarkets, with submarket vacancy rates ranging from 3.6% to 5.5%. The retail assets benefit from surrounding complementing uses: Comstock Park Retail is within close proximity to Wal-mart, Sam’s Club, Target and Best Buy; Grand Rapids Retail is located across the street from Hobby Lobby, Home Depot and Sam’s Club; and Bloomfield Hills Retail property is shadow anchored by Target with Costco, Dick’s Sporting Goods, Home Goods and Best Buy across the street. Weighted average sales PSF on selling space across the retail space in the portfolio were $416 PSF in 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, MI	Collateral Asset Summary – Loan No. 11 Art Van Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$29,500,000 68.2% 1.47x 10.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow at the Art Van Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	TTM(1)	UW	UW PSF
Base Rent	N/A	N/A	N/A	N/A	$7,295,601	$5.18
Total Recoveries	N/A	N/A	N/A	N/A	$214,281	$0.15
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($375,494)	($0.27)
Effective Gross Income	N/A	N/A	N/A	N/A	$7,134,388	$5.07
Total Operating Expenses	N/A	N/A	N/A	N/A	$214,032	$0.15
Net Operating Income	N/A	N/A	N/A	N/A	$6,920,356	$4.92
Capital Expenditures	N/A	N/A	N/A	N/A	$185,242	$0.13
TI/LC	N/A	N/A	N/A	N/A	$243,737	$0.17
Net Cash Flow	N/A	N/A	N/A	N/A	$6,491,378	$4.61

Occupancy %	N/A	N/A	N/A	N/A	100.0%(2)
NOI DSCR (P&I)(3)	N/A	N/A	N/A	N/A	1.57x
NCF DSCR (P&I)(3)	N/A	N/A	N/A	N/A	1.47x
NOI Debt Yield(3)	N/A	N/A	N/A	N/A	10.1%
NCF Debt Yield(3)	N/A	N/A	N/A	N/A	9.4%

(1)	Historical financials are not available as the Art Van Portfolio Properties were acquired in a sale-leaseback transaction. The Art Van Portfolio Properties were previously owner-occupied. The Art Van Lease is structured as a true triple-net lease where all of the operating management expenses (including capital expenditures), are paid for directly by Art Van.

(2)	Occupancy as of June 1, 2017.

(3)	Debt service coverage ratios and debt yields as shown are based on the Art Van Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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3001 West Broadway Columbia, MO 65203	Collateral Asset Summary – Loan No. 12 Fairview Marketplace	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,100,000 64.0% 1.52x 8.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Columbia, MO 65203
				General Property Type:	Retail
Original Balance:	$25,100,000			Detailed Property Type:	Anchored
Cut-off Date Balance:	$25,100,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.6%			Year Built/Renovated:	2006/N/A
Loan Purpose:	Refinance			Size:	219,031 SF
Sponsors:	E. Stanley Kroenke; R. Otto Maly; Michael D. Decker			Cut-off Date Balance per SF:	$115
				Maturity Date Balance per SF:	$115
Mortgage Rate:	5.4400%			Property Manager:	THF Management, Inc. (borrower-related)
Note Date:	3/13/2017
First Payment Date:	5/6/2017
Maturity Date:	4/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$2,245,108
Seasoning:	2 months			UW NOI Debt Yield:	8.9%
Prepayment Provisions(1)(2):	LO (23); YM1 (93); O (4)			UW NOI Debt Yield at Maturity:	8.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.52x
Additional Debt Type:	N/A			Most Recent NOI:	$2,268,576 (12/31/2016)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,278,668 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,246,307 (12/31/2014)
Reserves(3)				Most Recent Occupancy:	95.7% (2/28/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	96.0% (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	96.0% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$39,200,000 (2/7/2017)
Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio:	64.0%
TI/LC:	$0	Springing	$547,558	Maturity Date LTV Ratio:	64.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,100,000	100.0%	Loan Payoff:	$22,231,093	88.6%
			Closing Costs:	$310,975	1.2%
			Return of Equity:	$2,557,932	10.2%
Total Sources:	$25,100,000	100.0%	Total Uses:	$25,100,000	100.0%

(1)	Following the lockout period, the Fairview Marketplace Borrower has the right to prepay the Fairview Marketplace Mortgage Loan in whole, but not in part, provided that the Fairview Marketplace Borrower also pays an amount equal to the greater of the yield maintenance premium or the prepayment premium (which is equal to 1.0% of the then outstanding principal balance). In addition, the Fairview Marketplace Mortgage Loan is prepayable without penalty on or after January 6, 2027.

(2)	The Fairview Marketplace Mortgage Loan permits the free release of an adjacent 3.6-acre vacant parcel provided, among other things: the Fairview Marketplace Borrower delivers to the lender (A) rating agency confirmation and a REMIC opinion with respect to such release, (B) an updated title policy, (C) evidence that the release parcel and the remaining Fairview Marketplace Property are fully compliant with all zoning requirements, including minimum parking requirements and (D) an officer’s certificate certifying that all requirements for release have been satisfied.

(3)	During the occurrence of a cash management trigger event, the Fairview Marketplace Borrower is required to instruct all tenants to deliver rents to a lender controlled lockbox account. In the event a cash management trigger event or a cash sweep event has occurred, the Fairview Marketplace Borrower is required to make monthly deposits: (i) for the payment of real estate taxes in an amount equal to 1/12th of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period and for the payment of insurance in an amount equal to 1/12th of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, (ii) $2,738 for replacement reserves and (iii) $9,126 for tenant improvement and leasing commissions (subject to a cap of $547,558). In addition to the monthly tenant improvement and leasing commissions reserve, an amount equal to all extraordinary lease payments amounts shall be deposited when a cash management trigger event and a cash sweep event is in effect.

The Mortgage Loan. The twelfth largest mortgage loan (the “Fairview Marketplace Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,100,000 secured by a first priority fee mortgage encumbering a 219,031 SF anchored retail center located in Columbia, Missouri (the “Fairview Marketplace Property”). The proceeds of the Fairview Marketplace Mortgage Loan were primarily used to refinance existing debt on the Fairview Marketplace Property, pay closing costs and return equity to the sponsor. The most recent prior financing of the Fairview Marketplace Property was included in the WBCMT 2007-C31 transaction.

The Borrower and the Sponsors. The borrower, Broadway Fairview Venture, L.L.C. (the “Fairview Marketplace Borrower”), is a single-purpose Missouri limited liability company structured to be bankruptcy-remote, with two independent directors. The non-recourse carve-out guarantors and sponsors are E. Stanley Kroenke, R. Otto Maly, and Michael D. Decker, on a joint and several basis. Mr. Kroenke is chairman, co-founder, and owner of THF Realty, a real estate development firm. Mr. Kroenke holds real estate interests in shopping centers, office buildings, industrial and warehouse properties, sports stadiums and storage facilities across the United States. Mr. Kroenke owns 247 properties totaling approximately 39.1 million SF. Mr. Kroenke’s current and former board and trustee memberships include Wal-Mart Stores, Inc., Central Bank Holding Company, Boone County National Bank and Community

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3001 West Broadway Columbia, MO 65203	Collateral Asset Summary – Loan No. 12 Fairview Marketplace	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,100,000 64.0% 1.52x 8.9%

Investments Partnerships of St. Louis. Mr. Kroenke also owns the Denver Nuggets of the National Basketball Association, the Colorado Avalanche of the National Hockey League, the Los Angeles Rams of the National Football League, and is the largest shareholder in Arsenal FC of the English Premier League.

The Property. The Fairview Marketplace Property is a 219,031 SF anchored retail center located in Columbia, Missouri, 2.6 miles south of the Columbia central business district. The improvements consist of three, single-story retail buildings that were constructed in 2006 and are situated on 22.56 acres with surface parking available for 1,138 spaces (5.2 spaces per 1,000 SF). The Fairview Marketplace Property is anchored by Wal-mart (“Wal-Mart”) (79.1% of NRA, 67.4% of underwritten rent). Other national and local tenants include Cato (1.8% of NRA, 2.1% of underwritten rent), Bamboo Terrace (1.6% of NRA, 2.3% of underwritten rent) and Adelman Travel (1.5% of NRA, 2.8% of underwritten rent). The Fairview Marketplace Property is 95.7% occupied as of February 28, 2017 by 18 tenants. The sponsor developed the Fairview Marketplace Property in 2006 with a total cost basis of approximately $27.3 million. Since 2011, the Fairview Marketplace Property had had an average occupancy of 96.0%.

Major Tenants.

Wal-Mart Supercenter (173,190 SF, 79.1% of NRA, 67.4% of underwritten rent). Founded in 1962, Wal-Mart Stores, Inc. comprise three reportable business segments: the Wal-Mart U.S. segment; the Wal-Mart International segment; and the Sam’s Club segment. Currently, Wal-Mart’s U.S. segment is the largest segment of the company, accounting for approximately 64.0% of its fiscal 2017 net sales, and operates retail stores in various formats in all 50 states and Puerto Rico, as well as its online retail operations, walmart.com. Wal-mart Supercenter has been at the Fairview Marketplace Property since 2006 under a lease expiring in October 2026. The lease requires a current rental rate of $9.23 PSF on a triple net basis. Wal-mart Supercenter has 14, five-year renewal options remaining with no termination options. The lease provides that if the Fairview Marketplace Borrower enters into an agreement to sell the premises (not the entire shopping center), to an unrelated third party, Wal-Mart will have the right of first refusal to purchase the premises on the terms of such sale agreement.

Cato (4,000 SF, 1.8% of NRA, 2.1% of underwritten rent). Founded in 1946, and operates more than 1,300 apparel stores in 33 states, primarily in the southeast, under the names Cato, Cato Plus, Versona, It’s Fashion, and It’s Fashion Metro. Its mostly private-label merchandise includes misses’, juniors’, girls’, and plus-sized casualwear, career clothing, coats, shoes, and accessories. For fiscal year 2016, Cato sales were $947,370. Cato has been at the Fairview Marketplace Property since 2008 under a lease expiring in January 2019. The lease requires a current rental rate of $12.50 PSF on a triple net basis. Cato has two, five-year renewal options remaining. The lease has a co-tenancy clause which states if Wal-Mart, occupying 173,190 sq. ft. (major anchor), vacates its premises or ceases its retail operations at the Fairview Marketplace Property, and the Fairview Marketplace Borrower has not found a replacement national discount department store to occupy the space within six months, Cato has to option to either cancel its lease with 30-day written notice, or pay half of their monthly fixed rent until the major anchor space is again occupied and open for business. The lease also contains an exclusive use provision that provides that if the Fairview Marketplace Borrower enters into a lease with any national or regional women’s apparel chain store, Cato’s rent will abate to $1.00 per sq. ft. in lieu of base rent and Cato may elect to cancel the lease upon 30 days’ written notice.

The following table presents certain information relating to the leases at the Fairview Marketplace Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Anchor/Major Tenants
Wal-Mart	AA/Aa2/AA	173,190	79.1%	$1,598,544	67.4%	$9.23	10/17/2026
Cato	NR/NR/NR	4,000	1.8%	$50,000	2.1%	$12.50	1/31/2019
Kilgore’s Respiratory Services	NR/NR/NR	3,732	1.7%	$87,702	3.7%	$23.50	10/31/2017
Bamboo Terrace	NR/NR/NR	3,483	1.6%	$55,728	2.3%	$16.00	7/31/2022
Adelman Travel	NR/NR/NR	3,266	1.5%	$66,169	2.8%	$20.26	4/30/2020
Heartland Dental Care	NR/NR/NR	3,000	1.4%	$57,300	2.4%	$19.10	3/31/2021
Subtotal/Wtd. Avg.		190,671	87.1%	$1,915,443	80.7%	$10.05

Other Tenants		18,933	8.6%	$457,970	19.3%	$24.19
Vacant		9,427	4.3%	$0	0.0%	$0.00
Total/Wtd. Avg.		219,031	100.0%	$2,373,413	100.0%	$11.32

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3001 West Broadway Columbia, MO 65203	Collateral Asset Summary – Loan No. 12 Fairview Marketplace	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,100,000 64.0% 1.52x 8.9%

The following table presents certain information relating to the lease rollover schedule at the Fairview Marketplace Property:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	1,200	$20.00	0.5%	0.5%	$24,000	1.0%	1.0%
2017	3	6,357	$23.56	2.9%	3.5%	$149,802	6.3%	7.3%
2018	4	5,076	$31.77	2.3%	5.8%	$161,258	6.8%	14.1%
2019	2	5,125	$14.91	2.3%	8.1%	$76,438	3.2%	17.3%
2020	1	3,266	$20.26	1.5%	9.6%	$66,169	2.8%	20.1%
2021	4	8,925	$18.97	4.1%	13.7%	$169,311	7.1%	27.3%
2022	2	6,465	$19.78	3.0%	16.6%	$127,892	5.4%	32.6%
2023	0	0	$0.00	0.0%	16.6%	$0	0.0%	32.6%
2024	0	0	$0.00	0.0%	16.6%	$0	0.0%	32.6%
2025	0	0	$0.00	0.0%	16.6%	$0	0.0%	32.6%
2026	1	173,190	$9.23	79.1%	95.7%	$1,598,544	67.4%	100.0%
2027	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
2028 & Beyond	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
Vacant	0	9,427	$0.00	4.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	18	219,031	$11.32	100.0%		$2,373,413	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Fairview Marketplace Property is located in Columbia, Boone County, Missouri, approximately 3.7 miles west of the Columbia business district. Columbia is Missouri’s fifth largest city and home to University of Missouri founded in 1820. Columbia is centrally located 120 miles from St. Louis, and Kansas City along Interstate 70. Primary access to the neighborhood is provided by Interstate 70, Stadium Boulevard, and West Broadway. Stadium Boulevard is a major thoroughfare located east of the Fairview Marketplace Property that provides access to Interstate 70 to the north, and access to the Columbia central business district. Stadium Boulevard also provides direct access to the University of Missouri approximately 3.6 miles east of the Fairview Marketplace Property. West Broadway borders the southern border of the Fairview Marketplace Property and provides direct access to the Columbia central business district. The intersection at West Broadway and Park de Ville Drive experiences traffic counts of 13,163 vehicles daily, according to a third party market research report.

The neighborhood surrounding the Fairview Marketplace Property consists of a mix of commercial and residential development. Columbia Mall, a 736,141 SF regional mall that was renovated in 2004, is approximately 1.2 miles northeast of the Fairview Marketplace Property. Anchor tenants include Dillard’s, JCPenney, Sears and Target. Other national retail tenants located near Columbia Mall include Chick-fil-A, Texas Roadhouse, Best Buy, Hobby Lobby, Marshalls, Toys “R” Us, Michael’s, Dick’s Sporting Goods, Bed Bath & Beyond, Old Navy, PetSmart. Cosmo Park, Columbia’s largest park containing 533 acres, is located approximately 2.6 miles northeast of the Fairview Marketplace Property. Cosmo Park has destination trails, the Antimi Sports Complex (4 lighted fields, 2 T-ball fields), a skate park, 2 fishing lakes, 2 football/lacrosse fields, a golf course, roller hockey rink, 19 soccer fields, 8 tennis courts, 7 volleyball courts, and more.

According to a third party market research report, the estimated 2016 population within a one-, three-, and five-mile radius of the Fairview Marketplace Property is 8,536, 48,531 and 105,832, respectively. Population is projected to increase by 4% over the next five years within the five-mile radius of the Fairview Marketplace Property. The estimated 2016 average household income within a one-, three-, and five-mile radius of the Fairview Marketplace Property is $74,902, $76,916 and $67,549, respectively.

According to a third party market research report, the Fairview Marketplace Property is located within the Columbia retail market. As of the first quarter 2016, the Columbia market reported an overall vacancy rate of 2.7% and an average asking rental rate of $15.20 PSF. The Columbia market contained 19 buildings accounting for approximately 2.4 million SF of retail space as of the first quarter 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3001 West Broadway Columbia, MO 65203	Collateral Asset Summary – Loan No. 12 Fairview Marketplace	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,100,000 64.0% 1.52x 8.9%

The following table presents leasing data at certain retail competitive properties with respect to the Fairview Marketplace Property:

Competitive Property Summary
Property Location	Year Built	Lease Term	Base Rent PSF	Lease Type
Fairview Marketplace Property 3001 West Broadway Columbia, MO 65203	2006	MTM – 20.0 yrs	$9.23 - $44.00	NNN
5695 Clark Lane Columbia, MO	2004	3.0 – 5.0 yrs	$12.00 - $14.00	NNN
601 Business Loop 70 West Columbia, MO	1965	3.0 – 5.0 yrs	$8.00 - $18.00	NNN
3304 West Broadway Columbia, MO	2007	5.0 yrs	$16.00 - $17.00	NNN
2101 West Broadway Columbia, MO	1976	5.0 yrs	$14.00 - $20.00	NNN
1901 Bernadette Drive Columbia, MO	1993	5.0 yrs	$14.00 - $15.00	NNN
1413 Grindstone Plaza Drive Columbia, MO	2016	4.0 – 5.0 yrs	$20.00 - $22.00	NNN
211 North Stadium Boulevard Columbia, MO	1971	5.0 - 10.0 yrs	$4.40 - $38.00	NNN

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Fairview Marketplace Property:

Cash Flow Analysis
	2014	2015	2016	UW	UW PSF
Base Rent(1)	$2,341,202	$2,346,745	$2,343,648	$2,552,526	$11.65
Total Recoveries(2)	$424,833	$405,583	$365,189	$486,227	$2.22
Other Income(3)	$1,371	$1,924	$189	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	($227,667)(4)	($1.04)
Effective Gross Income	$2,767,405	$2,754,252	$2,709,025	$2,811,087	$12.83
Total Operating Expenses	$521,099	$475,584	$440,449	$565,979	$2.58
Net Operating Income	$2,246,307	$2,278,668	$2,268,576	$2,245,108	$10.25
Capital Expenditures	$0	$0	$0	$32,855	$0.15
TI/LC	$0	$0	$0	$109,516	$0.50
Net Cash Flow	$2,246,307	$2,278,668	$2,268,576	$2,102,738	$9.60

Occupancy %(4)	96.0%	96.0%	96.0%	95.7%
NOI DSCR	1.62x	1.65x	1.64x	1.62x
NCF DSCR	1.62x	1.65x	1.64x	1.52x
NOI Debt Yield	8.9%	9.1%	9.0%	8.9%
NCF Debt Yield	8.9%	9.1%	9.0%	8.4%

(1)	UW Base Rent includes rent steps through April 2018.

(2)	Total Recoveries includes $33,000 reimbursement of difference of market 3% management fee vs. actual management fee of 4% excluding Wal-mart. UW excluded both as Wal-mart has paid directly per the historical operating statements.

(3)	Other income includes late charges and miscellaneous income.

(4)	UW Occupancy % is based on underwritten economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Indiana, PA	Collateral Asset Summary – Loan No. 13 UniSquare Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,974,652 65.1% 1.45x 11.6%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Indiana, PA 15701
				General Property Type:	Multifamily
Original Balance:	$22,000,000			Detailed Property Type:	Student Housing
Cut-off Date Balance:	$21,974,652			Title Vesting:	Fee
% of Initial Pool Balance:	2.3%			Year Built/Renovated:	Various / N/A
Loan Purpose:	Refinance			Size:	417 Beds
Sponsor:	William R. Beck			Cut-off Date Balance per Bed:	$52,697
Mortgage Rate:	4.6500%			Maturity Date Balance per Bed:	$42,874
Note Date:	5/5/2017			Property Manager:	CDC Corporation (borrower-related)
First Payment Date:	6/11/2017
Maturity Date:	5/11/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions(1):	LO (25); YM1 (91); O (4)			UW NOI:	$2,075,341
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield:	9.4%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	11.6%
Additional Debt Balance:	N/A			UW NCF DSCR:	1.45x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$2,484,089 (3/16/2017 TTM)
Reserves				2nd Most Recent NOI:	$2,343,057 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$2,310,841 (12/31/2015)
RE Tax:	$102,005	$29,619	N/A	Most Recent Occupancy:	95.2% (3/31/2017)
Insurance(2):	$0	Springing	N/A	2nd Most Recent Occupancy:	99.5% (3/1/2017)
TI/LC:	$0	$656	$39,331	3rd Most Recent Occupancy:	98.8% (12/31/2016)
Prepaid Rent(3):	$635,976	Springing	N/A	Appraised Value (as of)(4):	$33,750,000 (2/7/2017)
Deferred Maintenance:	$105,288	$0	N/A	Cut-off Date LTV Ratio:	65.1%
Replacements:	$0	$8,100	N/A	Maturity Date LTV Ratio:	53.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,000,000	100.0%	Loan Payoff:	$19,955,823	90.7%
			Reserves:	$843,269	3.8%
			Closing Costs:	$352,569	1.6%
			Return of Equity:	$848,339	3.9%
Total Sources:	$22,000,000	100.0%	Total Uses:	$22,000,000	100.0%

(1)	Following the lockout period, the UniSquare Portfolio Borrowers are permitted to partially release any of the UniSquare Portfolio Properties, subject to certain conditions including (i) no event of default has occurred and is continuing, (ii) payment of an amount equal to the greater of (a) 125% of the allocated loan amount for the released UniSquare Portfolio Property or (b) 100% of the net sales proceeds of the released UniSquare Portfolio Property, if applicable; (iii) payment of the applicable yield maintenance premium; (iv) the post-release debt service coverage is at least 1.50x; (v) the post-release loan-to-value ratio is not greater than the pre-release loan-to-value or 70.0%; and (vi) the post-release debt yield is greater that the pre-release debt yield or 9.0%.

(2)	Ongoing monthly reserves for insurance are not required as long as (i) the UniSquare Portfolio Properties are insured by an acceptable blanket insurance policy; (ii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums; and (iii) no event of default has occurred and is continuing.

(3)	Ongoing monthly reserves for prepaid rent are required (i) on September 11th and January 11th of each year in an amount of the percentage of cash income multiplied by one half of the aggregate annual amount of debt service and reserve deposits to be paid to lender under the UniSquare Portfolio loan documents and (ii) on November 11th and March 11th of each year in an amount of the percentage of Financial Aid Income multiplied by one half of the aggregate annual amount of debt service and reserve deposits to be paid to lender under the UniSquare Portfolio Mortgage Loan documents.

(4)	The current “As-Is” appraised value dated February 7, 2017 is $33,750,000 and is the appraiser’s final portfolio value conclusion, which is rounded to the nearest $50,000. The “As-Is” property level appraised values sum to $33,760,000 before rounding.

The Mortgage Loan. The thirteenth largest mortgage loan (the “UniSquare Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $22,000,000, which is secured by a first priority fee mortgage encumbering a 417-bed, 11-property portfolio of student housing multifamily properties located in Indiana, Pennsylvania (the “UniSquare Portfolio Properties”). The proceeds of the UniSquare Portfolio Mortgage Loan were used primarily to prepay existing debt secured by the UniSquare Portfolio Properties, fund reserves, pay closing costs and return minimal equity to the sponsor. Seven of the 11 UniSquare Portfolio Properties were previously included in the BSCMS 2007-PW16 transaction.

The Borrowers and the Sponsor. The borrowers are Unisquare, LLC; Unisquare One, LLC; Unisquare Two, LLC; Unisquare Three, LLC; Unisquare Four, LLC; Unisquare Five, LLC; Unisquare Six, LLC; and Unisquare Seven, LLC (collectively, the “UniSquare Portfolio Borrowers”), each of which is a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Indiana, PA	Collateral Asset Summary – Loan No. 13 UniSquare Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,974,652 65.1% 1.45x 11.6%

single-purpose Pennsylvania limited liability company. The sponsor and nonrecourse carve-out guarantor of the UniSquare Portfolio Mortgage Loan is William R. Beck. William R. Beck has an ownership interest in 33 properties, including 24 student housing properties totaling 257 units.

The Properties. The UniSquare Portfolio Properties consists of 11, student housing multifamily properties totaling 417 beds (205 units) located in Indiana, Pennsylvania, adjacent to the campus of Indiana University of Pennsylvania (“IUP”). The UniSquare Portfolio Properties were constructed between 1970 and 2008 and consist of buildings ranging from two to seven stories. As of May 31, 2017, the UniSquare Portfolio Properties were 95.2% occupied. The apartments are furnished with one bed, desk, dresser, and a desk chair per bedroom, while apartment common area furniture includes a couch, dining room set and fully equipped kitchen. Common amenities include controlled entry and 24-hour security, laundry facilities, and a swimming pool (located at the 1156 Grant Street Property and accessible to UniSquare Portfolio tenants). Students sign one-year, parental guaranteed leases (for both the fall and spring semesters, and accessible during the summer months). The UniSquare Portfolio Properties contain 263 parking spaces (resulting in a parking ratio of 1.3 spaces per units), with 156 currently leased to students, and the remainder used by visitors and employees of the commercial tenants. The commercial space totals 22,475 SF and is 100.0% leased to tenants that cater to university students. The UniSquare Portfolio Properties revenue is comprised of 90.4% residential income, 8.0% commercial income and 1.6% miscellaneous income (which is comprised of parking income, laundry income, garbage income and other fees).

Property Summary
Property Name - Location	No. of Beds	Occupancy(1)	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Cut-off Date Balance Per Bed	Year Built/ Renovated	Appraised Value	UW NOI	Allocated Cut-off Date LTV
1156 Grant Street – Indiana, PA	120	95.8%	$7,018,884	31.9%	$58,491	2004/NAP	$10,600,000	$669,466	66.2%
1176 Grant Street – Indiana, PA	98	100.0%	$5,733,267	26.1%	$58,503	2006/NAP	$8,925,000	$544,013	64.2%
1163 Grant Street – Indiana, PA	32	87.5%	$1,877,514	8.5%	$58,672	2000/NAP	$3,050,000	$147,692	61.6%
888 Wayne Avenue – Indiana, PA	30	100.0%	$1,413,160	6.4%	$47,105	2003/NAP	$2,000,000	$140,563	70.7%
1179 Grant Street – Indiana, PA	40	92.5%	$1,455,062	6.6%	$36,377	1980/NAP	$2,330,000	$149,040	62.4%
1027 Washington Street – Indiana, PA	25	100.0%	$1,208,306	5.5%	$48,332	2008/NAP	$1,700,000	$116,632	71.1%
758 Locust Street – Indiana, PA	19	100.0%	$873,852	4.0%	$45,992	1980/NAP	$1,250,000	$82,621	69.9%
1150 Grant Street – Indiana, PA	12	100.0%	$615,160	2.8%	$51,263	1970/NAP	$890,000	$60,289	69.1%
1205 Maple Street – Indiana, PA	10	70.0%	$551,534	2.5%	$55,153	2006/NAP	$925,000	$49,839	59.6%
713 School Street – Indiana, PA	19	73.7%	$697,026	3.2%	$36,686	2000/NAP	$1,290,000	$60,455	54.0%
1149 Grant Street – Indiana, PA	12	100.0%	$530,888	2.4%	$44,241	1980/NAP	$800,000	$54,730	66.4%
Total/Wtd. Avg.	417	95.2%	$21,974,652	100.0%	$52,697		$33,750,000(2)	$2,075,341	65.1%

(1)	Information is based on the underwritten rent roll date March 31, 2017.

(2)	The current “As-Is” appraised value dated February 7, 2017 is $33,750,000 and is the appraiser’s final portfolio value conclusion, which is rounded to the nearest $50,000. The “As-Is” property level appraised values sum to $33,760,000 before rounding.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Indiana, PA	Collateral Asset Summary – Loan No. 13 UniSquare Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,974,652 65.1% 1.45x 11.6%

UniSquare Portfolio Unit Mix(1)
Property	Unit Type	Number of Total Beds	% of Total	Avg. Bedroom Size (SF)	Avg. UW Monthly Rental Rate Per Bedroom
713 School Street	1 Bedroom	5	1.2%	370	$620
713 School Street	2 Bedroom	14	3.4%	192	$540
888 Wayne Avenue	1 Bedroom	30	7.2%	341	$545
1205 Maple Street	5 Bedroom	10	2.4%	254	$330
1179 Grant Street	2 Bedroom	6	1.4%	368	$474
1179 Grant Street	3 Bedroom	6	1.4%	247	$488
1179 Grant Street	4 Bedroom	28	6.7%	186	$365
1163 Grant Street	2 Bedroom	8	1.9%	296	$548
1163 Grant Street	3 Bedroom	24	5.8%	236	$520
1149 Grant Street	2 Bedroom	12	2.9%	420	$520
1176 Grant Street	1 Bedroom	1	0.2%	382	$650
1176 Grant Street	2 Bedroom	32	7.7%	372	$645
1176 Grant Street	3 Bedroom	3	0.7%	299	$585
1176 Grant Street	4 Bedroom	52	12.5%	271	$595
1176 Grant Street	5 Bedroom	10	2.4%	434	$583
1150 Grant Street	1 Bedroom	12	2.9%	420	$525
1156 Grant Street	1 Bedroom	96	23.0%	178	$743
1156 Grant Street	2 Bedroom	24	5.8%	313	$641
758 Locust Street	1 Bedroom	1	0.2%	144	$580
758 Locust Street	2 Bedroom	18	4.3%	420	$525
1027 Washington Street	2 Bedroom	22	5.3%	420	$555
1027 Washington Street	3 Bedroom	3	0.7%	400	$455
Total/Wtd. Avg.		417	100.0%	285	$589

(1)	Information is based on the underwritten rent roll dated March 31, 2017.

The Market. The UniSquare Portfolio Properties are located in Indiana, Pennsylvania, approximately 57.7 miles east of Pittsburgh.

According to the appraisal, there are approximately 1,616 units within the Indiana Student Apartment Market with 268 vacant units indicating a vacancy of 16.6% for the market. This vacancy rate is highly dependent on proximity to campus with properties adjacent to campus or located within several blocks exhibiting vacancy in the 0.0% to 4.0% range. The UniSquare Portfolio Properties are located directly adjacent to IUP and within walking distance of classrooms and other campus facilities. Established in 1875, IUP is a public research university and is the second largest university within the 14- school Pennsylvania System of Higher Education with fall 2016 enrollment of 12,853 students. IPU offers over 130 undergraduate degree programs, 50 graduate degree programs and more than 250 campus clubs, Greek life and intramural sports teams along with varsity sports teams which compete in the NCAA Division II Pennsylvania State Athletic Conference. Approximately 28.0% of IUP students live in college-owned, -operated or -affiliated housing whereas approximately 72.0% of IUP students live in off-campus housing, such as the UniSquare Portfolio Properties.

The following table presents certain market information relating to the UniSquare Portfolio Properties:

Competitive Set
Property Name - Location	Total Number of Beds	Occupancy	Avg. 1 Bedroom Asking Rent per Bedroom	Avg. 2 Bedroom Asking Rent per Bedroom	Avg. 3 Bedroom Asking Rent per Bedroom	Avg. 4 Bedroom Asking Rent per Bedroom
UniSquare Portfolio Properties – Various(1)	417	95.2%	$678	$579	$515	$515
Indiana University of PA – Indiana, PA	3,500	90.0%	$719	$802	NAP	$789
Crimson Cove – Indiana, PA	230	96.0%	$593	$437	NAP	NAP
Crimson Court – Indiana, PA	135	94.6%	NAP	NAP	$649	$649
The Arch Indiana – Indiana, PA	600	50.0%	NAP	$575	$495	NAP
The Verge Indiana – Indiana, PA	491	64.0%	NAP	$510	$425	NAP
Carriage House Apartments – Indiana, PA	300	84.9%	$787	$463	$360	NAP
Total/Wtd. Avg.(2)	5,256	83.1%	$717	$711	$460	$784

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated March 31, 2017.

(2)	Total/Wtd. Avg. excludes the UniSquare Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Indiana, PA	Collateral Asset Summary – Loan No. 13 UniSquare Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,974,652 65.1% 1.45x 11.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the UniSquare Portfolio Properties:

Cash Flow Analysis
	2014	2015	2016	3/16/2017 TTM	UW	UW per Bed
Gross Potential Rent(1)	$3,444,158	$3,304,901	$3,319,573	$2,922,054	$2,947,206	$7,068
Total Other Income(2)	$0	$0	$0	$539,337	$312,294	$749
Less Vacancy & Concessions	$0	$0	$0	$0	($170,226)(3)	($408)
Effective Gross Income	$3,444,158	$3,304,901	$3,319,573	$3,461,391	$3,089,274	$7,408
Total Operating Expenses	$961,100	$994,060	$976,516	$977,302	$1,013,934	$2,431
Net Operating Income	$2,483,058	$2,310,841	$2,343,057	$2,484,089	$2,075,341	$4,977
Tenant Improvements	$0	$0	$0	$0	$7,867	$19
Capital Expenditures	$0	$0	$0	$0	$97,196	$233
Net Cash Flow	$2,483,058	$2,310,841	$2,343,057	$2,484,089	$1,970,278	$4,725

Occupancy %	98.4%	95.8%	98.8%	99.5%(4)	95.2%(3)
NOI DSCR	1.82x	1.70x	1.72x	1.82x	1.52x
NCF DSCR	1.82x	1.70x	1.72x	1.82x	1.45x
NOI Debt Yield	11.3%	10.5%	10.7%	11.3%	9.4%
NCF Debt Yield	11.3%	10.5%	10.7%	11.3%	9.0%

(1)	Historical Parking Income and Other Income were included in Gross Potential Rent.

(2)	Total Other Income includes rental income from 22,475 SF of commercial space, parking income, laundry income, garbage income and other fees.

(3)	The UniSquare Portfolio was 95.2% physically occupied as of March 31, 2017, however, the UW economic occupancy is 94.2%.

(4)	Represents occupancy as of March 1, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 Tice Boulevard Woodcliff Lake, NJ 07677	Collateral Asset Summary – Loan No. 14 Hilton Woodcliff Lake	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,906,961 59.2% 1.61x 14.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Woodcliff Lake, NJ
				General Property Type:	Hospitality
Original Balance:	$22,000,000			Detailed Property Type:	Full Service
Cut-off Date Balance:	$21,906,961			Title Vesting:	Fee
% of Initial Pool Balance:	2.3%			Year Built/Renovated:	1980/2011-2013; 2015-2016
Loan Purpose:	Refinance			Size:	338 Rooms
Sponsors:	Columbia Sussex Corporation; CSC Holdings, LLC			Cut-off Date Balance per Room:	$64,813
				Maturity Date Balance per Room:	$49,913
Mortgage Rate:	5.7100%			Property Manager:	Columbia Sussex Management, LLC (borrower-related)
Note Date:	2/10/2017
First Payment Date:	4/1/2017
Maturity Date:	3/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	300 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	3 months			UW NOI:	$3,240,175
Prepayment Provisions:	LO (27); DEF (89); O (4)			UW NOI Debt Yield:	14.8%
Lockbox/Cash Mgmt Status(1):	Hard/Springing			UW NOI Debt Yield at Maturity:	19.2%
Additional Debt Type:	N/A			UW NCF DSCR:	1.61x
Additional Debt Balance:	N/A			Most Recent NOI:	$3,493,235 (1/31/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$4,364,526 (12/31/2015)
Reserves				3rd Most Recent NOI:	$3,262,583 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy(3):	49.5% (1/31/2017 TTM)
RE Tax:	$96,899	$48,450	N/A	2nd Most Recent Occupancy(3):	64.6% (12/31/2015)
Insurance:	$85,670	$17,134	N/A	3rd Most Recent Occupancy(3):	67.8% (12/31/2014)
Deferred Maintenance:	$18,438	$0	N/A	Appraised Value (as of):	$37,000,000 (11/23/2016)
FF&E:	$0	$48,813	N/A	Cut-off Date LTV Ratio:	59.2%
Other(2):	$973,676	Springing	N/A	Maturity Date LTV Ratio:	45.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,000,000	100.0%	Loan Payoff:	$19,317,568	87.8%
			Reserves:	$1,174,682	5.3%
			Closing Costs:	$419,215	1.9%
			Return of Equity:	$1,088,535	4.9%
Total Sources:	$22,000,000	100.0%	Total Uses:	$22,000,000	100.0%

(1)	Cash management will spring into place (i) upon the occurrence of an event of default, (ii) the debt service coverage ratio falling below 1.35x, (iii) upon the Hilton Woodcliff Lake Borrower’s failure to comply with the covenants to complete certain environmental remediation work at the Hilton Woodcliff Lake Property, (iv) upon the New Jersey Department of Environmental Protection (the “NJDEP”) providing notice to the Hilton Woodcliff Lake Borrower that the NJDEP does not accept the letter provided by the licensed site remediation professional (the “RAO”) and will require further environmental remediation or other action (a “RAO Trigger Event”), (v) upon the guarantors’ failure to maintain a combined net worth of $100,000,000 and a combined liquidity of $10,000,000, or (vi) if, as of the date occurring 12 months prior to the loan maturity date, the Hilton Woodcliff Lake Borrower has failed to enter into a replacement franchise agreement that extends at least five years beyond the term of the Hilton Woodcliff Lake Mortgage Loan or if the franchise agreement has otherwise terminated.

(2)	At loan origination, the Hilton Woodcliff Lake Borrower deposited $100,000 into a reserve for approximately 128% of the estimated cost necessary to complete work required by a property improvement plan. At loan origination, the Hilton Woodcliff Lake Borrower deposited $206,000 into a reserve to be used for immediate repairs identified by the franchisor required to be completed to bring the Hilton Woodcliff Lake Property in conformance with the franchisor’s requirements. At loan origination, the Hilton Woodcliff Lake Borrower deposited $167,676 into a reserve representing 200% of the estimated cost (excluding the amount already spent) to meet requirements of the NJDEP soil remediation standards and to obtain the state of New Jersey equivalent of a “no further action” letter. In the event of an RAO Trigger Event, excess cash flow will be deposited into a springing reserve on the first payment date following such RAO Trigger Event, for up to and including the sixth payment date following such RAO Trigger Event as security for the Hilton Woodcliff Lake Borrower’s compliance with its obligation to complete the environmental remediation work. At loan origination, the Hilton Woodcliff Lake Borrower deposited $500,000 into a reserve (the “Earnout Reserve”). On any date occurring at least 18 months after the loan origination date, the Hilton Woodcliff Lake Borrower will have the right to request that the lender release the funds in the Earnout Reserve, and the funds in the Earnout Reserve may be released provided that, at such time, (i) the debt yield is equal to or greater than twelve percent (12.0%), and (ii) no default or event of default shall exist and be continuing. The lender is only required to make one disbursement from the Earnout Reserve, and only upon request of the Hilton Woodcliff Lake Borrower at such time as all of the foregoing conditions are satisfied simultaneously.

(3)	Occupancy in 2014 was higher due to one-time/non-recurring group business from corporate, social, military, educational, religious, and fraternal groups. In addition, there was a PIP ongoing at the Hilton Woodcliff Lake Property during the majority of 2015 and 2016 with extensive renovations performed throughout the meeting and common areas and every guestroom was taken offline at various stages.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Hilton Woodcliff Lake Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $22,000,000, secured by a first priority fee mortgage encumbering a full service hospitality property located in Woodcliff Lake, Bergen County, New Jersey (the “Hilton Woodcliff Lake Property”) under the Hilton flag. The proceeds of the Hilton Woodcliff Lake Mortgage Loan were used to refinance an existing loan, fund upfront reserves, pay for closing costs and return $1,088,535 of equity to the Hilton Woodcliff Lake Borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 Tice Boulevard Woodcliff Lake, NJ 07677	Collateral Asset Summary – Loan No. 14 Hilton Woodcliff Lake	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,906,961 59.2% 1.61x 14.8%

The Borrower and the Sponsors. The borrower is CP Woodcliff Lakes, LLC (the “Hilton Woodcliff Lake Borrower”), a single-purpose Delaware limited liability company. The Hilton Woodcliff Lake Borrower is 100% owned by CSC Holdings, LLC and controlled by Columbia Sussex Corporation. Columbia Sussex Corporation and CSC Holdings, LLC are the sponsors and nonrecourse carve-out guarantors and are subject to a combined net worth and liquidity covenant of $100,000,000 and $10,000,000, respectively. Columbia Sussex Corporation is a privately owned hotel company founded by William J. Yung III in 1972. Columbia Sussex Corporation owns and operates all of its properties and its current portfolio consists of 39 Marriott, Hilton and Hyatt branded hotels with approximately 13,000 rooms.

The Property. The Hilton Woodcliff Lake Property was developed in 1980 and most recently renovated in 2016. The Hilton Woodcliff Lake Property is a 338-room, four-story, full service hotel situated on 20.1-acres. The sponsors purchased the Hilton Woodcliff Lake Property for $28.25 million in September 2014 and signed an agreement with Hilton to extend the franchise agreement expiration to September 2029. The Hilton Woodcliff Lake Property had been operating under a Hilton flag since its opening. As part of the franchise agreement, the sponsors completed a $5.4 million ($15,963/key) PIP in 2015 and 2016 which included upgrades to public spaces and meeting rooms, renovations to guest bedrooms and bathrooms, mechanical upgrades including new HVAC units in nearly all guestrooms and new fitness equipment. The completed PIP closely followed a $8.5 million renovation completed between 2011 and 2013 prior to the sponsors’ acquisition. Including the cost of the recently completed PIP, the sponsors’ total cost basis is approximately $33.6 million. Including the renovations completed by prior ownership, a total of $13.8 million of capital improvements have been spent on the Hilton Woodcliff Lake Property since 2011.

The Hilton Woodcliff Lake Property offers a variety of amenities including four restaurants, a gift shop, a business center, a fitness center, a spa, outdoor tennis, basketball and sand volleyball courts, a gazebo, and an indoor and outdoor pool. In addition, the Hilton Woodcliff Lake Property contains approximately 25,687 SF of flexibly configured meeting space, more than that of its competitors in the market. Guestrooms are equipped with flat-screen televisions, premium cable options, desk workspace, and granite countertops and vanities. Executive level guestrooms include a refrigerator and microwave. Guest suites have one or two bedrooms connected to a parlor room furnished with a dining table, separate sitting area and a wetbar.

Hilton Woodcliff Lake Market Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Hilton Woodcliff Lake(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	69.9%	$128.95	$90.11	67.8%	$138.85	$94.14	97.0%	107.7%	104.5%
2015	72.9%	$129.32	$94.31	64.6%	$131.96	$85.25	88.6%	102.0%	90.4%
1/31/2017 TTM	62.3%	$132.54	$82.53	49.5%	$150.61	$74.55	79.5%	113.6%	90.3%

(1)	Based on industry reports.

(2)	Based on underwritten operating statements.

The Market. The Hilton Woodcliff Lake Property is located in the Borough of Woodcliff Lake in Bergen County, New Jersey, less than one mile north of the Garden State Parkway, a major commuter highway which provides access to the immediate market area. In addition, Woodcliff Lake is served by the New Jersey Transit, with regular service to the primary New Jersey hubs such as Hoboken and Secaucus. Hoboken connects with the PATH (Port Authority Trains Hudson) subway system which travels into midtown and lower Manhattan and travels through Bergen County and into Rockland County, New York. The Hilton Woodcliff Lake Property is located at the intersection of Tice Boulevard and Chestnut Ridge Road. Chestnut Ridge Road is a four lane, north-south roadway which provides primary access to the subject neighborhood.

According the appraisal, Bergen County is one of the most affluent sections of New Jersey with many corporations choosing to be located there. Bergen County is home to a diverse mix of industries including but not limited to financial, consulting, and pharmaceuticals. The immediate neighborhood of the Hilton Woodcliff Lake Property is characterized mainly by office use, as to the north, east and west of the Hilton Woodcliff Lake Property is made up of office buildings, with residential uses to the south. The corporate presence that the Hilton Woodcliff Lake Property benefits from includes companies such as KPMG, Eisai Pharmaceuticals, BMW North America, Benjamin Moore, and Sharp. Furthermore, the subject neighborhood benefits from Tice’s Corner Marketplace, which is a 119,185 SF multi-tenant lifestyle shopping center located just one block east of the Hilton Woodcliff Lake Property with tenants including Apple, Pottery Barn, Victoria’s Secret, and Anthropologie.

Competitive properties to the Hilton Woodcliff Lake Property are shown in the table below:

Competitive Hotel Supply – Occupancy and Average Rate Comparison (Estimated)
Property	Rooms	Year Opened	2015 Occ.	2015 Average ADR	2015 RevPAR	2016 Occ.	2016 Average ADR	2016 RevPAR	% Change Occ.	% Change Average ADR	% Change RevPAR
Hilton Woodcliff Lake(1)	338	1980	64.6%	$131.96	$85.25	49.6%	$150.73	$74.76	-23.2%	14.2%	-12.3%
Doubletree Mahwah	139	1983	75.0%	$105.00	$78.75	67.0%	$110.00	$73.70	-10.7%	4.8%	-6.4%
Sheraton Hotel Mahwah	225	1987	73.0%	$135.00	$98.55	62.0%	$140.00	$86.80	-15.1%	3.7%	-11.9%
Courtyard Montvale	184	1973	76.0%	$140.00	$106.40	66.0%	$150.00	$99.00	-13.2%	7.1%	-7.0%
Marriott Park Ridge	289	1987	75.0%	$135.00	$101.25	64.0%	$150.00	$96.00	-14.7%	11.1%	-5.2%
Crowne Plaza Suffern Mahwah	230	1979	64.0%	$110.00	$70.40	52.0%	$115.00	$59.80	-18.8%	4.5%	-15.1%
Hilton Pearl River	150	1988	76.0%	$145.00	$110.20	69.0%	$155.00	$106.95	-9.2%	6.9%	-2.9%

Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 Tice Boulevard Woodcliff Lake, NJ 07677	Collateral Asset Summary – Loan No. 14 Hilton Woodcliff Lake	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,906,961 59.2% 1.61x 14.8%

(1)	Based on the underwritten operating statements.

Demand segments and amenities for the competitive properties to the Hilton Woodcliff Lake Property are shown in the table below:

Competitive Hotel Supply – Demand Segments
Property Name	Rooms	Commercial %	Meeting & Group %	Leisure %	Total Meeting Space (SF)	Restaurant	Lounge	Pool	Fitness Center	Business Center
Hilton Woodcliff Lake	338	55%	25%	20%	25,687	Y	Y	Y	Y	Y
Doubletree Mahwah	139	60%	20%	20%	5,350	Y	Y	Y	Y	Y
Sheraton Hotel Mahwah	225	55%	35%	10%	23,800	Y	Y	Y	Y	Y
Courtyard Montvale	184	60%	25%	15%	5,900	Y	Y	Y	Y	Y
Marriott Park Ridge	289	55%	25%	20%	18,000	Y	Y	Y	Y	Y
Crowne Plaza Suffern Mahwah	230	35%	45%	20%	22,600	Y	Y	Y	Y	Y
Hilton Pearl River	150	40%	35%	25%	18,200	Y	Y	Y	Y	Y

Source: Appraisal.

According to the appraisal, the largest demand driver for the Hilton Woodcliff Lake Property is commercial demand. Commercial demand in the subject market area is generated primarily by the wide variety of corporate tenants in the surrounding area. The largest generators of commercial room night demand in the area include: KPMG, Eisai (pharmaceutical), BMW North America, Perrilo Tours, Barr Pharmaceuticals, Benjamin Moore, and Teva Pharmaceuticals. Although a number of corporate tenants left the area in recent years, recent positive developments have occurred including Flight Centre, the Australian travel agency, and Sharp, the electronics company, recently relocating to within approximately 2.2-miles of the Hilton Woodcliff Lake Property. In addition, KPMG, located approximately 1-mile away, broke ground on an approximately 81,000 SF expansion of its existing 281,000 SF campus. Memorial Sloan Kettering recently expanded its operations into a site approximately 1.5-miles away with a 109,000 SF outpatient cancer treatment center, and approximately 120 employees. Tax credits offered by the New Jersey’s Grow New Jersey initiative help to draw businesses into the state of New Jersey and have promoted job creation and retention within the state by large companies including Verizon Communications and JP Morgan Chase Bank. As of 2015, 185 projects had been awarded Grow New Jersey tax credits totaling $3.5 billion.

According to the appraisal, the second largest demand driver for the Hilton Woodcliff Lake Property is meeting and group demand. Meeting and group demand in the Woodcliff Lake area is generated primarily by local businesses, and represents uses such as training sessions, small exhibits, product announcements, meetings and seminars. Non-commercial meetings, which include civic groups and professional societies, are a secondary source of meeting and group demand. Most of the meetings and conventions in the area are held at facilities in local hotels and motels. In addition, the Hilton Woodcliff Lake Property receives meeting and group demand from social, military, educational, religious, and fraternal groups, including sports teams, religious groups, or educational groups from local universities.

According to the appraisal, leisure demand is the smallest demand driver for the Hilton Woodcliff Lake Property. In the Woodcliff Lake area, most leisure demand is generated by people who are visiting friends and relatives, or those who are taking advantage of the numerous recreational opportunities and tourist attractions available in the area.

The appraiser did not identify any new supply under construction or proposed within the market area

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 Tice Boulevard Woodcliff Lake, NJ 07677	Collateral Asset Summary – Loan No. 14 Hilton Woodcliff Lake	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,906,961 59.2% 1.61x 14.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hilton Woodcliff Lake Property.

Cash Flow Analysis
	2014(1)	2015	1/31/2017 TTM	UW	UW per Room
Occupancy	67.8%	64.6%	49.5%	49.5%
ADR	$138.85	$131.96	$150.61	$150.61
RevPAR	$94.14	$85.25	$74.55	$74.55

Rooms Revenue(2)	$11,619,916	$10,514,939	$9,218,479	$9,197,474	$27,211
Food & Beverage(3)	$6,633,633	$5,680,059	$5,064,726	$5,064,726	$14,984
Other Income(4)	$317,058	$73,553	$127,345	$127,345	$377
Total Revenue	$18,570,607	$16,268,551	$14,410,550	$14,389,545	$42,573
Total Expenses	$15,308,024	$11,904,025	$10,917,315	$11,149,370	$32,986
Net Operating Income	$3,262,583	$4,364,526	$3,493,235	$3,240,175	$9,586
FF&E(5)	$742,824	$650,742	$576,422	$575,582	$1,703
Net Cash Flow	$2,519,759	$3,713,784	$2,916,813	$2,664,593	$7,883

NOI DSCR	1.97x	2.64x	2.11x	1.96x
NCF DSCR	1.52x	2.24x	1.76x	1.61x
NOI Debt Yield	14.9%	19.9%	15.9%	14.8%
NCF Debt Yield	11.5%	17.0%	13.3%	12.2%

(1)	The sponsors acquired the Hilton Woodcliff Lake Property in September 2014.
(2)	UW Rooms Revenue based on January 31, 2017 TTM occupancy of 49.5% and ADR of $150.61. Note that there was a PIP ongoing during the majority of 2015 and 2016 with extensive renovations performed throughout the meeting and common areas and every guestroom was taken offline in various stages.

(3)	UW Food & Beverage based on January 31, 2017 TTM.

(4)	UW Other Income based on January 31, 2017 TTM. Note the decrease in other income from 2014 to 2015 is due to a change in accounting practices between the sponsor and the prior owner.

(5)	Historical and UW FF&E figures are based on 4% of effective gross income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1351-1371 North McDowell Boulevard Petaluma, CA 94954	Collateral Asset Summary – Loan No. 15 Redwood Gateway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,400,000 59.5% 2.51x 12.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Petaluma, CA 94954
Original Balance:	$20,400,000			General Property Type:	Retail
Cut-off Date Balance:	$20,400,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.1%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2004-2006/N/A
Sponsors:	Wayne Cheng; The Cheng Family Trust u/t/d December 21, 2001			Size:	158,473 SF
				Cut-off Date Balance per SF:	$129
Mortgage Rate:	4.6200%			Maturity Date Balance per SF:	$129
Note Date:	4/13/2017			Property Manager:	Pacific Castle Management, Inc. (borrower affiliate)
First Payment Date:	6/5/2017
Maturity Date:	5/5/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$2,543,357
Prepayment Provisions:	LO (25); DEF (92); O (3)			UW NOI Debt Yield:	12.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	12.5%
Additional Debt Type:	N/A			UW NCF DSCR:	2.51x
Additional Debt Balance:	N/A			Most Recent NOI:	$2,678,740 (12/31/2016)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			2nd Most Recent NOI:	$2,821,564 (12/31/2015)
Reserves				3rd Most Recent NOI:	$2,601,141 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	93.2% (4/10/2017)
RE Tax:	$64,138	$32,069	N/A	2nd Most Recent Occupancy:	93.2% (12/31/2016)
Insurance:	$43,541	$3,433	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Replacements:	$0	$1,981	N/A	Appraised Value (as of)(3):	$34,270,000 (2/16/2017)
TI/LC(2):	$0	$9,905	$475,419	Cut-off Date LTV Ratio(3):	59.5%
Deferred Maintenance:	$7,188	N/A	N/A	Maturity Date LTV Ratio(3):	59.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,400,000	58.4%	Purchase Price:	$34,000,000	97.3%
Borrower Equity:	$14,537,198	41.6%	Reserves:	$114,866	0.3%
			Closing Costs:	$822,332	2.4%
Total Sources:	$34,937,198	100.0%	Total Uses:	$34,937,198	100.0%

(1)	The borrower may enter into a mezzanine loan secured by direct or indirect ownership interests in the borrower subject to the satisfaction of certain conditions, including: (i) a combined loan-to-value ratio not greater than 80.0%; (ii) a combined debt service coverage ratio not less than 1.30x; (iii) the execution of an intercreditor agreement acceptable to the lender; and (iv) receipt of a rating agency confirmation from Fitch, Moody’s and Kroll that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the UBS 2017-C1 Certificates.

(2)	If, at any time during the Redwood Gateway Mortgage Loan term, the balance of the TI/LC reserve falls below $237,710, monthly deposits of $9,905 are required to resume until the cap is met.

(3)	The appraisal concluded an As Stabilized value of $35,500,000 as of August 16, 2017. The Cut-off Date and Maturity Date LTV Ratio based on the As Stabilized value is 57.5%.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Redwood Gateway Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $20,400,000, and is secured by a first priority fee mortgage encumbering a 158,473 SF anchored retail center located in Petaluma, California (the “Redwood Gateway Property”). The proceeds of the Redwood Gateway Mortgage Loan, together with $14,537,198 of borrower equity were used to acquire the Redwood Gateway Property, fund upfront reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is Pacific Castle Redwood, LLC, a single-purpose Delaware limited liability company structured to be bankruptcy remote, with one independent director. The nonrecourse carve-out guarantors are Wayne Cheng and The Cheng Family Trust u/t/d December 21, 2001. Since 1992, Mr. Cheng has been the founder, principal shareholder, director and an executive officer of various affiliates of Pacific Castle, which have acquired numerous properties with a market value in excess of $500.0 million. Affiliates of Pacific Castle currently own and/or manage a portfolio of premier shopping centers in the western United States. The total portfolio is comprised of nearly 2 million SF.

The Property. The Redwood Gateway Property is a 158,473 SF anchored retail center located in Petaluma, Sonoma County, California, approximately 25.0 miles north of San Francisco. The Redwood Gateway Property consists of 6 buildings built between 2004 and 2006. Situated on a 16.2-acre site, the Redwood Gateway Property has approximately 790 surface parking spaces (5.0 per 1,000 SF). The Redwood Gateway Property is 93.2% occupied as of April 10, 2017 and consists of one big box space, which is leased to Kohl’s (55.8% of NRA; 54.1% of underwritten rent) on a ground lease and three junior anchor spaces, two of which are leased by Michaels (15.3% of NRA; 15.1% of underwritten rent) and Tuesday Morning (10.6% of NRA; 7.4% of underwritten rent), while the third junior anchor space consisting of 10,800 SF (6.8% of NRA) is currently vacant. There are also two buildings containing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1351-1371 North McDowell Boulevard Petaluma, CA 94954	Collateral Asset Summary – Loan No. 15 Redwood Gateway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,400,000 59.5% 2.51x 12.5%

in-line tenants comprising 18,236 SF that are fully leased to ten tenants. Since 2006, the Redwood Gateway Property has had an average occupancy of 96.7%.

Major Tenants.

Kohl’s (88,408 SF, 55.8% of NRA, 54.1% of underwritten rent). Founded in 1962, Kohl’s is an American department store retailer that sells an assortment of home goods, appliances, furniture, clothing, shoes, jewelry, and active wear. Headquartered in Menomonee Falls, Wisconsin, a suburb of Milwaukee, the company currently operates 1,166 stores across 49 states, in addition to its e-commerce platform, employs approximately 138,000 associates, and generated approximated $18.7 billion in annual sales for fiscal year 2016. Kohl’s went public in 1992 and is traded on the New York Stock Exchange under the ticker symbol KSS. Kohl’s has been the anchor at the Redwood Gateway Property since 2004 and occupies 88,408 SF under a ground lease expiring in January 2030. Under its current lease, Kohl’s $16.70 PSF in base rent and reimburses its pro rata share of certain common area expenses, including janitorial, repairs & maintenance, landscaping, utilities, and parking lot related expenses. Kohl’s has eight five-year renewal options remaining and no termination options.

Michaels (24,247 SF, 15.3% of NRA, 15.1% of underwritten rent). Headquartered in Dallas, Texas, Michaels is the largest arts and crafts specialty retailer in North America and is traded on the NASDAQ. Michaels carries a broad and deep assortment of approximately 33,000 stock-keeping units (“SKUs”) in arts, crafts, scrapbooking, floral, framing, home décor, seasonal offerings, and children’s hobbies that enables the company to satisfy the diverse needs of its customers. Michaels also carries private branded products, which represented approximately 57.0% of net sales in fiscal year 2016, which are only available at Michaels’ stores. With 1,367 stores (1,223 Michaels, 109 Aaron stores and 35 Pat Catan’s stores) in 49 states and Canada, Michaels generated approximately $5.2 billion in sales in fiscal year 2016. Michaels has been a junior anchor at the Redwood Gateway Property since February 2006 and currently occupies 24,247 SF under a lease expiring in February 2026. Under its current lease, Michaels pays $17.00 PSF in base rent and reimburses its pro-rata share of several common area expenses, including janitorial, repairs & maintenance, landscaping, utilities, and parking lot related expenses. Michaels has three five-year renewal options remaining, no termination options and a co-tenancy clause providing that the space currently operated by Kohl’s must continue to be operated by an anchor tenant, which is defined as a tenant that operates at least 20 high quality retail stores either regionally or domestically that are comparably sized to the Kohl’s space.

Tuesday Morning (16,782 SF, 10.6% of NRA, 7.4% of underwritten rent). Tuesday Morning is an American discount retailer specializing in domestic and international, designer and name-brand closeout merchandise. Founded in 1974 in Dallas, Tuesday Morning opened its first permanent store location in Texas in 1979. Tuesday Morning went public in 1984 and currently operates 751 stores nationally. It is currently traded on the NASDAQ under the ticker symbol TUES. Tuesday Morning has been a junior anchor at the Redwood Gateway Property since August 2015, currently occupies 16,782 SF under a lease expiring in January 2021, pays a current rental rate of $12.00 PSF in base rent and reimburses its pro-rata share of several common area expenses, including janitorial, repairs & maintenance, landscaping, utilities, and parking lot related expenses. Tuesday Morning has two five-year renewal options remaining and no termination options.

The following table presents certain information relating to the leases at the Redwood Gateway Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Anchor/Major Tenants
Kohl’s	BBB/Baa2/BBB-	88,408	55.8%	$1,475,980	54.1%	$16.70	1/31/2030
Michaels	NR/Ba2/BB-	24,247	15.3%	$412,199	15.1%	$17.00	2/28/2026
Tuesday Morning	NR/NR/NR	16,782	10.6%	$201,384	7.4%	$12.00	1/31/2021
Subtotal/Wtd. Avg.		129,437	81.7%	$2,089,563	76.6%	$16.14

Other Tenants		18,236	11.5%	$637,759	23.4%	$34.97
Vacant		10,800	6.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		158,473	100.0%	$2,727,322	100.0%	$18.47

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1351-1371 North McDowell Boulevard Petaluma, CA 94954	Collateral Asset Summary – Loan No. 15 Redwood Gateway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,400,000 59.5% 2.51x 12.5%

The following table presents certain information relating to the lease rollover schedule at the Redwood Gateway Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	1	1,400	$35.10	0.9%	0.9%	$49,142	1.8%	1.8%
2019	1	1,156	$33.00	0.7%	1.6%	$38,148	1.4%	3.2%
2020	2	5,956	$33.11	3.8%	5.4%	$197,222	7.2%	10.4%
2021	7	26,506	$20.92	16.7%	22.1%	$554,631	20.3%	30.8%
2022	0	0	$0.00	0.0%	22.1%	$0	0.0%	30.8%
2023	0	0	$0.00	0.0%	22.1%	$0	0.0%	30.8%
2024	0	0	$0.00	0.0%	22.1%	$0	0.0%	30.8%
2025	0	0	$0.00	0.0%	22.1%	$0	0.0%	30.8%
2026	1	24,247	$17.00	15.3%	37.4%	$412,199	15.1%	45.9%
2027	0	0	$0.00	0.0%	37.4%	$0	0.0%	45.9%
2028 & Beyond	1	88,408	$16.70	55.8%	93.2%	$1,475,980	54.1%	100.0%
Vacant	0	10,800	$0.00	6.8%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	13	158,473	$18.47	100.0%		$2,727,322	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Redwood Gateway Property is located in Petaluma, Sonoma County, California, approximately 25.0 miles north of San Francisco. Sonoma County is a premier destination for wine tourism and restorative care and is an emerging hub for visual and graphic design. The subject neighborhood is a mixture of commercial, agricultural and residential development. The Redwood Gateway Property is located within close proximity to U.S. Highway 101 and primary access to Petaluma is provided by Redwood Highway. The Redwood Gateway Property is located at the intersection of U.S. Highway and East Washington Street with freeway visibility, in close proximity to Regency Centers which is a 380,000 SF Target anchored power center, including 80,000 SF of shops, restaurants and office space.

According to the appraisal, the estimated 2016 population within a one-, three- and five-mile radius of the Redwood Gateway Property is 2,028, 36,942 and 100,167, respectively. The radii have shown moderate growth since 2000 and are projected to grow at average annual rates of 0.7%, 0.8% and 0.7%, respectively, through 2021. The estimated 2016 average household income within a one-, three- and five-mile radius of the Redwood Gateway Property is $92,631, $96,812 and $95,557, respectively.

According to the appraisal, the Redwood Gateway Property is part of the Petaluma submarket in the Santa Rosa area the overall Marin/Sonoma retail market. As of the fourth quarter of 2016 the North Bay/Santa Rosa retail overall vacancy rate was 4.1% and the average rental rates were $23.45 PSF. The total retail inventory in the North Bay/Santa Rosa market area amounted to 65,481,757 SF in 6,746 buildings and 548 centers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1351-1371 North McDowell Boulevard Petaluma, CA 94954	Collateral Asset Summary – Loan No. 15 Redwood Gateway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,400,000 59.5% 2.51x 12.5%

The following table presents leasing data at certain retail competitive properties with respect to the Redwood Gateway Property:

Competitive Property Summary
Property Location	Year Built	Tenant	Lease Area (SF)	Lease Date	Lease Term	Base Rent PSF	Lease Type
Redwood Gateway Property 1351-1371 North McDowell Boulevard Petaluma, CA	2004-2006	Tuesday Morning	16,782	Aug-15	5.5 yrs	$12.00	Net
East Washington Place 401 Kenilworth Drive, Petaluma, CA	2013	Postnet	1,000	Apr-17	5.0 yrs	$36.00	NNN
East Washington Place 401 Kenilworth Drive, Petaluma, CA	2013	TJ Maxx	46,000	Aug-13	10.0 yrs	$23.04	NNN
East Washington Place 401 Kenilworth Drive, Petaluma, CA	2013	Dick’s Sporting Goods	50,000	Aug-13	10.0 yrs	$17.04	NNN
North Bay Centre 6311-6585 Commerce Boulevard, Rohnert Park, CA	1980	Grocery Outlet	29,716	May-17	10.0 yrs	$20.28	NNN
Deer Creek Village SWC McDowell Blvd. & Rainier Ave., Petaluma, CA	2014	Rubio’s	2,500	Aug-16	10.0 yrs	$39.96	NNN
Deer Creek Village SWC McDowell Blvd. & Rainier Ave., Petaluma, CA	2014	One Whirld	1,260	Jul-16	10.0 yrs	$36.96	NNN
Deer Creek Village SWC McDowell Blvd. & Rainier Ave., Petaluma, CA	2014	Urgent Care	5,000	Mar-16	10.0 yrs	$39.96	NNN
Deer Creek Village SWC McDowell Blvd. & Rainier Ave., Petaluma, CA	2014	Mary’s Pizza	4,300	May-14	5.0 yrs	$30.00	NNN
Petaluma Town Center 200 C Street, 5 and 25 Petaluma Boulevard, Petaluma, CA	1940	First Community Bank	3,142	Jul-15	5.0 yrs	$33.00	NNN
River Park Shopping Center 1203-1683 West Imola Avenue, Napa, CA	1972	Wah Sing Restaurant	2,200	Jan-17	10.0 yrs	$30.00	NNN
River Park Shopping Center 1203-1683 West Imola Avenue, Napa, CA	1972	Happy Donut Tree	876	Nov-16	10.0 yrs	$30.00	NNN
River Park Shopping Center 1203-1683 West Imola Avenue, Napa, CA	1972	Grocery Outlet	17,640	Apr-16	10.0 yrs	$19.32	NNN
Folsom Gateway Center 2405-2495 Iron Point Road, Folsom, CA	2006	Best Buy	30,054	Feb-15	7.0 yrs	$14.40	NNN
Fry’s Electronics 1695 Willow Pass Road, Concord, CA	1979	Fry’s Electronics	104,160	Jun-15	10.0 yrs	$11.28	NNN

Source: Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1351-1371 North McDowell Boulevard Petaluma, CA 94954	Collateral Asset Summary – Loan No. 15 Redwood Gateway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,400,000 59.5% 2.51x 12.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Redwood Gateway Property:

Cash Flow Analysis
	2013	2014	2015	2016	UW	UW PSF
Base Rent(1)	$2,584,152	$2,629,570	$2,863,215	$2,766,839	$2,941,163	$18.56
Percentage Rent(2)	$111,463	$95,124	$54,362	$0	$0	$0.00
Total Recoveries(3)	$457,179	$471,817	$559,493	$600,880	$648,073	$4.09
Other Income	$750	$718	$1,279	$6,629	$0	$0.00
Less Vacancy & Credit Loss	($3,783)	$0	$1,025	$384	($213,840)	($1.35)
Effective Gross Income	$3,149,762	$3,197,228	$3,479,376	$3,374,731	$3,375,396	$21.30
Total Operating Expenses	$585,213	$596,087	$657,811	$695,991	$832,039	$5.25
Net Operating Income	$2,564,548	$2,601,141	$2,821,564	$2,678,740	$2,543,357	$16.05
Capital Expenditures	$0	$0	$0	$0	$23,771	$0.15
TI/LC	$0	$0	$0	$0	$118,855	$0.75
Net Cash Flow	$2,564,548	$2,601,141	$2,821,564	$2,678,740	$2,400,731	$15.15

Occupancy %	99.0%	99.4%	100.0%	93.2%	93.2%(4)
NOI DSCR	2.68x	2.72x	2.95x	2.80x	2.66x
NCF DSCR	2.68x	2.72x	2.95x	2.80x	2.51x
NOI Debt Yield	12.6%	12.8%	13.8%	13.1%	12.5%
NCF Debt Yield	12.6%	12.8%	13.8%	13.1%	11.8%

(1)	UW Base Rent includes $213,840 of grossed up vacant space, also includes rent steps through March 2018, totaling $14,303 and include a mark-to-market adjustment based on the appraiser’s concluded market rent totaling $13,548.

(2)	Flowering Tea House, Cellular World, Juice Shack, Michaels, Taqueria El Gallo, Gohan Japanese Restaurant, Cigarettes Cheaper and Beyond the Glory have breakpoints ranging from 3%-5%, due to the variability of this income, no percentage rent has been underwritten.

(3)	All tenants reimburse on a NNN basis, inclusive of administration fees ranging from 4% to 15%.

(4)	Occupied as of April 10, 2017. Vacancy underwritten to 6.0% based on actual in-place vacancy grossed up to market rents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C1

TRANSACTION CONTACT INFORMATION

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

UBS Securities LLC

David Schell	Tel. (212) 713-3375

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

SG Americas Securities, LLC

Adam Ansaldi	Tel. (212) 278-6126

Jim Barnard	Tel. (212) 278-6263

Warren Geiger	Tel. (212) 278-5692

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.